As filed with the Securities and Exchange Commission on July 28, 2010

File No. 811-05028

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	☒

Amendment No. 229	☒

PIMCO Funds

(Exact name of Registrant as Specified in Charter)

840 Newport Center Drive

Newport Beach, California 92660

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including area code:

(866) 746-2606

Robert W. Helm, Esq. Dechert LLP 1775 I Street, N.W. Washington, D.C. 20006	Brent R. Harris Pacific Investment Management Company LLC 840 Newport Center Drive Newport Beach, California 92660
(Name and Address of Agent for Service)

It is intended that this filing will become effective immediately upon filing in accordance with Section 8 of the Investment Company Act of 1940 and the rules thereunder.

EXPLANATORY NOTE

This Amendment No. 229 to the Registration Statement of PIMCO Funds (the “Trust” or the “Registrant”) on Form N-1A (File No. 811-05028) (the “Registration Statement”) is being filed to make non-material changes to the Offering Memoranda of the Private Account Portfolio Series, each dated July 31, 2010 and to the Offering Memorandum Supplements to the Trust’s Private Account Portfolio Series, each dated July 31, 2010.

The shares of beneficial interest in the Private Account Portfolio Series are not registered under the Securities Act of 1933, as amended (the “1933 Act”) because such shares will be issued by the Registrant solely in private placement transactions that do not involve any “public offering” within the meaning of the 1933 Act. Shares of the Private Account Portfolio Series may be purchased only by clients of Pacific Investment Management Company LLC, including separately managed private accounts and investment companies registered under the Investment Company Act of 1940, as amended (the “1940 Act”) and other funds, who are “accredited investors,” as defined in Regulation D under the 1933 Act, and either (i) “qualified purchasers,” as defined for purposes of Section 3(c)(7) of the 1940 Act, or (ii) “qualified institutional buyers,” as defined in Rule 144A(a)(1) under the 1933 Act. Shares of the Private Account Portfolio Series may also be purchased by certain investors outside of the United States consistent with applicable regulatory requirements. This Amendment is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the 1933 Act.

PIMCO Funds

Offering Memorandum

JULY 31, 2010

Private Account Portfolio Series

SHORT TERM PORTFOLIOS

PIMCO Short-Term Portfolio

PIMCO Short-Term Floating NAV Portfolio II

US GOVERNMENT PORTFOLIOS

PIMCO U.S. Government Sector Portfolio

PIMCO U.S. Government Sector Portfolio II

MORTGAGE PORTFOLIOS

PIMCO Mortgage Portfolio

PIMCO Mortgage Portfolio II

ASSET-BACKED PORTFOLIOS

PIMCO Asset-Backed Securities Portfolio

PIMCO Asset-Backed Securities Portfolio II

CORPORATE PORTFOLIOS

PIMCO Investment Grade Corporate Portfolio

PIMCO High Yield Portfolio

PIMCO Long Duration Corporate Bond Portfolio

MUNICIPAL PORTFOLIO

PIMCO Municipal Sector Portfolio

INTERNATIONAL PORTFOLIOS

PIMCO International Portfolio

PIMCO Emerging Markets Portfolio

PIMCO Developing Local Markets Portfolio

SPECIALTY PORTFOLIO

PIMCO Real Return Portfolio

This cover is not part of the Offering Memorandum. The Portfolios issue shares only in private placement transactions in accordance with Regulation D or other applicable exemptions under the Securities Act of 1933, as amended (the ‘‘Securities Act’’). The enclosed Offering Memorandum is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act. This Offering Memorandum is intended for use only by the person to whom it has been issued. Reproduction of this Offering Memorandum is prohibited. The Securities and Exchange Commission has not approved or disapproved these securities, or determined if this Offering Memorandum is truthful or complete. Any representation to the contrary is a criminal offense.

July 31, 2010

PIMCO Asset-Backed Securities Portfolio

INVESTMENT OBJECTIVE

The Portfolio seeks maximum total return, consistent with prudent investment management.

PRINCIPAL INVESTMENT STRATEGIES

The Portfolio seeks to achieve its investment objective by investing under normal circumstances at least 80% of its assets in a portfolio of asset-backed securities of varying maturities, which may be represented by options, futures contracts, or swap agreements. Assets not invested in asset-backed securities may be invested in other types of Fixed Income Instruments. “Fixed Income Instruments” includes, bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public- or private-sector entities. Generally, such investments will be used to cover forward exposure and have an aggregate duration that normally will not exceed one year. Duration is a measure of the expected life of a fixed income security that is used to determine the sensitivity of a security’s price to changes in interest rates.

The average duration of the Portfolio varies based on the strategy currently being used by Pacific Investment Management Company LLC (“PIMCO”) in managing the assets of the Portfolio within the overall PIMCO private account management program.

The Portfolio may invest only in investment grade securities. The Portfolio may invest in securities of non-U.S. issuers only if the securities are U.S. dollar-denominated. The Portfolio may not invest in securities of issuers that are economically tied to emerging market countries.

The Portfolio is non-diversified, which means that it may invest its assets in a smaller number of issuers than a diversified Portfolio.

The Portfolio may purchase investments on an extended settlement basis. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls). The Portfolio may also invest up to 10% of its total assets in preferred stocks.

It is possible to lose money on investments in the Portfolio. An investment in the Portfolio is not a deposit of a bank and is not guaranteed or insured by the Federal Deposit Insurance Corporation or any other government agency.

INVESTMENT ADVISER/PORTFOLIO MANAGER

PIMCO serves as the investment adviser for the Portfolio. The Portfolio is managed by Daniel J. Ivascyn. Mr. Ivascyn is Managing Director of PIMCO and he has managed the Portfolio since October 2000.

OTHER IMPORTANT INFORMATION REGARDING PORTFOLIO SHARES

For important information about purchase and sale of Portfolio shares and tax information, please turn to the “Summary of Other Important Information Regarding Portfolio Shares” section on page 17 of this Offering Memorandum.

1

July 31, 2010

PIMCO Asset-Backed Securities Portfolio II

INVESTMENT OBJECTIVE

The Portfolio seeks maximum total return, consistent with prudent investment management.

PRINCIPAL INVESTMENT STRATEGIES

The Portfolio seeks to achieve its investment objective by investing under normal circumstances at least 80% of its assets in a portfolio of asset-backed securities of varying maturities, which may be represented by options, futures contracts, or swap agreements. Assets not invested in asset-backed securities may be invested in other types of Fixed Income Instruments. “Fixed Income Instruments” includes, bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public- or private-sector entities. Generally, such investments will be used to cover forward exposure and have an aggregate duration that normally will not exceed one year. Duration is a measure of the expected life of a fixed income security that is used to determined the sensitivity of a security’s price to changes in interest rates.

The average duration of the Portfolio varies based on the strategy currently being used by Pacific Investment Management Company LLC (“PIMCO”) in managing the assets of the Portfolio within the overall PIMCO private account management program.

The Portfolio invests primarily in investment grade securities, but may invest up to 15% of its total assets in high yield securities (“junk bonds”) rated B or higher by Moody’s, or equivalently rated by S&P or Fitch, or, if unrated, determined by PIMCO to be of comparable quality.

The Portfolio may invest up to 20% of its total assets in securities denominated in non-U.S. currencies, and may invest beyond this limit in U.S. dollar-denominated securities of non-U.S. issuers. The Portfolio will normally hedge its exposure to non-U.S. currencies to reduce the risk of loss due to fluctuations in exchange rates.

The Portfolio is non-diversified, which means that it may invest its assets in a smaller number of issuers than a diversified Portfolio.

The Portfolio may purchase instruments on an extended settlement basis. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls). The Portfolio may also invest up to 10% of its total assets in preferred stocks.

It is possible to lose money on investments in the Portfolio. An investment in the Portfolio is not a deposit of a bank and is not guaranteed or insured by the Federal Deposit Insurance Corporation or any other government agency.

INVESTMENT ADVISER/PORTFOLIO MANAGER

PIMCO serves as the investment adviser for the Portfolio. The Portfolio is managed by Daniel J. Ivascyn. Mr. Ivascyn is a Managing Director of PIMCO and he will manage the Portfolio as of its inception.

OTHER IMPORTANT INFORMATION REGARDING PORTFOLIO SHARES

For important information about purchase and sale of Portfolio shares and tax information, please turn to the “Summary of Other Important Information Regarding Portfolio Shares” section on page 17 of this Offering Memorandum.

2

July 31, 2010

PIMCO Developing Local Markets Portfolio

INVESTMENT OBJECTIVE

The Portfolio seeks maximum total return, consistent with preservation of capital and prudent investment management.

PRINCIPAL INVESTMENT STRATEGIES

The Portfolio seeks to achieve its investment objective by investing under normal circumstances at least 80% of its assets in currencies of, or in Fixed Income Instruments denominated in the currencies of, developing markets. “Fixed Income Instruments” includes, bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public- or private-sector entities. The Portfolio defines a “developing market” as any non-U.S. country, excluding those countries that have been classified by the World Bank as high-income OECD economies for the past five consecutive years. The Portfolio’s investments in currencies or Fixed Income Instruments may be represented by forwards or derivatives such as options, futures contracts, or swap agreements. The Portfolio may, but is not required to, hedge its exposure to non-U.S. currencies. Assets not invested in currencies or securities denominated in currencies of non-U.S. countries described above may be invested in other types of Fixed Income Instruments.

The Portfolio may invest in the currencies and Fixed Income Instruments of emerging market countries. Pacific Investment Management Company LLC (“PIMCO”) has broad discretion to identify countries that it considers to qualify as emerging markets. In making investments in emerging market securities, the Portfolio emphasizes those countries with relatively low gross national product per capita and with the potential for rapid economic growth. Emerging market countries are generally located in Asia, Africa, the Middle East, Latin America and Eastern Europe. PIMCO will select the country and currency composition based on its evaluation of relative interest rates, inflation rates, exchange rates, monetary and fiscal policies, trade and current account balances, and any other specific factors it believes to be relevant. The Portfolio may invest in securities whose return is based on the return of an emerging market, such as a derivative instrument, rather than investing directly in securities of issuers from emerging markets.

The average duration of the Portfolio varies based on the strategy currently being used by PIMCO in managing the assets of the Portfolio within the overall PIMCO private account management program. Duration is a measure of the expected life of a fixed income security that is used to determine the sensitivity of a security’s price to changes in interest rates.

The Portfolio may invest substantially all of its assets in high yield securities (“junk bonds”) rated Caa or higher by Moody’s, or equivalently rated by S&P or Fitch, or, if unrated, determined by PIMCO to be of comparable quality, subject to a maximum of 10% of total assets in securities rated Caa. The Portfolio is non-diversified, which means it may invest its assets in a smaller number of issuers than a diversified Portfolio.

The Portfolio may purchase instruments on an extended settlement basis. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase or sale contracts or by using other investment techniques (such as buy backs or dollar rolls). The Portfolio may also invest up to 10% of its total assets in preferred stocks.

It is possible to lose money on investments in the Portfolio. An investment in the Portfolio is not a deposit of a bank and is not guaranteed or insured by the Federal Deposit Insurance Corporation or any other government agency.

INVESTMENT ADVISER/PORTFOLIO MANAGER

PIMCO serves as the investment adviser for the Portfolio. The Portfolio is managed by Guillermo Ossés. Mr. Ossés is an Executive Vice President of PIMCO and he has managed the Portfolio since April 2009.

OTHER IMPORTANT INFORMATION REGARDING PORTFOLIO SHARES

For important information about purchase and sale of Portfolio shares and tax information, please turn to the “Summary of Other Important Information Regarding Portfolio Shares” section on page 17 of this Offering Memorandum.

3

July 31, 2010

PIMCO Emerging Markets Portfolio

INVESTMENT OBJECTIVE

The Portfolio seeks maximum total return, consistent with prudent investment management.

PRINCIPAL INVESTMENT STRATEGIES

The Portfolio seeks to achieve its investment objective by investing under normal circumstances at least 80% of its assets in a portfolio of Fixed Income Instruments that economically are tied to emerging market countries, which may be represented by options, futures contracts, swap agreements, or mortgage- or asset-backed securities. “Fixed Income Instruments” includes, bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public- or private-sector entities. Pacific Investment Management Company LLC (“PIMCO”) generally considers an instrument to be economically tied to an emerging market country if the issuer or guarantor is a government of an emerging market country (or any political subdivision, agency, authority or instrumentality of such government), if the issuer or guarantor is organized under the laws of an emerging market country, or if the currency of settlement of the security is a currency of an emerging market country. With respect to derivative instruments, PIMCO generally considers such instruments to be economically tied to emerging market countries if the underlying assets are currencies of emerging market countries (or baskets or indexes of such currencies), or instruments or securities that are issued or guaranteed by governments of emerging market countries or by entities organized under the laws of emerging market countries.

PIMCO has broad discretion to identify countries that it considers to qualify as emerging markets. In making investments in emerging market securities, the Portfolio emphasizes those countries with relatively low gross national product per capita and with the potential for rapid economic growth. Emerging market countries are generally located in Asia, Africa, the Middle East, Latin America and Eastern Europe. PIMCO will select the country and currency composition based on its evaluation of relative interest rates, inflation rates, exchange rates, monetary and fiscal policies, trade and current account balances, and any other specific factors it believes to be relevant. The Portfolio may invest in securities whose return is based on the return of an emerging market, such as a derivative instrument, rather than investing directly in securities of issuers from emerging markets.

The average duration of the Portfolio varies based on the strategy currently being used by PIMCO in managing the assets of the Portfolio within the overall PIMCO private account management program. Duration is a measure of the expected life of a fixed income security that is used to determine the sensitivity of a security’s price to changes in interest rates.

The Portfolio may invest substantially all of its assets in high yield securities (“junk bonds”) rated B or higher by Moody’s, or equivalently rated by S&P or Fitch, or, if unrated, determined by PIMCO to be of comparable quality, subject to a maximum of 25% of its total assets in securities rated B. The Portfolio is non-diversified, which means that it may invest its assets in a smaller number of issuers than a diversified Portfolio.

The Portfolio may purchase instruments on an extended settlement basis. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls). The Portfolio may also invest up to 10% of its total assets in preferred stocks.

It is possible to lose money on investments in the Portfolio. An investment in the Portfolio is not a deposit of a bank and is not guaranteed or insured by the Federal Deposit Insurance Corporation or any other government agency.

INVESTMENT ADVISER/PORTFOLIO MANAGER

PIMCO serves as the investment adviser for the Portfolio. The Portfolio is managed by Guillermo Ossés. Mr. Ossés is an Executive Vice President of PIMCO and he has managed the Portfolio since April 2009.

OTHER IMPORTANT INFORMATION REGARDING PORTFOLIO SHARES

For important information about purchase and sale of Portfolio shares and tax information, please turn to the “Summary of Other Important Information Regarding Portfolio Shares” section on page 17 of this Offering Memorandum.

4

July 31, 2010

PIMCO High Yield Portfolio

INVESTMENT OBJECTIVE

The Portfolio seeks maximum total return, consistent with prudent investment management.

PRINCIPAL INVESTMENT STRATEGIES

The Portfolio seeks to achieve its investment objective by investing under normal circumstances at least 80% of its assets in a diversified portfolio of high yield securities (“junk bonds”), which may be represented by forwards or derivatives such as options, futures contracts, or swap agreements, rated below investment grade by Moody’s, or equivalently rated by S&P or Fitch, or, if unrated, determined by Pacific Investment Management Company LLC (“PIMCO”) to be of comparable quality. The Portfolio may invest up to 20% of its total assets in securities rated below B by Moody’s, or equivalently rated by S&P or Fitch, or, if unrated, determined by PIMCO to be of comparable quality. Assets not invested in high yield securities may be invested in investment grade Fixed Income Instruments. “Fixed Income Instruments” includes, bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public- or private-sector entities.

The average duration of the Portfolio varies based on the strategy currently being used by PIMCO in managing the assets of the Portfolio within the overall PIMCO private account management program. Duration is a measure of the expected life of a fixed income security that is used to determine the sensitivity of a security’s price to changes in interest rates.

The Portfolio may invest up to 15% of its total assets in euro-denominated securities and may invest without limit in U.S. dollar-denominated securities of foreign issuers. The Portfolio will normally limit its foreign currency exposure (from non-U.S. dollar-denominated securities or currencies) to 20% of its total assets. The Portfolio may invest up to 10% of its total assets in securities and instruments that are economically tied to emerging market countries.

The Portfolio may invest, without limitation, in derivative instruments, such as options, futures contracts, or swap agreements, subject to applicable law and any other limitations described in this Offering Memorandum or the Offering Memorandum Supplement, and may purchase instruments on an extended settlement basis. The Portfolio may invest all of its assets in mortgage- or asset-backed securities. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls). The Portfolio may also invest up to 10% of its total assets in preferred stocks.

It is possible to lose money on investments in the Portfolio. An investment in the Portfolio is not a deposit of a bank and is not guaranteed or insured by the Federal Deposit Insurance Corporation or any other government agency.

INVESTMENT ADVISER/PORTFOLIO MANAGER

PIMCO serves as the investment adviser for the Portfolio. The Portfolio is managed by Christian Stracke. Mr. Stracke is a Managing Director of PIMCO and he has managed the Portfolio since June 2010.

OTHER IMPORTANT INFORMATION REGARDING PORTFOLIO SHARES

For important information about purchase and sale of Portfolio shares and tax information, please turn to the “Summary of Other Important Information Regarding Portfolio Shares” section on page 17 of this Offering Memorandum.

5

July 31, 2010

PIMCO International Portfolio

INVESTMENT OBJECTIVE

The Portfolio seeks maximum total return, consistent with prudent investment management.

PRINCIPAL INVESTMENT STRATEGIES

The Portfolio seeks to achieve its investment objective by investing under normal circumstances at least 80% of its net assets in a portfolio of Fixed Income Instruments of non-U.S. issuers, representing at least three non-U.S. countries or currencies, which may be represented by options, futures contracts, swap agreements, or mortgage- or asset-backed securities. “Fixed Income Instruments” includes, bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public- or private-sector entities. These securities may be denominated in non-U.S. currencies, baskets of non-U.S. currencies, or the U.S. dollar. The Portfolio may invest up to 10% of its total assets in securities and instruments that are economically tied to emerging market countries. The Portfolio will normally limit its foreign currency exposure (from non-U.S. dollar-denominated securities or currencies) to 25% of its total assets. Assets not invested in non-U.S. Fixed Income Instruments may be invested in U.S. Fixed Income Instruments.

Pacific Investment Management Company LLC (“PIMCO”) selects the Portfolio’s non-U.S. country and currency compositions based on an evaluation of relative interest rates, exchange rates, monetary and fiscal policies, trade and current account balances, and any other factors PIMCO believes to be relevant.

The average duration of the Portfolio varies based on the strategy currently being used by PIMCO in managing the assets of the Portfolio within the overall PIMCO private account management program. Duration is a measure of the expected life of a fixed income security that is used to determine the sensitivity of a security’s price to changes in interest rates.

The Portfolio may invest only in investment grade securities. The Portfolio is non-diversified, which means that it may invest its assets in a smaller number of issuers than a diversified Portfolio.

The Portfolio may purchase instruments on an extended settlement basis. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls). The Portfolio may also invest up to 10% of its total assets in preferred stocks.

It is possible to lose money on investments in the Portfolio. An investment in the Portfolio is not a deposit of a bank and is not guaranteed or insured by the Federal Deposit Insurance Corporation or any other government agency.

INVESTMENT ADVISER/PORTFOLIO MANAGER

PIMCO serves as the investment adviser for the Portfolio. The Portfolio’s portfolio is managed by Scott Mather. Mr. Mather is a Managing Director of PIMCO and he has managed the Portfolio since February 2008.

OTHER IMPORTANT INFORMATION REGARDING PORTFOLIO SHARES

For important information about purchase and sale of Portfolio shares and tax information, please turn to the “Summary of Other Important Information Regarding Portfolio Shares” section on page 17 of this Offering Memorandum.

6

July 31, 2010

PIMCO Investment Grade Corporate Portfolio

INVESTMENT OBJECTIVE

The Portfolio seeks maximum total return, consistent with prudent investment management.

PRINCIPAL INVESTMENT STRATEGIES

The Portfolio seeks to achieve its investment objective by investing under normal circumstances at least 80% of its assets in a portfolio of investment grade corporate fixed income investments of varying maturities, which may be represented by options, futures contracts, or swap agreements.

Assets not invested in corporate fixed income securities may be invested in other types of Fixed Income Instruments. “Fixed Income Instruments” includes, bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public- or private-sector entities.

The average duration of the Portfolio varies based on the strategy currently being used by Pacific Investment Management Company LLC (“PIMCO”) in managing the assets of the Portfolio within the overall PIMCO private account management program. Duration is a measure of the expected life of a fixed income security that is used to determine the sensitivity of a security’s price to changes in interest rates.

The Portfolio invests primarily in investment grade debt securities. The Portfolio may invest in securities of non-U.S. issuers only if the securities are U.S. dollar-denominated and may only invest up to 5% of its total assets in securities of issuers that are economically tied to emerging market countries. The Portfolio is non-diversified, which means that it may invest its assets in a smaller number of issuers than a diversified Portfolio.

The Portfolio may purchase instruments on an extended settlement basis. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls). The Portfolio may also invest up to 10% of its total assets in preferred stocks.

It is possible to lose money on investments in the Portfolio. An investment in the Portfolio is not a deposit of a bank and is not guaranteed or insured by the Federal Deposit Insurance Corporation or any other government agency.

INVESTMENT ADVISER/PORTFOLIO MANAGER

PIMCO serves as the investment adviser for the Portfolio. The Portfolio is managed by Mark Kiesel. Mr. Kiesel is a Managing Director of PIMCO and he has managed the Portfolio since October 2006.

OTHER IMPORTANT INFORMATION REGARDING PORTFOLIO SHARES

For important information about purchase and sale of Portfolio shares and tax information, please turn to the “Summary of Other Important Information Regarding Portfolio Shares” section on page 17 of this Offering Memorandum.

7

July 31, 2010

PIMCO Long Duration Corporate Bond Portfolio

INVESTMENT OBJECTIVE

The Portfolio seeks maximum total return, consistent with prudent investment management.

PRINCIPAL INVESTMENT STRATEGIES

The Portfolio seeks to achieve its investment objective by investing under normal circumstances at least 80% of its assets in a portfolio of corporate Fixed Income Instruments, which may be represented by forwards or derivatives such as options, futures contracts, or swap agreements. “Fixed Income Instruments” includes, bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public- or private-sector entities.

The average duration of the Portfolio varies based on the strategy currently being used by Pacific Investment Management Company LLC (“PIMCO”) in managing the assets of the Portfolio within the overall PIMCO private account management program. Duration is a measure of the expected life of a fixed income security that is used to determine the sensitivity of a security’s price to changes in interest rates. In addition, the dollar-weighted average maturity of the Portfolio, under normal circumstances, is expected to be more than 10 years.

The Portfolio invests primarily in investment grade debt securities. The Portfolio may invest up to 30% of its total assets in securities denominated in foreign currencies, and may invest up to 35% of its total assets in non-U.S. issuers. The Portfolio will normally hedge its exposure to non-U.S. dollar-denominated securities or currencies to reduce the risk of loss due to fluctuations in exchange rates. The Portfolio may invest up to 15% of its total assets in securities and instruments that are economically tied to emerging market countries. The Portfolio is non-diversified, which means that it may invest its assets in a smaller number of issuers than a diversified Portfolio.

The Portfolio may invest, without limitation, in forwards or derivatives, such as options, futures contracts or swap agreements, or in mortgage- or asset-backed securities, subject to applicable law and any other limitations described in this Offering Memorandum or the Offering Memorandum Supplement, and may purchase instruments on an extended settlement basis. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls). The Portfolio may also invest up to 5% of its total assets in preferred stocks.

It is possible to lose money on investments in the Portfolio. An investment in the Portfolio is not a deposit of a bank and is not guaranteed or insured by the Federal Deposit Insurance Corporation or any other government agency.

INVESTMENT ADVISER/PORTFOLIO MANAGER

PIMCO serves as the investment adviser for the Portfolio. The Portfolio is managed by Mark Kiesel. Mr. Kiesel is a Managing Director of PIMCO and he has managed the Portfolio since December 2008.

OTHER IMPORTANT INFORMATION REGARDING PORTFOLIO SHARES

For important information about purchase and sale of Portfolio shares and tax information, please turn to the “Summary of Other Important Information Regarding Portfolio Shares” section on page 17 of this Offering Memorandum.

8

July 31, 2010

PIMCO Mortgage Portfolio

INVESTMENT OBJECTIVE

The Portfolio seeks maximum total return, consistent with prudent investment management.

PRINCIPAL INVESTMENT STRATEGIES

The Portfolio seeks to achieve its investment objective by investing under normal circumstances at least 80% of its assets in a diversified portfolio of mortgage-related securities of varying maturities, which may be represented by options, futures contracts, swap agreements, or asset-backed securities. Assets not invested in mortgage-related securities may be invested in other types of Fixed Income Instruments. “Fixed Income Instruments” includes, bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public- or private-sector entities. Generally, such investments will be used to cover forward exposure and have an aggregate duration that normally will not exceed one year. Duration is a measure of the expected life of a fixed income security that is used to determine the sensitivity of a security’s price to changes in interest rates.

The average duration of the Portfolio varies based on the strategy currently being used by Pacific Investment Management Company LLC (“PIMCO”) in managing the assets of the Portfolio within the overall PIMCO private account management program.

The Portfolio may invest only in investment grade securities. The Portfolio may invest in securities of non-U.S. issuers only if the securities are U.S. dollar-denominated. The Portfolio may not invest in securities of issuers that are economically tied to emerging market countries.

The Portfolio may invest without limitation in any issue of mortgage-related securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities and in any single issuer of such securities. The Portfolio may only invest up to 5% of its total assets in each issue of non-U.S. Government Securities and will not invest more than 10% of its total assets in any single issuer of such securities.

The Portfolio may purchase investments on an extended settlement basis. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls). The Portfolio may also invest up to 10% of its total assets in preferred stocks.

It is possible to lose money on investments in the Portfolio. An investment in the Portfolio is not a deposit of a bank and is not guaranteed or insured by the Federal Deposit Insurance Corporation or any other government agency.

INVESTMENT ADVISER/PORTFOLIO MANAGER

PIMCO serves as the investment adviser for the Portfolio. The Portfolio is managed by W. Scott Simon. Mr. Simon is a Managing Director of PIMCO and he has managed the Portfolio since January 2000.

OTHER IMPORTANT INFORMATION REGARDING PORTFOLIO SHARES

For important information about purchase and sale of Portfolio shares and tax information, please turn to the “Summary of Other Important Information Regarding Portfolio Shares” section on page 17 of this Offering Memorandum.

9

July 31, 2010

PIMCO Mortgage Portfolio II

INVESTMENT OBJECTIVE

The Portfolio seeks maximum total return, consistent with prudent investment management.

PRINCIPAL INVESTMENT STRATEGIES

The Portfolio seeks to achieve its investment objective by investing under normal circumstances at least 80% of its assets in a diversified portfolio of mortgage-related securities of varying maturities, which may be represented by options, futures contracts, swap agreements, or asset-backed securities. Assets not invested in mortgage-related securities may be invested in other types of Fixed Income Instruments. “Fixed Income Instruments” includes, bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public- or private-sector entities. Generally, such investments will be used to cover forward exposure and have an aggregate duration that normally will not exceed one year. Duration is a measure of the expected life of a fixed income security that is used to determine the sensitivity of a security’s price to changes in interest rates.

The average duration of the Portfolio varies based on the strategy currently being used by Pacific Investment Management Company LLC (“PIMCO”) in managing the assets of the Portfolio within the overall PIMCO private account management program.

The Portfolio invests primarily in investment grade securities, but may invest up to 15% of its total assets in high yield securities (“junk bonds”) rated B or higher by Moody’s, or equivalently rated by S&P or Fitch, or, if unrated, determined by the PIMCO to be of comparable quality.

The Portfolio may invest up to 20% of its total assets in securities denominated in non-U.S. currencies, and may invest beyond this limit in U.S. dollar-denominated securities of non-U.S. issuers. The Portfolio will normally hedge its exposure to non-U.S. currencies to reduce the risk of loss due to fluctuations in exchange rates.

The Portfolio may invest without limitation in any issue of mortgage-related securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities and in any single issuer of such securities. The Portfolio may only invest up to 5% of its total assets in each issue of non-U.S. Government Securities and will not invest more than 10% of its total assets in any single issuer of such securities.

The Portfolio may purchase instruments on an extended settlement basis. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls). The Portfolio may also invest up to 10% of its total assets in preferred stocks.

It is possible to lose money on investments in the Portfolio. An investment in the Portfolio is not a deposit of a bank and is not guaranteed or insured by the Federal Deposit Insurance Corporation or any other government agency.

INVESTMENT ADVISER/PORTFOLIO MANAGER

PIMCO serves as the investment adviser for the Portfolio. The Portfolio is managed by W. Scott Simon. Mr. Simon is a Managing Director of PIMCO and he will manage the Portfolio as of its inception.

OTHER IMPORTANT INFORMATION REGARDING PORTFOLIO SHARES

For important information about purchase and sale of Portfolio shares and tax information, please turn to the “Summary of Other Important Information Regarding Portfolio Shares” section on page 17 of this Offering Memorandum.

10

July 31, 2010

PIMCO Municipal Sector Portfolio

INVESTMENT OBJECTIVE

The Portfolio seeks maximum total return, consistent with prudent investment management.

PRINCIPAL INVESTMENT STRATEGIES

The Portfolio seeks to achieve its investment objective by investing under normal circumstances at least 80% of its assets in a portfolio of fixed income securities of varying maturities issued by or on behalf of states and local governments and their agencies, authorities and other instrumentalities (“Municipal Securities”), or in instruments that provide exposure to the Municipal Securities sector, such as options, futures contracts, or swap agreements. Assets not invested in Municipal Securities may be invested in other types of Fixed Income Instruments. “Fixed Income Instruments” includes, bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public- or private-sector entities. The Portfolio may also invest in securities issued by entities whose underlying assets are Municipal Securities, including without limitation, residual interest bonds.

Although the Portfolio primarily invests in Municipal Securities or instruments providing exposure to Municipal Securities, the Portfolio does not seek to minimize taxable income and realized capital gains, and, consequently, the Portfolio may generate substantial taxable income and gains. A portion of the Portfolio’s distributions may also be subject to alternative minimum tax. The Portfolio may invest more than 25% of its total assets in bonds of issuers in California and New York. The Portfolio may also invest 25% or more of its total assets in Municipal Securities that finance similar projects, such as those relating to education, health care, housing, transportation, and utilities, and 25% or more of its total assets in industrial development bonds.

The average duration of the Portfolio varies based on the strategy currently being used by Pacific Investment Management Company LLC (“PIMCO”) in managing the assets of the Portfolio within the overall PIMCO private account management program. Duration is a measure of the expected life of a fixed income security that is used to determine the sensitivity of a security’s price to changes in interest rates. The Portfolio will seek income that is high relative to prevailing rates from Municipal Securities. Capital appreciation, if any, generally arises from decreases in interest rates or improving credit fundamentals for a particular state, municipality or issuer.

The Portfolio may invest only in investment grade securities. The Portfolio is non-diversified, which means that it may invest its assets in a smaller number of issuers than a diversified Portfolio.

The Portfolio may also invest in options, futures contracts, and swap agreements, and purchase instruments on an extended settlement basis. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls). The Portfolio may also invest up to 10% of its total assets in preferred stocks.

It is possible to lose money on investments in the Portfolio. An investment in the Portfolio is not a deposit of a bank and is not guaranteed or insured by the Federal Deposit Insurance Corporation or any other government agency.

INVESTMENT ADVISER/PORTFOLIO MANAGER

PIMCO serves as the investment adviser for the Portfolio. The Portfolio is managed by John Cummings. Mr. Cummings is an Executive Vice President of PIMCO and he has managed the Portfolio since December 2008.

OTHER IMPORTANT INFORMATION REGARDING PORTFOLIO SHARES

For important information about purchase and sale of Portfolio shares and tax information, please turn to the “Summary of Other Important Information Regarding Portfolio Shares” section on page 17 of this Offering Memorandum.

11

July 31, 2010

PIMCO Real Return Portfolio

INVESTMENT OBJECTIVE

The Portfolio seeks maximum total return, consistent with prudent investment management.

PRINCIPAL INVESTMENT STRATEGIES

The Portfolio seeks to achieve its investment objective by investing under normal circumstances at least 80% of its net assets in inflation-indexed bonds of varying maturities issued by the U.S. and non-U.S. governments, their agencies or instrumentalities, and corporations, which may be represented by options, futures contracts, or swap agreements. Assets not invested in inflation-indexed bonds may be invested in other types of Fixed Income Instruments. “Fixed Income Instruments” includes, bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public- or private-sector entities.

Inflation-indexed bonds are fixed income securities that are structured to provide protection against inflation. The value of the bond’s principal or the interest rate paid on the bond is adjusted to track changes in an official inflation measure. The U.S. Treasury uses the Consumer Price Index for Urban Consumers as the inflation measure. Inflation-indexed bonds issued by governments other than the United States are generally adjusted to reflect a comparable inflation index, calculated by that government.

The average duration of the Portfolio varies based on the strategy currently being used by Pacific Investment Management Company LLC (“PIMCO”) in managing the assets of the Portfolio within the overall PIMCO private account management program. Duration is a measure of the expected life of a fixed income security that is used to determine the sensitivity of a security’s price to changes in interest rates.

The Portfolio may invest only in investment grade securities. The Portfolio may invest up to 20% of its total assets in securities denominated in non-U.S. currencies, and may invest beyond this limit in U.S. dollar denominated securities of non-U.S. issuers. The Portfolio may not invest in securities of issuers that are economically tied to emerging market countries. The Portfolio will normally limit its foreign currency exposure (from non-U.S. dollar-denominated securities or currencies) to 20% of its total assets. The Portfolio is non-diversified, which means that it may invest its assets in a smaller number of issuers than a diversified Portfolio.

The Portfolio may purchase instruments on an extended settlement basis. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls). The Portfolio may also invest up to 10% of its total assets in preferred stocks.

It is possible to lose money on investments in the Portfolio. An investment in the Portfolio is not a deposit of a bank and is not guaranteed or insured by the Federal Deposit Insurance Corporation or any other government agency.

INVESTMENT ADVISER/PORTFOLIO MANAGER

PIMCO serves as the investment adviser for the Portfolio. The Portfolio is managed by Mihir Worah. Mr. Worah is a Managing Director of PIMCO and he has managed the Portfolio since December 2007.

OTHER IMPORTANT INFORMATION REGARDING PORTFOLIO SHARES

For important information about purchase and sale of Portfolio shares and tax information, please turn to the “Summary of Other Important Information Regarding Portfolio Shares” section on page 17 of this Offering Memorandum.

12

July 31, 2010

PIMCO Short-Term Portfolio

INVESTMENT OBJECTIVE

The Portfolio seeks maximum total return, consistent with preservation of capital and liquidity.

PRINCIPAL INVESTMENT STRATEGIES

The Portfolio seeks to achieve its investment objective by investing under normal circumstances at least 65% of its total assets in a diversified portfolio of Fixed Income Instruments of varying maturities, which may be represented by forwards or derivatives such as options, futures contracts, or swap agreements. “Fixed Income Instruments” includes, bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public- or private-sector entities.

The average duration of the Portfolio will vary based on Pacific Investment Management Company LLC’s (“PIMCO”) forecast for interest rates and will normally not exceed one year. Duration is a measure of the expected life of a fixed income security that is used to determine the sensitivity of a security’s price to changes in interest rates. In addition, the dollar-weighted average maturity of the Portfolio, under normal circumstances, is not expected to exceed three years.

The Portfolio may invest only in investment grade securities. The Portfolio may invest in securities of non-U.S. issuers only if the securities are U.S. dollar-denominated and may only invest up to 5% of its total assets in securities and instruments that are economically tied to emerging market countries.

The Portfolio may invest in options, futures contracts, swap agreements, or mortgage- or asset-backed securities, and purchase instruments on an extended settlement basis. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls). The Portfolio may also invest up to 10% of its total assets in preferred stocks.

It is possible to lose money on investments in the Portfolio. An investment in the Portfolio is not a deposit of a bank and is not guaranteed or insured by the Federal Deposit Insurance Corporation or any other government agency.

INVESTMENT ADVISER/PORTFOLIO MANAGER

PIMCO serves as the investment adviser for the Portfolio. The Portfolio is managed by Daniel J. Ivascyn. Mr. Ivascyn is a Managing Director of PIMCO and he has managed the Portfolio since November 2006.

OTHER IMPORTANT INFORMATION REGARDING PORTFOLIO SHARES

For important information about purchase and sale of Portfolio shares and tax information, please turn to the “Summary of Other Important Information Regarding Portfolio Shares” section on page 17 of this Offering Memorandum.

13

July 31, 2010

PIMCO Short-Term Floating NAV Portfolio II

INVESTMENT OBJECTIVE

The Portfolio seeks maximum current income, consistent with preservation of capital and daily liquidity.

PRINCIPAL INVESTMENT STRATEGIES

The Portfolio seeks to achieve its investment objective by investing under normal circumstances at least 65% of its total assets in a diversified portfolio of Fixed Income Instruments of varying maturities, which may be represented by forwards or derivatives such as options, futures contracts, or swap agreements. “Fixed Income Instruments” includes, bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public- or private-sector entities.

The average duration of the Portfolio will vary based on Pacific Investment Management Company LLC’s (“PIMCO”) forecast for interest rates and will normally not exceed one year. Duration is a measure of the expected life of a fixed income security that is used to determine the sensitivity of a security’s price to changes in interest rates. In addition, the dollar-weighted average maturity of the Portfolio, under normal circumstances, is not expected to exceed three years.

The Portfolio may invest only in investment grade securities. The Portfolio may invest in securities of non-U.S. issuers only if the securities are U.S. dollar-denominated and may only invest up to 5% of its total assets in securities and instruments that are economically tied to emerging market countries.

The Portfolio may invest in options, futures contracts, swap agreements, or mortgage- or asset-backed securities, and purchase instruments on an extended settlement basis. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls).

It is possible to lose money on investments in the Portfolio. An investment in the Portfolio is not a deposit of a bank and is not guaranteed or insured by the Federal Deposit Insurance Corporation or any other government agency.

INVESTMENT ADVISER/PORTFOLIO MANAGER

PIMCO serves as the investment adviser for the Portfolio. The Portfolio is managed by Jerome Schneider. Mr. Schneider is an Executive Vice President of PIMCO and he has managed the Portfolio since March 2010.

OTHER IMPORTANT INFORMATION REGARDING PORTFOLIO SHARES

For important information about purchase and sale of Portfolio shares and tax information, please turn to the “Summary of Other Important Information Regarding Portfolio Shares” section on page 17 of this Offering Memorandum.

14

July 31, 2010

PIMCO U.S. Government Sector Portfolio

INVESTMENT OBJECTIVE

The Portfolio seeks maximum total return, consistent with prudent investment management.

PRINCIPAL INVESTMENT STRATEGIES

The Portfolio seeks to achieve its investment objective by investing under normal circumstances at least 80% of its assets in a portfolio of U.S. Government Securities of varying maturities, or in securities that provide exposure to the U.S. Government Securities sector, such as options, futures contracts, swap agreements, or mortgage-backed securities. Assets not invested in U.S. Government Securities may be invested in other types of Fixed Income Instruments. “Fixed Income Instruments” includes, bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public- or private-sector entities. Generally, such investments will be used to cover forward exposure and have an aggregate duration that normally will not exceed one year. Duration is a measure of the expected life of a fixed income security that is used to determine the sensitivity of a security’s price to changes in interest rates.

The average duration of the Portfolio varies based on the strategy currently being used by Pacific Investment Management Company LLC (“PIMCO”) in managing the assets of the Portfolio within the overall PIMCO private account management program.

The Portfolio may invest only in investment grade securities. The Portfolio may invest in securities of non-U.S. issuers only if the securities are U.S. dollar-denominated. The Portfolio may not invest in securities of issuers that are economically tied to emerging market countries. The Portfolio is non-diversified, which means that it may invest its assets in a smaller number of issuers than a diversified Portfolio.

The Portfolio may purchase instruments on an extended settlement basis. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls). The Portfolio may also invest up to 10% of its total assets in preferred stocks.

It is possible to lose money on investments in the Portfolio. An investment in the Portfolio is not a deposit of a bank and is not guaranteed or insured by the Federal Deposit Insurance Corporation or any other government agency.

INVESTMENT ADVISER/PORTFOLIO MANAGER

PIMCO serves as the investment adviser for the Portfolio. The Portfolio is managed by Stephen Rodosky. Mr. Rodosky is a Managing Director of PIMCO and he has managed the Portfolio since July 2007.

OTHER IMPORTANT INFORMATION REGARDING PORTFOLIO SHARES

For important information about purchase and sale of Portfolio shares and tax information, please turn to the “Summary of Other Important Information Regarding Portfolio Shares” section on page 17 of this Offering Memorandum.

15

July 31, 2010

PIMCO U.S. Government Sector Portfolio II

INVESTMENT OBJECTIVE

The Portfolio seeks maximum total return, consistent with prudent investment management.

PRINCIPAL INVESTMENT STRATEGIES

The Portfolio seeks to achieve its investment objective by investing under normal circumstances at least 80% of its assets in a portfolio of U.S. Government Securities of varying maturities, or in securities that provide exposure to the U.S. Government Securities sector, such as options, futures contracts, swap agreements, or mortgage-backed securities. Assets not invested in U.S. Government Securities may be invested in other types of Fixed Income Instruments. “Fixed Income Instruments” includes, bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public- or private-sector entities. Generally, such instruments will be used to cover forward exposure and have an aggregate duration that normally will not exceed one year. Duration is a measure of the expected life of a fixed income security that is used to determine the sensitivity of a security’s price to changes in interest rates.

The average duration of the Portfolio varies based on the strategy currently being used by Pacific Investment Management Company LLC (“PIMCO”) in managing the assets of the Portfolio within the overall PIMCO private account management program.

The Portfolio invests primarily in investment grade securities, but may invest up to 15% of its total assets in high yield securities (“junk bonds”) rated B or higher by Moody’s, or equivalently rated by S&P or Fitch, or, if unrated, determined by PIMCO to be of comparable quality.

The Portfolio may invest up to 20% of its total assets in securities denominated in non-U.S. currencies, and may invest beyond this limit in U.S. dollar-denominated securities of non-U.S. issuers. The Portfolio will normally hedge its exposure to non-U.S. currencies to reduce the risk of loss due to fluctuations in exchange rates. The Portfolio is non-diversified, which means that it may invest its assets in a smaller number of issuers than a diversified Portfolio.

The Portfolio may purchase instruments on an extended settlement basis. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls). The Portfolio may also invest up to 10% of its total assets in preferred stocks.

It is possible to lose money on investments in the Portfolio. An investment in the Portfolio is not a deposit of a bank and is not guaranteed or insured by the Federal Deposit Insurance Corporation or any other government agency.

INVESTMENT ADVISER/PORTFOLIO MANAGER

PIMCO serves as the investment adviser for the Portfolio. The Portfolio is managed by Stephen Rodosky. Mr. Rodosky is a Managing Director of PIMCO and he will manage the Portfolio as of its inception.

OTHER IMPORTANT INFORMATION REGARDING PORTFOLIO SHARES

For important information about purchase and sale of Portfolio shares and tax information, please turn to the “Summary of Other Important Information Regarding Portfolio Shares” section on page 17 of this Offering Memorandum.

16

Summary of Other Important Information Regarding Portfolio Shares

PURCHASE AND SALE OF PORTFOLIO SHARES

Shares of the Portfolios may be purchased only by clients of Pacific Investment Management Company LLC (“PIMCO”), including separately managed private accounts and investment companies registered under the Investment Company Act of 1940 (“1940 Act”) and other funds, who are “accredited investors,” as defined in Regulation D under the Securities Act, and either (i) “qualified purchasers,” as defined for purposes of Section 3(c)(7) of the 1940 Act, or (ii) “qualified institutional buyers,” as defined in Rule 144A(a)(1) of the Securities Act. PIMCO, acting as agent for its private account clients, will effect all purchases/redemptions of shares of the Portfolios for those clients. Shares of the Private Account Portfolio Series may also be purchased by certain investors outside of the United States consistent with applicable regulatory requirements.

Shares of the Portfolios are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act. Shares may be redeemed in accordance with the procedures set forth in this Offering Memorandum.

TAX INFORMATION

A Portfolio’s distributions are generally taxable as ordinary income, capital gains, or a combination of the two.

17

Description of Principal Risks

The value of your investment in a Portfolio changes with the values of that Portfolio’s investments. Many factors can affect those values. The factors that are most likely to have a material effect on a particular Portfolio’s holdings as a whole are called “principal risks.” This section describes the principal risks of investing in each Portfolio. Each Portfolio may be subject to additional risks and risks other than those described below because the types of investments made by a Portfolio can change over time. Securities and investment techniques mentioned in this summary that appear in bold type are described in greater detail under “Characteristics and Risks of Securities and Investment Techniques.” That section and “Investment Objectives and Policies” in the Offering Memorandum Supplement also include more information about the Portfolios, their investments and the related risks. There is no guarantee that a Portfolio will be able to achieve its investment objective. It is possible to lose money by investing in a Portfolio.

Interest Rate Risk	Interest rate risk is the risk that fixed income securities and other instruments in a Portfolio’s portfolio will decline in value because of changes in interest rates. As nominal interest rates rise, the value of certain fixed income securities held by a Portfolio is likely to decrease. A nominal interest rate can be described as the sum of a real interest rate and an expected inflation rate. Fixed income securities with longer durations tend to be more sensitive to changes in interest rates, usually making them more volatile than securities with shorter durations. The values of equity and other non-fixed income securities may also decline due to fluctuations in interest rates. Inflation-indexed bonds, including Treasury Inflation-Protected Securities (“TIPS”), decline in value when real interest rates rise. In certain interest rate environments, such as when real interest rates are rising faster than nominal interest rates, inflation-indexed bonds may experience greater losses than other fixed income securities with similar durations.

Variable and floating rate securities generally are less sensitive to interest rate changes but may decline in value if their interest rates do not rise as much, or as quickly, as interest rates in general. Conversely, floating rate securities will not generally increase in value if interest rates decline. Inverse floating rate securities may decrease in value if interest rates increase. Inverse floating rate securities may also exhibit greater price volatility than a fixed rate obligation with similar credit quality. When a Portfolio holds variable or floating rate securities, a decrease (or, in the case of inverse floating rate securities, an increase) in market interest rates will adversely affect the income received from such securities and the net asset value of the Portfolio’s shares.

Credit Risk	A Portfolio could lose money if the issuer or guarantor of a fixed income security, or the counterparty to a derivatives contract, repurchase agreement or a loan of portfolio securities, is unable or unwilling, or is perceived (whether by market participants, ratings agencies, pricing services or otherwise) as unable or unwilling, to make timely principal and/or interest payments, or to otherwise honor its obligations. The downgrade of a security held by the Portfolio may decrease its value. Securities are subject to varying degrees of credit risk, which are often reflected in credit ratings. Municipal bonds are subject to the risk that litigation, legislation or other political events, local business or economic conditions, or the bankruptcy of the issuer could have a significant effect on an issuer’s ability to make payments of principal and/or interest.

High Yield Risk

Each Portfolio, except the PIMCO Asset-Backed Securities, PIMCO International, PIMCO Investment Grade Corporate, PIMCO Long Duration Corporate Bond, PIMCO Mortgage, PIMCO Municipal Sector, PIMCO Real Return, PIMCO Short-Term, PIMCO Short-Term Floating NAV Portfolio II, and PIMCO U.S. Government Sector Portfolios, may invest in high yield securities and unrated securities of similar credit quality (commonly known as “junk bonds”). These Portfolios may be subject to greater levels of credit and liquidity risk than portfolios that do not invest in such securities. High yield securities are considered predominately speculative with respect to

Offering Memorandum	18

the issuer’s continuing ability to make principal and interest payments. An economic downturn or period of rising interest rates could adversely affect the market for high yield securities and reduce a Portfolio’s ability to sell its high yield securities (liquidity risk). If the issuer of a security is in default with respect to interest or principal payments, a Portfolio may lose its entire investment. Because of the risks involved in investing in high yield securities, an investment in a Portfolio that invests in such securities should be considered speculative.

Market Risk	The market price of securities owned by a Portfolio may go up or down, sometimes rapidly or unpredictably. Securities may decline in value due to factors affecting securities markets generally or particular industries represented in the securities markets. The value of a security may decline due to general market conditions which are not specifically related to a particular company, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates or adverse investor sentiment generally. The value of a security may also decline due to factors which affect a particular industry or industries, such as labor shortages or increased production costs and competitive conditions within an industry. During a general downturn in the securities markets, multiple asset classes may decline in value simultaneously. Equity securities generally have greater price volatility than fixed income securities.

Issuer Risk	The value of a security owned by a Portfolio may decline for a number of reasons which directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer’s goods or services, as well as the historical and prospective earnings of the issuer and the value of its assets.

Liquidity Risk	Liquidity risk exists when particular investments are difficult to purchase or sell. Illiquid securities are securities that cannot be disposed of within seven days in the ordinary course of business at approximately the value at which the Portfolio has valued the securities. A Portfolio’s investments in illiquid securities may reduce the returns of the Portfolio because it may be unable to sell the illiquid securities at an advantageous time or price. Additionally, the market for certain investments may become illiquid under adverse market or economic conditions independent of any specific adverse changes in the conditions of a particular issuer. In such cases, a Portfolio, due to limitations on investments in illiquid securities and the difficulty in purchasing and selling such securities or instruments, may be unable to achieve its desired level of exposure to a certain sector. To the extent that a Portfolio’s principal investment strategy involves foreign (non-U.S.) securities, derivatives or securities with substantial market and/or credit risk, the Portfolio will tend to have the greatest exposure to liquidity risk.

Derivatives Risk	Derivatives are financial contracts whose value depends on, or is derived from, the value of an underlying asset, reference rate or index. The various derivative instruments that the Portfolios may use are referenced under “Characteristics and Risks of Securities and Investment Techniques—Derivatives” in this Offering Memorandum and described in more detail under “Investment Objectives and Policies” in the Offering Memorandum Supplement. The Portfolios typically use derivatives as a substitute for taking a position in the underlying asset and/or as part of a strategy designed to reduce exposure to other risks, such as interest rate or currency risk. The Portfolios may also use derivatives under circumstances that may have the effect of creating leverage, in which case their use would involve leveraging risk. Although as a general matter such use would be consistent with the duration guidelines applicable to the investment strategy being used for a particular Portfolio, which would be compatible with duration guidelines applied to PIMCO private accounts overall.

A Portfolio’s use of derivative instruments involves risks different from, and possibly greater than, the risks associated with investing directly in securities and other traditional investments. Derivatives are subject to a number of risks described elsewhere in this section, such as liquidity risk, interest rate risk, market risk, credit risk and management risk. They also involve the risk of mispricing or improper valuation and the risk that changes in the value of the derivative may not correlate perfectly with the underlying asset, rate or index. By investing in

19	Private Account Portfolio Series

a derivative instrument, a Portfolio could lose more than the principal amount invested. Also, suitable derivative transactions may not be available in all circumstances and there can be no assurance that a Portfolio will engage in these transactions to reduce exposure to other risks when that would be beneficial.

Equity Risk	Equity securities represent an ownership interest, or the right to acquire an ownership interest, in an issuer. Equity securities also include, among other things, preferred stocks, convertible stocks and warrants. The values of equity securities, such as common stocks and preferred stocks, may decline due to general market conditions which are not specifically related to a particular company, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates or adverse investor sentiment generally. They may also decline due to factors which affect a particular industry or industries, such as labor shortages or increased production costs and competitive conditions within an industry. Equity securities generally have greater price volatility than fixed income securities.

Mortgage-Related and Other Asset-Backed Risk	Mortgage-related and other asset-backed securities often involve risks that are different from or more acute than risks associated with other types of debt instruments. Generally, rising interest rates tend to extend the duration of fixed rate mortgage-related securities, making them more sensitive to changes in interest rates. As a result, in a period of rising interest rates, if a Portfolio holds mortgage-related securities, it may exhibit additional volatility. This is known as extension risk. In addition, adjustable and fixed rate mortgage-related securities are subject to prepayment risk. When interest rates decline, borrowers may pay off their mortgages sooner than expected. This can reduce the returns of a Portfolio because the Portfolio may have to reinvest that money at the lower prevailing interest rates. A Portfolio’s investments in other asset-backed securities are subject to risks similar to those associated with mortgage-related securities, as well as additional risks associated with the nature of the assets and the servicing of those assets.

Foreign (Non-U.S.) Investment Risk	A Portfolio that invests in foreign (non-U.S.) securities may experience more rapid and extreme changes in value than a Portfolio that invests exclusively in securities of U.S. companies. The securities markets of many foreign countries are relatively small, with a limited number of companies representing a small number of industries. Additionally, issuers of foreign securities are usually not subject to the same degree of regulation as U.S. issuers. Reporting, accounting and auditing standards of foreign countries differ, in some cases significantly, from U.S. standards. Also, nationalization, expropriation or confiscatory taxation, currency blockage, political changes or diplomatic developments could adversely affect a Portfolio’s investments in a foreign country. In the event of nationalization, expropriation or other confiscation, a Portfolio could lose its entire investment in foreign securities. Adverse conditions in a certain region can adversely affect securities of other countries whose economies appear to be unrelated. To the extent that a Portfolio invests a significant portion of its assets in a specific geographic region, the Portfolio will generally have more exposure to regional economic risks associated with foreign investments.

Emerging Markets Risk	Foreign investment risk may be particularly high to the extent that a Portfolio, particularly the PIMCO Emerging Markets and the PIMCO Developing Local Markets Portfolios, invests in emerging market securities that are economically tied to countries with developing economies. These securities may present market, credit, currency, liquidity, legal, political and other risks different from, or greater than, the risks of investing in developed foreign countries.

Currency Risk	If a Portfolio invests directly in foreign (non-U.S.) currencies or in securities that trade in, and receive revenues in, foreign (non-U.S.) currencies, or in derivatives that provide exposure to foreign (non-U.S.) currencies, it will be subject to the risk that those currencies will decline in value relative to the U.S. dollar, or, in the case of hedging positions, that the U.S. dollar will decline in value relative to the currency being hedged.

Offering Memorandum	20

Currency rates in foreign countries may fluctuate significantly over short periods of time for a number of reasons, including changes in interest rates, intervention (or the failure to intervene) by U.S. or foreign governments, central banks or supranational entities such as the International Monetary Fund, or by the imposition of currency controls or other political developments in the United States or abroad. As a result, a Portfolio’s investments in foreign currency-denominated securities may reduce the returns of the Portfolio.

Issuer Non-Diversification Risk	Focusing investments in a small number of issuers, industries or foreign currencies increases risk. Each Portfolio, except for the PIMCO High Yield, PIMCO Mortgage, PIMCO Mortgage II, PIMCO Short-Term and PIMCO Short Term Floating NAV II Portfolios, is “non-diversified,” which means that it may invest a greater percentage of their assets in the securities of a single issuer (such as bonds issued by a particular state) than the diversified Portfolios. Portfolios that invest in a relatively small number of issuers are more susceptible to risks associated with a single economic, political or regulatory occurrence than a more diversified portfolio might be. Some of those issuers also may present substantial credit or other risks.

Leveraging Risk	Certain transactions may give rise to a form of leverage. Such transactions may include, among others, reverse repurchase agreements, loans of portfolio securities and the use of when-issued, delayed delivery or forward commitment transactions. The use of derivatives may also create leveraging risk. To mitigate leveraging risk, PIMCO will segregate or “earmark” liquid assets or otherwise cover the transactions that may give rise to such risk. The Portfolios also may be exposed to leveraging risk by borrowing money for investment purposes. Leveraging may cause a Portfolio to liquidate portfolio positions to satisfy its obligations or to meet segregation or “earmarking” requirements when it may not be advantageous to do so. Leveraging, including borrowing, may cause a Portfolio to be more volatile than if the Portfolio had not been leveraged. This is because leveraging tends to exaggerate the effect of any increase or decrease in the value of a Portfolio’s securities. Certain types of leveraging transactions, such as short sales that are not “against the box,” could theoretically be subject to unlimited losses in cases where a Portfolio, for any reason, is unable to close out the transaction. In addition, to the extent a Portfolio borrows money, interest costs on such borrowings may not be recovered by any appreciation of the securities purchased with the borrowed amounts and could exceed the Portfolio’s investment returns, resulting in greater losses.

Management Risk	Each Portfolio is subject to management risk because it is an actively managed investment portfolio. PIMCO and its team of portfolio managers will apply investment techniques and risk analyses in making investment decisions for the Portfolios, but there can be no guarantee that these decisions will produce the desired results. Additionally, legislative, regulatory, or tax developments may affect the investment techniques available to PIMCO and each individual portfolio manager in connection with managing the Portfolios and may also adversely affect the ability of the Portfolios to achieve their investment objectives.

California State-Specific Risk	Because the PIMCO Municipal Sector Portfolio may concentrate its investments in California Municipal Securities, the Portfolio may be affected significantly by economic, regulatory or political developments affecting the ability of California issuers to pay interest or repay principal. Provisions of the California Constitution and State statutes which limit the taxing and spending authority of California governmental entities may impair the ability of California issuers to pay principal and/or interest on their obligations. While California’s economy is broad, it does have major concentrations in high technology, aerospace and defense-related manufacturing, trade, entertainment, real estate and financial services, and may be sensitive to economic problems affecting those industries. Future California political and economic developments, constitutional amendments, legislative measures, executive orders, administrative regulations, litigation and voter initiatives could have an adverse effect on the debt obligations of California issuers.

21	Private Account Portfolio Series

New York State-Specific Risk	Because the PIMCO Municipal Sector Portfolio may concentrate its investments in New York Municipal Securities, the Portfolio may be affected significantly by economic, regulatory or political developments affecting the ability of New York issuers to pay interest or repay principal. Certain issuers of New York municipal bonds have experienced serious financial difficulties in the past and reoccurrence of these difficulties may impair the ability of certain New York issuers to pay principal or interest on their obligations. The financial health of New York City affects that of the State, and when New York City experiences financial difficulty it may have an adverse affect on New York municipal bonds held by the Portfolio. The growth rate of New York has at times been somewhat slower than the nation overall. The economic and financial condition of New York also may be affected by various financial, social, economic and political factors.

Municipal Project-Specific Risk	The PIMCO Municipal Sector Portfolio may be more sensitive to adverse economic, business or political developments if it invests a substantial portion of its assets in the bonds of similar projects (such as those relating to education, health care, housing, transportation, and utilities), industrial development bonds, or in bonds from issuers in a single state.

Short Sale Risk	A Portfolio’s short sales, if any, are subject to special risks. A short sale involves the sale by the Portfolio of a security that it does not own with the hope of purchasing the same security at a later date at a lower price. A Portfolio may also enter into a short derivative position through a futures contract or swap agreement. If the price of the security or derivative has increased during this time, then the Portfolio will incur a loss equal to the increase in price from the time that the short sale was entered into plus any premiums and interest paid to the third party. Therefore, short sales involve the risk that losses may be exaggerated, potentially losing more money than the actual cost of the investment. Also, there is the risk that the third party to the short sale may fail to honor its contract terms, causing a loss to the Portfolio.

Disclosure of Portfolio Holdings

Please see “Disclosure of Portfolio Holdings” in the Offering Memorandum Supplement for information about the availability of the complete schedule of each Portfolio’s holdings.

Management of the Portfolios

The business affairs of the Portfolios are managed under the direction of the Board of Trustees of PIMCO Funds (the “Trust”). Information about the Trustees and the Trust’s executive officers is included in the Offering Memorandum Supplement under the heading “Management of the Trust.”

Investment Adviser and Administrator	PIMCO serves as the investment adviser and the administrator (serving in its capacity as administrator, the “Administrator”) for the Portfolios. Subject to the supervision of the Board of Trustees, PIMCO is responsible for managing the investment activities of the Portfolios and the Portfolios’ business affairs and other administrative matters.

PIMCO is located at 840 Newport Center Drive, Newport Beach, CA 92660. Organized in 1971, PIMCO provides investment management and advisory services to private accounts of institutional and individual clients and to mutual funds. As of June 30, 2010, PIMCO had approximately $1.1 trillion in assets under management.

From time to time, PIMCO or its affiliates may pay investment consultants or their parent or affiliated companies for certain services including technology, operations, tax, or audit consulting services, and may pay such firms for PIMCO’s attendance at investment forums sponsored by such firms or for various studies, surveys,

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or access to databases. Subject to applicable law, PIMCO and its affiliates may also provide investment advisory services to investment consultants and their affiliates and may execute brokerage transactions on behalf of the Portfolios with such investment consultants or their affiliates. These consultants or their affiliates may, in the ordinary course of their investment consultant business, recommend that their clients utilize PIMCO’s investment advisory services or invest in the Portfolios or in other products sponsored by PIMCO and its affiliates.

Advisory Fees and Supervisory and Administrative Fees	Each Portfolio pays PIMCO an advisory fee in return for providing investment advisory services. Each Portfolio also pays PIMCO a supervisory and administrative fee for the supervisory and administrative services it requires under what is essentially an all-in fee structure. PIMCO, in turn, provides supervisory and administrative services for each Portfolio’s shareholders and also bears the costs of various third-party services required by the Portfolios, including audit, custodial, portfolio accounting, legal, transfer agency and printing costs. Each Portfolio does bear other expenses that are not covered under the supervisory and administrative fee which may vary and affect the total level of expenses paid by the Portfolio, such as taxes and governmental fees, brokerage fees, commissions and other transaction expenses, costs of borrowing money, including interest expenses, extraordinary expenses (such as litigation and indemnification expenses) and fees and expenses of the Trust’s Independent Trustees and their counsel. PIMCO generally earns a profit on the supervisory and administrative fee. Also, under the terms of the supervision and administration agreement, PIMCO, and not Portfolio shareholders, would benefit from any price decreases in third-party services, including decreases resulting from an increase in net assets.

The tables below show the advisory and supervisory and administrative fees for each Portfolio at an annual rate based upon the average daily net assets of the Portfolio. The Portfolios may incur additional fees and expenses that are not shown in the table, which include, but are not limited to, interest expense incurred as a result of investment management activities. These additional fees and expenses may be significant and you should refer to the Portfolios’ annual and semi-annual reports to shareholders for information regarding the total ratio of expenses to average net assets.

The following table describes the advisory and supervisory and administrative fees you may pay if you buy and hold shares of the PIMCO Asset-Backed Securities, PIMCO Asset-Backed Securities II, PIMCO High Yield, PIMCO Investment Grade Corporate, PIMCO Long Duration Corporate Bond, PIMCO Mortgage, PIMCO Mortgage II, PIMCO Municipal Sector, PIMCO Real Return, PIMCO Short-Term, PIMCO Short-Term Floating NAV II, PIMCO U.S. Government Sector, or PIMCO U.S. Government Sector II Portfolios:

Shareholder Fees (fees paid directly from your investment)	None

Annual Advisory and Supervisory and Administrative Fees (expenses that are deducted from Portfolio assets)

Advisory Fee	Supervisory and Administrative Fee	Total Annual Fees Paid to PIMCO
0.02%	0.03%	0.05%

The following table describes the advisory and supervisory and administrative fees you may pay if you buy and hold shares of the PIMCO Developing Local Markets, PIMCO Emerging Markets, or PIMCO International Portfolios:

Shareholder Fees (fees paid directly from your investment)	None

Annual Advisory and Supervisory and Administrative Fees (expenses that are deducted from Portfolio assets)

Advisory Fee	Supervisory and Administrative Fee	Total Annual Fees Paid to PIMCO
0.02%	0.10%	0.12%

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Individual Portfolio Managers	The following individuals have primary responsibility for managing each of the noted Portfolios.

Portfolio	Manager	Since		Recent Professional Experience

PIMCO Asset-Backed Securities PIMCO Asset-Backed Securities II PIMCO Short-Term	Daniel J. Ivascyn	10/00 ** 11/06	*	Managing Director, PIMCO. He joined PIMCO in 1998, previously having been associated with Bear Stearns in the asset backed securities group as well as T. Rowe Price and Fidelity Investments.

PIMCO Developing Local Markets PIMCO Emerging Markets	Guillermo Ossés	4/09 4/09		Executive Vice President, PIMCO. Mr. Ossés joined PIMCO in 2006 and is a member of the emerging markets portfolio management team. Prior to joining PIMCO, he was associated with Barclays Capital where he was responsible for proprietary trading and market making of Latin American securities and quoting of Asian and Eastern European currencies.

PIMCO High Yield	Christian Stracke	6/10		Managing Director, PIMCO. Mr. Stracke joined PIMCO in 2008 and is a member of PIMCO’s Investment Committee and global head of the credit research group. Prior to joining PIMCO, he was a senior credit strategist at CreditSights and also held positions as head of Latin America fixed income strategy with Commerzbank Securities and head of Latin America local markets strategy with Deutsche Bank.

PIMCO International	Scott A. Mather	2/08		Managing Director, PIMCO. He is a member of PIMCO’s Investment Committee and head of global portfolio management. Mr. Mather joined PIMCO in 1998.

PIMCO Investment Grade Corporate PIMCO Long Duration Corporate Bond	Mark Kiesel	10/06 12/08		Managing Director, PIMCO. He is a Portfolio Manager and a senior member of PIMCO’s investment strategy group. He has served as a Portfolio Manager, head of equity derivatives and as a senior Credit Analyst since joining PIMCO in 1996.

PIMCO Mortgage PIMCO Mortgage II	W. Scott Simon	1/00 **	*	Managing Director, PIMCO. He joined PIMCO as a Portfolio Manager in 2000. Prior to joining PIMCO, he was a Senior Managing Director and co-head of mortgage-backed security pass-through trading at Bear Stearns & Co.

PIMCO Municipal Sector	John Cummings	12/08		Executive Vice President, PIMCO. He joined PIMCO in 2002. Prior to joining PIMCO, he served as Vice President of Municipal Trading at Goldman, Sachs & Co. Mr. Cummings joined Goldman, Sachs & Co. in 1997.

PIMCO Real Return	Mihir Worah	12/07		Managing Director, PIMCO. Mr. Worah is a Portfolio Manager and member of the government and derivatives desk. He joined PIMCO in 2001 as a member of the analytics team.

Short-Term Floating NAV II	Jerome Schneider	3/10

Executive Vice President, PIMCO. He joined PIMCO in 2008. Prior to joining PIMCO, he served as Senior Managing Director with Bear Stearns, specializing in credit and mortgage-related funding transactions. Mr. Schneider joined Bear Stearns in 1995.

U.S. Government Sector U.S. Government Sector II	Stephen Rodosky	7/07 **		Managing Director, PIMCO. Mr. Rodosky joined PIMCO in 2001 and specializes in portfolio management of treasuries, agencies and futures.

*	Inception of the Portfolio.
**	As of the date of this Offering Memorandum, the Portfolio has not yet commenced operations.

Please see the Offering Memorandum Supplement for additional information about other accounts managed by the portfolio managers, the portfolio managers’ compensation and the portfolio managers’ ownership of shares of the Portfolios.

A discussion of the basis for the Board of Trustees’ approval of the Portfolios’ investment advisory contract is available in the Portfolios’ Semi-Annual Report to shareholders for the fiscal half-year ended September 30, 2009.

Distributor	The Trust’s Distributor is Allianz Global Investors Distributors LLC (“AGID” or “Distributor”), an indirect subsidiary of Allianz Global Investors of America L.P. (“AGI”), PIMCO’s parent company. The Distributor, located at 1345 Avenue of the Americas, New York, NY 10105, is a broker-dealer registered with the Securities and Exchange Commission.

Regulatory and Litigation Matters

Pacific Investment Management Company LLC (“PIMCO”), a subsidiary of Allianz Global Investors of America L.P., and PIMCO Funds are the subject of a lawsuit in the Northern District of Illinois Eastern Division, in which the complaint alleges that the plaintiffs each purchased and sold a 10-year Treasury note futures contract and suffered damages from an alleged shortage when PIMCO held both physical and futures positions in 10-year Treasury notes for its client accounts in violation of the federal Commodity Exchange Act provisions on market

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manipulation. In July 2007, the District Court granted class certification of a class consisting of those persons who purchased futures contracts to offset short positions between May 9, 2005 and June 30, 2005. Management believes the complaint is without merit and PIMCO and PIMCO Funds intend to vigorously defend against this action. The outcome of this action cannot be predicted at this time.

In April 2006, certain registered investment companies and other funds managed by PIMCO were served in an adversary proceeding brought by the Official Committee of Asbestos Claimants of G-I Holdings, Inc. in G-I Holdings, Inc.’s bankruptcy in the District of New Jersey. In July 2004, PIMCO was named in this lawsuit and remains a defendant. The plaintiff seeks to recover for the bankruptcy estate assets that were transferred by the predecessor entity of G-I Holdings, Inc. to a wholly-owned subsidiary in 1994. The subsidiary has since issued notes, of which certain registered investment companies and other funds managed by PIMCO are alleged to be holders. The complaint alleges that in 2000, more than two hundred noteholders—including certain registered investment companies and other funds managed by PIMCO—were granted a second priority lien on the assets of the subsidiary in exchange for their consent to a refinancing transaction and the granting of a first priority lien to the lending banks. The plaintiff is seeking invalidation of the lien in favor of the noteholders and/or the value of the lien. On November 12, 2009, the District Court and Bankruptcy Court issued an order confirming a Plan of Reorganization (the “Plan”) in the underlying bankruptcy case. As part of the Plan, the adversary proceeding to which PIMCO and other funds managed by PIMCO (“PIMCO Entities”) are parties will be dismissed. In confirming the Plan, the Courts overruled certain objections (unrelated to the dismissal of claims against PIMCO and PIMCO Entities) made by the IRS. The IRS sought a stay pending appeal to the Third Circuit, the stay was granted and GI-Holdings, Inc. has asked the Third Circuit to dismiss the stay. This matter is not expected to have a material adverse effect on the relevant PIMCO Entities.

It is possible that these matters and/or other developments resulting from these matters could result in increased Portfolio redemptions or other adverse consequences to the Portfolios. However, PIMCO and AGID believe that these matters are not likely to have a material adverse effect on the Portfolios or on PIMCO’s or AGID’s ability to perform their respective investment advisory or distribution services relating to the Portfolios.

The foregoing speaks only as of the date of this Offering Memorandum. While there may be additional litigation or regulatory developments in connection with the matters discussed above, the foregoing disclosure of litigation and regulatory matters will be updated only if those developments are material.

Purchases, Redemptions and Exchanges

Purchasing Shares	Shares of the Portfolios are restricted securities and are issued only in private placement transactions in accordance with Regulation D or other applicable exemptions under the Securities Act. This Offering Memorandum does not constitute an offer to sell, or the solicitation of any offer to buy, any “security” to the public within the meaning of the Securities Act.

Shares of the Portfolios are offered only to private account clients of PIMCO, who are “accredited investors,” within the meaning of Regulation D under the Securities Act, and either (i) “qualified purchasers,” as defined for purposes of Section 3(c)(7) of the 1940 Act, or (ii) “qualified institutional buyers,” as defined in Rule 144A(a)(1) of the Securities Act. Shares may be offered to PIMCO and its affiliates, and to the benefit plans of PIMCO and its affiliates. Shares of the Portfolios may be purchased at the relevant net asset value (“NAV”) without a sales charge or other fee. Shares of the Private Account Portfolio Series may also be purchased by certain investors outside of the United States consistent with applicable regulatory requirements.

25	Private Account Portfolio Series

PIMCO, acting as agent for its private account clients, will effect all purchases of shares of the Portfolios for those clients.

•     Timing of Purchase Orders and Share Price Calculations.  A purchase order received by the Trust or its designee prior to the close of regular trading (normally 4:00 p.m., Eastern time) on the New York Stock Exchange (“NYSE”) (the “NYSE Close”), on a day the Trust is open for business, will be effected at that day’s NAV. An order received after the close of regular trading on the NYSE will be effected at the NAV determined on the next business day. The Trust is “open for business” on each day the NYSE is open for trading, which excludes the following holidays: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Purchase orders will be accepted only on days on which the Trust is open for business.

•      Verification of Identity.  To help the federal government combat the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person that opens a new account, and to determine whether such person’s name appears on government lists of known or suspected terrorists and terrorist organizations. As a result, a Portfolio must obtain the following information for each person that opens a new account:

1.  Name;

2.  Date of birth (for individuals);

3.  Residential or business street address; and

4.  Social security number, taxpayer identification number, or other identifying number.

Federal law prohibits the Portfolios and other financial institutions from opening a new account unless they receive the minimum identifying information listed above.

Individuals may also be asked for a copy of their driver’s license, passport or other identifying document in order to verify their identity. In addition, it may be necessary to verify an individual’s identity by cross-referencing the identification information with a consumer report or other electronic database. Additional information may be required to open accounts for corporations and other entities.

After an account is opened, a Portfolio may restrict your ability to purchase additional shares until your identity is verified. A Portfolio also may close your account and redeem your shares or take other appropriate action if it is unable to verify your identity within a reasonable time.

•     Other Purchase Information.  Purchases of a Portfolio’s shares will be made in full and fractional shares. In the interest of economy and convenience, certificates for shares will not be issued.

The Trust and the Distributor each reserves the right, in its sole discretion, to suspend the offering of shares of the Portfolios or to reject any purchase order, in whole or in part, when, in the judgment of management, such suspension or rejection is in the best interests of the Trust.

Shares of the Portfolios are not registered or qualified for sale in the states. Shares of the Portfolios may not be offered or sold in any state unless an exemption from registration or qualification is available. Investors should inquire as to whether shares of a particular Portfolio are available for offer and sale in the investor’s state of residence.

Subject to the approval of the Trust, shares of a Portfolio may be purchased with liquid securities that are eligible for purchase by the Portfolio (consistent with the Portfolio’s investment policies and restrictions) and that have a value that is readily ascertainable in accordance with the Trust’s valuation policies. These

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transactions will be effected only if PIMCO intends to retain the security in the Portfolio as an investment. Assets purchased by a Portfolio in such a transaction will be valued in generally the same manner as they would be valued for purposes of pricing the Portfolio’s shares, if such assets were included in the Portfolio’s assets at the time of purchase. The Trust reserves the right to amend or terminate this practice at any time.

Redeeming Shares	As stated above, the Portfolios’ shares are restricted securities that may not be sold to investors other than “accredited investors” within the meaning of Regulation D under the Securities Act, unless sold pursuant to another available exemption from the Securities Act. Shares of the Portfolios may not be assigned, resold or otherwise transferred without the written consent of the Trust and, if requested, an opinion of counsel acceptable to the Trust that an exemption from registration is available. Any attempt at a transfer to a third party in violation of this provision shall be void. The Trust may enforce the provisions of this paragraph, either directly or through its agents, by entering an appropriate stop-transfer order on its books or otherwise refusing to register or transfer or permit the registration or transfer on its books of any purported transfer not in accordance with these restrictions.

PIMCO, acting as agent for its private account clients, will effect all redemptions of shares of the Portfolios.

•     Timing of Redemption Requests and Share Price Calculations.  A redemption request received by the Trust or its designee prior to the NYSE Close, on a day the Trust is open for business, is effective on that day. A redemption request received after that time becomes effective on the next business day. Redemption requests for Portfolio shares are effected at the NAV per share next determined after receipt of a redemption request by the Trust or its designee. The request must properly identify all relevant information such as account number, redemption amount (in dollars or shares), and the Portfolio name.

•    Other Redemption Information.    Redemption proceeds will ordinarily be wired within three business days after receipt of the redemption request, but may take up to seven days. Redemptions of Portfolio shares may be suspended when trading on the NYSE is restricted or during an emergency which makes it impracticable for the Portfolios to dispose of their securities or to determine fairly the value of their net assets, or during any other period as permitted by the Securities and Exchange Commission for the protection of investors. Under these and other unusual circumstances, the Trust may suspend redemptions or postpone payment for more than seven days, as permitted by law.

The Trust agrees to redeem shares of each Portfolio solely in cash up to the lesser of $250,000 or 1% of the Portfolio’s net assets during any 90-day period for any one shareholder. In consideration of the best interests of the remaining shareholders, the Trust reserves the right to pay any redemption proceeds exceeding this amount in whole or in part by a distribution in kind of securities held by a Portfolio in lieu of cash. It is highly unlikely that shares would ever be redeemed in kind. When shares are redeemed in kind, the redeeming shareholder should expect to incur transaction costs upon the disposition of the securities received in the distribution.

Exchange Privilege	Exchanges of shares of a Portfolio for shares of any other Portfolio will be based on the respective NAVs of the shares involved. Subject to compliance with applicable private placement restrictions and the investment restrictions of the Portfolios, shares of the Portfolios may be purchased by exchanging Institutional Class shares of another series of the Trust for shares of the Portfolios.

Shares may only be exchanged with respect to Portfolios that are registered in an investor’s state of residence or where an exemption from registration is available. An exchange order is treated the same for tax purposes as a redemption followed by a purchase and may result in a capital gain or loss, and special rules may apply in computing tax basis when determining gain or loss. See “Tax Consequences” in this Offering Memorandum and “Taxation” in the Offering Memorandum Supplement.

27	Private Account Portfolio Series

Abusive Trading Practices	The Trust encourages shareholders to invest in the Portfolios as part of a long-term investment strategy and discourages excessive, short-term trading and other abusive trading practices, sometimes referred to as “market timing.” However, because the Trust will not always be able to detect market timing and other abusive trading activity, investors should not assume that the Trust will be able to detect or prevent all market timing or other trading practices that may disadvantage the Portfolios.

Certain of the Portfolios’ investment strategies may expose the Portfolios to risks associated with market timing activities. For example, since some of the Portfolios may invest in non-U.S. securities, they may be subject to the risk that an investor may seek to take advantage of a delay between the change in value of a Portfolio’s non-U.S. portfolio securities and the determination of the Portfolio’s NAV as a result of different closing times of U.S. and non-U.S. markets by buying or selling Portfolio shares at a price that does not reflect their true value. A similar risk exists for a Portfolio’s potential investment in securities of small capitalization companies, securities of issuers located in emerging markets, securities of distressed companies or high yield securities that are thinly traded and therefore may have actual values that differ from their market prices.

To discourage excessive, short-term trading and other abusive trading practices, the Trust’s Board of Trustees has adopted policies and procedures reasonably designed to detect and prevent short-term trading activity that may be harmful to a Portfolio and its shareholders. Such activities may have a detrimental effect on the Portfolio(s) and its/their shareholders. For example, depending upon various factors such as the size of a Portfolio and the amount of its assets maintained in cash, short-term or excessive trading by Portfolio shareholders may interfere with the efficient management of the Portfolio, increase transaction costs and taxes, and may harm the performance of the Portfolio and its shareholders. However, because only PIMCO is permitted to purchase and redeem Portfolio shares, on behalf of its separate account clients, the risk of market timing activity in the Portfolios is negligible.

The Trust seeks to deter and prevent abusive trading practices, and to reduce these risks, through several methods. First, to the extent that there is a delay between a change in the value of a Portfolio’s portfolio holdings, and the time when that change is reflected in the net asset value of the Portfolio’s shares, the Portfolio is exposed to the risk that investors may seek to exploit this delay by purchasing or redeeming shares at net asset values that do not reflect appropriate fair value prices. The Trust seeks to deter and prevent this activity, sometimes referred to as “stale price arbitrage,” by the appropriate use of “fair value” pricing of a Portfolio’s portfolio securities. See “How Portfolio Shares Are Priced” below for more information.

Second, the Trust seeks to monitor shareholder account activities in order to detect and prevent excessive and disruptive trading practices. The Trust and PIMCO each reserves the right to restrict or refuse any purchase or exchange transaction if, in the judgment of the Trust or of PIMCO, the transaction may adversely affect the interests of a Portfolio or its shareholders. Among other things, the Trust may monitor for any patterns of frequent purchases and sales that appear to be made in response to short-term fluctuations in share price. Notice of any restrictions or rejections of transactions may vary according to the particular circumstances.

Although the Trust and its service providers seek to use these methods to detect and prevent abusive trading activities, and although the Trust will consistently apply such methods, there can be no assurances that such activities can be mitigated or eliminated. By their nature, omnibus accounts, in which purchases and sales of Portfolio shares by multiple investors are aggregated for presentation to a Portfolio on a net basis, conceal the identity of the individual investors from the Portfolio. This makes it more difficult for a Portfolio to identify short-term transactions in the Portfolio.

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How Portfolio Shares Are Priced

The NAV of a Portfolio’s shares is determined by dividing the total value of a Portfolio’s investments and other assets, less any liabilities, by the total number of shares outstanding.

Portfolio shares are valued as of the NYSE Close on each day that the NYSE is open. Information that becomes known to the Portfolios or their agents after the NAV has been calculated on a particular day will not generally be used to retroactively adjust the price of a security or the NAV determined earlier that day. Each Portfolio reserves the right to change the time its respective NAV is calculated if the Fund closes earlier, or as permitted by the SEC.

For purposes of calculating NAV, portfolio securities and other assets for which market quotes are readily available are valued at market value. Market value is generally determined on the basis of last reported sales prices, or if no sales are reported, based on quotes obtained from a quotation reporting system, established market makers, or pricing services. Domestic and foreign fixed income securities and non-exchange traded derivatives are normally valued on the basis of quotes obtained from brokers and dealers or pricing services using data reflecting the earlier closing of the principal markets for those securities. Prices obtained from independent pricing services use information provided by market makers or estimates of market values obtained from yield data relating to investments or securities with similar characteristics. Certain fixed income securities purchased on a delayed-delivery basis are marked to market daily until settlement at the forward settlement date. Short-term investments having a maturity of 60 days or less are generally valued at amortized cost. Exchange traded options, futures and options on futures are valued at the settlement price determined by the relevant exchange. With respect to any portion of a Portfolio’s assets that are invested in one or more open-end management investment companies, a Portfolio’s NAV will be calculated based upon the NAVs of such investments.

If a foreign security’s value has materially changed after the close of the security’s primary exchange or principal market but before the NYSE Close, the security will be valued at fair value based on procedures established and approved by the Board of Trustees. Foreign securities that do not trade when the NYSE is open are also valued at fair value. A Portfolio may determine the fair value of investments based on information provided by pricing services and other third-party vendors, which may recommend fair value prices or adjustments with reference to other securities, indices or assets. In considering whether fair value pricing is required and in determining fair values, a Portfolio may, among other things, consider significant events (which may be considered to include changes in the value of U.S. securities or securities indices) that occur after the close of the relevant market and before the NYSE Close. A Portfolio may utilize modeling tools provided by third-party vendors to determine fair values of non-U.S. securities. Foreign exchanges may permit trading in foreign securities on days when the Trust is not open for business, which may result in a Portfolio’s portfolio investments being affected when you are unable to buy or sell shares.

Investments initially valued in currencies other than the U.S. dollar are converted to the U.S. dollar using exchange rates obtained from pricing services. As a result, the NAV of a Portfolio’s shares may be affected by changes in the value of currencies in relation to the U.S. dollar. The value of securities traded in markets outside the United States or denominated in currencies other than the U.S. dollar may be affected significantly on a day that the NYSE is closed and an investor is not able to purchase, redeem or exchange shares.

Securities and other assets for which market quotes are not readily available are valued at fair value as determined in good faith by the Board of Trustees or persons acting at its direction. The Board of Trustees has adopted methods for valuing securities and other assets in circumstances where market quotes are not readily available, and has delegated to PIMCO the responsibility for applying the valuation methods. For instance,

29	Private Account Portfolio Series

certain securities or investments for which daily market quotes are not readily available may be valued, pursuant to guidelines established by the Board of Trustees, with reference to other securities or indices. In the event that market quotes are not readily available, and the security or asset cannot be valued pursuant to one of the valuation methods, the security or asset will be determined in good faith by the Valuation Committee of the Board of Trustees, generally based upon recommendations provided by PIMCO.

Market quotes are considered not readily available in circumstances where there is an absence of current or reliable market-based data (e.g., trade information, bid/asked information, broker quotes), including where events occur after the close of the relevant market, but prior to the NYSE Close, that materially affect the values of a Portfolio’s securities or assets. In addition, market quotes are considered not readily available when, due to extraordinary circumstances, the exchanges or markets on which the securities trade do not open for trading for the entire day and no other market prices are available. The Board has delegated to PIMCO the responsibility for monitoring significant events that may materially affect the values of a Portfolio’s securities or assets and for determining whether the value of the applicable securities or assets should be re-evaluated in light of such significant events.

When a Portfolio uses fair value pricing to determine its NAV, securities will not be priced on the basis of quotes from the primary market in which they are traded, but rather may be priced by another method that the Board of Trustees or persons acting at their direction believe accurately reflects fair value. Fair value pricing may require subjective determinations about the value of a security. While the Trust’s policy is intended to result in a calculation of a Portfolio’s NAV that fairly reflects security values as of the time of pricing, the Trust cannot ensure that fair values determined by the Board of Trustees or persons acting at their direction would accurately reflect the price that a Portfolio could obtain for a security if it were to dispose of that security as of the time of pricing (for instance, in a forced or distressed sale). The prices used by a Portfolio may differ from the value that would be realized if the securities were sold. The Portfolios’ use of fair valuation may also help to deter “stale price arbitrage” as discussed above under “Abusive Trading Practices.”

Portfolio Distributions

Each Portfolio distributes substantially all of its net investment income to shareholders in the form of dividends. Each Portfolio, except the PIMCO Short-Term Floating NAV Portfolio II, intends to declare and pay income dividends quarterly to shareholders of record. The PIMCO Short-Term Floating NAV Portfolio II intends to declare income dividends daily and pay them monthly to shareholders of record.

In addition, each Portfolio distributes any net capital gains it earns from the sale of portfolio securities to shareholders no less frequently than annually.

A Portfolio’s dividend and capital gain distributions will automatically be reinvested in additional shares of the Portfolio at NAV unless the shareholder elects to have the distributions paid in cash. Shareholders do not pay any sales charges on shares received through the reinvestment of Portfolio distributions.

Tax Consequences

The following information is meant as a general summary for U.S. taxpayers. Please see the Offering Memorandum Supplement for additional information. You should rely on your own tax adviser for advice about the particular federal, state and local tax consequences to you of investing in a Portfolio. Non-U.S. shareholders should also consider the tax consequences imposed by their domicile’s tax revenue authority.

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•     Portfolio Distributions.  Each Portfolio will distribute substantially all of its income and gains to its shareholders every year, and shareholders will be taxed on distributions they receive, regardless of whether they are paid in cash or are reinvested in additional shares of the Portfolio. If a Portfolio declares a dividend in October, November or December but pays it in January, you may be taxed on the dividend as if you received it in the previous year.

You will receive a tax report early each year. The report will tell you which dividends and redemptions must be treated as taxable ordinary income, and which, if any, are long-term capital gains. If a Portfolio designates a dividend as a capital gains distribution (typically from gains from investments that a Portfolio owned for more than one year), you will be liable for tax on that dividend at the long-term capital gains tax rate, no matter how long you have held your shares of that Portfolio. Distributions of investment income and any short-term capital gains will generally be taxed as ordinary income.

Portfolio distributions are taxable to shareholders even if they are paid from income or gains earned by a Portfolio prior to a shareholder’s investment and thus were included in the price paid for the shares. For example, a shareholder who purchases shares on or just before the record date of a Portfolio distribution will pay full price for the shares and may receive a portion of the investment back as a taxable distribution.

•     Sales, Exchanges, and Redemptions of Portfolio Shares.  You will generally have a capital gain or loss if you dispose of your Portfolio shares by redemption, exchange or sale. The amount of the gain or loss and the rate of tax will depend primarily upon how much you paid for the shares, how much you sell them for, and how long you hold them. When a shareholder exchanges shares of a Portfolio for shares of another Portfolio, the transaction will be treated as a sale of the exchanged Portfolio shares, and any gain on those shares will generally be subject to federal income tax.

•     Returns of Capital.  If a Portfolio’s distributions exceed its taxable income and capital gains realized during a taxable year, all or a portion of the distributions made in the same taxable year may be recharacterized as a return of capital to shareholders. A return of capital distribution will generally not be taxable, but will reduce each shareholder’s cost basis in the Portfolio and result in a higher reported capital gain or lower reported capital loss when those shares on which the distribution was received are sold.

•     Backup Withholding.  Each Portfolio may be required to withhold U.S. federal income tax on all taxable distributions payable to you if you fail to provide the Portfolio with your correct taxpayer identification number or to make required certifications, or if you have been notified by the IRS that you are subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld may be credited against your U.S. federal income tax liability.

Any foreign shareholders would generally be subject to U.S. tax withholding of 30% (or lower applicable treaty rate) on distributions from the Portfolio.

Investment Restrictions

Fundamental Investment Restrictions	Each Portfolio’s investment objective, except PIMCO Long Duration Corporate Bond Portfolio, as set forth in the “Investment Objectives and Strategies” section, together with the investment restrictions set forth below, are fundamental policies of the Portfolios and may not be changed with respect to a Portfolio without shareholder approval by vote of a majority of the outstanding shares of that Portfolio.

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(1) A Portfolio may not concentrate its investments in a particular industry, as that term is used in the 1940 Act, as amended, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time.

(2) The PIMCO High Yield, PIMCO Mortgage, PIMCO Mortgage II, PIMCO Short-Term, and PIMCO Short-Term Floating NAV II Portfolios, may not, with respect to 75% of its assets, purchase the securities of any issuer, except securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities, if, as a result, (i) more than 5% of the Portfolio’s assets would be invested in the securities of that issuer, or (ii) the Portfolio would hold more than 10% of the outstanding voting securities of that issuer;

(3) A Portfolio may not purchase or sell real estate, although it may purchase securities secured by real estate or interests therein, or securities issued by companies which invest in real estate, or interests therein;

(4) A Portfolio may not purchase or sell commodities or commodities contracts or oil, gas or mineral programs. This restriction shall not prohibit a Portfolio, subject to restrictions described in this Offering Memorandum and elsewhere in the Offering Memorandum Supplement, from purchasing, selling or entering into futures contracts, options on futures contracts, foreign currency forward contracts, foreign currency options, or any interest rate, securities-related or foreign currency-related hedging instrument, including swap agreements and other derivative instruments, subject to compliance with any applicable provisions of the federal securities and commodities laws;

(5) A Portfolio may not borrow money or issue any senior security, except as permitted under the 1940 Act, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time;

(6) A Portfolio may not make loans except as permitted under the 1940 Act, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time; and

(7) A Portfolio may not act as an underwriter of securities of other issuers, except to the extent that in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under the federal securities laws.

(8) The PIMCO Municipal Sector Portfolio will invest, under normal circumstances, at least 80% of its assets in investments the income of which is exempt from federal income tax.

Notwithstanding the foregoing, it is a fundamental policy of each Portfolio that it may elect, in the future, to pursue its investment objective by investing in one or more underlying investment companies or vehicles that in turn invest in the securities described in the “Investment Objectives and Strategies” section and whose shares may be offered to other parties as well as the Portfolio.

The Portfolios interpret their policy with respect to concentration in a particular industry under Fundamental Investment Restriction No. 1, above, to apply to direct investments in the securities of issuers in a particular industry, as defined by the Trust. For purposes of this restriction, a foreign government is considered to be an industry. Currency positions are not considered to be an investment in a foreign government for industry concentration purposes. Mortgage-backed securities that are issued or guaranteed by the U.S. Government, its agencies or instrumentalities are not subject to the Portfolios’ industry concentration restrictions, by virtue of the exclusion from that test available to all U.S. Government securities. Similarly, municipal bonds issued by states, municipalities and other political subdivisions, agencies, authorities and instrumentalities of states and

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multistate agencies and authorities are not subject to the Portfolios’ industry concentration restrictions. In the case of privately issued mortgage-related securities, or any asset-backed securities, the Trust takes the position that such securities do not represent interests in any particular “industry” or group of industries.

A Portfolio may invest in certain derivative instruments which, while representing a relatively small amount of the Portfolio’s net assets, provide a greater amount of economic exposure to a particular industry. To the extent that a Portfolio obtains economic exposure to a particular industry in this manner, it may be subject to similar risks of concentration in that industry as if it had invested in the securities of issuers in that industry directly.

Non-Fundamental Investment Restrictions	Each Portfolio is also subject to the following non-fundamental investment restrictions and policies (which may be changed without shareholder approval) relating to the investment of its assets and activities.

(1) A Portfolio may not invest more than 15% of its net assets (taken at market value at the time of the investment) in illiquid securities; and

(2) A Portfolio may not invest in any combination of mortgage-related or other asset-backed interest only, principal only or inverse floating rate securities, except that the PIMCO Asset-Backed Securities, PIMCO Asset-Backed Securities II, PIMCO Mortgage and PIMCO Mortgage II Portfolios may invest up to 5% of their total assets in such securities.

In addition, the Trust has adopted the following non-fundamental investment policies that may be changed on 60 days notice to shareholders:

(1) The PIMCO U.S. Government Sector Portfolio and PIMCO U.S. Government Sector Portfolio II each will invest, under normal circumstances, at least 80% of its assets in U.S. Government investments.

(2) The PIMCO Mortgage Portfolio and PIMCO Mortgage Portfolio II each will invest, under normal circumstances, at least 80% of its assets in mortgage investments.

(3) The PIMCO Asset-Backed Securities Portfolio and PIMCO Asset-Backed Securities Portfolio II each will invest, under normal circumstances, at least 80% of its assets in asset-backed investments.

(4) The PIMCO Investment Grade Corporate Portfolio will invest, under normal circumstances, at least 80% of its assets in investment grade corporate fixed income investments.

(5) The PIMCO High Yield Portfolio will invest, under normal circumstances, at least 80% of its assets in high yield investments.

(6) The PIMCO Emerging Markets Portfolio will invest, under normal circumstances, at least 80% of its assets in emerging market investments.

(7) The PIMCO Developing Local Markets Portfolio will invest, under normal circumstances, at least 80% of its assets in currencies of, or Fixed Income Instruments denominated in the currencies of, developing markets.

(8) The PIMCO Long Duration Corporate Bond Portfolio will invest, under normal circumstances, at least 80% of its assets in corporate Fixed Income Instruments.

For purposes of these policies, the term “assets” as defined in Rule 35d-1 under the 1940 Act, means net assets plus the amount of any borrowings for investment purposes.

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Portfolio Transactions and Brokerage

Investment Decisions and Portfolio Transactions	Investment decisions for the Portfolios and for the other investment advisory clients of PIMCO are made with a view to achieving their respective investment objectives. Investment decisions are the product of many factors in addition to basic suitability for the particular client involved (including the Portfolios). Some securities considered for investments by the Portfolios may also be appropriate for other clients served by PIMCO. Thus, a particular security may be bought or sold for certain clients even though it could have been bought or sold for other clients at the same time, including accounts in which PIMCO, its officers or employees may have a financial interest. If a purchase or sale of securities consistent with the investment policies of a Portfolio and one or more of these clients served by PIMCO is considered at or about the same time, transactions in such securities will be allocated among the Portfolio and other clients pursuant to PIMCO’s trade allocation policy that is designed to ensure that all accounts, including the Portfolios, are treated fairly, equitably, and in a non-preferential manner, such that allocations are not based upon fee structure or portfolio manager preference.

PIMCO may acquire on behalf of its clients (including the Trust) securities or other financial instruments providing exposure to different aspects of the capital and debt structure of an issuer, including without limitation those that relate to senior and junior/subordinate obligations of such issuer. In certain circumstances, the interests of those clients exposed to one portion of the issuer’s capital and debt structure may diverge from those clients exposed to a different portion of the issuer’s capital and debt structure. PIMCO may advise some clients or take actions for them in their best interests with respect to their exposures to an issuer’s capital and debt structure that may diverge from the interests of other clients with different exposures to the same issuer’s capital and debt structure.

PIMCO may aggregate orders for the Portfolios with simultaneous transactions entered into on behalf of other clients of PIMCO when, in PIMCO’s reasonable judgment, aggregation may result in an overall economic benefit to the Portfolios and other clients in terms of pricing, brokerage commissions or other expenses. When feasible, PIMCO allocates trades prior to execution. When pre-execution allocation is not feasible, PIMCO promptly allocates trades following established and objective procedures. Allocations generally are made at or about the time of execution and before the end of the trading day. As a result, one account may receive a price for a particular transaction that is different from the price received by another account for a similar transaction on the same day. In general, trades are allocated among portfolio managers on a pro rata basis (to the extent a portfolio manager decides to participate fully in the trade), for further allocation by each portfolio manager among that manager’s eligible accounts. In allocating trades among accounts, portfolio managers generally consider a number of factors, including, but not limited to, each account’s deviation (in terms of risk exposure and/or performance characteristics) from a relevant model portfolio, each account’s investment objectives, restrictions and guidelines, its risk exposure, its available cash, and its existing holdings of similar securities. Once trades are allocated, they may be reallocated only in unusual circumstances due to recognition of specific account restrictions.

In some cases, PIMCO may sell a security on behalf of a client, including the Portfolios, to a broker-dealer that thereafter may be purchased for the accounts of one or more of PIMCO’s other clients, including the Portfolios, from that or another broker-dealer. PIMCO has adopted procedures it believes are reasonably designed to obtain the best execution for the transactions by each account.

Brokerage and Research Services

There is generally no stated commission in the case of fixed income securities, which are traded in the over-the-counter markets, but the price paid by a Portfolio usually includes an undisclosed dealer commission or mark-up. In underwritten offerings, the price paid by a Portfolio includes a disclosed, fixed commission or discount retained by the underwriter or dealer. Transactions on U.S. stock exchanges and other agency transactions

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involve the payment by a Portfolio of negotiated brokerage commissions. Such commissions vary among different brokers. Also, a particular broker may charge different commissions according to such factors as the difficulty and size of the transaction. Transactions in foreign securities generally involve the payment of fixed brokerage commissions, which are generally higher than those in the United States.

PIMCO places all orders for the purchase and sale of portfolio securities, options and futures contracts for the relevant Portfolio and buys and sells such securities, options and futures for the Trust through a substantial number of brokers and dealers. In so doing, PIMCO uses its best efforts to obtain for the Trust the best execution available. In seeking the best execution, PIMCO, having in mind the Trust’s best interests, considers all factors it deems relevant, including, by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker-dealer involved and the quality of service rendered by the broker-dealer in other transactions. Changes in the aggregate amount of brokerage commissions paid by a Portfolio from year-to-year may be attributable to changes in the asset size of the Portfolio, the volume of portfolio transactions effected by the Portfolio, the types of instruments in which the Portfolios invest or the rates negotiated by PIMCO on behalf of the Portfolios.

PIMCO places orders for the purchase and sale of portfolio investments for the Portfolios’ accounts with brokers or dealers selected by it in its discretion. In effecting purchases and sales of portfolio securities for the account of the Portfolios, PIMCO will seek the best execution of the Portfolios’ orders. In doing so, a Portfolio may pay higher commission rates than the lowest available when PIMCO believes it is reasonable to do so in light of the value of the brokerage and research services provided by the broker effecting the transaction, as discussed below. Although PIMCO may use financial firms that sell shares of funds managed by PIMCO to execute transactions for the Portfolios, PIMCO will not consider the sale of fund shares as a factor when choosing financial firms to execute those transactions.

It has for many years been a common practice in the investment advisory business for advisers of investment companies and other institutional investors to receive research services from broker-dealers which execute portfolio transactions for the clients of such advisers. Consistent with this practice, PIMCO may receive research services from broker-dealers with which PIMCO places the Trust’s portfolio transactions. PIMCO may also receive research or research credits from brokers which are generated from underwriting commissions when purchasing new issues of fixed income securities or other assets for a Portfolio. These services, which in some cases may be purchased for cash, include such matters as general economic and security market reviews, industry and company reviews, evaluations of securities and recommendations as to the purchase and sale of securities. Some of these services are of value to PIMCO in advising various of its clients (including the Trust), although not all of these services are necessarily useful and of value in managing the Trust. The advisory fee paid by the Trust would not be reduced in the event that PIMCO and its affiliates received such services.

As permitted by Section 28(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Trust may pay a broker-dealer that provides “brokerage and research services” (as defined in the Exchange Act) to PIMCO an amount of disclosed commission or spread for effecting a securities transaction for the Trust in excess of the commission or spread that another broker-dealer would have charged for effecting the same transaction.

As noted above, PIMCO may purchase new issues of securities for the Trust in underwritten fixed price offerings. In these situations, the underwriter or selling group member may provide PIMCO with research in addition to selling the securities (at the fixed public offering price) to the Trust or other advisory clients. Because the offerings are conducted at a fixed price, the ability to obtain research from a broker-dealer in this situation

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provides knowledge that may benefit the Trust, other PIMCO clients, and PIMCO without incurring additional costs. These arrangements may not fall within the safe harbor of Section 28(e) because the broker-dealer is considered to be acting in a principal capacity in underwritten transactions. However, the Financial Industry Regulatory Authority, Inc. has adopted rules expressly permitting broker-dealers to provide bona fide research to advisers in connection with fixed price offerings under certain circumstances. As a general matter in these situations, the underwriter or selling group member will provide research credits at a rate that is higher than that which is available for secondary market transactions.

Portfolio Turnover	The length of time a Portfolio has held a particular security is not generally a consideration in investment decisions. A change in the securities held by a Portfolio is known as “portfolio turnover.” PIMCO manages the Portfolios without regard generally to the restrictions on portfolio turnover. When the portfolio manager deems it appropriate and particularly during periods of volatile market movements, each Portfolio may engage in frequent and active trading of portfolio securities to achieve its investment objective. The use of certain derivative instruments with relatively short maturities may tend to exaggerate the portfolio turnover rate for some of the Portfolios. Trading in fixed income securities does not generally involve the payment of brokerage commissions, but does involve indirect transaction costs. The use of futures contracts may involve the payment of commissions to futures commission merchants. Higher portfolio turnover involves correspondingly greater expenses to a Portfolio, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestments in other securities. The higher the rate of portfolio turnover of a Portfolio, the higher these transaction costs borne by the Portfolio generally will be. Such sales may result in realization of taxable capital gains (including short-term capital gains which are generally taxed to shareholders at ordinary income tax rates). The trading costs and tax effects associated with portfolio turnover may adversely effect the Portfolio’s performance.

The portfolio turnover rate of a Portfolio is calculated by dividing (a) the lesser of purchases or sales of portfolio securities for the particular fiscal year by (b) the monthly average of the value of the portfolio securities owned by the Portfolio during the particular fiscal year. In calculating the rate of portfolio turnover, there is excluded from both (a) and (b) all securities, including options, whose maturities or expiration dates at the time of acquisition were one year or less. Proceeds from short sales and assets used to cover short positions undertaken are included in the amounts of securities sold and purchased, respectively, during the year.

Characteristics and Risks of Securities and Investment Techniques

This section provides additional information about some of the principal investments and related risks of the Portfolios described under “Portfolio Summaries” and “Description of Principal Risks” above. It also describes characteristics and risks of additional securities and investment techniques that may be used by the Portfolios from time to time. Most of these securities and investment techniques are discretionary, which means that PIMCO can decide whether to use them or not. This Offering Memorandum does not attempt to disclose all of the various types of securities and investment techniques that may be used by the Portfolios. As with any mutual fund, investors in the Portfolios rely on the professional investment judgement and skill of PIMCO and the portfolio managers. The investments made by the Portfolios at any given time are not expected to be the same as those made by other funds for which PIMCO acts as investment adviser, including mutual funds with investment objectives and strategies similar to the Portfolios. Accordingly, the performance of the Portfolios can be expected to vary from that of other funds advised by PIMCO. Please see “Investment Objectives and Policies” in the Offering Memorandum Supplement for more detailed information about the securities and investment techniques described in this section and about other strategies and techniques that may be used by the Portfolios.

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Securities Selection	Certain Portfolios in this Offering Memorandum seek maximum total return. The total return sought by a Portfolio consists of both income earned on a Portfolio’s investments and capital appreciation, if any, arising from increases in the market value of a Portfolio’s holdings. Capital appreciation of fixed income securities generally results from decreases in market interest rates or improving credit fundamentals for a particular market sector or security.

In selecting securities for a Portfolio, PIMCO develops an outlook for interest rates, currency exchange rates and the economy; analyzes credit and call risks, and uses other security selection techniques. The proportion of a Portfolio’s assets committed to investment in securities with particular characteristics (such as quality, sector, interest rate or maturity) varies based on PIMCO’s outlook for the U.S. economy and the economies of other countries in the world, the financial markets and other factors.

PIMCO attempts to identify areas of the bond market that are undervalued relative to the rest of the market. PIMCO identifies these areas by grouping bonds into sectors such as money markets, governments, corporates, mortgages, asset-backed and international. Sophisticated proprietary software then assists in evaluating sectors and pricing specific securities. Once investment opportunities are identified, PIMCO will shift assets among sectors depending upon changes in relative valuations and credit spreads. There is no guarantee that PIMCO’s security selection techniques will produce the desired results.

Fixed Income Instruments	“Fixed Income Instruments,” as used generally in this Offering Memorandum, include:

•	securities issued or guaranteed by the U.S. Government, its agencies or government-sponsored enterprises (“U.S. Government Securities”);
•	corporate debt securities of U.S. and non-U.S. issuers, including convertible securities and corporate commercial paper;
•	mortgage-backed and other asset-backed securities;
•	inflation-indexed bonds issued both by governments and corporations;
•	structured notes, including hybrid or “indexed” securities and event-linked bonds;
•	loan participations and assignments;
•	delayed funding loans and revolving credit facilities;
•	bank certificates of deposit, fixed time deposits and bankers’ acceptances;
•	repurchase agreements on Fixed Income Instruments and reverse repurchase agreements on Fixed Income Instruments;
•	debt securities issued by states or local governments and their agencies, authorities and other government-sponsored enterprises;
•	obligations of non-U.S. governments or their subdivisions, agencies and government-sponsored enterprises; and
•	obligations of international agencies or supranational entities.

Securities issued by U.S. Government agencies or government-sponsored enterprises may not be guaranteed by the U.S. Treasury.

The Portfolios may invest in derivatives based on Fixed Income Instruments.

Duration

Duration is a measure of the expected life of a fixed income security that is used to determine the sensitivity of a security’s price to changes in interest rates. The longer a security’s duration, the more sensitive it will be to changes in interest rates. Similarly, a Portfolio with a longer average portfolio duration will be more sensitive to changes in interest rates than a Portfolio with a shorter average portfolio duration. By way of example, the price of a bond fund with an average duration of five years would be expected to fall approximately 5% if interest rates rose by one percentage point. Conversely, the price of a bond fund with an average duration of negative three years would be expected to rise approximately 3% if interest rates rose by one percentage point. The maturity of a security, another commonly used measure of price sensitivity, measures only the time until final payment is due. Whereas

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duration takes into account the pattern of all payments of interest and principal on a security over time, including how these payments are affected by prepayments and by changes in interest, as well as the time until an interest rate on a security is reset (in the case of variable-rate securities).

U.S. Government Securities	U.S. Government Securities are obligations of, or guaranteed by, the U.S. Government, its agencies or government-sponsored enterprises. The U.S. Government does not guarantee the NAV of the Portfolios’ shares. U.S. Government Securities are subject to market and interest rate risk, and may be subject to varying degrees of credit risk. Some U.S. Government Securities are issued or guaranteed by the U.S. Treasury and are supported by the full faith and credit of the United States. Other types of U.S. Government Securities are supported by the full faith and credit of the United States (but not issued by the U.S. Treasury). These securities have the lowest credit risk. Still other types of U.S. Government Securities are: (1) supported by the ability of the issuer to borrow from the U.S. Treasury; (2) supported only by the credit of the issuing agency, instrumentality or government-sponsored corporation; or (3) supported by the United States in some other way. These securities may be subject to greater credit risk. U.S. Government Securities include zero coupon securities, which tend to be subject to greater market risk than interest-paying securities of similar maturities.

Securities issued by U.S. Government agencies or government-sponsored enterprises may not be guaranteed by the U.S. Treasury. GNMA, a wholly owned U.S. Government corporation, is authorized to guarantee, with the full faith and credit of the U.S. Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA and backed by pools of mortgages insured by the Federal Housing Administration or guaranteed by the Department of Veterans Affairs. Government-related guarantors (i.e., not backed by the full faith and credit of the U.S. Government) include the Federal National Mortgage Association (“FNMA”) and the Federal Home Loan Mortgage Corporation (“FHLMC”). Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA but are not backed by the full faith and credit of the U.S. Government. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but its participation certificates are not backed by the full faith and credit of the U.S. Government.

Municipal Bonds	Municipal bonds are generally issued by states and local governments and their agencies, authorities and other instrumentalities. Municipal bonds are subject to interest rate, credit and market risk. The ability of an issuer to make payments could be affected by litigation, legislation or other political events or the bankruptcy of the issuer. Lower rated municipal bonds are subject to greater credit and market risk than higher quality municipal bonds. The types of municipal bonds in which the Portfolios may invest include municipal lease obligations, municipal general obligation bonds, municipal cash equivalents, and pre-refunded and escrowed to maturity municipal bonds. The Portfolios may also invest in industrial development bonds, which are municipal bonds issued by a government agency on behalf of a private sector company and, in most cases, are not backed by the credit of the issuing municipality and may therefore involve more risk. The Portfolios may also invest in securities issued by entities whose underlying assets are municipal bonds.

Pre-refunded municipal bonds are tax-exempt bonds that have been refunded to a call date on or before the final maturity of principal and remain outstanding in the municipal market. The payment of principal and interest of the pre-refunded municipal bonds held by a Portfolio is funded from securities in a designated escrow account that holds U.S. Treasury securities or other obligations of the U.S. Government (including its agencies and instrumentalities (“Agency Securities”)). While still tax-exempt, pre-refunded municipal bonds usually will bear a Aaa rating (if a re-rating has been requested and paid for) because they are backed by U.S. Treasury or Agency Securities. As the payment of principal and interest is generated from securities held in a designated escrow account, the pledge of the municipality has been fulfilled and the original pledge of revenue by the municipality is no longer in place. The escrow account securities pledged to pay the principal and interest of the

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pre-refunded municipal bond do not guarantee the price movement of the bond before maturity. Investment in pre-refunded municipal bonds held by a Portfolio may subject the Portfolio to interest rate risk and market risk. In addition, while a secondary market exists for pre-refunded municipal bonds, if a Portfolio sells pre-refunded municipal bonds prior to maturity, the price received may be more or less than the original cost, depending on market conditions at the time of sale.

The Portfolios may invest, without limitation, in residual interest bonds (“RIBs”), which brokers create by depositing municipal bond in a trust. The interest rate for the variable rate security is determined by the remarketing broker-dealer, while the RIB holder receives the balance of the income from the underlying municipal bond. The market prices of RIBs may be highly sensitive to changes in market rates and may decrease significantly when market rates increase.

In a transaction in which a Portfolio purchases a RIB from a trust, and the underlying municipal bond was held by the Portfolio prior to being deposited into the trust, the Portfolio treats the transaction as a secured borrowing for financial reporting purposes. As a result, the Portfolio will incur a non-cash interest expense with respect to interest paid by the trust on the variable rate securities, and will recognize additional interest income in an amount directly corresponding to the non-cash interest expense. Therefore, the Portfolio’s NAV per share and performance are not affected by the non-cash interest expense. This accounting treatment does not apply to RIBs acquired by the Portfolios where the Portfolios did not previously own the underlying municipal bond.

Mortgage-Related and Other Asset-Backed Securities	Mortgage-related securities include mortgage pass-through securities, collateralized mortgage obligations (“CMOs”), commercial mortgage-backed securities, mortgage dollar rolls, CMO residuals, stripped mortgage-backed securities (“SMBSs”) and other securities that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property.

The value of some mortgage- or asset-backed securities may be particularly sensitive to changes in prevailing interest rates. Early repayment of principal on some mortgage-related securities may expose a Portfolio to a lower rate of return upon reinvestment of principal. When interest rates rise, the value of a mortgage-related security generally will decline; however, when interest rates are declining, the value of mortgage-related securities with prepayment features may not increase as much as other fixed income securities. The rate of prepayments on underlying mortgages will affect the price and volatility of a mortgage-related security, and may shorten or extend the effective maturity of the security beyond what was anticipated at the time of purchase. If unanticipated rates of prepayment on underlying mortgages increase the effective maturity of a mortgage-related security, the volatility of the security can be expected to increase. The value of these securities may fluctuate in response to the market’s perception of the creditworthiness of the issuers. Additionally, although mortgages and mortgage-related securities are generally supported by some form of government or private guarantee and/or insurance, there is no assurance that private guarantors or insurers will meet their obligations.

One type of SMBS has one class receiving all of the interest from the mortgage assets (the interest-only, or “IO” class), while the other class will receive all of the principal (the principal-only, or “PO” class). The yield to maturity on an IO class is extremely sensitive to the rate of principal payments (including prepayments) on the underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on a Portfolio’s yield to maturity from these securities. A Portfolio may not invest in any combination of mortgage-related or other asset-backed IO, PO, or inverse floater securities, except that the PIMCO Asset-Backed Securities, PIMCO Asset-Backed Securities II, PIMCO Mortgage and PIMCO Mortgage II Portfolios may invest up to 5% of their total assets in such securities.

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Each Portfolio may invest in collateralized debt obligations (“CDOs”), which include collateralized bond obligations (“CBOs”), collateralized loan obligations (“CLOs”) and other similarly structured securities. CBOs and CLOs are types of asset-backed securities. A CBO is a trust which is backed by a diversified pool of high risk, below investment grade fixed income securities. A CLO is a trust typically collateralized by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans, and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans. Certain Portfolios may invest in other asset-backed securities that have been offered to investors.

Loan Participations and Assignments	Each Portfolio (except the PIMCO Municipal Sector Portfolio) may invest in fixed- and floating-rate loans, which investments generally will be in the form of loan participations and assignments of portions of such loans. Participations and assignments involve special types of risk, including credit risk, interest rate risk, liquidity risk, and the risks of being a lender. If a Portfolio purchases a participation, it may only be able to enforce its rights through the lender, and may assume the credit risk of the lender in addition to the borrower.

Corporate Debt Securities	Corporate debt securities are subject to the risk of the issuer’s inability to meet principal and interest payments on the obligation and may also be subject to price volatility due to such factors as interest rate sensitivity, market perception of the credit-worthiness of the issuer and general market liquidity. When interest rates rise, the value of corporate debt securities can be expected to decline. Debt securities with longer maturities tend to be more sensitive to interest rate movements than those with shorter maturities. Corporate debt securities may include forms of preferred stock, including dividend received deduction preferred stocks or other tax-advantaged securities.

High Yield Securities	Securities rated lower than Baa by Moody’s, or equivalently rated by S&P or Fitch, are sometimes referred to as “high yield securities” or “junk bonds.” Investing in these securities involves special risks in addition to the risks associated with investments in higher-rated fixed income securities. While offering a greater potential opportunity for capital appreciation and higher yields, high yield securities typically entail greater potential price volatility and may be less liquid than higher-rated securities. High yield securities may be regarded as predominately speculative with respect to the issuer’s continuing ability to meet principal and interest payments. They may also be more susceptible to real or perceived adverse economic and competitive industry conditions than higher-rated securities. Issuers of securities in default may fail to resume principal or interest payments, in which case a Portfolio may lose its entire investment.

Variable and Floating Rate Securities	Variable and floating rate securities are securities that pay interest at rates that adjust whenever a specified interest rate changes and/or that reset on predetermined dates (such as the last day of a month or calendar quarter). Each Portfolio may invest in floating rate debt instruments (“floaters”) and engage in credit spread trades. Variable and floating rate securities generally are less sensitive to interest rate changes but may decline in value if their interest rates do not rise as much, or as quickly, as interest rates in general. Conversely, floating rate securities will not generally increase in value if interest rates decline. The PIMCO Asset-Backed Securities, PIMCO Asset-Backed Securities II, PIMCO Mortgage and PIMCO Mortgage II Portfolios may invest in inverse floating rate debt instruments (“inverse floaters”). An inverse floater may exhibit greater price volatility than a fixed rate obligation of similar credit quality. The PIMCO Asset-Backed Securities, PIMCO Asset-Backed Securities II, PIMCO Mortgage and PIMCO Mortgage II Portfolios may invest up to 5% of their total assets in any combination of mortgage-related or other asset-backed IO, PO or inverse floater securities. Additionally, each Portfolio may also invest, without limitation, in RIBs.

Inflation-Indexed Bonds

Inflation-indexed bonds (other than municipal inflation-indexed bonds and certain corporate inflation-indexed bonds, which are more fully described below) are fixed income securities whose principal value is periodically adjusted according to the rate of inflation. If the index measuring inflation falls, the principal value of

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inflation-indexed bonds (other than municipal inflation indexed bonds and certain corporate inflation-indexed bonds) will be adjusted downward, and consequently the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced. Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of U.S. Treasury inflation-indexed bonds. For bonds that do not provide a similar guarantee, the adjusted principal value of the bond repaid at maturity may be less than the original principal.

With regard to municipal inflation-indexed bonds and certain corporate inflation-indexed bonds, the inflation adjustment is reflected in the semi-annual coupon payment. As a result, the principal value of municipal inflation-indexed bonds and such corporate inflation-indexed bonds does not adjust according to the rate of inflation.

The value of inflation-indexed bonds is expected to change in response to changes in real interest rates. Real interest rates are tied to the relationship between nominal interest rates and the rate of inflation. If nominal interest rates increase at a faster rate than inflation, real interest rates may rise, leading to a decrease in value of inflation-indexed bonds. Short-term increases in inflation may lead to a decline in value. Any increase in the principal amount of an inflation-indexed bond will be considered taxable ordinary income, even though investors do not receive their principal until maturity.

Event-Linked Exposure	Each Portfolio may obtain event-linked exposure by investing in “event-linked bonds” or “event-linked swaps” or by implementing “event-linked strategies.” Event-linked exposure results in gains or losses that typically are contingent, or formulaically related to defined trigger events. Examples of trigger events include hurricanes, earthquakes, weather-related phenomena, or statistics relating to such events. Some event-linked bonds are commonly referred to as “catastrophe bonds.” If a trigger event occurs, a Portfolio may lose a portion or its entire principal invested in the bond or notional amount on a swap. Event-linked exposure often provides for an extension of maturity to process and audit loss claims where a trigger event has, or possibly has, occurred. An extension of maturity may increase volatility. Event-linked exposure may also expose a Portfolio to certain unanticipated risks including credit risk, counterparty risk, adverse regulatory or jurisdictional interpretations, and adverse tax consequences. Event-linked exposures may also be subject to liquidity risk.

Convertible and Equity Securities	Common stock represents equity ownership in a company and typically provides the common stockholder the power to vote on certain corporate actions, including the election of the company’s directors. Common stockholders participate in company profits through dividends and, in the event of bankruptcy, distributions, on a pro-rata basis after other claims are satisfied. Many factors affect the value of common stock, including earnings, earnings forecasts, corporate events and factors impacting the issuer’s industry and the market generally. Common stock generally has the greatest appreciation and depreciation potential of all corporate securities.

While the Portfolios intend to invest primarily in fixed income securities, each may invest in convertible securities or equity securities. Convertible securities are generally preferred stocks and other securities, including fixed income securities and warrants, that are convertible into or exercisable for common stock at a stated price or rate. The price of a convertible security will normally vary in some proportion to changes in the price of the underlying common stock because of this conversion or exercise feature. However, the value of a convertible security may not increase or decrease as rapidly as the underlying common stock. A convertible security will normally also provide income and is subject to interest rate risk. Convertible securities may be lower-rated securities subject to greater levels of credit risk. A Portfolio may be forced to convert a security before it would otherwise choose, which may have an adverse effect on the Portfolio’s ability to achieve its investment objective.

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Preferred stock represents an equity interest in a company that generally entitles the holder to receive, in preference to the holders of other stocks such as common stocks, dividends and a fixed share of the proceeds resulting from a liquidation of the company. Preferred stocks may pay fixed or adjustable rates of return. Preferred stock is subject to issuer-specific and market risks applicable generally to equity securities. In addition, a company’s preferred stock generally pays dividends only after the company makes required payments to holders of its bonds and other debt. For this reason, the value of preferred stock will usually react more strongly than bonds and other debt to actual or perceived changes in the company’s financial condition or prospects.

While some countries or companies may be regarded as favorable investments, pure fixed income opportunities may be unattractive or limited due to insufficient supply, or legal or technical restrictions. In such cases, a Portfolio may consider equity securities or convertible securities to gain exposure to such investments.

At times, in connection with the restructuring of a preferred stock or Fixed Income Instrument either outside of bankruptcy court or in the context of bankruptcy court proceedings, a Portfolio may determine or be required to accept equity securities, such as common stocks, in exchange for all or a portion of a preferred stock or Fixed Income Instrument. Depending upon, among other things, PIMCO’s evaluation of the potential value of such securities in relation to the price that could be obtained by a Portfolio at any given time upon sale thereof, a Portfolio may determine to hold such securities in its portfolio.

Equity securities generally have greater price volatility than fixed income securities. The market price of equity securities owned by a Portfolio may go up or down, sometimes rapidly or unpredictably. Equity securities may decline in value due to factors affecting equity securities markets generally or particular industries represented in those markets. The value of an equity security may also decline for a number of reasons which directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer’s goods or services.

Foreign (Non-U.S.) Securities	Certain Portfolios may invest in securities and instruments that are economically tied to foreign (non-U.S.) countries. PIMCO generally considers an instrument to be economically tied to a non-U.S. country if the issuer is a foreign government (or any political subdivision, agency, authority or instrumentality of such government), or if the issuer is organized under the laws of a non-U.S. country. In the case of certain money market instruments, such instruments will be considered economically tied to a non-U.S. country if either the issuer or the guarantor of such money market instrument is organized under the laws of a non-U.S. country. With respect to derivative instruments, PIMCO generally considers such instruments to be economically tied to non-U.S. countries if the underlying assets are foreign currencies (or baskets or indexes of such currencies), or instruments or securities that are issued by foreign governments or issuers organized under the laws of a non-U.S. country (or if the underlying assets are certain money market instruments, if either the issuer or the guarantor of such money market instruments is organized under the laws of a non-U.S. country).

Investing in foreign (non-U.S.) securities involves special risks and considerations not typically associated with investing in U.S. securities. Investors should consider carefully the substantial risks involved for Portfolios that invest in securities issued by foreign companies and governments of foreign countries. These risks include: differences in accounting, auditing and financial reporting standards; generally higher commission rates on foreign portfolio transactions; the possibility of nationalization, expropriation or confiscatory taxation; adverse changes in investment or exchange control regulations; and political instability. Individual foreign economies may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross domestic product, rates of inflation, capital reinvestment, resources, self-sufficiency and balance of payments position. The securities markets, values of securities, yields and risks associated with foreign securities markets may change independently of each other. Also, foreign securities and dividends and interest payable on those securities may

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be subject to foreign taxes, including taxes withheld from payments on those securities. Foreign securities often trade with less frequency and volume than domestic securities and therefore may exhibit greater price volatility. Investments in foreign securities may also involve higher custodial costs than domestic investments and additional transaction costs with respect to foreign currency conversions. Changes in foreign exchange rates also will affect the value of securities denominated or quoted in foreign currencies.

Certain Portfolios also may invest in sovereign debt issued by governments, their agencies or instrumentalities, or other government-related entities. Holders of sovereign debt may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities. In addition, there is no bankruptcy proceeding by which defaulted sovereign debt may be collected.

•     Emerging Market Securities.  Certain Portfolios may invest in securities and instruments that are economically tied to emerging market countries. PIMCO generally considers an instrument to be economically tied to an emerging market country if the issuer or guarantor is a government of an emerging market country (or any political subdivision, agency, authority or instrumentality of such government), if the issuer or guarantor is organized under the laws of an emerging market country, or if the currency of settlement of the security is a currency of an emerging market country. With respect to derivative instruments, PIMCO generally considers such instruments to be economically tied to emerging market countries if the underlying assets are currencies of emerging market countries (or baskets or indexes of such currencies), or instruments or securities that are issued or guaranteed by governments of emerging market countries or by entities organized under the laws of emerging market countries. PIMCO has broad discretion to identify countries that it considers to qualify as emerging markets. In making investments in emerging market securities, a Portfolio emphasizes those countries with relatively low gross national product per capita and with the potential for rapid economic growth. Emerging market countries are generally located in Asia, Africa, the Middle East, Latin America and Eastern Europe. PIMCO will select the country and currency composition based on its evaluation of relative interest rates, inflation rates, exchange rates, monetary and fiscal policies, trade and current account balances, legal and political developments and any other specific factors it believes to be relevant.

Investing in emerging market securities imposes risks different from, or greater than, risks of investing in domestic securities or in foreign, developed countries. These risks include: smaller market capitalization of securities markets, which may suffer periods of relative illiquidity; significant price volatility; restrictions on foreign investment; possible repatriation of investment income and capital. In addition, foreign investors may be required to register the proceeds of sales; future economic or political crises could lead to price controls, forced mergers, expropriation or confiscatory taxation, seizure, nationalization, or creation of government monopolies. The currencies of emerging market countries may experience significant declines against the U.S. dollar, and devaluation may occur subsequent to investments in these currencies by a Portfolio. Inflation and rapid fluctuations in inflation rates have had, and may continue to have, negative effects on the economies and securities markets of certain emerging market countries.

Additional risks of emerging market securities may include: greater social, economic and political uncertainty and instability; more substantial governmental involvement in the economy; less governmental supervision and regulation; unavailability of currency hedging techniques; companies that are newly organized and small; differences in auditing and financial reporting standards, which may result in unavailability of material information about issuers; and less developed legal systems. In addition, emerging securities markets may have different clearance and settlement procedures, which may be unable to keep pace with the volume of securities transactions or otherwise make it difficult to engage in such transactions. Settlement problems may cause a Portfolio to miss attractive investment opportunities, hold a portion of its assets in cash pending investment, or be delayed in disposing of a portfolio security. Such a delay could result in possible liability to a purchaser of the security.

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Certain Portfolios may invest in Brady Bonds, which are securities created through the exchange of existing commercial bank loans to sovereign entities for new obligations in connection with a debt restructuring. Investments in Brady Bonds may be viewed as speculative. Brady Bonds acquired by a Portfolio may be subject to restructuring arrangements or to requests for new credit, which may cause the Portfolio to realize a loss of interest or principal on any of its holdings of relevant Brady Bonds.

Foreign (Non-U.S.) Currencies	A Portfolio that invests directly in foreign (non-U.S.) currencies or in securities that trade in, or receive revenues in, foreign currencies will be subject to currency risk. Foreign currency exchange rates may fluctuate significantly over short periods of time. They generally are determined by supply and demand in the foreign exchange markets and the relative merits of investments in different countries, actual or perceived changes in interest rates and other complex factors. Currency exchange rates also can be affected unpredictably by intervention (or the failure to intervene) by U.S. or foreign governments or central banks, or by currency controls or political developments. Currencies in which the Portfolios’ assets are denominated may be devalued against the U.S. dollar, resulting in a loss to the Portfolios.

•     Foreign Currency Transactions.  Portfolios that invest in securities denominated in foreign (non-U.S.) currencies may engage in foreign currency transactions on a spot (cash) basis, enter into forward foreign currency exchange contracts and invest in foreign currency futures contracts and options on foreign currencies and futures. A forward foreign currency exchange contract, which involves an obligation to purchase or sell a specific currency at a future date at a price set at the time of the contract, reduces a Portfolio’s exposure to changes in the value of the currency it will deliver and increases its exposure to changes in the value of the currency it will receive for the duration of the contract. Certain foreign currency transactions may also be settled in cash rather than the actual delivery of the relevant currency. The effect on the value of a Portfolio is similar to selling securities denominated in one currency and purchasing securities denominated in another currency. A contract to sell foreign currency would limit any potential gain which might be realized if the value of the hedged currency increases. A Portfolio may enter into these contracts to hedge against foreign exchange risk, to increase exposure to a foreign currency or to shift exposure to foreign currency fluctuations from one currency to another. Suitable hedging transactions may not be available in all circumstances and there can be no assurance that a Portfolio will engage in such transactions at any given time or from time to time. Also, such transactions may not be successful and may eliminate any chance for a Portfolio to benefit from favorable fluctuations in relevant foreign currencies. A Portfolio may use one currency (or a basket of currencies) to hedge against adverse changes in the value of another currency (or a basket of currencies) when exchange rates between the two currencies are positively correlated. A Portfolio will segregate or “earmark” assets determined to be liquid by PIMCO in accordance with the procedures established by the Board of Trustees (or, as permitted by applicable law, enter into certain offsetting positions) to cover its obligations under forward foreign currency exchange contracts entered into for non-hedging purposes.

Repurchase Agreements	Each Portfolio may enter into repurchase agreements, in which the Portfolio purchases a security from a bank or broker-dealer, which agrees to repurchase the security at the Portfolio’s cost plus interest within a specified time. If the party agreeing to repurchase should default, the Portfolio will seek to sell the securities which it holds. This could involve procedural costs or delays in addition to a loss on the securities if their value should fall below their repurchase price. Repurchase agreements maturing in more than seven days are considered illiquid securities.

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Reverse Repurchase Agreements, Dollar Rolls And Other Borrowings	Each Portfolio may enter into reverse repurchase agreements and dollar rolls, subject to a Portfolio’s limitations on borrowings. A reverse repurchase agreement involves the sale of a security by a Portfolio and its agreement to repurchase the instrument at a specified time and price. A dollar roll is similar except that the counterparty is not obligated to return the same securities as those originally sold by the Portfolio but only securities that are “substantially identical.” Reverse repurchase agreements and dollar rolls may be considered borrowing for some purposes. A Portfolio will segregate or “earmark” assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees to cover its obligations under reverse repurchase agreements and dollar rolls. Reverse repurchase agreements, dollar rolls and other forms of borrowings may create leveraging risk for a Portfolio.

Each Portfolio may borrow money to the extent permitted under the 1940 Act. This means that, in general, a Portfolio may borrow money from banks for any purpose in an amount up to  1/3 of the Portfolio’s total assets, less all liabilities and indebtedness not represented by senior securities. A Portfolio may also borrow money for temporary administrative purposes in an amount not to exceed 5% of the Portfolio’s total assets.

Derivatives	Each Portfolio may, but is not required to, use derivative instruments for risk management purposes or as part of its investment strategies. Generally, derivatives are financial contracts whose value depends upon, or is derived from, the value of an underlying asset, reference rate or index, and may relate to stocks, bonds, interest rates, spreads between different interest rates, currencies or currency exchange rates, commodities, and related indexes. Examples of derivative instruments in which the Portfolios may invest include, but are not limited to, options contracts, futures contracts, options on futures contracts and swap agreements (including, but not limited to, credit default swaps and swaps on exchange traded funds). Each Portfolio may invest some or all of its assets in derivative instruments. The Portfolios may sometimes use derivatives as part of a strategy designed to reduce exposure to other risks, such as interest rate or currency risk, or as a substitute for taking a position in the underlying asset. A portfolio manager may decide not to employ any of these strategies and there is no assurance that any derivatives strategy used by a Portfolio will succeed. A description of these and other derivative instruments that the Portfolios may use are described under “Investment Objectives and Policies” in the Offering Memorandum Supplement.

A Portfolio’s use of derivative instruments involves risks different from, and possibly greater than, the risks associated with investing directly in securities and other more traditional investments. Some of the important risk factors relating to derivative instruments that may be used by the Portfolios include liquidity risk, interest rate risk, market risk, credit risk, management risk and leverage risk, each of which is discussed in “Summary of Principal Risks.” A further description of various risks associated with particular derivative instruments is included in “Investment Objectives and Policies” in the Offering Memorandum Supplement. The following provides a more general discussion of important risk factors relating to all derivative instruments that may be used by the Portfolios.

Management Risk. Derivative products are highly specialized instruments that require investment techniques and risk analyses different from those associated with stocks and bonds. The use of a derivative requires an understanding not only of the underlying instrument but also of the derivative itself, without the benefit of observing the performance of the derivative under all possible market conditions.

Credit Risk. The use of a derivative instrument involves the risk that a loss may be sustained as a result of the failure of another party to the contract (usually referred to as a “counterparty”) to make required payments or otherwise comply with the contract’s terms. Additionally, credit default swaps could result in losses if a Portfolio does not correctly evaluate the creditworthiness of the company on which the credit default swap is based.

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Liquidity Risk. Liquidity risk exists when a particular derivative instrument is difficult to purchase or sell. If a derivative transaction is particularly large or if the relevant market is illiquid (as is the case with many privately negotiated derivatives), it may not be possible to initiate a transaction or liquidate a position at an advantageous time or price.

Leverage Risk. Because many derivatives have a leverage component, adverse changes in the value or level of the underlying asset, reference rate or index can result in a loss substantially greater than the amount invested in the derivative itself. Certain derivatives have the potential for unlimited loss, regardless of the size of the initial investment. When a Portfolio uses derivatives for leverage, investments in that Portfolio will tend to be more volatile, resulting in larger gains or losses in response to market changes. To limit leverage risk, each Portfolio will segregate or “earmark” assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees (or, as permitted by applicable regulation, enter into certain offsetting positions) to cover its obligations under derivative instruments.

Lack of Availability. Because the markets for certain derivative instruments (including markets located in foreign countries) are relatively new and still developing, suitable derivatives transactions may not be available in all circumstances for risk management or other purposes. Upon the expiration of a particular contract, a portfolio manager may wish to retain a Portfolio’s position in the derivative instrument by entering into a similar contract, but may be unable to do so if the counterparty to the original contract is unwilling to enter into the new contract and no other suitable counterparty can be found. There is no assurance that a Portfolio will engage in derivatives transactions at any time or from time to time. A Portfolio’s ability to use derivatives may also be limited by certain regulatory and tax considerations.

Market and Other Risks. Like most other investments, derivative instruments are subject to the risk that the market value of the instrument will change in a way detrimental to a Portfolio’s interest. If a portfolio manager incorrectly forecasts the values of securities, currencies or interest rates or other economic factors in using derivatives for a Portfolio, the Portfolio might have been in a better position if it had not entered into the transaction at all. While some strategies involving derivative instruments can reduce the risk of loss, they can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Portfolio investments. A Portfolio may also have to buy or sell a security at a disadvantageous time or price because the Portfolio is legally required to maintain offsetting positions or asset coverage in connection with certain derivatives transactions.

Other risks in using derivatives include the risk of mispricing or improper valuation of derivatives and the inability of derivatives to correlate perfectly with underlying assets, rates and indexes. Many derivatives, in particular privately negotiated derivatives, are complex and often valued subjectively. Improper valuations can result in increased cash payment requirements to counterparties or a loss of value to a Portfolio. Also, the value of derivatives may not correlate perfectly, or at all, with the value of the assets, reference rates or indexes they are designed to closely track. For example, a swap agreement on an exchange traded fund would not correlate perfectly with the index upon which the exchange traded fund is based because the fund’s return is net of fees and expenses. In addition, a Portfolio’s use of derivatives may cause the Portfolio to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if the Portfolio had not used such instruments.

Exchange-Traded Notes	Exchange-traded notes (“ETNs”) are senior, unsecured, unsubordinated debt securities whose returns are linked to the performance of a particular market benchmark or strategy minus applicable fees. ETNs are traded on an exchange (e.g., the NYSE) during normal trading hours. However, investors can also hold the ETN until maturity. At maturity, the issuer pays to the investor a cash amount equal to the principal amount, subject to the day’s market benchmark or strategy factor.

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ETNs do not make periodic coupon payments or provide principal protection. ETNs are subject to credit risk and the value of the ETN may drop due to a downgrade in the issuer’s credit rating, despite the underlying market benchmark or strategy remaining unchanged. The value of an ETN may also be influenced by time to maturity, level of supply and demand for the ETN, volatility and lack of liquidity in underlying assets, changes in the applicable interest rates, changes in the issuer’s credit rating, and economic, legal, political, or geographic events that affect the referenced underlying asset. When a Portfolio invests in ETNs, it will bear its proportionate share of any fees and expenses borne by the ETN. A Portfolio’s decision to sell its ETN holdings may be limited by the availability of a secondary market. ETNs are also subject to tax risk. The IRS and Congress are considering proposals that would change the timing and character of income and gains from ETNs. There may be times when an ETN share trades at a premium or discount to its market benchmark or strategy.

Delayed Funding Loans and Revolving Credit Facilities	The Portfolios may also enter into, or acquire participations in, delayed funding loans and revolving credit facilities, in which a lender agrees to make loans up to a maximum amount upon demand by the borrower during a specified term. These commitments may have the effect of requiring a Portfolio to increase its investment in a company at a time when it might not otherwise decide to do so (including at a time when the company’s financial condition makes it unlikely that such amounts will be repaid). To the extent that a Portfolio is committed to advance additional funds, it will segregate or “earmark” assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees in an amount sufficient to meet such commitments. Delayed funding loans and revolving credit facilities are subject to credit, interest rate and liquidity risk and the risks of being a lender.

When-Issued, Delayed Delivery and Forward Commitment Transactions	Each Portfolio may purchase or sell securities which it is eligible to purchase or sell on a when-issued basis, may purchase and sell such securities for delayed delivery and may make contracts to purchase such securities for a fixed price at a future date beyond normal settlement time (forward commitments). When-issued transactions, delayed delivery purchases and forward commitments involve a risk of loss if the value of the securities declines prior to the settlement date. This risk is in addition to the risk that the Portfolio’s other assets will decline in the value. Therefore, these transactions may result in a form of leverage and increase a Portfolio’s overall investment exposure. Typically, no income accrues on securities a Portfolio has committed to purchase prior to the time delivery of the securities is made, although a Portfolio may earn income on securities it has segregated or “earmarked” to cover these positions. When a Portfolio has sold a security on a when-issued, delayed delivery or forward commitment basis, the Portfolio does not participate in future gains or losses with respect to a security. If the other party to a transaction fails to pay for the securities, a Portfolio could realize a loss. Additionally, when selling a security on a when-issued, delayed delivery or forward commitment basis without owning the security, a Portfolio will incur a loss if the security’s price appreciates in value such that the security’s price is above the agreed-upon price on the settlement date.

Investment in Other Investment Companies	Except as described below, each Portfolio may invest in securities of other investment companies, such as open-end or closed-end management investment companies, including exchange traded funds, or in pooled accounts, or other unregistered accounts or investment vehicles to the extent permitted by the 1940 Act, the rules and regulations thereunder and any exemptive relief therefrom. A Portfolio may invest in other investment companies to gain broad market or sector exposure, including during periods when it has large amounts of uninvested cash or when PIMCO believes share prices of other investment companies offer attractive values. As a shareholder of an investment company, a Portfolio may indirectly bear investment advisory fees, supervisory and administrative fees, service fees and other fees which are in addition to the fees the Portfolio pays its service providers.

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Each Portfolio may invest in the PIMCO Funds Private Account Portfolio Series: Short-Term Floating NAV Portfolio (“PAPS Short-Term Floating NAV Portfolio”), to the extent permitted by the 1940 Act, the rules thereunder or exemptive relief therefrom. The PAPS Short-Term Floating NAV Portfolio is a registered investment company created for use solely by the series of the Trust, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT, other series of registered investment companies advised by PIMCO, in connection with their cash management activities. The main investments of the PAPS Short-Term Floating NAV Portfolio are money market instruments and short maturity Fixed Income Instruments. The PAPS Short-Term Floating NAV Portfolio may incur expenses related to its investment activities, but does not pay investment advisory or supervisory and administrative fees to PIMCO.

Subject to the restrictions and limitations of the 1940 Act, each Portfolio may, in the future, elect to pursue its investment objective by investing in one or more underlying investment vehicles or companies that have substantially similar investment objectives and policies as the Portfolio.

Short Sales	A Portfolio may make short sales as part of its overall portfolio management strategies or to offset a potential decline in value of a security. A short sale involves the sale of a security that is borrowed from a broker or other institution to complete the sale. Short sales expose a Portfolio to the risk that it will be required to acquire, convert or exchange securities to replace the borrowed securities (also known as “covering” the short position) at a time when the securities sold short have appreciated in value, thus resulting in a loss to the Portfolio. A Portfolio making a short sale (other than a “short sale against the box”) must segregate or “earmark” assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees or otherwise cover its position in a permissible manner. The Portfolios may engage in short selling to the extent permitted by the 1940 Act and rules and interpretations thereunder and other federal securities laws. To the extent a Portfolio engages in short selling in foreign (non-U.S.) jurisdictions, the Portfolio will do so to the extent permitted by the laws and regulations of such jurisdiction.

Illiquid Securities	Each Portfolio may invest up to 15% of its net assets (taken at the time of investment) in illiquid securities. Certain illiquid securities may require pricing at fair value as determined in good faith under the supervision of the Board of Trustees. A portfolio manager may be subject to significant delays in disposing of illiquid securities, and transactions in illiquid securities may entail registration expenses and other transaction costs that are higher than those for transactions in liquid securities. The term “illiquid securities” for this purpose means securities that cannot be disposed of within seven days in the ordinary course of business at approximately the amount at which a Portfolio has valued the securities. Restricted securities, i.e., securities subject to legal or contractual restrictions on resale, may be illiquid. However, some restricted securities (such as securities issued pursuant to Rule 144A under the Securities Act and certain commercial paper) may be treated as liquid, although they may be less liquid than registered securities traded on established secondary markets.

Loans of Portfolio Securities	For the purpose of achieving income, each Portfolio may lend its portfolio securities to brokers, dealers, and other financial institutions provided a number of conditions are satisfied, including that the loan is fully collateralized. Please see “Investment Objectives and Policies” in the Offering Memorandum Supplement for details. When a Portfolio lends portfolio securities, its investment performance will continue to reflect changes in the value of the securities loaned, and the Portfolio will also receive a fee or interest on the collateral. Securities lending involves the risk of loss of rights in the collateral or delay in recovery of the collateral if the borrower fails to return the security loaned or becomes insolvent. A Portfolio may pay lending fees to a party arranging the loan. Cash collateral received by a Portfolio in securities lending transactions may be invested in short-term liquid fixed income instruments or in money market or short-term mutual funds, or similar investment vehicles, including affiliated money market or short-term mutual funds. A Portfolio bears the risk of such instruments.

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Temporary Defensive Strategies	For temporary or defensive purposes, each Portfolio may invest without limit in U.S. debt securities, including taxable securities and short-term money market securities, when PIMCO deems it appropriate to do so. When a Portfolio engages in such strategies, it may not achieve its investment objective.

Changes in Investment Objectives and Policies	The investment objective of each Portfolio, except the PIMCO Long Duration Corporate Bond Portfolio and PIMCO Short-Term Floating NAV Portfolio II, is fundamental and may not be changed without shareholder approval. Unless otherwise stated, all other investment policies of the Portfolios may be changed by the Board of Trustees without shareholder approval.

Percentage Investment Limitations	Unless otherwise stated, all percentage limitations on Portfolio investments listed in this Offering Memorandum will apply at the time of investment. A Portfolio would not violate these limitations unless an excess or deficiency occurs or exists immediately after and as a result of an investment.

Credit Ratings and Unrated Securities	Rating agencies are private services that provide ratings of the credit quality of fixed income securities, including convertible securities. Appendix A to this Offering Memorandum describes the various ratings assigned to fixed income securities by Moody’s, S&P and Fitch. Ratings assigned by a rating agency are not absolute standards of credit quality and do not evaluate market risks. Rating agencies may fail to make timely changes in credit ratings and an issuer’s current financial condition may be better or worse than a rating indicates. PIMCO does not rely solely on credit ratings, and develops its own analysis of issuer credit quality.

A Portfolio may purchase unrated securities (which are not rated by a rating agency). Unrated securities may be less liquid than comparable rated securities and involve the risk that the portfolio manager may not accurately evaluate the security’s comparative credit rating. Analysis of the creditworthiness of issuers of high yield securities may be more complex than for issuers of higher-quality fixed income securities. To the extent that a Portfolio invests in high yield and/or unrated securities, the Portfolio’s success in achieving its investment objective may depend more heavily on the portfolio manager’s creditworthiness analysis than if the Portfolio invested exclusively in higher-quality and rated securities.

Other Investments and Techniques	The Portfolios may invest in other types of securities and use a variety of investment techniques and strategies which are not described in this Offering Memorandum. These securities and techniques may subject the Portfolios to additional risks. Please see the Offering Memorandum Supplement for additional information about the securities and investment techniques described in this Offering Memorandum and about additional securities and techniques that may be used by the Portfolios.

49	Private Account Portfolio Series

Appendix A

Description of Securities Ratings

Each Portfolio’s investments may range in quality from securities rated in the lowest category in which the Portfolio is permitted to invest to securities rated in the highest category (as rated by Moody’s, S&P or Fitch, or, if unrated, determined by PIMCO to be of comparable quality). The percentage of a Portfolio’s assets invested in securities in a particular rating category will vary. The following terms are generally used to describe the credit quality of fixed income securities:

High Quality Debt Securities are those rated in one of the two highest rating categories (the highest category for commercial paper) or, if unrated, deemed comparable by PIMCO.

Investment Grade Debt Securities are those rated in one of the four highest rating categories, or if unrated deemed comparable by PIMCO.

Below Investment Grade High Yield Securities (“Junk Bonds”) are those rated lower than Baa by Moody’s, BBB by S&P or Fitch, and comparable securities. They are deemed predominantly speculative with respect to the issuer’s ability to repay principal and interest.

The following is a description of Moody’s, S&P’s and Fitch’s rating categories applicable to fixed income securities.

Moody’s Investors Service, Inc.	Long-Term Obligation Ratings

Moody’s long-term obligation ratings are opinions of the relative credit risk of fixed-income obligations with an original maturity of one year or more. They address the possibility that a financial obligation will not be honored as promised. Such ratings reflect both the likelihood of default and any financial loss suffered in the event of default.

Aaa: Obligations rated Aaa are judged to be of the highest quality, with minimal credit risk.

Aa: Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.

A: Obligations rated A are considered upper-medium grade and are subject to low credit risk.

Baa: Obligations rated Baa are subject to moderate credit risk. They are considered medium-grade and as such may possess certain speculative characteristics.

Ba: Obligations rated Ba are judged to have speculative elements and are subject to substantial credit risk.

B: Obligations rated B are considered speculative and are subject to high credit risk.

Caa: Obligations rated Caa are judged to be of poor standing and are subject to very high credit risk.

Ca: Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C: Obligations rated C are the lowest rated class of bonds and are typically in default, with little prospect for recovery of principal or interest.

Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

A-1	Private Account Portfolio Series

Short-Term Ratings

Moody’s short-term ratings are opinions of the ability of issuers to honor short-term financial obligations. Ratings may be assigned to issuers, short-term programs or to individual short-term debt instruments. Such obligations generally have an original maturity not exceeding thirteen months, unless explicitly noted.

Moody’s employs the following designations to indicate the relative repayment ability of rated issuers:

P-1: Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.

P-2: Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.

P-3: Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term obligations.

NP: Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

Canadian issuers rated P-1 or P-2 have their short-term ratings enhanced by the senior-most long-term rating of the issuer, its guarantor or support-provider.

US Municipal Short-Term Debt and Demand Obligation Ratings

Short-Term Obligation Ratings

There are three rating categories for short-term municipal obligations that are considered investment grade. These ratings are designated as Municipal Investment Grade (MIG) and are divided into three levels—MIG 1 through MIG 3. In addition, those short-term obligations that are of speculative quality are designated SG, or speculative grade. MIG ratings expire at the maturity of the obligation.

MIG 1: This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

MIG 2: This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.

MIG 3: This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.

SG: This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.

Demand Obligation Ratings

In the case of variable rate demand obligations (VRDOs), a two-component rating is assigned; a long or short-term debt rating and a demand obligation rating. The first element represents Moody’s evaluation of the degree of risk associated with scheduled principal and interest payments. The second element represents Moody’s evaluation of the degree of risk associated with the ability to receive purchase price upon demand (“demand feature”), using a variation of the MIG rating scale, the Variable Municipal Investment Grade or VMIG rating. When either the long- or short-term aspect of a VRDO is not rated, that piece is designated NR, e.g., Aaa/NR or NR/VMIG 1. VMIG rating expirations are a function of each issue’s specific structural or credit features.

VMIG 1: This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

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VMIG 2: This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

VMIG 3: This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

SG: This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have an investment grade short-term rating or may lack the structural and/or legal protections necessary to ensure the timely payment of purchase price upon demand.

Standard & Poor’s Ratings Services	Long-Term Issue Credit Ratings

Issue credit ratings are based, in varying degrees, on the following considerations:

•	Likelihood of payment—capacity and willingness of the obligor to meet its financial commitment on an obligation in accordance with the terms of the obligation;

•	Nature of and provisions of the obligation;

•

Protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.

Issue ratings are an assessment of default risk, but may incorporate an assessment of relative seniority or ultimate recovery in the event of default. Junior obligations are typically rated lower than senior obligations, to reflect the lower priority in bankruptcy, as noted above. (Such differentiation may apply when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.)

Investment Grade

AAA: An obligation rated ‘AAA’ has the highest rating assigned by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.

AA: An obligation rated ‘AA’ differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitment on the obligation is very strong.

A: An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.

BBB: An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

Speculative Grade

Obligations rated ‘BB’, ‘B’, ‘CCC’, ‘CC’, and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB: An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

A-3	Private Account Portfolio Series

B: An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.

CCC: An obligation rated ‘CCC’ is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC: An obligation rated ‘CC’ is currently highly vulnerable to nonpayment.

C: A ‘C’ rating is assigned to obligations that are currently highly vulnerable to nonpayment, obligations that have payment arrearages allowed by the terms of the documents, or obligations of an issuer that is the subject of a bankruptcy petition or similar action which have not experienced a payment default. Among others, the ‘C’ rating may be assigned to subordinated debt, preferred stock or other obligations on which cash payments have been suspended in accordance with the instrument’s terms or when preferred stock is the subject of a distressed exchange offer, whereby some or all of the issue is either repurchased for an amount of cash or replaced by other instruments having a total value that is less than par.

D: An obligation rated ‘D’ is in payment default. The ‘D’ rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor’s believes that such payments will be made during such grace period. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized. An obligation’s rating is lowered to ‘D’ upon completion of a distressed exchange offer, whereby some or all of the issue is either repurchased for an amount of cash or replaced by other instruments having a total value that is less than par.

Plus (+) or minus (-): The ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.

NR: This indicates that no rating has been requested, that there is insufficient information on which to base a rating, or that Standard & Poor’s does not rate a particular obligation as a matter of policy.

Short-Term Issue Credit Ratings

A-1: A short-term obligation rated ‘A-1’ is rated in the highest category by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.

A-2: A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitment on the obligation is satisfactory.

A-3: A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

B: A short-term obligation rated ‘B’ is regarded as having significant speculative characteristics. Ratings of ‘B-1’, ‘B-2’, and ‘B-3’ may be assigned to indicate finer distinctions within the ‘B’ category. The obligor currently has the capacity to meet its financial commitment on the obligation; however, it faces major ongoing uncertainties which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

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B-1: A short-term obligation rated ‘B-1’ is regarded as having significant speculative characteristics, but the obligor has a relatively stronger capacity to meet its financial commitments over the short-term compared to other speculative-grade obligors.

B-2: A short-term obligation rated ‘B-2’ is regarded as having significant speculative characteristics, and the obligor has an average speculative-grade capacity to meet its financial commitments over the short-term compared to other speculative-grade obligors.

B-3: A short-term obligation rated ‘B-3’ is regarded as having significant speculative characteristics, and the obligor has a relatively weaker capacity to meet its financial commitments over the short-term compared to other speculative-grade obligors.

C: A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

D: A short-term obligation rated ‘D’ is in payment default. The ‘D’ rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor’s believes that such payments will be made during such grace period. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

Dual Ratings: Standard & Poor’s assigns “dual” ratings to all debt issues that have a put option or demand feature as part of their structure. The first rating addresses the likelihood of repayment of principal and interest as due, and the second rating addresses only the demand feature. The long-term rating symbols are used for bonds to denote the long-term maturity and the short-term rating symbols for the put option (for example, ‘AAA/A-1+’). With U.S. municipal short-term demand debt, note rating symbols are used with the short-term issue credit rating symbols (for example, ‘SP-1+/A-1+’).

Active Qualifiers (currently applied and/or outstanding)

i: This subscript is used for issues in which the credit factors, terms, or both, that determine the likelihood of receipt of payment of interest are different from the credit factors, terms or both that determine the likelihood of receipt of principal on the obligation. The ‘i’ subscript indicates that the rating addresses the interest portion of the obligation only. The ‘i’ subscript will always be used in conjunction with the ‘p’ subscript, which addresses likelihood of receipt of principal. For example, a rated obligation could be assigned ratings of “AAAp NRi” indicating that the principal portion is rated “AAA” and the interest portion of the obligation is not rated.

L: Ratings qualified with ‘L’ apply only to amounts invested up to federal deposit insurance limits.

p: This subscript is used for issues in which the credit factors, the terms, or both, that determine the likelihood of receipt of payment of principal are different from the credit factors, terms or both that determine the likelihood of receipt of interest on the obligation. The ‘p’ subscript indicates that the rating addresses the principal portion of the obligation only. The ‘p’ subscript will always be used in conjunction with the ‘i’ subscript, which addresses likelihood of receipt of interest. For example, a rated obligation could be assigned ratings of “AAAp NRi” indicating that the principal portion is rated “AAA” and the interest portion of the obligation is not rated.

pi: Ratings with a ‘pi’ subscript are based on an analysis of an issuer’s published financial information, as well as additional information in the public domain. They do not, however, reflect in-depth meetings with an issuer’s management and therefore may be based on less comprehensive information than ratings without a ‘pi’ subscript. Ratings with a ‘pi’ subscript are reviewed annually based on a new year’s financial statements, but may be reviewed on an interim basis if a major event occurs that may affect the issuer’s credit quality.

A-5	Private Account Portfolio Series

pr: The letters ‘pr’ indicate that the rating is provisional. A provisional rating assumes the successful completion of the project financed by the debt being rated and indicates that payment of debt service requirements is largely or entirely dependent upon the successful, timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, makes no comment on the likelihood of or the risk of default upon failure of such completion. The investor should exercise his own judgment with respect to such likelihood and risk.

Preliminary: Preliminary ratings are assigned to issues, including financial programs, in the following circumstances.

•

Preliminary ratings may be assigned to obligations, most commonly structured and project finance issues, pending receipt of final documentation and legal opinions. Assignment of a final rating is conditional on the receipt and approval by Standard & Poor’s of appropriate documentation. Changes in the information provided to Standard & Poor’s could result in the assignment of a different rating. In addition, Standard & Poor’s reserves the right not to issue a final rating.

•

Preliminary ratings are assigned to Rule 415 Shelf Registrations. As specific issues, with defined terms, are offered from the master registration, a final rating may be assigned to them in accordance with Standard & Poor’s policies. The final rating may differ from the preliminary rating.

•

Preliminary ratings may be assigned to obligations that will likely be issued upon reorganization or emergence from bankruptcy, based on late-stage reorganization plans, documentation and discussions with the obligor. These ratings consider the anticipated general credit quality of the reorganized or postbankruptcy issuer as well as attributes of the anticipated obligation(s). The final rating may differ from the preliminary rating as a result of changes in the reorganization plan or other developments. Standard & Poor’s reserves the right not to issue a final rating.

t: This symbol indicates termination structures that are designed to honor their contracts to full maturity or, should certain events occur, to terminate and cash settle all their contracts before their final maturity date.

unsolicited: Unsolicited ratings are those credit ratings assigned at the initiative of Standard & Poor’s and not at the request of the issuer or its agents.

Inactive Qualifiers (no longer applied or outstanding)

*: This symbol indicated continuance of the ratings is contingent upon Standard & Poor’s receipt of an executed copy of the escrow agreement or closing documentation confirming investments and cash flows. Discontinued use in August 1998.

c: This qualifier was used to provide additional information to investors that the bank may terminate its obligation to purchase tendered bonds if the long-term credit rating of the issuer is below an investment-grade level and/or the issuer’s bonds are deemed taxable. Discontinued use in January 2001.

q: A ‘q’ subscript indicates that the rating is based solely on quantitative analysis of publicly available information. Discontinued use in April 2001.

r: The ‘r’ modifier was assigned to securities containing extraordinary risks, particularly market risks, that are not covered in the credit rating. The absence of an ‘r’ modifier should not be taken as an indication that an obligation will not exhibit extraordinary non-credit related risks. Standard & Poor’s discontinued the use of the ‘r’ modifier for most obligations in June 2000 and for the balance of obligations (mainly structured finance transactions) in November 2002.

Local Currency and Foreign Currency Risks: Country risk considerations are a standard part of Standard & Poor’s analysis for credit ratings on any issuer or issue. Currency of repayment is a key factor in this analysis. An

Offering Memorandum	A-6

obligor’s capacity to repay foreign currency obligations may be lower than its capacity to repay obligations in its local currency due to the sovereign government’s own relatively lower capacity to repay external versus domestic debt. These sovereign risk considerations are incorporated in the debt ratings assigned to specific issues. Foreign currency issuer ratings are also distinguished from local currency issuer ratings to identify those instances where sovereign risks make them different for the same issuer.

Fitch, Inc.	Long-Term Credit Ratings

Investment Grade

AAA: Highest credit quality. ‘AAA’ ratings denote the lowest expectation of credit risk. They are assigned only in case of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA: Very high credit quality. “AA” ratings denote expectations of very low credit risk. They indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A: High credit quality. “A” ratings denote expectations of low credit risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

BBB: Good credit quality. “BBB” ratings indicate that expectations of credit risk are currently low. The capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity.

Speculative Grade

BB: Speculative. ‘BB’ ratings indicate an elevated vulnerability to credit risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial alternatives may be available to allow financial commitments to be met.

B: Highly speculative. ‘B’ ratings indicate that material credit risk is present.

CCC: Substantial credit risk. ‘CCC’ ratings indicate that substantial credit risk is present.

CC: Very high levels of credit risk. ‘CC’ ratings indicate very high levels of credit risk.

C: Exceptionally high levels of credit risk. ‘C’ indicates exceptionally high levels of credit risk.

Defaulted obligations typically are not assigned ‘D’ ratings, but are instead rated in the ‘B’ to ‘C’ rating categories, depending upon their recovery prospects and other relevant characteristics. This approach better aligns obligations that have comparable overall expected loss but varying vulnerability to default and loss.

The modifiers “+” or “-” may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the ‘AAA’ obligation rating category, or to corporate finance obligation ratings in the categories below ‘B.’

Recovery Ratings

Recovery Ratings are assigned to selected individual securities and obligations. These currently are published for most individual obligations of corporate issuers with IDRs in the ‘B’ rating category and below, and for most distressed or defaulted structured finance obligations rated “CCC” or below.

Among the factors that affect recovery rates for securities are the collateral, the seniority relative to other obligations in the capital structure (where appropriate), and the expected value of the company or underlying collateral in distress.

A-7	Private Account Portfolio Series

The Recovery Rating scale is based upon the expected relative recovery characteristics of an obligation upon the curing of a default, emergence from insolvency or following the liquidation or termination of the obligor or its associated collateral. For structured finance, Recovery Ratings are designed to estimate recoveries on a forward-looking basis while taking into account the time value of money.

Recovery Ratings are an ordinal scale and do not attempt to precisely predict a given level of recovery. As a guideline in developing the rating assessments, the agency employs broad theoretical recovery bands in its ratings approach based on historical averages, but actual recoveries for a given security may deviate materially from historical averages.

RR1: Outstanding recovery prospects given default. ‘RR1’ rated securities have characteristics consistent with securities historically recovering 91%-100% of current principal and related interest.

RR2: Superior recovery prospects given default. ‘RR2’ rated securities have characteristics consistent with securities historically recovering 71%-90% of current principal and related interest.

RR3: Good recovery prospects given default. ‘RR3’ rated securities have characteristics consistent with securities historically recovering 51%-70% of current principal and related interest.

RR4: Average recovery prospects given default. ‘RR4’ rated securities have characteristics consistent with securities historically recovering 31%-50% of current principal and related interest.

RR5: Below average recovery prospects given default. ‘RR5’ rated securities have characteristics consistent with securities historically recovering 11%-30% of current principal and related interest.

RR6: Poor recovery prospects given default. ‘RR6’ rated securities have characteristics consistent with securities historically recovering 0%-10% of current principal and related interest.

Short-Term Credit Ratings

A short-term issuer or obligation rating is based in all cases on the short-term vulnerability to default of the rated entity or security stream, and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Short-Term Ratings are assigned to obligations whose initial maturity is viewed as “short term” based on market convention. Typically, this means up to 13 months for corporate, structured and sovereign obligations, and up to 36 months for obligations in US public finance markets.

F1: Highest short-term credit quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

F2: Good short-term credit quality. Good intrinsic capacity for timely payment of financial commitments.

F3: Fair short-term credit quality. The intrinsic capacity for timely payment of financial commitments is adequate.

B: Speculative short-term credit quality. Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.

C: High short-term default risk. Default is a real possibility.

RD: Restricted default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Applicable to entity ratings only.

D: Default. Indicates a broad-based default event for an entity, or the default of a specific short-term obligation.

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Private Account Portfolio Series	INVESTMENT ADVISER AND ADMINISTRATOR

PIMCO, 840 Newport Center Drive, Newport Beach, CA 92660

DISTRIBUTOR

Allianz Global Investors Distributors LLC, 1345 Avenue of the Americas, New York, NY 10105-4800

CUSTODIAN

State Street Bank & Trust Co., 801 Pennsylvania, Kansas City, MO 64105

TRANSFER AGENT

Boston Financial Data Services-Midwest, 330 W. 9th Street, Kansas City, MO 64105

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP, 1100 Walnut Street, Suite 1300, Kansas City, MO 64106-2197

LEGAL COUNSEL

Dechert LLP, 1775 I Street N.W., Washington, D.C. 20006

Other Information	The Trust’s Offering Memorandum Supplement to shareholders includes additional information about the Portfolios. The Offering Memorandum Supplement is incorporated by reference into this Offering Memorandum, which means it is part of this Offering Memorandum for legal purposes. Additional information about the Portfolios’ investments will be available in each Portfolio’s annual report and semi-annual report to shareholders. Each Portfolio’s annual report will discuss the market conditions and investment strategies that significantly affected each Portfolio’s performance during its fiscal year.

You may obtain free copies of any of these materials, request other information about a Portfolio, or make inquiries by writing to:

PIMCO Funds

840 Newport Center Drive

Newport Beach, CA 92660

You may review and copy information about the Trust, including the Offering Memorandum Supplement, at the Securities and Exchange Commission’s public reference room in Washington, D.C. You may call the Commission at 1-202-551-8090 for information about the operation of the public reference room. You may also access reports and other information about the Trust on the EDGAR Database on the Commission’s Web site at www.sec.gov. You may obtain copies of this information, with payment of a duplication fee, by writing the Public Reference Section of the Commission, Washington, D.C. 20549-1520, or by e-mailing your request to publicinfo@sec.gov.

PIMCO Funds

840 Newport Center Drive

Newport Beach, CA 92660

The Portfolios issue shares only in accordance with Regulation D or other applicable exemptions under the Securities Act. This Offering Memorandum is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act.

Investment Company Act file number: 811-05028

PIMCO Funds

Offering Memorandum

JULY 31, 2010

Private Account Portfolio Series

SHORT TERM PORTFOLIO

PIMCO Short-Term Floating NAV Portfolio

This cover is not part of the Offering Memorandum. The Portfolio issues shares only in private placement transactions in accordance with Regulation D or other applicable exemptions under the Securities Act of 1933, as amended (the ‘‘Securities Act’’). The enclosed Offering Memorandum is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act. This Offering Memorandum is intended for use only by the person to whom it has been issued. Reproduction of this Offering Memorandum is prohibited. The Securities and Exchange Commission has not approved or disapproved these securities, or determined if this Offering Memorandum is truthful or complete. Any representation to the contrary is a criminal offense.

July 31, 2010

PIMCO Short-Term Floating NAV Portfolio

INVESTMENT OBJECTIVE

The Portfolio seeks maximum current income, consistent with preservation of capital and daily liquidity.

PRINCIPAL INVESTMENT STRATEGIES

The Portfolio seeks to achieve its investment objective by investing under normal circumstances at least 65% of its total assets in a diversified portfolio of Fixed Income Instruments of varying maturities, which may be represented by forwards or derivatives such as options, futures contracts, or swap agreements. “Fixed Income Instruments” includes, bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public- or private-sector entities.

The average duration of the Portfolio will vary based on Pacific Investment Management Company LLC’s (“PIMCO”) forecast for interest rates and will normally not exceed one year. Duration is a measure of the expected life of a fixed income security that is used to determine the sensitivity of a security’s price to changes in interest rates. In addition, the dollar-weighted average maturity of the Portfolio, under normal circumstances, is not expected to exceed three years.

The Portfolio may invest only in investment grade securities. The Portfolio may invest in securities of non-U.S. issuers only if the securities are U.S. dollar-denominated and may only invest up to 5% of its total assets in securities and instruments that are economically tied to emerging market countries.

The Portfolio may invest in options, futures contracts, swap agreements, or mortgage- or asset-backed securities, and purchase instruments on an extended settlement basis. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls).

It is possible to lose money on investments in the Portfolio. An investment in the Portfolio is not a deposit of a bank and is not guaranteed or insured by the Federal Deposit Insurance Corporation or any other government agency.

INVESTMENT ADVISER/PORTFOLIO MANAGER

PIMCO serves as the investment adviser for the Portfolio. The Portfolio is managed by Jerome Schneider. Mr. Schneider is an Executive Vice President of PIMCO and he has managed the Portfolio since March 2010.

PURCHASE AND SALE OF PORTFOLIO SHARES

Shares of the Portfolio may be purchased only by series of the PIMCO Funds, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series or PIMCO Equity Series VIT (each an “Investing Fund”). Pacific Investment Management Company LLC (“PIMCO”), acting as agent for the Investing Funds, will effect all purchases/redemptions of shares of the Portfolio for the Investing Funds.

Shares of the Portfolio are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act. Shares may be redeemed in accordance with the procedures set forth in this Offering Memorandum.

TAX INFORMATION

The Portfolio’s distributions are generally taxable as ordinary income, capital gains, or a combination of the two.

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Description of Principal Risks

The value of your investment in the Portfolio changes with the values of the Portfolio’s investments. Many factors can affect those values. The factors that are most likely to have a material effect on the Portfolio’s holdings as a whole are called “principal risks.” This section describes the principal risks of investing in the Portfolio. The Portfolio may be subject to additional risks and risks other than those described below because the types of investments made by the Portfolio can change over time. Securities and investment techniques mentioned in this summary that appear in bold type are described in greater detail under “Characteristics and Risks of Securities and Investment Techniques.” That section and “Investment Objective and Policies” in the Offering Memorandum Supplement also include more information about the Portfolio, its investments and the related risks. There is no guarantee that the Portfolio will be able to achieve its investment objective. It is possible to lose money by investing in the Portfolio.

Interest Rate Risk	Interest rate risk is the risk that fixed income securities and other instruments in the Portfolio’s portfolio will decline in value because of changes in interest rates. As nominal interest rates rise, the value of certain fixed income securities held by the Portfolio is likely to decrease. A nominal interest rate can be described as the sum of a real interest rate and an expected inflation rate. Fixed income securities with longer durations tend to be more sensitive to changes in interest rates, usually making them more volatile than securities with shorter durations. Inflation-indexed securities, including Treasury Inflation-Protected Securities (“TIPS”), decline in value when real interest rates rise. In certain interest rate environments, such as when real interest rates are rising faster than nominal interest rates, inflation-indexed securities may experience greater losses than other fixed income securities with similar durations.

Variable and floating rate securities generally are less sensitive to interest rate changes but may decline in value if their interest rates do not rise as much, or as quickly, as interest rates in general. Conversely, floating rate securities will not generally increase in value if interest rates decline. Inverse floating rate securities may decrease in value if interest rates increase. Inverse floating rate securities may also exhibit greater price volatility than a fixed rate obligation with similar credit quality. When the Portfolio holds variable or floating rate securities, a decrease (or, in the case of inverse floating rate securities, an increase) in market interest rates will adversely affect the income received from such securities and net asset value of the Portfolio’s shares.

Credit Risk	The Portfolio could lose money if the issuer or guarantor of a fixed income security, or the counterparty to a derivatives contract, repurchase agreement or a loan of portfolio securities, is unable or unwilling, or is perceived (whether by market participants, ratings agencies, pricing services or otherwise) as unable or unwilling, to make timely principal and/or interest payments, or to otherwise honor its obligations. The downgrade of a security held by the Portfolio may decrease its value. Securities are subject to varying degrees of credit risk, which are often reflected in credit ratings. Municipal bonds are subject to the risk that litigation, legislation or other political events, local business or economic conditions, or the bankruptcy of the issuer could have a significant effect on an issuer’s ability to make payments of principal and/or interest.

Market Risk	The market price of securities owned by the Portfolio may go up or down, sometimes rapidly or unpredictably. Securities may decline in value due to factors affecting securities markets generally or particular industries represented in the securities markets. The value of a security may decline due to general market conditions which are not specifically related to a particular company, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates or adverse investor sentiment generally. The value of a security may also decline due to factors which affect a particular industry or industries, such as labor shortages or increased production costs and competitive conditions within an industry. During a general downturn in the securities markets, multiple asset classes may decline in value simultaneously.

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Issuer Risk	The value of a security owned by the Portfolio may decline for a number of reasons which directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer’s goods or services, as well as the historical and prospective earnings of the issuer and the value of its assets.

Liquidity Risk	Liquidity risk exists when particular investments are difficult to purchase or sell. The Portfolio’s investments in illiquid securities may reduce the returns of the Portfolio because it may be unable to sell the illiquid securities at an advantageous time or price. Additionally, the market for certain investments may become illiquid under adverse market or economic conditions independent of any specific adverse changes in the conditions of a particular issuer. In such cases, the Portfolio, due to limitations on investments in illiquid securities and the difficulty in purchasing and selling such securities or instruments, may be unable to achieve its desired level of exposure to a certain sector. To the extent that the Portfolio’s principal investment strategy involves foreign (non-U.S.) securities, derivatives or securities with substantial market and/or credit risk, the Portfolio will tend to have the greatest exposure to liquidity risk.

Derivatives Risk	Derivatives are financial contracts whose value depends on, or is derived from, the value of an underlying asset, reference rate or index. The various derivative instruments that the Portfolio may use are referenced under “Characteristics and Risks of Securities and Investment Techniques—Derivatives” in this Offering Memorandum and described in more detail under “Investment Objectives and Policies” in the Offering Memorandum Supplement. The Portfolio typically uses derivatives as a substitute for taking a position in the underlying asset and/or as part of a strategy designed to reduce exposure to other risks, such as interest rate or currency risk. The Portfolio may also use derivatives for leverage, in which case their use would involve leveraging risk. Although as a general matter such use would be consistent with the duration guidelines applicable to the investment strategy being used for the Portfolio, which would be compatible with duration guidelines applied to PIMCO private accounts overall.

The Portfolio’s use of derivative instruments involves risks different from, and possibly greater than, the risks associated with investing directly in securities and other traditional investments. Derivatives are subject to a number of risks described elsewhere in this section, such as liquidity risk, interest rate risk, market risk, credit risk and management risk. They also involve the risk of mispricing or improper valuation and the risk that changes in the value of the derivative may not correlate perfectly with the underlying asset, rate or index. By investing in a derivative instrument, the Portfolio could lose more than the principal amount invested. Also, suitable derivative transactions may not be available in all circumstances and there can be no assurance that the Portfolio will engage in these transactions to reduce exposure to other risks when that would be beneficial.

Mortgage-Related and Other Asset-Backed Risk	Mortgage-related and other asset-backed securities often involve the risks that are different from or more acute than risks associated with other types of debt securities. Generally, rising interest rates tend to extend the duration of fixed rate mortgage-related securities, making them more sensitive to changes in interest rates. As a result, in a period of rising interest rates, if the Portfolio holds mortgage-related securities, it may exhibit additional volatility. This is known as extension risk. In addition, adjustable and fixed rate mortgage-related securities are subject to prepayment risk. When interest rates decline, borrowers may pay off their mortgages sooner than expected. This can reduce the returns of the Portfolio because the Portfolio may have to reinvest that money at the lower prevailing interest rates. The Portfolio’s investments in other asset-backed securities are subject to risks similar to those associated with mortgage-related securities, as well as additional risks associated with the nature of the assets and the servicing of those assets.

Foreign (Non-U.S.) Investment Risk

The Portfolio may invest in foreign (non-U.S.) securities, and, as a result, may experience more rapid and extreme changes in value than if it invested exclusively in securities of U.S. companies. The securities markets of many foreign countries are relatively small, with a limited number of companies representing a small number of

Offering Memorandum	4

industries. Additionally, issuers of foreign securities are usually not subject to the same degree of regulation as U.S. issuers. Reporting, accounting and auditing standards of foreign countries differ, in some cases significantly, from U.S. standards. Also, nationalization, expropriation or confiscatory taxation, currency blockage, political changes or diplomatic developments could adversely affect the Portfolio’s investments in a foreign country. In the event of nationalization, expropriation or other confiscation, the Portfolio could lose its entire investment in foreign securities. Adverse conditions in a certain region can adversely affect securities of other countries whose economies appear to be unrelated. To the extent that the Portfolio invests a significant portion of its assets in a specific geographic region, the Portfolio will generally have more exposure to regional economic risks associated with foreign investments.

Leveraging Risk	Certain transactions may give rise to a form of leverage. Such transactions may include, among others, reverse repurchase agreements, loans of portfolio securities and the use of when-issued, delayed delivery or forward commitment transactions. The use of derivatives may also create leveraging risk. To mitigate leveraging risk, PIMCO will segregate or “earmark” liquid assets or otherwise cover the transactions that may give rise to such risk. The Portfolio also may be exposed to leveraging risk by borrowing money for investment purposes. Leveraging may cause the Portfolio to liquidate portfolio positions to satisfy its obligations or to meet segregation or “earmarking” requirements when it may not be advantageous to do so. Leveraging, including borrowing, may cause the Portfolio to be more volatile than if the Portfolio had not been leveraged. This is because leveraging tends to exaggerate the effect of any increase or decrease in the value of the Portfolio’s securities. Certain types of leveraging transactions, such as short sales that are not “against the box,” could theoretically by subject to unlimited losses in cases where the Portfolio, for any reason, is unable to close out the transaction. In addition, to the extent the Portfolio borrows money, interest costs on such borrowings may not be recovered by any appreciation of the securities purchased, with the borrowed amounts and could exceed the Portfolio’s investment returns, resulting in greater losses.

Management Risk	The Portfolio is subject to management risk because it is an actively managed investment portfolio. PIMCO and the portfolio manager will apply investment techniques and risk analyses in making investment decisions for the Portfolio, but there can be no guarantee that these decisions will produce the desired results. Additionally, legislative, regulatory, or tax developments may affect the investment techniques available to PIMCO and the portfolio manager in connection with managing the Portfolio and may also adversely affect the ability of the Portfolio to achieve its investment objective.

Short Sales Risk	The Portfolio’s short sales, if any, are subject to special risks. A short sale involves the sale by the Portfolio of a security that it does not own with the hope of purchasing the same security at a later date at a lower price. The Portfolio may also enter into a short derivative position through a futures contract or swap agreement. If the price of the security or derivative has increased during this time, then the Portfolio will incur a loss equal to the increase in price from the time that the short sale was entered into plus any premiums and interest paid to the third party. Therefore, short sales involve the risk that losses may be exaggerated, potentially losing more money than the actual cost of the investment. Also, there is the risk that the third party to the short sale may fail to honor its contract terms, causing a loss to the Portfolio.

Disclosure of Portfolio Holdings

Please see “Disclosure of Portfolio Holdings” in the Offering Memorandum Supplement for information about the availability of the complete schedule of the Portfolio’s holdings.

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Management of the Portfolio

The business affairs of the Portfolio are managed under the direction of the Board of Trustees of PIMCO Funds (the “Trust”). Information about the Trustees and the Trust’s executive officers is included in the Offering Memorandum Supplement under the heading “Management of the Trust.”

Investment Adviser and Administrator	PIMCO serves as the investment adviser and the administrator (serving in its capacity as administrator, the “Administrator”) for the Portfolio. Subject to the supervision of the Board of Trustees, PIMCO is responsible for managing the investment activities of the Portfolio and the Portfolio’s business affairs and other administrative matters.

PIMCO is located at 840 Newport Center Drive, Newport Beach, CA 92660. Organized in 1971, PIMCO provides investment management and advisory services to private accounts of institutional and individual clients and to mutual funds. As of June 30, 2010, PIMCO had approximately $1.1 trillion in assets under management.

From time to time, PIMCO or its affiliates may pay investment consultants or their parent or affiliated companies for certain services including technology, operations, tax, or audit consulting services, and may pay such firms for PIMCO’s attendance at investment forums sponsored by such firms or for various studies, surveys, or access to databases. Subject to applicable law, PIMCO and its affiliates may also provide investment advisory services to investment consultants and their affiliates and may execute brokerage transactions on behalf of the Portfolio with such investment consultants or their affiliates. These consultants or their affiliates may, in the ordinary course of their investment consultant business, recommend that their clients utilize PIMCO’s investment advisory services or invest in other products sponsored by PIMCO and its affiliates.

Advisory Fees and Supervisory and Administrative Fees	The Portfolio does not pay PIMCO an advisory fee in return for providing investment advisory services. However, by investing in the Portfolio, each Investing Fund agrees that 0.01% of the fee that each Investing Fund is currently obligated to pay PIMCO under its investment advisory contract will be designated as compensation for the investment advisory services PIMCO provides to the Portfolio.

The Portfolio does not pay PIMCO a supervisory and administrative fee for the supervisory and administrative services it requires. PIMCO provides supervisory and administrative services for the Portfolio’s shareholders and also bears the costs of various third-party services required by the Portfolio, including audit, custodial, portfolio accounting, legal, transfer agency and printing costs. The Portfolio does bear other expenses that are not covered under the administrative agreement which may vary and affect the total level of expenses paid by the Portfolio, such as taxes and governmental fees, brokerage fees, commissions and other transaction expenses, costs of borrowing money, including interest expenses, and extraordinary expenses (such as litigation and indemnification expenses).

The table below shows the advisory and supervisory and administrative fee for the Portfolio at an annual rate based upon the average daily net assets of the Portfolio. The Portfolio may incur additional fees and expenses that are not shown in the table, which include, but are not limited to, interest expense incurred as a result of investment management activities. These additional fees and expenses may be significant and you should refer to the Portfolio’s annual and semi-annual report to shareholders for information regarding the total ratio of expenses to average net assets.

Shareholder Fees (fees paid directly from your investment)	None

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Annual Advisory and Supervisory and Administrative Fees (expenses that are deducted from Portfolio assets)

Advisory Fee	Supervisory and Administrative Fee	Total Annual Fees Paid to PIMCO
0.00%*	0.00%	0.00%

*	By investing in the Portfolio, each Investing Fund agrees that 0.01% of the fee that each Investing Fund is currently obligated to pay PIMCO under its investment advisory contract will be designated as compensation for the investment advisory services PIMCO provides to the Portfolio.

Individual Portfolio Manager	The following individual has primary responsibility for managing the Portfolio.

Portfolio	Portfolio Manager	Since	Recent Professional Experience

PIMCO Short-Term Floating NAV	Jerome Schneider	3/10	Executive Vice President, PIMCO. He joined PIMCO in 2008. Prior to joining PIMCO, he served as Senior Managing Director with Bear Stearns, specializing in credit and mortgage-related funding transactions. Mr. Schneider joined Bear Stearns in 1995.

Please see the Offering Memorandum Supplement for additional information about other accounts managed by the portfolio manager, the portfolio manager’s compensation and the portfolio manager’s ownership of shares of the Portfolio.

A discussion of the basis for the Board of Trustees’ approval of the Portfolio’s investment advisory contract is available in the Portfolio’s Semi-Annual Report to shareholders for the fiscal half-year ended September 30, 2009.

Distributor	The Trust’s Distributor is Allianz Global Investors Distributors LLC (“AGID” or “Distributor”), an indirect subsidiary of Allianz Global Investors of America L.P. (“AGI”), PIMCO’s parent company. The Distributor, located at 1345 Avenue of the Americas, New York, NY 10105, is a broker-dealer registered with the Securities and Exchange Commission.

Regulatory and Litigation Matters	Pacific Investment Management Company LLC (“PIMCO”), a subsidiary of Allianz Global Investors of America L.P., and PIMCO Funds are the subject of a lawsuit in the Northern District of Illinois Eastern Division, in which the complaint alleges that the plaintiffs each purchased and sold a 10-year Treasury note futures contract and suffered damages from an alleged shortage when PIMCO held both physical and futures positions in 10-year Treasury notes for its client accounts in violation of the federal Commodity Exchange Act provisions on market manipulation. In July 2007, the District Court granted class certification of a class consisting of those persons who purchased futures contracts to offset short positions between May 9, 2005 and June 30, 2005. Management believes the complaint is without merit and PIMCO and PIMCO Funds intend to vigorously defend against this action. The outcome of this action cannot be predicted at this time.

In April 2006, certain registered investment companies and other funds managed by PIMCO were served in an adversary proceeding brought by the Official Committee of Asbestos Claimants of G-I Holdings, Inc. in G-I Holdings, Inc.’s bankruptcy in the District of New Jersey. In July 2004, PIMCO was named in this lawsuit and remains a defendant. The plaintiff seeks to recover for the bankruptcy estate assets that were transferred by the predecessor entity of G-I Holdings, Inc. to a wholly-owned subsidiary in 1994. The subsidiary has since issued notes, of which certain registered investment companies and other funds managed by PIMCO are alleged to be holders. The complaint alleges that in 2000, more than two hundred noteholders—including certain registered investment companies and other funds managed by PIMCO—were granted a second priority lien on the assets of the subsidiary in exchange for their consent to a refinancing transaction and the granting of a first priority lien to the lending banks. The plaintiff is seeking invalidation of the lien in favor of the noteholders and/or the value of the lien. On November 12, 2009, the District Court and Bankruptcy Court issued an order confirming a Plan of Reorganization (the “Plan”) in the underlying bankruptcy case. As part of the Plan, the adversary proceeding to which PIMCO and other funds managed by PIMCO (“PIMCO Entities”) are parties will be dismissed. In

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confirming the Plan, the Courts overruled certain objections (unrelated to the dismissal of claims against PIMCO and PIMCO Entities) made by the IRS. The IRS sought a stay pending appeal to the Third Circuit, the stay was granted and GI-Holdings, Inc. has asked the Third Circuit to dismiss the stay. This matter is not expected to have a material adverse effect on the relevant PIMCO Entities.

It is possible that these matters and/or other developments resulting from these matters could result in increased Portfolio redemptions or other adverse consequences to the Portfolio. However, PIMCO and AGID believe that these matters are not likely to have a material adverse effect on the Portfolio or on PIMCO’s or AGID’s ability to perform their respective investment advisory or distribution services relating to the Portfolio.

The foregoing speaks only as of the date of this offering memorandum. While there may be additional litigation or regulatory developments in connection with the matters discussed above, the foregoing disclosure of litigation and regulatory matters will be updated only if those developments are material.

Purchases and Redemptions

Purchasing Shares	Shares of the Portfolio are restricted securities and are issued only in private placement transactions in accordance with Regulation D or other applicable exemptions under the Securities Act. This Offering Memorandum does not constitute an offer to sell, or the solicitation of any offer to buy, any “security” to the public within the meaning of the Securities Act.

Shares of the Portfolio are offered only to the Investing Funds. Shares of the Portfolio may be purchased at the relevant net asset value (“NAV”) without a sales charge or other fee.

PIMCO, acting as agent for the Investing Funds, will effect all purchases of shares of the Portfolio for the Investing Funds.

•     Timing of Purchase Orders and Share Price Calculations.  A purchase order received by the Trust or its designee prior to the close of regular trading (normally 4:00 p.m., Eastern time) on the New York Stock Exchange (“NYSE”) (the “NYSE Close”), on a day the Trust is open for business, will be effected at that day’s NAV. An order received after the close of regular trading on the NYSE will be effected at the NAV determined on the next business day. The Trust is “open for business” on each day the NYSE is open for trading, which excludes the following holidays: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Purchase orders will be accepted only on days on which the Trust is open for business.

•     Other Purchase Information.  Purchases of the Portfolio’s shares will be made in full and fractional shares. In the interest of economy and convenience, certificates for shares will not be issued.

The Trust and the Distributor each reserves the right, in its sole discretion, to suspend the offering of shares of the Portfolio or to reject any purchase order, in whole or in part, when, in the judgment of management, such suspension or rejection is in the best interests of the Trust.

Shares of the Portfolio are not registered or qualified for sale in the states. Shares of the Portfolio may not be offered or sold in any state unless an exemption from registration or qualification is available. Investors should inquire as to whether shares of the Portfolio are available for offer and sale in the investor’s state of residence.

Subject to the approval of the Trust, shares of the Portfolio may be purchased with liquid securities that are eligible for purchase by the Portfolio (consistent with the Portfolio’s investment policies and restrictions) and

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that have a value that is readily ascertainable in accordance with the Trust’s valuation policies. These transactions will be effected only if PIMCO intends to retain the security in the Portfolio as an investment. Assets purchased by the Portfolio in such a transaction will be valued in generally the same manner as they would be valued for purposes of pricing the Portfolio’s shares, if such assets were included in the Portfolio’s assets at the time of purchase. The Trust reserves the right to amend or terminate this practice at any time.

Redeeming Shares	As stated above, the Portfolio’s shares are restricted securities that may not be sold to investors other than “accredited investors” within the meaning of Regulation D under the Securities Act, unless sold pursuant to another available exemption from the Securities Act. Shares of the Portfolio may not be assigned, resold or otherwise transferred without the written consent of the Trust and, if requested, an opinion of counsel acceptable to the Trust that an exemption from registration is available. Any attempt at a transfer to a third party in violation of this provision shall be void. The Trust may enforce the provisions of this paragraph, either directly or through its agents, by entering an appropriate stop-transfer order on its books or otherwise refusing to register or transfer or permit the registration or transfer on its books of any purported transfer not in accordance with these restrictions.

PIMCO, acting as agent for the Investing Funds, will effect all redemptions of shares of the Portfolio.

•     Timing of Redemption Requests and Share Price Calculations.  A redemption request received by the Trust or its designee prior to the NYSE Close, on a day the Trust is open for business, is effective on that day. A redemption request received after that time becomes effective on the next business day. Redemption requests for Portfolio shares are effected at the NAV per share next determined after receipt of a redemption request by the Trust or its designee. The request must properly identify all relevant information such as account number, redemption amount (in dollars or shares), and the Portfolio name.

•     Other Redemption Information.  Redemption proceeds will ordinarily be wired within three business days after receipt of the redemption request, but may take up to seven days. Redemptions of Portfolio shares may be suspended when trading on the NYSE is restricted or during an emergency which makes it impracticable for the Portfolio to dispose of their securities or to determine fairly the value of their net assets, or during any other period as permitted by the Securities and Exchange Commission for the protection of investors. Under these and other unusual circumstances, the Trust may suspend redemptions or postpone payment for more than seven days, as permitted by law.

The Trust agrees to redeem shares of the Portfolio solely in cash up to the lesser of $250,000 or 1% of the Portfolio’s net assets during any 90-day period for any one shareholder. In consideration of the best interests of the remaining shareholders, the Trust reserves the right to pay any redemption proceeds exceeding this amount in whole or in part by a distribution in kind of securities held by the Portfolio in lieu of cash. It is highly unlikely that shares would ever be redeemed in kind. When shares are redeemed in kind, the redeeming shareholder should expect to incur transaction costs upon the disposition of the securities received in the distribution.

Abusive Trading Practices	The Trust discourages excessive, short-term trading and other abusive trading practices, sometimes referred to as “market timing.”

To discourage excessive, short-term trading and other abusive trading practices, the Trust’s Board of Trustees has adopted policies and procedures reasonably designed to detect and prevent short-term trading activity that may be harmful to the Portfolio and its shareholders. However, because only PIMCO is permitted to purchase and redeem Portfolio shares, on behalf of the Investing Funds, and because the Portfolio is intended as a vehicle for cash management activities of the Investing Funds, the risk of market timing activity in the Portfolio is negligible.

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How Portfolio Shares Are Priced

The NAV of the Portfolio’s shares is determined by dividing the total value of the Portfolio’s investments and other assets, less any liabilities, by the total number of shares outstanding.

Portfolio shares are valued as of the NYSE Close on each day that the NYSE is open. Information that becomes known to the Portfolio or its agents after the NAV has been calculated on a particular day will not generally be used to retroactively adjust the price of a security or the NAV determined earlier that day. The Portfolio reserves the right to change the time its NAV is calculated if the Fund closes earlier, or as permitted by the SEC.

For purposes of calculating NAV, portfolio securities and other assets for which market quotes are readily available are valued at market value. Market value is generally determined on the basis of last reported sales prices, or if no sales are reported, based on quotes obtained from a quotation reporting system, established market makers, or pricing services. Domestic and foreign fixed income securities and non-exchange traded derivatives are normally valued on the basis of quotes obtained from brokers and dealers or pricing services using data reflecting the earlier closing of the principal markets for those securities. Prices obtained from independent pricing services use information provided by market makers or estimates of market values obtained from yield data relating to investments or securities with similar characteristics. Certain fixed income securities purchased on a delayed-delivery basis are marked to market daily until settlement at the forward settlement date. Short-term investments having a maturity of 60 days or less are generally valued at amortized cost. Exchange traded options, futures and options on futures are valued at the settlement price determined by the relevant exchange. With respect to any portion of the Portfolio’s assets that are invested in one or more open-end management investment companies, the Portfolio’s NAV will be calculated based upon the NAVs of such investments.

If a foreign security’s value has materially changed after the close of the security’s primary exchange or principal market but before the NYSE Close, the security will be valued at fair value based on procedures established and approved by the Board of Trustees. Foreign securities that do not trade when the NYSE is open are also valued at fair value. The Portfolio may determine the fair value of investments based on information provided by pricing services and other third-party vendors, which may recommend fair value prices or adjustments with reference to other securities, indices or assets. In considering whether fair value pricing is required and in determining fair values, the Portfolio may, among other things, consider significant events (which may be considered to include changes in the value of U.S. securities or securities indices) that occur after the close of the relevant market and before the NYSE Close. The Portfolio may utilize modeling tools provided by third-party vendors to determine fair values of non-U.S. securities. Foreign exchanges may permit trading in foreign securities on days when the Trust is not open for business, which may result in the Portfolio’s portfolio investments being affected when you are unable to buy or sell shares.

Investments initially valued in currencies other than the U.S. dollar are converted to the U.S. dollar using exchange rates obtained from pricing services. As a result, the NAV of the Portfolio’s shares may be affected by changes in the value of currencies in relation to the U.S. dollar. The value of securities traded in markets outside the United States or denominated in currencies other than the U.S. dollar may be affected significantly on a day that the NYSE is closed and an investor is not able to purchase, redeem or exchange shares.

Securities and other assets for which market quotes are not readily available are valued at fair value as determined in good faith by the Board of Trustees or persons acting at its direction. The Board of Trustees has adopted methods for valuing securities and other assets in circumstances where market quotations are not readily available, and has delegated to PIMCO the responsibility for applying the valuation methods. For instance,

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certain securities or investments for which daily market quotes are not readily available may be valued, pursuant to guidelines established by the Board of Trustees, with reference to other securities or indices. In the event that market quotes are not readily available, and the security or asset cannot be valued pursuant to one of the valuation methods, the value of the security or asset will be determined in good faith by the Valuation Committee of the Board of Trustees, generally based upon recommendations provided by PIMCO.

Market quotes are considered not readily available in circumstances where there is an absence of current or reliable market-based data (e.g., trade information, bid/asked information, broker quotes), including where events occur after the close of the relevant market, but prior to the NYSE Close, that materially affect the values of the Portfolio’s securities or assets. In addition, market quotes are considered not readily available when, due to extraordinary circumstances, the exchanges or markets on which the securities trade do not open for trading for the entire day and no other market prices are available. The Board has delegated to PIMCO the responsibility for monitoring significant events that may materially affect the values of the Portfolio’s securities or assets and for determining whether the value of the applicable securities or assets should be re-evaluated in light of such significant events.

When the Portfolio uses fair value pricing to determine its NAV, securities will not be priced on the basis of quotes from the primary market in which they are traded, but rather may be priced by another method that the Board of Trustees or persons acting at their direction believe accurately reflects fair value. Fair value pricing may require subjective determinations about the value of a security. While the Trust’s policy is intended to result in a calculation of the Portfolio’s NAV that fairly reflects security values as of the time of pricing, the Trust cannot ensure that fair values determined by the Board of Trustees or persons acting at their direction would accurately reflect the price that the Portfolio could obtain for a security if it were to dispose of that security as of the time of pricing (for instance, in a forced or distressed sale). The prices used by the Portfolio may differ from the value that would be realized if the securities were sold. Fair value pricing may require subjective determinations about the value of a security.

Portfolio Distributions

The Portfolio distributes substantially all of its net investment income to shareholders in the form of dividends. The Portfolio intends to declare income dividends daily and distribute them monthly to shareholders of record.

In addition, the Portfolio distributes any net capital gains it earns from the sale of portfolio securities to shareholders no less frequently than annually.

The Portfolio’s dividend and capital gain distributions will automatically be reinvested in additional shares of the Portfolio at NAV unless the shareholder elects to have the distributions paid in cash. Shareholders do not pay any sales charges on shares received through the reinvestment of Portfolio distributions.

Tax Consequences

The following information is meant as a general summary for U.S. taxpayers. Please see the Offering Memorandum Supplement for additional information. You should rely on your own tax adviser for advice about the particular federal, state and local tax consequences to you of investing in the Portfolio.

•     Portfolio Distributions.  The Portfolio will distribute substantially all of its income and gains to its shareholders every year, and shareholders will be taxed on distributions they receive, regardless of whether they

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are paid in cash or are reinvested in additional shares of the Portfolio. If the Portfolio declares a dividend in October, November or December but pays it in January, you may be taxed on the dividend as if you received it in the previous year.

You will receive a tax report early each year. The report will tell you which dividends and redemptions must be treated as taxable ordinary income, and which, if any, are long-term capital gains. If the Portfolio designates a dividend as a capital gains distribution (typically from gains from investments that the Portfolio owned for more than one year), you will be liable for tax on that dividend at the long-term capital gains tax rate, no matter how long you have held your shares of the Portfolio. Distributions of investment income and any short-term capital gains will generally be taxed as ordinary income.

Portfolio distributions are taxable to shareholders even if they are paid from income or gains earned by the Portfolio prior to a shareholder’s investment and thus were included in the price paid for the shares. For example, a shareholder who purchases shares on or just before the record date of the Portfolio distribution will pay full price for the shares and may receive a portion of the investment back as a taxable distribution.

•     Sales and Redemptions of Portfolio Shares.  You will generally have a capital gain or loss if you dispose of your Portfolio shares by redemption or sale. The amount of the gain or loss and the rate of tax will depend primarily upon how much you paid for the shares, how much you sell them for, and how long you hold them.

•     Returns of Capital.  If the Portfolio’s distributions exceed its taxable income and capital gains realized during a taxable year, all or a portion of the distributions made in the same taxable year may be recharacterized as a return of capital to shareholders. A return of capital distribution will generally not be taxable, but will reduce each shareholder’s cost basis in the Portfolio and result in a higher reported capital gain or lower reported capital loss when those shares on which the distribution was received are sold.

•     Backup Withholding.  The Portfolio may be required to withhold U.S. federal income tax on all taxable distributions payable to you if you fail to provide the Portfolio with your correct taxpayer identification number or to make required certifications, or if you have been notified by the IRS that you are subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld may be credited against your U.S. federal income tax liability.

Any foreign shareholders would generally be subject to U.S. tax withholding of 30% (or lower applicable treaty rate) on distributions from the Portfolio.

Investment Restrictions

Fundamental Investment Restrictions	The investment restrictions set forth below are fundamental policies of the Portfolio and may not be changed with respect to the Portfolio without shareholder approval by vote of a majority of the outstanding shares of the Portfolio.

(1) The Portfolio may not concentrate its investments in a particular industry, as that term is used in the 1940 Act, as amended, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time.

(2) The Portfolio may not, with respect to 75% of its assets, purchase securities of any issuer, except securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities, if, as a result, (i) more

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than 5% of the Portfolio’s assets would be invested in securities of that issuer, or (ii) the Portfolio would hold more than 10% of the outstanding voting securities of that issuer;

(3) The Portfolio may not purchase or sell real estate, although it may purchase securities secured by real estate or interests therein, or securities issued by companies which invest in real estate, or interests therein;

(4) The Portfolio may not purchase or sell commodities or commodities contracts or oil, gas or mineral programs.

(5) The Portfolio may not borrow money or issue any senior security, except as permitted under the 1940 Act, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time;

(6) The Portfolio may not make loans except as permitted under the 1940 Act, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time; and

(7) The Portfolio may not act as an underwriter of securities of other issuers, except to the extent that in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under the federal securities laws.

Notwithstanding the foregoing, it is a fundamental policy of the Portfolio that it may elect, in the future, to pursue its investment objective by investing in one or more underlying investment companies or vehicles that in turn invest in the securities described in the “Investment Objective and Strategies” section and whose shares may be offered to other parties as well as the Portfolio.

The Portfolio interprets its policy with respect to concentration in a particular industry under Fundamental Investment Restriction No. 1, above, to apply to direct investments in the securities of issuers in a particular industry, as defined by the Trust. For purposes of this restriction, a foreign government is considered to be an industry. Currency positions are not considered to be an investment in a foreign government for industry concentration purposes. Mortgage-backed securities that are issued or guaranteed by the U.S. Government, its agencies or instrumentalities are not subject to the Portfolio’s industry concentration restrictions, by virtue of the exclusion from that test available to all U.S. Government securities. Similarly, municipal bonds issued by states, municipalities, and other political subdivisions, agencies, authorities and instrumentalities of states and multi-state agencies and authorities are not subject to the Portfolio’s industry concentration restrictions. In the case of privately issued mortgage-related securities, or any asset-backed securities, the Trust takes the position that such securities do not represent interests in any particular “industry” or group of industries.

The Portfolio may invest in certain derivative instruments which, while representing a relatively small amount of the Portfolio’s net assets, provide a greater amount of economic exposure to a particular industry. To the extent that the Portfolio obtains economic exposure to a particular industry in this manner, it may be subject to similar risks of concentration in that industry as if it had invested in the securities of issuers in that industry directly.

Non-Fundamental Investment Restrictions	The Portfolio’s investment objective as set forth in the “Investment Objective and Strategies” section, together with the investment restriction set forth below, is non-fundamental and may be changed without shareholder approval.

(1) The Portfolio may not invest more than 15% of its net assets (taken at market value at the time of the investment) in illiquid securities.

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Portfolio Transactions and Brokerage

Investment Decisions and Portfolio Transactions	Investment decisions for the Portfolio and for the other investment advisory clients of PIMCO are made with a view to achieving their respective investment objectives. Investment decisions are the product of many factors in addition to basic suitability for the particular client involved (including the Portfolio). Some securities considered for investments by the Portfolio may also be appropriate for other clients served by PIMCO. Thus, a particular security may be bought or sold for certain clients even though it could have been bought or sold for other clients at the same time, including accounts in which PIMCO, its officers or employees may have a financial interest. If a purchase or sale of securities consistent with the investment policies of the Portfolio and one or more of these clients served by PIMCO is considered at or about the same time, transactions in such securities will be allocated among the Portfolio and other clients pursuant to PIMCO’s trade allocation policy that is designed to ensure that all accounts, including the Portfolio, are treated fairly, equitably, and in a non-preferential manner, such that allocations are not based upon fee structure or portfolio manager preference.

PIMCO may aggregate orders for the Portfolio with simultaneous transactions entered into on behalf of other clients of PIMCO when, in PIMCO’s reasonable judgment, aggregation may result in an overall economic benefit to the Portfolio and other clients in terms of pricing, brokerage commissions or other expenses. When feasible, PIMCO allocates trades prior to execution. When pre-execution allocation is not feasible, PIMCO promptly allocates trades following established and objective procedures. Allocations generally are made at or about the time of execution and before the end of the trading day. As a result, one account may receive a price for a particular transaction that is different from the price received by another account for a similar transaction on the same day. In general, trades are allocated among portfolio managers on a pro rata basis (to the extent a portfolio manager decides to participate fully in the trade), for further allocation by each portfolio manager among that manager’s eligible accounts. In allocating trades among accounts, portfolio managers generally consider a number of factors, including, but not limited to, each account’s deviation (in terms of risk exposure and/or performance characteristics) from a relevant model portfolio, each account’s investment objectives, restrictions and guidelines, its risk exposure, its available cash, and its existing holdings of similar securities. Once trades are allocated, they may be reallocated only in unusual circumstances due to recognition of specific account restrictions.

PIMCO may acquire on behalf of its clients (including the Trust) securities or other financial instruments providing exposure to different aspects of the capital and debt structure of an issuer, including without limitation those that relate to senior and junior/subordinate obligations of such issuer. In certain circumstances, the interests of those clients exposed to one portion of the issuer’s capital and debt structure may diverge from those clients exposed to a different portion of the issuer’s capital and debt structure. PIMCO may advise some clients or take actions for them in their best interests with respect to their exposures to an issuer’s capital and debt structure that may diverge from the interests of other clients with different exposures to the same issuer’s capital and debt structure.

In some cases, PIMCO may sell a security on behalf of a client, including the Portfolio, to a broker-dealer that thereafter may be purchased for the accounts of one or more of PIMCO’s other clients, including the Portfolio, from that or another broker-dealer. PIMCO has adopted procedures it believes are reasonably designed to obtain the best execution for the transactions by each account.

Brokerage and Research Services

There is generally no stated commission in the case of fixed income securities, which are traded in the over-the-counter markets, but the price paid by the Portfolio usually includes an undisclosed dealer commission or mark-up. In underwritten offerings, the price paid by the Portfolio includes a disclosed, fixed commission or

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discount retained by the underwriter or dealer. Transactions on U.S. stock exchanges and other agency transactions involve the payment by the Portfolio of negotiated brokerage commissions. Such commissions vary among different brokers. Also, a particular broker may charge different commissions according to such factors as the difficulty and size of the transaction. Transactions in foreign securities generally involve the payment of fixed brokerage commissions, which are generally higher than those in the United States.

PIMCO places all orders for the purchase and sale of portfolio securities for the Portfolio and buys and sells such securities for the Trust through a substantial number of brokers and dealers. In so doing, PIMCO uses its best efforts to obtain for the Trust the best execution available. In seeking the best execution, PIMCO, having in mind the Trust’s best interests, considers all factors it deems relevant, including, by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker-dealer involved and the quality of service rendered by the broker-dealer in other transactions. Changes in the aggregate amount of brokerage commissions paid by the Portfolio from year-to-year may be attributable to changes in the asset size of the Portfolio, the volume of portfolio transactions effected by the Portfolio, the types of instruments in which the Portfolio invests or the rates negotiated by PIMCO on behalf of the Portfolio.

PIMCO places orders for the purchase and sale of portfolio investments for the Portfolio’s accounts with brokers or dealers selected by it in its discretion. In effecting purchases and sales of portfolio securities for the account of the Portfolio, PIMCO will seek the best execution of the Portfolio’s orders. In doing so, the Portfolio may pay higher commission rates than the lowest available when PIMCO believes it is reasonable to do so in light of the value of the brokerage and research services provided by the broker effecting the transaction, as discussed below. Although PIMCO may use financial firms that sell shares of funds managed by PIMCO to execute transactions for the Portfolio, PIMCO will not consider the sale of fund shares as a factor when choosing financial firms to execute those transactions.

It has for many years been a common practice in the investment advisory business for advisers of investment companies and other institutional investors to receive research services from broker-dealers which execute portfolio transactions for the clients of such advisers. Consistent with this practice, PIMCO may receive research services from broker-dealers with which PIMCO places the Trust’s portfolio transactions. PIMCO may also receive research or research credits from brokers which are generated from underwriting commissions when purchasing new issues of fixed income securities or other assets for the Portfolio. These services, which in some cases may be purchased for cash, include such matters as general economic and security market reviews, industry and company reviews, evaluations of securities and recommendations as to the purchase and sale of securities. Some of these services are of value to PIMCO in advising various of its clients (including the Trust), although not all of these services are necessarily useful and of value in managing the Trust. The advisory fee paid by the Trust would not be reduced in the event that PIMCO and its affiliates received such services.

As permitted by Section 28(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Trust may pay a broker-dealer that provides “brokerage and research services” (as defined in the Exchange Act) to PIMCO an amount of disclosed commission or spread for effecting a securities transaction for the Trust in excess of the commission or spread that another broker-dealer would have charged for effecting the same transaction.

As noted above, PIMCO may purchase new issues of securities for the Trust in underwritten fixed price offerings. In these situations, the underwriter or selling group member may provide PIMCO with research in

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addition to selling the securities (at the fixed public offering price) to the Trust or other advisory clients. Because the offerings are conducted at a fixed price, the ability to obtain research from a broker-dealer in this situation provides knowledge that may benefit the Trust, other PIMCO clients, and PIMCO without incurring additional costs. These arrangements may not fall within the safe harbor of Section 28(e) because the broker-dealer is considered to be acting in a principal capacity in underwritten transactions. However, the FINRA has adopted rules expressly permitting broker-dealers to provide bona fide research to advisers in connection with fixed price offerings under certain circumstances. As a general matter in these situations, the underwriter or selling group member will provide research credits at a rate that is higher than that which is available for secondary market transactions.

Portfolio Turnover	The length of time the Portfolio has held a particular security is not generally a consideration in investment decisions. A change in the securities held by the Portfolio is known as “portfolio turnover.” PIMCO manages the Portfolio without regard generally to the restrictions on portfolio turnover. When the portfolio manager deems it appropriate and particularly during periods of volatile market movements, each Portfolio may engage in frequent and active trading of portfolio securities to achieve its investment objective. The use of certain derivative instruments with relatively short maturities may tend to exaggerate the portfolio turnover rate for some of the Portfolio. Trading in fixed income securities does not generally involve the payment of brokerage commissions, but does involve indirect transaction costs. The use of futures contracts may involve the payment of commissions to futures commission merchants. Higher portfolio turnover involves correspondingly greater expenses to the Portfolio, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestments in other securities. The higher the rate of portfolio turnover of the Portfolio, the higher these transaction costs borne by the Portfolio generally will be. Such sales may result in realization of taxable capital gains (including short-term capital gains which are generally taxed to shareholders at ordinary income tax rates). The trading costs and tax effects associated with portfolio turnover may adversely effect the Portfolio’s performance.

The portfolio turnover rate of the Portfolio is calculated by dividing (a) the lesser of purchases or sales of portfolio securities for the particular fiscal year by (b) the monthly average of the value of the portfolio securities owned by the Portfolio during the particular fiscal year. In calculating the rate of portfolio turnover, there is excluded from both (a) and (b) all securities, including options, whose maturities or expiration dates at the time of acquisition were one year or less. Proceeds from short sales and assets used to cover short positions undertaken are included in the amounts of securities sold and purchased, respectively, during the year.

Characteristics and Risks of Securities and Investment Techniques

This section provides additional information about some of the principal investments and related risks of the Portfolio described under “Portfolio Summary” and “Description of Principal Risks” above. It also describes characteristics and risks of additional securities and investment techniques that may be used by the Portfolio from time to time. Most of these securities and investment techniques are discretionary, which means that PIMCO can decide whether to use them or not. This Offering Memorandum does not attempt to disclose all of the various types of securities and investment techniques that may be used by the Portfolio. As with any mutual fund, investors in the Portfolio rely on the professional investment judgement and skill of PIMCO and the portfolio managers. The investments made by the Portfolio at any given time are not expected to be the same as those made by other funds for which PIMCO acts as investment adviser, including mutual funds with investment objectives and strategies similar to the Portfolio. Accordingly, the performance of the Portfolio can be expected

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to vary from that of other funds advised by PIMCO. Please see “Investment Objective and Policies” in the Offering Memorandum Supplement for more detailed information about the securities and investment techniques described in this section and about other strategies and techniques that may be used by the Portfolio.

Securities Selection	In selecting securities for the Portfolio, PIMCO develops an outlook for interest rates, currency exchange rates and the economy; analyzes credit and call risks, and uses other security selection techniques. The proportion of the Portfolio’s assets committed to investment in securities with particular characteristics (such as quality, sector, interest rate or maturity) varies based on PIMCO’s outlook for the U.S. economy and the economies of other countries in the world, the financial markets and other factors.

PIMCO attempts to identify areas of the bond market that are undervalued relative to the rest of the market. PIMCO identifies these areas by grouping bonds into sectors such as money markets, governments, corporates, mortgages, asset-backed and international. Sophisticated proprietary software then assists in evaluating sectors and pricing specific securities. Once investment opportunities are identified, PIMCO will shift assets among sectors depending upon changes in relative valuations and credit spreads. There is no guarantee that PIMCO’s security selection techniques will produce the desired results.

Fixed Income Instruments	“Fixed Income Instruments,” as used generally in this Offering Memorandum, include:

•	securities issued or guaranteed by the U.S. Government, its agencies or government-sponsored enterprises (“U.S. Government Securities”);
•	corporate debt securities of U.S. and non-U.S. issuers, including convertible securities and corporate commercial paper;
•	mortgage-backed and other asset-backed securities;
•	inflation-indexed bonds issued both by governments and corporations;
•	structured notes, including hybrid or “indexed” securities and event-linked bonds;
•	loan participations and assignments;
•	delayed funding loans and revolving credit facilities;
•	bank certificates of deposit, fixed time deposits and bankers’ acceptances;
•	repurchase agreements on Fixed Income Instruments and reverse repurchase agreements on Fixed Income Instruments;
•	debt securities issued by states or local governments and their agencies, authorities and other government-sponsored enterprises;
•	obligations of non-U.S. governments or their subdivisions, agencies and government-sponsored enterprises; and
•	obligations of international agencies or supranational entities.

Securities issued by U.S. Government agencies or government-sponsored enterprises may not be guaranteed by the U.S. Treasury.

The Portfolio may invest in derivatives based on Fixed Income Instruments.

Duration

Duration is a measure of the expected life of a fixed income security that is used to determine the sensitivity of a security’s price to changes in interest rates. The longer a security’s duration, the more sensitive it will be to changes in interest rates. Similarly, a portfolio with a longer average portfolio duration will be more sensitive to changes in interest rates than a portfolio with a shorter average portfolio duration. By way of example, the price of a bond fund with an average duration of five years would be expected to fall approximately 5% if interest rates rose by one percentage point. The maturity of a security, another commonly used measure of price sensitivity, measures only the time until final payment is due. Whereas duration takes into account the pattern of all payments of interest and principal on a security over time, including how these payments are affected by

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prepayments and by changes in interest, as well as the time until an interest rate on a security is reset (in the case of variable-rate securities).

U.S. Government Securities	U.S. Government Securities are obligations of, or guaranteed by, the U.S. Government, its agencies or government-sponsored enterprises. The U.S. government does not guarantee the NAV of the portfolio’s shares. U.S. Government Securities are subject to market and interest rate risk, and may be subject to varying degrees of credit risk. Some U.S. Government Securities are issued or guaranteed by the U.S. Treasury and are supported by the full faith and credit of the United States. Other types of U.S. Government Securities are supported by the full faith and credit of the United States (but not issued by the U.S. Treasury). These securities have the lowest credit risk. Still other types of U.S. Government Securities are: (1) supported by the ability of the issuer to borrow from the U.S. Treasury; (2) supported only by the credit of the issuing agency, instrumentality or government-sponsored corporation; or (3) supported by the United States in some other way. These securities may be subject to greater credit risk. U.S. Government Securities include zero coupon securities, which tend to be subject to greater market risk than interest-paying securities of similar maturities.

Securities issued by U.S. Government agencies or government-sponsored enterprises may not be guaranteed by the U.S. Treasury. GNMA, a wholly owned U.S. Government corporation, is authorized to guarantee, with the full faith and credit of the U.S. Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA and backed by pools of mortgages insured by the Federal Housing Administration or guaranteed by the Department of Veterans Affairs. Government-related guarantors (i.e., not backed by the full faith and credit of the U.S. Government) include the Federal National Mortgage Association (“FNMA”) and the Federal Home Loan Mortgage Corporation (“FHLMC”). Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA but are not backed by the full faith and credit of the U.S. Government. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but its participation certificates are not backed by the full faith and credit of the U.S. Government.

Municipal Bonds	Municipal bonds are generally issued by states and local governments and their agencies, authorities and other instrumentalities. Municipal bonds are subject to interest rate, credit and market risk. The ability of an issuer to make payments could be affected by litigation, legislation or other political events or the bankruptcy of the issuer. Lower rated municipal bonds are subject to greater credit and market risk than higher quality municipal bonds. The types of municipal bonds in which the Portfolio may invest include municipal lease obligations, municipal general obligation bonds, municipal cash equivalents, and pre-refunded and escrowed to maturity municipal bonds. The Portfolio may also invest in industrial development bonds, which are municipal bonds issued by a government agency on behalf of a private sector company and, in most cases, are not backed by the credit of the issuing municipality and may therefore involve more risk. The Portfolio may also invest in securities issued by entities whose underlying assets are municipal bonds.

Pre-refunded municipal bonds are tax-exempt bonds that have been refunded to a call date on or before the final maturity of principal and remain outstanding in the municipal market. The payment of principal and interest of any pre-refunded municipal bonds held by the Portfolio is funded from securities in a designated escrow account that holds U.S. Treasury securities or other obligations of the U.S. Government (including its agencies and instrumentalities (“Agency Securities”)). While still tax-exempt, pre-refunded municipal bonds usually will bear a Aaa rating (if a re-rating has been requested and paid for) because they are backed by U.S. Treasury or Agency Securities. As the payment of principal and interest is generated from securities held in a designated escrow account, the pledge of the municipality has been fulfilled and the original pledge of revenue by the municipality is no longer in place. The escrow account securities pledged to pay the principal and interest

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of the pre-refunded municipal bond do not guarantee the price movement of the bond before maturity. Investment in pre-refunded municipal bonds held by the Portfolio may subject the Portfolio to interest rate risk and market risk. In addition, while a secondary market exists for pre-refunded municipal bonds, if the Portfolio sells pre-refunded municipal bonds prior to maturity, the price received may be more or less than the original cost, depending on market conditions at the time of sale.

The Portfolio may invest, without limitation, in residual interest bonds (“RIBs”), which brokers create by depositing municipal bond in a trust. The interest rate for the variable rate security is determined by the remarketing broker-dealer, while the RIB holder receives the balance of the income from the underlying municipal bond. The market prices of RIBs may be highly sensitive to changes in market rates and may decrease significantly when market rates increase.

In a transaction in which the Portfolio purchases a RIB from a trust, and the underlying municipal bond was held by the Portfolio prior to being deposited into the trust, the Portfolio treats the transaction as a secured borrowing for financial reporting purposes. As a result, the Portfolio will incur a non-cash interest expense with respect to interest paid by the trust on the variable rate securities, and will recognize additional interest income in an amount directly corresponding to the non-cash interest expense. Therefore, the Portfolio’s NAV per share and performance are not affected by the non-cash interest expense. This accounting treatment does not apply to RIBs acquired by the Portfolio where the Portfolio did not previously own the underlying municipal bond.

Mortgage-Related and Other Asset-Backed Securities	Mortgage-related securities include mortgage pass-through securities, collateralized mortgage obligations, commercial mortgage-backed securities, mortgage dollar rolls, CMO residuals, stripped mortgage-backed securities (“SMBs”) and other securities that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property.

The value of some mortgage- or asset-backed securities may be particularly sensitive to changes in prevailing interest rates. Early repayment of principal on some mortgage-related securities may expose the Portfolio to a lower rate of return upon reinvestment of principal. When interest rates rise, the value of a mortgage-related security generally will decline; however, when interest rates are declining, the value of mortgage-related securities with prepayment features may not increase as much as other fixed income securities. The rate of prepayments on underlying mortgages will affect the price and volatility of a mortgage-related security, and may shorten or extend the effective maturity of the security beyond what was anticipated at the time of purchase. If unanticipated rates of prepayment on underlying mortgages increase the effective maturity of a mortgage-related security, the volatility of the security can be expected to increase. The value of these securities may fluctuate in response to the market’s perception of the creditworthiness of the issuers. Additionally, although mortgages and mortgage-related securities are generally supported by some form of government or private guarantee and/or insurance, there is no assurance that private guarantors or insurers will meet their obligations.

One type of SMBS has one class receiving all of the interest from the mortgage assets (the interest-only, or “IO” class), while the other class will receive all of the principal (the principal-only, or “PO” class). The yield to maturity on an IO class is extremely sensitive to the rate of principal payments (including prepayments) on the underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on the Portfolio’s yield to maturity from these securities. The Portfolio may invest up to 5% of its total assets in any combination of mortgage-related or other asset-backed IO, PO or inverse floater securities.

The Portfolio may invest in collateralized debt obligations (“CDOs”), which include collateralized bond obligations (“CBOs”), collateralized loan obligations (“CLOs”) and other similarly structured securities. CBOs

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and CLOs are types of asset-backed securities. A CBO is a trust which is backed by a diversified pool of high risk, below investment grade fixed income securities. A CLO is a trust typically collateralized by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans, and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans. The Portfolio may invest in other asset-backed securities that have been offered to investors.

Loans Participations and Assignments	The Portfolio may invest in fixed- and floating-rate loans, which investments generally will be in the form of loan participations and assignments of portions of such loans. Participations and assignments involve special types of risk, including credit risk, interest rate risk, liquidity risk, and the risks of being a lender. If the Portfolio purchases a participation, it may only be able to enforce its rights through the lender, and may assume the credit risk of the lender in addition to the borrower.

Corporate Debt Securities	Corporate debt securities are subject to the risk of the issuer’s inability to meet principal and interest payments on the obligation and may also be subject to price volatility due to such factors as interest rate sensitivity, market perception of the credit-worthiness of the issuer and general market liquidity. When interest rates rise, the value of corporate debt securities can be expected to decline. Debt securities with longer maturities tend to be more sensitive to interest rate movements than those with shorter maturities. Corporate debt securities may include forms of preferred stock, including dividend received deduction preferred stocks or other tax-advantaged securities.

Variable and Floating Rate Securities	Variable and floating rate securities are securities that pay interest at rates that adjust whenever a specified interest rate changes and/or that reset on predetermined dates (such as the last day of a month or calendar quarter). The Portfolio may invest in floating rate debt instruments (“floaters”) and engage in credit spread trades. Variable and floating rate securities generally are less sensitive to interest rate changes but may decline in value if their interest rates do not rise as much, or as quickly, as interest rates in general. Conversely, floating rate securities will not generally increase in value if interest rates decline. While floaters provide a certain degree of protection against rises in interest rates, the Portfolio will participate in any declines in interest rates as well. The Portfolio may also invest in inverse floating rate debt instruments (“inverse floaters”). An inverse floater may exhibit greater price volatility than a fixed rate obligation of similar credit quality. The Portfolio may invest no more than 5% of its total assets in any combination of mortgage-related or other asset-backed IO, PO, or inverse floater securities. Additionally, the Portfolio may also invest, without limitation, in RIBs.

Inflation-Indexed Bonds	Inflation-indexed bonds (other than municipal inflation-indexed bonds and certain corporate inflation-indexed bonds, which are more fully described below) are fixed income securities whose principal value is periodically adjusted according to the rate of inflation. If the index measuring inflation falls, the principal value of inflation- indexed bonds (other than municipal inflation indexed bonds and certain corporate inflation-indexed bonds) will be adjusted downward, and consequently the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced. Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of U.S. Treasury inflation-indexed bonds. For bonds that do not provide a similar guarantee, the adjusted principal value of the bond repaid at maturity may be less than the original principal.

With regard to municipal inflation-indexed bonds and certain corporate inflation-indexed bonds, the inflation adjustment is reflected in the semi-annual coupon payment. As a result, the principal value of municipal inflation-indexed bonds and such corporate inflation-indexed bonds does not adjust according to the rate of inflation.

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The value of inflation-indexed bonds is expected to change in response to changes in real interest rates. Real interest rates are tied to the relationship between nominal interest rates and the rate of inflation. If nominal interest rates increase at a faster rate than inflation, real interest rates may rise, leading to a decrease in value of inflation-indexed bonds. Short-term increases in inflation may lead to a decline in value. Any increase in the principal amount of an inflation-indexed bond will be considered taxable ordinary income, even though investors do not receive their principal until maturity.

Event-Linked Exposure	The Portfolio may obtain event-linked exposure by investing in “event-linked bonds” or “event-linked swaps” or by implementing “event-linked strategies.” Event-linked exposure results in gains or losses that typically are contingent, or formulaically related to defined trigger events. Examples of trigger events include hurricanes, earthquakes, weather-related phenomena, or statistics relating to such events. Some event-linked bonds are commonly referred to as “catastrophe bonds.” If a trigger event occurs, the Portfolio may lose a portion or its entire principal invested in the bond or notional amount on a swap. Event-linked exposure often provides for an extension of maturity to process and audit loss claims where a trigger event has, or possibly has, occurred. An extension of maturity may increase volatility. Event-linked exposure may also expose the Portfolio to certain unanticipated risks including credit risk, counterparty risk, adverse regulatory or jurisdictional interpretations, and adverse tax consequences. Event-linked exposures may also be subject to liquidity risk.

Foreign (Non-U.S.) Securities	The Portfolio may invest in certain securities and instruments that are economically tied to foreign (non-U.S.) countries. PIMCO generally considers an instrument to be economically tied to a non-U.S. country if the issuer is a foreign government (or any political subdivision, agency, authority or instrumentality of such government), or if the issuer is organized under the laws of a non-U.S. country. In the case of certain money market instruments, such instruments will be considered economically tied to a non-U.S. country if either the issuer or the guarantor of such money market instrument is organized under the laws of a non-U.S. country.

Investing in foreign (non-U.S.) securities involves special risks and considerations not typically associated with investing in U.S. securities. Investors should consider carefully the substantial risks involved for a portfolio that invests in securities issued by foreign companies and governments of foreign countries. These risks include: differences in accounting, auditing and financial reporting standards; generally higher commission rates on foreign portfolio transactions; the possibility of nationalization, expropriation or confiscatory taxation; adverse changes in investment or exchange control regulations; and political instability. Individual foreign economies may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross domestic product, rates of inflation, capital reinvestment, resources, self-sufficiency and balance of payments position. The securities markets, values of securities, yields and risks associated with foreign securities markets may change independently of each other. Also, foreign securities and dividends and interest payable on those securities may be subject to foreign taxes, including taxes withheld from payments on those securities. Foreign securities often trade with less frequency and volume than domestic securities and therefore may exhibit greater price volatility. Investments in foreign securities may also involve higher custodial costs than domestic investments and additional transaction costs with respect to foreign currency conversions.

The Portfolio also may invest in sovereign debt issued by governments, their agencies or instrumentalities, or other government-related entities. Holders of sovereign debt may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities. In addition, there is no bankruptcy proceeding by which defaulted sovereign debt may be collected.

•     Emerging Market Securities.  The Portfolio may invest up to 5% of its total assets in securities and instruments that are economically tied to emerging market countries. PIMCO generally considers an instrument

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to be economically tied to an emerging market country if the issuer or guarantor is a government of an emerging market country (or any political subdivision, agency, authority or instrumentality of such government), if the issuer or guarantor is organized under the laws of an emerging market country, or if the currency of settlement of the security is a currency of an emerging market country. With respect to derivative instruments, PIMCO generally considers such instruments to be economically tied to emerging market countries if the underlying assets are currencies of emerging market countries (or baskets or indexes of such currencies), or instruments or securities that are issued or guaranteed by governments of emerging market countries or by entities organized under the laws of emerging market countries. PIMCO has broad discretion to identify countries that it considers to qualify as emerging markets. In making investments in emerging market securities, the Portfolio emphasizes those countries with relatively low gross national product per capita and with the potential for rapid economic growth. Emerging market countries are generally located in Asia, Africa, the Middle East, Latin America and Eastern Europe. PIMCO will select the country and currency composition based on its evaluation of relative interest rates, inflation rates, exchange rates, monetary and fiscal policies, trade and current account balances, legal and political developments and any other specific factors it believes to be relevant.

Investing in emerging market securities imposes risks different from, or greater than, risks of investing in domestic securities or in foreign, developed countries. These risks include: smaller market capitalization of securities markets, which may suffer periods of relative illiquidity; significant price volatility; restrictions on foreign investment; possible repatriation of investment income and capital. In addition, foreign investors may be required to register the proceeds of sales; future economic or political crises could lead to price controls, forced mergers, expropriation or confiscatory taxation, seizure, nationalization, or creation of government monopolies. Inflation and rapid fluctuations in inflation rates have had, and may continue to have, negative effects on the economies and securities markets of certain emerging market countries.

Additional risks of emerging market securities may include: greater social, economic and political uncertainty and instability; more substantial governmental involvement in the economy; less governmental supervision and regulation; unavailability of currency hedging techniques; companies that are newly organized and small; differences in auditing and financial reporting standards, which may result in unavailability of material information about issuers; and less developed legal systems. In addition, emerging securities markets may have different clearance and settlement procedures, which may be unable to keep pace with the volume of securities transactions or otherwise make it difficult to engage in such transactions. Settlement problems may cause the Portfolio to miss attractive investment opportunities, hold a portion of its assets in cash pending investment, or be delayed in disposing of a portfolio security. Such a delay could result in possible liability to a purchaser of the security.

The Portfolio may invest in Brady Bonds, which are securities created through the exchange of existing commercial bank loans to sovereign entities for new obligations in connection with a debt restructuring. Investments in Brady Bonds may be viewed as speculative. Brady Bonds acquired by the Portfolio may be subject to restructuring arrangements or to requests for new credit, which may cause the Portfolio to realize a loss of interest or principal on any of its holdings of relevant Brady Bonds.

Repurchase Agreements	The Portfolio may enter into repurchase agreements, in which the Portfolio purchases a security from a bank or broker-dealer, which agrees to repurchase the security at the Portfolio’s cost plus interest within a specified time. If the party agreeing to repurchase should default, the Portfolio will seek to sell the securities which it holds. This could involve procedural costs or delays in addition to a loss on the securities if their value should fall below their repurchase price. Repurchase agreements maturing in more than seven days are considered illiquid securities.

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Reverse Repurchase Agreements, Dollar Rolls and Other Borrowings	The Portfolio may enter into reverse repurchase agreements and dollar rolls, subject to the Portfolio’s limitations on borrowings. A reverse repurchase agreement involves the sale of a security by the Portfolio and its agreement to repurchase the instrument at a specified time and price. A dollar roll is similar except that the counterparty is not obligated to return the same securities as those originally sold by the Portfolio but only securities that are “substantially identified.” Reverse repurchase agreements and dollar rolls may be considered borrowing for some purposes. The Portfolio will segregate or “earmark” assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees to cover its obligations under reverse repurchase agreements and dollar rolls. Reverse repurchase agreements, dollar rolls and other forms of borrowings may create leveraging risk for the Portfolio.

The Portfolio may borrow money to the extent permitted under the 1940 Act. This means that, in general, the Portfolio may borrow money from banks for any purpose in an amount up to 1/3 of the Portfolio’s total assets, less all liabilities and indebtedness not represented by senior securities. The Portfolio may also borrow money for temporary administrative purposes in an amount not to exceed 5% of the Portfolio’s total assets.

Derivatives	The Portfolio may, but is not required to, use derivative instruments for risk management purposes or as part of its investment strategies. Generally, derivatives are financial contracts whose value depends upon, or is derived from, the value of an underlying asset, reference rate or index, and may relate to stocks, bonds, interest rates, spreads between different interest rates, currencies or currency exchange rates, commodities, and related indexes. Examples of derivative instruments include options contracts, futures contracts, options on futures contracts and swap agreements (including, but not limited to, credit default swaps and swaps on exchange traded funds). The Portfolio may invest all of its assets in derivative instruments, subject to the Portfolio’s objective and policies. The portfolio manager may decide not to employ any of these strategies and there is no assurance that any derivatives strategy used by the Portfolio will succeed. A description of these and other derivative instruments that the Portfolio may use are described under “Investment Objective and Policies” in the Offering Memorandum Supplement.

The Portfolio’s use of derivative instruments involves risks different from, or greater than, the risks associated with investing directly in securities and other more traditional investments. Some of the important risk factors relating to derivative instruments that may be used by the Portfolio include liquidity risk, interest rate risk, market risk, credit risk, management risk and leverage risk, each of which is discussed in “Summary of Principal Risks.” A further description of various risks associated with particular derivative instruments is included in “Investment Objectives and Policies” in the Offering Memorandum Supplement. The following provides a more general discussion of important risk factors relating to all derivative instruments that may be used by the Portfolio.

Management Risk. Derivative products are highly specialized instruments that require investment techniques and risk analyses different from those associated with stocks and bonds. The use of a derivative requires an understanding not only of the underlying instrument but also of the derivative itself, without the benefit of observing the performance of the derivative under all possible market conditions.

Credit Risk. The use of a derivative instrument involves the risk that a loss may be sustained as a result of the failure of another party to the contract (usually referred to as a “counterparty”) to make required payments or otherwise comply with the contract’s terms. Additionally, credit default swaps could result in losses if the Portfolio does not correctly evaluate the creditworthiness of the company on which the credit default swap is based.

Liquidity Risk. Liquidity risk exists when a particular derivative instrument is difficult to purchase or sell. If a derivative transaction is particularly large or if the relevant market is illiquid (as is the case with many privately negotiated derivatives), it may not be possible to initiate a transaction or liquidate a position at an advantageous time or price.

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Leverage Risk. Because many derivatives have a leverage component, adverse changes in the value or level of the underlying asset, reference rate or index can result in a loss substantially greater than the amount invested in the derivative itself. Certain derivatives have the potential for unlimited loss, regardless of the size of the initial investment. When the Portfolio uses derivatives for leverage, investments in the Portfolio will tend to be more volatile, resulting in larger gains or losses in response to market changes. To limit leverage risk, the Portfolio will segregate or “earmark” assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees (or, as permitted by applicable regulation, enter into certain offsetting positions) to cover its obligations under derivative instruments.

Lack of Availability. Because the markets for certain derivative instruments (including markets located in foreign countries) are relatively new and still developing, suitable derivatives transactions may not be available in all circumstances for risk management or other purposes. Upon the expiration of a particular contract, the portfolio manager may wish to retain the Portfolio’s position in the derivative instrument by entering into a similar contract, but may be unable to do so if the counterparty to the original contract is unwilling to enter into the new contract and no other suitable counterparty can be found. There is no assurance that the Portfolio will engage in derivatives transactions at any time or from time to time. The Portfolio’s ability to use derivatives may also be limited by certain regulatory and tax considerations.

Market and Other Risks. Like most other investments, derivative instruments are subject to the risk that the market value of the instrument will change in a way detrimental to the Portfolio’s interest. If the portfolio manager incorrectly forecasts the values of securities, currencies or interest rates or other economic factors in using derivatives for the Portfolio, the Portfolio might have been in a better position if it had not entered into the transaction at all. While some strategies involving derivative instruments can reduce the risk of loss, they can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Portfolio investments. The Portfolio may also have to buy or sell a security at a disadvantageous time or price because the Portfolio is legally required to maintain offsetting positions or asset coverage in connection with certain derivatives transactions.

Other risks in using derivatives include the risk of mispricing or improper valuation of derivatives and the inability of derivatives to correlate perfectly with underlying assets, rates and indexes. Many derivatives, in particular privately negotiated derivatives, are complex and often valued subjectively. Improper valuations can result in increased cash payment requirements to counterparties or a loss of value to the Portfolio. Also, the value of derivatives may not correlate perfectly, or at all, with the value of the assets, reference rates or indexes they are designed to closely track. For example, a swap agreement on an exchange traded fund would not correlate perfectly with the index upon which the exchange traded fund is based because the fund’s return is net of fees and expenses. In addition, the Portfolio’s use of derivatives may cause the Portfolio to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if the Portfolio had not used such instruments.

Exchange-Traded Notes	Exchange-traded notes (“ETNs”) are senior, unsecured, unsubordinated debt securities whose returns are linked to the performance of a particular market benchmark or strategy minus applicable fees. ETNs are traded on an exchange (e.g., the NYSE) during normal trading hours. However, investors can also hold the ETN until maturity. At maturity, the issuer pays to the investor a cash amount equal to the principal amount, subject to the day’s market benchmark or strategy factor.

ETNs do not make periodic coupon payments or provide principal protection. ETNs are subject to credit risk and the value of the ETN may drop due to a downgrade in the issuer’s credit rating, despite the underlying

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market benchmark or strategy remaining unchanged. The value of an ETN may also be influenced by time to maturity, level of supply and demand for the ETN, volatility and lack of liquidity in underlying assets, changes in the applicable interest rates, changes in the issuer’s credit rating, and economic, legal, political, or geographic events that affect the referenced underlying asset. If the Portfolio invests in ETNs, it will bear its proportionate share of any fees and expenses borne by the ETN. The Portfolio’s decision to sell any ETN holdings may be limited by the availability of a secondary market. ETNs are also subject to tax risk. The IRS and Congress are considering proposals that would change the timing and character of income and gains from ETNs. There may be times when an ETN share trades at a premium or discount to its market benchmark or strategy.

Delayed Funding Loans and Revolving Credit Facilities	The Portfolio may also enter into, or acquire participations in, delayed funding loans and revolving credit facilities, in which a lender agrees to make loans up to a maximum amount upon demand by the borrower during a specified term. These commitments may have the effect of requiring the Portfolio to increase its investment in a company at a time when it might not otherwise decide to do so (including at a time when the company’s financial condition makes it unlikely that such amounts will be repaid). To the extent that the Portfolio is committed to advance additional funds, it will segregate or “earmark” assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees in an amount sufficient to meet such commitments. Delayed funding loans and revolving credit facilities are subject to credit, interest rate and liquidity risk and the risks of being a lender.

When-Issued, Delayed Delivery and Forward Commitment Transactions	The Portfolio may purchase or sell securities which it is eligible to purchase or sell on a when-issued basis, may purchase and sell such securities for delayed delivery and may make contracts to purchase such securities for a fixed price at a future date beyond normal settlement time (forward commitments). When-issued transactions, delayed delivery purchases and forward commitments involve a risk of loss if the value of the securities declines prior to the settlement date. This risk is in addition to the risk that the Portfolio’s other assets will decline in the value. Therefore, these transactions may result in a form of leverage and increase the Portfolio’s overall investment exposure. Typically, no income accrues on securities the Portfolio has committed to purchase prior to the time delivery of the securities is made, although the Portfolio may earn income on securities it has segregated or “earmarked” to cover these positions. When the Portfolio has sold a security on a when-issued, delayed delivery or forward commitment basis, the Portfolio does not participate in future gains or losses with respect to a security. If the other party to a transaction fails to pay for the securities, the Portfolio could realize a loss. Additionally, when selling a security on a when-issued, delayed delivery or forward commitment basis without owning the security, the Portfolio will incur a loss if the security’s price appreciates in value such that the security’s price is above the agreed-upon price on the settlement date.

Investment in Other Investment Companies	The Portfolio may invest in securities of other investment companies, such as open-end or closed-end management investment companies, including exchange traded funds, or in pooled accounts, or other unregistered accounts or investment vehicles to the extent permitted by the 1940 Act, the rules and regulations thereunder and any exemptive relief therefrom. The Portfolio may invest in other investment companies to gain broad market or sector exposure, including during periods when it has large amounts of uninvested cash or when PIMCO believes share prices of other investment companies offer attractive values. As a shareholder of an investment company, the Portfolio may indirectly bear investment advisory fees, supervisory and administrative fees, service fees and other fees which are in addition to the fees the Portfolio pays its service providers.

Subject to the restrictions and limitations of the 1940 Act, the Portfolio may, in the future, elect to pursue its investment objective by investing in one or more underlying investment vehicles or companies that have substantially similar investment objectives and policies as the Portfolio.

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Short Sales	The Portfolio may make short sales as part of its overall portfolio management strategies or to offset a potential decline in value of a security. A short sale involves the sale of a security that is borrowed from a broker or other institution to complete the sale. Short sales expose the Portfolio to the risk that it will be required to acquire, convert or exchange securities to replace the borrowed securities (also known as “covering” the short position) at a time when the securities sold short have appreciated in value, thus resulting in a loss to the Portfolio. The Portfolio making a short sale (other than a “short sale against the box”) must segregate or “earmark” assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees or otherwise cover its position in a permissible manner. The Portfolio may engage in short selling to the extent permitted by the 1940 Act and rules and interpretations thereunder and other federal securities laws. To the extent the Portfolio engages in short selling in foreign (non-U.S.) jurisdictions, the Portfolio will do so to the extent permitted by the laws and regulations of such jurisdiction.

Illiquid Securities	The Portfolio may invest up to 15% of its net assets (taken at the time of investment) in illiquid securities. Certain illiquid securities may require pricing at fair value as determined in good faith under the supervision of the Board of Trustees. A portfolio manager may be subject to significant delays in disposing of illiquid securities, and transactions in illiquid securities may entail registration expenses and other transaction costs that are higher than those for transactions in liquid securities. The term “illiquid securities” for this purpose means securities that cannot be disposed of within seven days in the ordinary course of business at approximately the amount at which the Portfolio has valued the securities. Restricted securities, i.e., securities subject to legal or contractual restrictions on resale, may be illiquid. However, some restricted securities (such as securities issued pursuant to Rule 144A under the Securities Act and certain commercial paper) may be treated as liquid, although they may be less liquid than registered securities traded on established secondary markets.

Loans of Portfolio Securities	For the purpose of achieving income, the Portfolio may lend its portfolio securities to brokers, dealers, and other financial institutions provided a number of conditions are satisfied, including that the loan is fully collateralized. Please see “Investment Objective and Policies” in the Offering Memorandum Supplement for details. When the Portfolio lends portfolio securities, its investment performance will continue to reflect changes in the value of the securities loaned, and the Portfolio will also receive a fee or interest on the collateral. Securities lending involves the risk of loss of rights in the collateral or delay in recovery of the collateral if the borrower fails to return the security loaned or becomes insolvent. The Portfolio may pay lending fees to a party arranging the loan. Cash collateral received by the Portfolio in securities lending transactions may be invested in short-term liquid fixed income instruments or in money market or short-term mutual funds, or similar investment vehicles, including affiliated money market or short-term mutual funds. The Portfolio bears the risk of such instruments.

Temporary Defensive Strategies	For temporary or defensive purposes, the Portfolio may invest without limit in U.S. debt securities, including taxable securities and short-term money market securities, when PIMCO deems it appropriate to do so. When the Portfolio engages in such strategies, it may not achieve its investment objective.

Changes in Investment Objectives and Policies	The investment objective of the Portfolio is non-fundamental and may be changed by the Board of Trustees without shareholder approval. Unless otherwise stated, all investment policies of the Portfolio may be changed by the Board of Trustees without shareholder approval.

Percentage Investment Limitations	Unless otherwise stated, all percentage limitations on Portfolio investments listed in this Offering Memorandum will apply at the time of investment. The Portfolio would not violate these limitations unless an excess or deficiency occurs or exists immediately after and as a result of an investment.

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Credit Ratings and Unrated Securities	Rating agencies are private services that provide ratings of the credit quality of fixed income securities, including convertible securities. Appendix A to this Offering Memorandum describes the various ratings assigned to fixed income securities by Moody’s, S&P and Fitch. Ratings assigned by a rating agency are not absolute standards of credit quality and do not evaluate market risks. Rating agencies may fail to make timely changes in credit ratings and an issuer’s current financial condition may be better or worse than a rating indicates. PIMCO does not rely solely on credit ratings, and develops its own analysis of issuer credit quality.

A Portfolio may purchase unrated securities (which are not rated by a rating agency). Unrated securities may be less liquid than comparable rated securities and involve the risk that the portfolio manager may not accurately evaluate the security’s comparative credit rating. To the extent that the Portfolio invests in unrated securities, the Portfolio’s success in achieving its investment objective may depend more heavily on the portfolio manager’s creditworthiness analysis than if the Portfolio invested exclusively in rated securities.

Other Investments and Techniques	The Portfolio may invest in other types of securities and use a variety of investment techniques and strategies which are not described in this Offering Memorandum. These securities and techniques may subject the Portfolio to additional risks. Please see the Offering Memorandum Supplement for additional information about the securities and investment techniques described in this Offering Memorandum and about additional securities and techniques that may be used by the Portfolio.

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Appendix A

Description of Securities Ratings

Each Portfolio’s investments may range in quality from securities rated in the lowest category in which the Portfolio is permitted to invest to securities rated in the highest category (as rated by Moody’s, S&P or Fitch, or, if unrated, determined by PIMCO to be of comparable quality). The percentage of a Portfolio’s assets invested in securities in a particular rating category will vary. The following terms are generally used to describe the credit quality of fixed income securities:

High Quality Debt Securities are those rated in one of the two highest rating categories (the highest category for commercial paper) or, if unrated, deemed comparable by PIMCO.

Investment Grade Debt Securities are those rated in one of the four highest rating categories, or if unrated deemed comparable by PIMCO.

Below Investment Grade High Yield Securities (“Junk Bonds”) are those rated lower than Baa by Moody’s, BBB by S&P or Fitch, and comparable securities. They are deemed predominantly speculative with respect to the issuer’s ability to repay principal and interest.

The following is a description of Moody’s, S&P’s and Fitch’s rating categories applicable to fixed income securities.

Moody’s Investors Service, Inc.	Long-Term Obligation Ratings

Moody’s long-term obligation ratings are opinions of the relative credit risk of fixed-income obligations with an original maturity of one year or more. They address the possibility that a financial obligation will not be honored as promised. Such ratings reflect both the likelihood of default and any financial loss suffered in the event of default.

Aaa: Obligations rated Aaa are judged to be of the highest quality, with minimal credit risk.

Aa: Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.

A: Obligations rated A are considered upper-medium grade and are subject to low credit risk.

Baa: Obligations rated Baa are subject to moderate credit risk. They are considered medium-grade and as such may possess certain speculative characteristics.

Ba: Obligations rated Ba are judged to have speculative elements and are subject to substantial credit risk.

B: Obligations rated B are considered speculative and are subject to high credit risk.

Caa: Obligations rated Caa are judged to be of poor standing and are subject to very high credit risk.

Ca: Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C: Obligations rated C are the lowest rated class of bonds and are typically in default, with little prospect for recovery of principal or interest.

Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

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Short-Term Ratings

Moody’s short-term ratings are opinions of the ability of issuers to honor short-term financial obligations. Ratings may be assigned to issuers, short-term programs or to individual short-term debt instruments. Such obligations generally have an original maturity not exceeding thirteen months, unless explicitly noted.

Moody’s employs the following designations to indicate the relative repayment ability of rated issuers:

P-1: Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.

P-2: Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.

P-3: Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term obligations.

NP: Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

Canadian issuers rated P-1 or P-2 have their short-term ratings enhanced by the senior-most long-term rating of the issuer, its guarantor or support-provider.

US Municipal Short-Term Debt and Demand Obligation Ratings

Short-Term Obligation Ratings

There are three rating categories for short-term municipal obligations that are considered investment grade. These ratings are designated as Municipal Investment Grade (MIG) and are divided into three levels—MIG 1 through MIG 3. In addition, those short-term obligations that are of speculative quality are designated SG, or speculative grade. MIG ratings expire at the maturity of the obligation.

MIG 1: This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

MIG 2: This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.

MIG 3: This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.

SG: This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.

Demand Obligation Ratings

In the case of variable rate demand obligations (VRDOs), a two-component rating is assigned; a long or short-term debt rating and a demand obligation rating. The first element represents Moody’s evaluation of the degree of risk associated with scheduled principal and interest payments. The second element represents Moody’s evaluation of the degree of risk associated with the ability to receive purchase price upon demand (“demand feature”), using a variation of the MIG rating scale, the Variable Municipal Investment Grade or VMIG rating. When either the long- or short-term aspect of a VRDO is not rated, that piece is designated NR, e.g., Aaa/NR or NR/VMIG 1. VMIG rating expirations are a function of each issue’s specific structural or credit features.

VMIG 1: This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

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VMIG 2: This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

VMIG 3: This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

SG: This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have an investment grade short-term rating or may lack the structural and/or legal protections necessary to ensure the timely payment of purchase price upon demand.

Standard & Poor’s Ratings Services	Long-Term Issue Credit Ratings

Issue credit ratings are based, in varying degrees, on the following considerations:

•	Likelihood of payment—capacity and willingness of the obligor to meet its financial commitment on an obligation in accordance with the terms of the obligation;
•	Nature of and provisions of the obligation;
•

Protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.

Issue ratings are an assessment of default risk, but may incorporate an assessment of relative seniority or ultimate recovery in the event of default. Junior obligations are typically rated lower than senior obligations, to reflect the lower priority in bankruptcy, as noted above. (Such differentiation may apply when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.)

Investment Grade

AAA: An obligation rated ‘AAA’ has the highest rating assigned by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.

AA: An obligation rated ‘AA’ differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitment on the obligation is very strong.

A: An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.

BBB: An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

Speculative Grade

Obligations rated ‘BB’, ‘B’, ‘CCC’, ‘CC’, and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB: An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

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B: An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.

CCC: An obligation rated ‘CCC’ is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC: An obligation rated ‘CC’ is currently highly vulnerable to nonpayment.

C: A ‘C’ rating is assigned to obligations that are currently highly vulnerable to nonpayment, obligations that have payment arrearages allowed by the terms of the documents, or obligations of an issuer that is the subject of a bankruptcy petition or similar action which have not experienced a payment default. Among others, the ‘C’ rating may be assigned to subordinated debt, preferred stock or other obligations on which cash payments have been suspended in accordance with the instrument’s terms or when preferred stock is the subject of a distressed exchange offer, whereby some or all of the issue is either repurchased for an amount of cash or replaced by other instruments having a total value that is less than par.

D: An obligation rated ‘D’ is in payment default. The ‘D’ rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor’s believes that such payments will be made during such grace period. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized. An obligation’s rating is lowered to ‘D’ upon completion of a distressed exchange offer, whereby some or all of the issue is either repurchased for an amount of cash or replaced by other instruments having a total value that is less than par.

Plus (+) or minus (-): The ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.

NR: This indicates that no rating has been requested, that there is insufficient information on which to base a rating, or that Standard & Poor’s does not rate a particular obligation as a matter of policy.

Short-Term Issue Credit Ratings

A-1: A short-term obligation rated ‘A-1’ is rated in the highest category by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.

A-2: A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitment on the obligation is satisfactory.

A-3: A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

B: A short-term obligation rated ‘B’ is regarded as having significant speculative characteristics. Ratings of ‘B-1’, ‘B-2’, and ‘B-3’ may be assigned to indicate finer distinctions within the ‘B’ category. The obligor currently has the capacity to meet its financial commitment on the obligation; however, it faces major ongoing uncertainties which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

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B-1: A short-term obligation rated ‘B-1’ is regarded as having significant speculative characteristics, but the obligor has a relatively stronger capacity to meet its financial commitments over the short-term compared to other speculative-grade obligors.

B-2: A short-term obligation rated ‘B-2’ is regarded as having significant speculative characteristics, and the obligor has an average speculative-grade capacity to meet its financial commitments over the short-term compared to other speculative-grade obligors.

B-3: A short-term obligation rated ‘B-3’ is regarded as having significant speculative characteristics, and the obligor has a relatively weaker capacity to meet its financial commitments over the short-term compared to other speculative-grade obligors.

C: A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

D: A short-term obligation rated ‘D’ is in payment default. The ‘D’ rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor’s believes that such payments will be made during such grace period. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

Dual Ratings: Standard & Poor’s assigns “dual” ratings to all debt issues that have a put option or demand feature as part of their structure. The first rating addresses the likelihood of repayment of principal and interest as due, and the second rating addresses only the demand feature. The long-term rating symbols are used for bonds to denote the long-term maturity and the short-term rating symbols for the put option (for example, ‘AAA/A-1+’). With U.S. municipal short-term demand debt, note rating symbols are used with the short-term issue credit rating symbols (for example, ‘SP-1+/A-1+’).

Active Qualifiers (currently applied and/or outstanding)

i: This subscript is used for issues in which the credit factors, terms, or both, that determine the likelihood of receipt of payment of interest are different from the credit factors, terms or both that determine the likelihood of receipt of principal on the obligation. The ‘i’ subscript indicates that the rating addresses the interest portion of the obligation only. The ‘i’ subscript will always be used in conjunction with the ‘p’ subscript, which addresses likelihood of receipt of principal. For example, a rated obligation could be assigned ratings of “AAAp NRi” indicating that the principal portion is rated “AAA” and the interest portion of the obligation is not rated.

L: Ratings qualified with ‘L’ apply only to amounts invested up to federal deposit insurance limits.

p: This subscript is used for issues in which the credit factors, the terms, or both, that determine the likelihood of receipt of payment of principal are different from the credit factors, terms or both that determine the likelihood of receipt of interest on the obligation. The ‘p’ subscript indicates that the rating addresses the principal portion of the obligation only. The ‘p’ subscript will always be used in conjunction with the ‘i’ subscript, which addresses likelihood of receipt of interest. For example, a rated obligation could be assigned ratings of “AAAp NRi” indicating that the principal portion is rated “AAA” and the interest portion of the obligation is not rated.

pi: Ratings with a ‘pi’ subscript are based on an analysis of an issuer’s published financial information, as well as additional information in the public domain. They do not, however, reflect in-depth meetings with an issuer’s management and therefore may be based on less comprehensive information than ratings without a ‘pi’ subscript. Ratings with a ‘pi’ subscript are reviewed annually based on a new year’s financial statements, but may be reviewed on an interim basis if a major event occurs that may affect the issuer’s credit quality.

A-5	Private Account Portfolio Series: Short-Term Floating NAV Portfolio

pr: The letters ‘pr’ indicate that the rating is provisional. A provisional rating assumes the successful completion of the project financed by the debt being rated and indicates that payment of debt service requirements is largely or entirely dependent upon the successful, timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, makes no comment on the likelihood of or the risk of default upon failure of such completion. The investor should exercise his own judgment with respect to such likelihood and risk.

Preliminary: Preliminary ratings are assigned to issues, including financial programs, in the following circumstances.

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Preliminary ratings may be assigned to obligations, most commonly structured and project finance issues, pending receipt of final documentation and legal opinions. Assignment of a final rating is conditional on the receipt and approval by Standard & Poor’s of appropriate documentation. Changes in the information provided to Standard & Poor’s could result in the assignment of a different rating. In addition, Standard & Poor’s reserves the right not to issue a final rating.

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Preliminary ratings are assigned to Rule 415 Shelf Registrations. As specific issues, with defined terms, are offered from the master registration, a final rating may be assigned to them in accordance with Standard & Poor’s policies. The final rating may differ from the preliminary rating.

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Preliminary ratings may be assigned to obligations that will likely be issued upon reorganization or emergence from bankruptcy, based on late-stage reorganization plans, documentation and discussions with the obligor. These ratings consider the anticipated general credit quality of the reorganized or postbankruptcy issuer as well as attributes of the anticipated obligation(s). The final rating may differ from the preliminary rating as a result of changes in the reorganization plan or other developments. Standard & Poor’s reserves the right not to issue a final rating.

t: This symbol indicates termination structures that are designed to honor their contracts to full maturity or, should certain events occur, to terminate and cash settle all their contracts before their final maturity date.

unsolicited: Unsolicited ratings are those credit ratings assigned at the initiative of Standard & Poor’s and not at the request of the issuer or its agents.

Inactive Qualifiers (no longer applied or outstanding)

*: This symbol indicated continuance of the ratings is contingent upon Standard & Poor’s receipt of an executed copy of the escrow agreement or closing documentation confirming investments and cash flows. Discontinued use in August 1998.

c: This qualifier was used to provide additional information to investors that the bank may terminate its obligation to purchase tendered bonds if the long-term credit rating of the issuer is below an investment-grade level and/or the issuer’s bonds are deemed taxable. Discontinued use in January 2001.

q: A ‘q’ subscript indicates that the rating is based solely on quantitative analysis of publicly available information. Discontinued use in April 2001.

r: The ‘r’ modifier was assigned to securities containing extraordinary risks, particularly market risks, that are not covered in the credit rating. The absence of an ‘r’ modifier should not be taken as an indication that an obligation will not exhibit extraordinary non-credit related risks. Standard & Poor’s discontinued the use of the ‘r’ modifier for most obligations in June 2000 and for the balance of obligations (mainly structured finance transactions) in November 2002.

Local Currency and Foreign Currency Risks: Country risk considerations are a standard part of Standard & Poor’s analysis for credit ratings on any issuer or issue. Currency of repayment is a key factor in this analysis. An obligor’s capacity to repay foreign currency obligations may be lower than its capacity to repay obligations in its

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local currency due to the sovereign government’s own relatively lower capacity to repay external versus domestic debt. These sovereign risk considerations are incorporated in the debt ratings assigned to specific issues. Foreign currency issuer ratings are also distinguished from local currency issuer ratings to identify those instances where sovereign risks make them different for the same issuer.

Fitch, Inc.	Long-Term Credit Ratings

Investment Grade

AAA: Highest credit quality. ‘AAA’ ratings denote the lowest expectation of credit risk. They are assigned only in case of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA: Very high credit quality. “AA” ratings denote expectations of very low credit risk. They indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A: High credit quality. “A” ratings denote expectations of low credit risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

BBB: Good credit quality. “BBB” ratings indicate that expectations of credit risk are currently low. The capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity.

Speculative Grade

BB: Speculative. ‘BB’ ratings indicate an elevated vulnerability to credit risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial alternatives may be available to allow financial commitments to be met.

B: Highly speculative. ‘B’ ratings indicate that material credit risk is present.

CCC: Substantial credit risk. ‘CCC’ ratings indicate that substantial credit risk is present.

CC: Very high levels of credit risk. ‘CC’ ratings indicate very high levels of credit risk.

C: Exceptionally high levels of credit risk. ‘C’ indicates exceptionally high levels of credit risk.

Defaulted obligations typically are not assigned ‘D’ ratings, but are instead rated in the ‘B’ to ‘C’ rating categories, depending upon their recovery prospects and other relevant characteristics. This approach better aligns obligations that have comparable overall expected loss but varying vulnerability to default and loss.

The modifiers “+” or “-” may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the ‘AAA’ obligation rating category, or to corporate finance obligation ratings in the categories below ‘B.’

Recovery Ratings

Recovery Ratings are assigned to selected individual securities and obligations. These currently are published for most individual obligations of corporate issuers with IDRs in the ‘B’ rating category and below, and for most distressed or defaulted structured finance obligations rated “CCC” or below.

Among the factors that affect recovery rates for securities are the collateral, the seniority relative to other obligations in the capital structure (where appropriate), and the expected value of the company or underlying collateral in distress.

A-7	Private Account Portfolio Series: Short-Term Floating NAV Portfolio

The Recovery Rating scale is based upon the expected relative recovery characteristics of an obligation upon the curing of a default, emergence from insolvency or following the liquidation or termination of the obligor or its associated collateral. For structured finance, Recovery Ratings are designed to estimate recoveries on a forward-looking basis while taking into account the time value of money.

Recovery Ratings are an ordinal scale and do not attempt to precisely predict a given level of recovery. As a guideline in developing the rating assessments, the agency employs broad theoretical recovery bands in its ratings approach based on historical averages, but actual recoveries for a given security may deviate materially from historical averages.

RR1: Outstanding recovery prospects given default. ‘RR1’ rated securities have characteristics consistent with securities historically recovering 91%-100% of current principal and related interest.

RR2: Superior recovery prospects given default. ‘RR2’ rated securities have characteristics consistent with securities historically recovering 71%-90% of current principal and related interest.

RR3: Good recovery prospects given default. ‘RR3’ rated securities have characteristics consistent with securities historically recovering 51%-70% of current principal and related interest.

RR4: Average recovery prospects given default. ‘RR4’ rated securities have characteristics consistent with securities historically recovering 31%-50% of current principal and related interest.

RR5: Below average recovery prospects given default. ‘RR5’ rated securities have characteristics consistent with securities historically recovering 11%-30% of current principal and related interest.

RR6: Poor recovery prospects given default. ‘RR6’ rated securities have characteristics consistent with securities historically recovering 0%-10% of current principal and related interest.

Short-Term Credit Ratings

A short-term issuer or obligation rating is based in all cases on the short-term vulnerability to default of the rated entity or security stream, and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Short-Term Ratings are assigned to obligations whose initial maturity is viewed as “short term” based on market convention. Typically, this means up to 13 months for corporate, structured and sovereign obligations, and up to 36 months for obligations in US public finance markets.

F1: Highest short-term credit quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

F2: Good short-term credit quality. Good intrinsic capacity for timely payment of financial commitments.

F3: Fair short-term credit quality. The intrinsic capacity for timely payment of financial commitments is adequate.

B: Speculative short-term credit quality. Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.

C: High short-term default risk. Default is a real possibility.

RD: Restricted default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Applicable to entity ratings only.

D: Default. Indicates a broad-based default event for an entity, or the default of a specific short-term obligation.

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Private Account Portfolio Series	INVESTMENT ADVISER AND ADMINISTRATOR

PIMCO, 840 Newport Center Drive, Newport Beach, CA 92660

DISTRIBUTOR

Allianz Global Investors Distributors LLC, 1345 Avenue of the Americas, New York, NY 10105-4800

CUSTODIAN

State Street Bank & Trust Co., 801 Pennsylvania, Kansas City, MO 64105

TRANSFER AGENT

Boston Financial Data Services - Midwest, 330 W. 9th Street, Kansas City, MO 64105

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP, 1100 Walnut Street, Suite 1300, Kansas City, MO 64106-2197

LEGAL COUNSEL

Dechert LLP, 1775 I Street N.W., Washington, D.C. 20006

Other Information	The Portfolio’s Offering Memorandum Supplement to shareholders includes additional information about the Portfolio. The Portfolio’s Offering Memorandum Supplement is incorporated by reference into this Offering Memorandum, which means it is part of this Offering Memorandum for legal purposes. Additional information about the Portfolio’s investments will be available in the Portfolio’s annual report and semi-annual report to shareholders.

You may obtain free copies of any of these materials, request other information about the Portfolio, or make inquiries by writing to:

PIMCO Funds

840 Newport Center Drive

Newport Beach, CA 92660

You may review and copy information about the Trust, including the Portfolio’s Offering Memorandum Supplement, at the Securities and Exchange Commission’s public reference room in Washington, D.C. You may call the Commission at 1-202-551-8090 for information about the operation of the public reference room. You may also access reports and other information about the Trust on the Commission’s Web site at www.sec.gov. You may obtain copies of this information, with payment of a duplication fee, by writing the Public Reference Section of the Commission, Washington, D.C. 20549-0102, or by e-mailing your request to publicinfo@sec.gov.

PIMCO Funds

840 Newport Center Drive

Newport Beach, CA 92660

The Portfolio issues shares only in accordance with Regulation D or other applicable exemptions under the Securities Act. This Offering Memorandum is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act.

Investment Company Act File Number: 811-05028

PIMCO Funds

Offering Memorandum Supplement:

PIMCO Funds: Private Account Portfolio Series

This Offering Memorandum Supplement (the “Supplement”) should be read in conjunction with the Offering Memorandum of the Private Account Portfolios Series of PIMCO Funds (the “Trust”), dated July 31, 2010, as amended or supplemented from time to time. Each Portfolio issues its shares only in private placement transactions in accordance with Regulation D or other applicable exemptions under the Securities Act of 1933, as amended (the “Securities Act”). This Supplement is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act.

Shares of the Portfolios may be purchased only by clients of Pacific Investment Management Company LLC (“PIMCO”), including separately managed private accounts and investment companies registered under the Investment Company Act of 1940, as amended (the “1940 Act”) and other funds, who are also “accredited investors,” as defined in Regulation D under the Securities Act, and either (i) “qualified purchasers,” as defined for purposes of Section 3(c)(7) of the 1940 Act, or (ii) “qualified institutional buyers,” as defined in Rule 144A(a)(1) of the Securities Act. PIMCO, acting as agent for its private account clients, will effect all purchases/redemptions of shares of the Portfolios for those clients. Shares of the Private Account Portfolio Series also may be purchased by certain investors outside of the United States consistent with applicable regulatory requirements.

Shares of the Portfolios are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act. Shares may be redeemed in accordance with the procedures set forth in the Offering Memorandum.

This Supplement is intended for use only by the person to whom it has been issued. Reproduction of this Supplement is prohibited.

July 31, 2010

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THE TRUST

The Trust is an open-end management investment company (“mutual fund”) currently consisting of separate investment portfolios (the “Portfolios”), including: the PIMCO Asset-Backed Securities Portfolio; the PIMCO Asset-Backed Securities Portfolio II; the PIMCO Developing Local Markets Portfolio; the PIMCO Emerging Markets Portfolio; the PIMCO High Yield Portfolio; the PIMCO International Portfolio; the PIMCO Investment Grade Corporate Portfolio; the PIMCO Long Duration Corporate Bond Portfolio; the PIMCO Mortgage Portfolio; the PIMCO Mortgage Portfolio II; the PIMCO Municipal Sector Portfolio; the PIMCO Real Return Portfolio; the PIMCO Short-Term Portfolio; the PIMCO Short-Term Floating NAV Portfolio II; the PIMCO U.S. Government Sector Portfolio; and the PIMCO U.S. Government Sector Portfolio II. Each Portfolio is registered under the 1940 Act.

INVESTMENT OBJECTIVES AND POLICIES

The investment objectives and general investment policies of each Portfolio are described in the Offering Memorandum. Consistent with each Portfolio’s investment policies, each Portfolio may invest in “Fixed Income Instruments,” which are defined in the Offering Memorandum. Additional information concerning the characteristics of certain of the Portfolios’ investments, strategies and risks is set forth below.

U.S. Government Securities

U.S. Government securities are obligations of and, in certain cases, guaranteed by, the U.S. Government, its agencies or instrumentalities. The U.S. Government does not guarantee the net asset value of the Portfolio’s shares. Some U.S. Government securities, such as Treasury bills, notes and bonds, and securities guaranteed by the Government National Mortgage Association (“GNMA”), are supported by the full faith and credit of the United States; others, such as those of the Federal Home Loan Banks, are supported by the right of the issuer to borrow from the U.S. Department of the Treasury (the “U.S. Treasury”); others, such as those of the Federal National Mortgage Association (“FNMA”), are supported by the discretionary authority of the U.S. Government to purchase the agency’s obligations; and still others, such as those of the Student Loan Marketing Association, are supported only by the credit of the instrumentality. U.S. Government securities may include zero coupon securities, which do not distribute interest on a current basis and tend to be subject to greater risk than interest-paying securities of similar maturities.

Securities issued by U.S. Government agencies or government-sponsored enterprises may not be guaranteed by the U.S. Treasury. GNMA, a wholly owned U.S. Government corporation, is authorized to guarantee, with the full faith and credit of the U.S. Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA and backed by pools of mortgages insured by the Federal Housing Administration or guaranteed by the Department of Veterans Affairs. Government-related guarantors (i.e., not backed by the full faith and credit of the U.S. Government) include the FNMA and the Federal Home Loan Mortgage Corporation (“FHLMC”). Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA but are not backed by the full faith and credit of the U.S. Government. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but its participation certificates are not backed by the full faith and credit of the U.S. Government.

Municipal Bonds

Each Portfolio, particularly the PIMCO Municipal Sector Portfolio, may invest in securities issued by states, municipalities and other political subdivisions, agencies, authorities and instrumentalities of states and multi-state agencies or authorities (“Municipal Bonds”). It is a policy of the PIMCO Municipal Sector Portfolio to have at least 80% of its net assets plus borrowings for investment purposes invested in investments, the income of which is exempt from federal income tax.

The PIMCO Municipal Sector Portfolio may, from time to time, invest more than 25% of its total assets in Municipal Bonds of issuers in California and New York, and, if so, will be subject to the California and New York State state-specific risks discussed in the “Description of Principal Risks” section of the Offering Memorandum and in this “Municipal Bonds” section of this Offering Memorandum Supplement, but the Portfolio does not have any present intention to invest more than that amount in a particular state.

Municipal Bonds share the attributes of debt/fixed income securities in general, but are generally issued by states, municipalities and other political subdivisions, agencies, authorities and instrumentalities of states and multi-state agencies or authorities. Specifically, California and New York Municipal Bonds generally are issued by or on behalf of the State of California and New York, respectively, and their political subdivisions and financing authorities, and local governments. The

Municipal Bonds which the Portfolios may purchase include general obligation bonds and limited obligation bonds (or revenue bonds), including industrial development bonds issued pursuant to former federal tax law. General obligation bonds are obligations involving the credit of an issuer possessing taxing power and are payable from such issuer’s general revenues and not from any particular source. Limited obligation bonds are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise or other specific revenue source. Tax-exempt private activity bonds and industrial development bonds generally are also revenue bonds and thus are not payable from the issuer’s general revenues. The credit and quality of private activity bonds and industrial development bonds are usually related to the credit of the corporate user of the facilities. Payment of interest on and repayment of principal of such bonds is the responsibility of the corporate user (and/or any guarantor).

Each Portfolio, and in particular the PIMCO Municipal Sector Portfolio, may invest 25% or more of its total assets in Municipal Bonds that finance similar projects, such as those relating to education, health care, housing, transportation, and utilities, and 25% or more of its total assets in industrial development bonds. A Portfolio may be more sensitive to adverse economic, business or political developments if it invests a substantial portion of its assets in the bonds of similar projects or industrial development bonds.

Each Portfolio that may invest in Municipal Bonds may invest in pre-refunded Municipal Bonds. Pre-refunded Municipal Bonds are tax-exempt bonds that have been refunded to a call date prior to the final maturity of principal, or, in the case of pre-refunded Municipal Bonds commonly referred to as “escrowed-to-maturity bonds,” to the final maturity of principal, and remain outstanding in the municipal market. The payment of principal and interest of the pre-refunded Municipal Bonds held by a Portfolio is funded from securities in a designated escrow account that holds U.S. Treasury securities or other obligations of the U.S. Government (including its agencies and instrumentalities (“Agency Securities”)). While still tax-exempt, pre-refunded Municipal Bonds usually will bear a Aaa rating (if a re-rating has been requested and paid for) because they are backed by U.S. Treasury or Agency securities. As the payment of principal and interest is generated from securities held in an escrow account established by the municipality and an independent escrow agent, the pledge of the municipality has been fulfilled and the original pledge of revenue by the municipality is no longer in place. The escrow account securities pledged to pay the principal and interest of the pre-refunded Municipal Bond do not guarantee the price movement of the bond before maturity. Issuers of Municipal Bonds refund in advance of maturity the outstanding higher cost debt and issue new, lower cost debt, placing the proceeds of the lower cost issuance into an escrow account to pre-refund the older, higher cost debt. Investments in pre-refunded Municipal Bonds held by a Portfolio may subject the Portfolio to interest rate risk and market risk. In addition, while a secondary market exists for pre-refunded Municipal Bonds, if a Portfolio sells pre-refunded Municipal Bonds prior to maturity, the price received may be more or less than the original cost, depending on market conditions at the time of sale. To the extent permitted by the Securities and Exchange Commission (“SEC”) and the Internal Revenue Service, a Portfolio’s investment in pre-refunded Municipal Bonds backed by U.S. Treasury and Agency securities in the manner described above, will, for purposes of diversification tests applicable to certain Portfolios, be considered an investment in the respective U.S. Treasury and Agency securities.

Under the Internal Revenue Code of 1986 (the “Internal Revenue Code”), certain limited obligation bonds are considered “private activity bonds” and interest paid on such bonds is treated as an item of tax preference for purposes of calculating federal alternative minimum tax liability.

Each Portfolio may invest in Build America Bonds. Build America Bonds are tax credit bonds created by the American Recovery and Reinvestment Act of 2009, which authorizes state and local governments to issue Build America Bonds as taxable bonds in 2009 and 2010, without volume limitations, to finance any capital expenditures for which such issuers could otherwise issue traditional tax-exempt bonds. State and local governments may receive a direct federal subsidy payment for a portion of their borrowing costs on Build America Bonds equal to 35% of the total coupon interest paid to investors. The state or local government issuer can elect to either take the federal subsidy or pass the 35% tax credit along to bondholders. A Portfolio’s investments in Build America Bonds will result in taxable income and the Portfolio may elect to pass through to shareholders the corresponding tax credits. The tax credits can generally be used to offset federal income taxes and the alternative minimum tax, but such credits are generally not refundable. Build America Bonds involve similar risks as Municipal Bonds, including credit and market risk. They are intended to assist state and local governments in financing capital projects at lower borrowing costs and are likely to attract a broader group of investors than tax-exempt Municipal Bonds. For example, taxable funds may choose to invest in Build America Bonds. Although Build America Bonds are only authorized for 2009 and 2010, the program may result in reduced issuance of tax-exempt Municipal Bonds. As a result, a Portfolio that invests in tax-exempt Municipal Bonds, such as the PIMCO Municipal Sector Portfolio, may increase its holdings of Build America Bonds and other investments permitted by the Portfolio’s respective investment objectives and policies. The Build America Bond program is set to expire on December 31, 2010, at which point no further issuance will be permitted, unless the program is extended by Congress. As of the date of this Offering Memorandum Supplement, legislation is pending in Congress which would extend the Build America Bond program through March 13,

2013. The current draft of the legislation provides for a reduction in the pass through tax credit from the current 35% tax credit to a 33%, 31% and 30% tax credit for Build America Bonds issued during the 2011, 2012 and 2013 calendar years, respectively. In addition, the President’s proposed budget for fiscal year 2011 would, if adopted as proposed, make the Build America Bond program permanent with a 28% subsidy rate.

The Portfolios may invest in municipal lease obligations. A lease is not a full faith and credit obligation of the issuer and is usually backed only by the borrowing government’s unsecured pledge to make annual appropriations for lease payments. There have been challenges to the legality of lease financing in numerous states, and, from time to time, certain municipalities have considered not appropriating money for lease payments. In deciding whether to purchase a lease obligation, the Portfolios will assess the financial condition of the borrower, the merits of the project, the level of public support for the project, and the legislative history of lease financing in the state. These securities may be less readily marketable than other municipals. The Portfolios also may purchase unrated lease obligations if determined by PIMCO to be of comparable quality to rated securities in which the Portfolio is permitted to invest.

The Portfolios may seek to enhance their yield through the purchase of private placements. These securities are sold through private negotiations, usually to institutions or mutual funds, and may have resale restrictions. Their yields are usually higher than comparable public securities to compensate the investor for their limited marketability. A Portfolio may not invest more than 15% of its net assets in illiquid securities, including unmarketable private placements.

Some longer-term Municipal Bonds give the investor the right to “put” or sell the security at par (face value) within a specified number of days following the investor’s request - usually one to seven days. This demand feature enhances a security’s liquidity by shortening its effective maturity and enables it to trade at a price equal to or very close to par. If a demand feature terminates prior to being exercised, a Portfolio would hold the longer-term security, which could experience substantially more volatility.

The Portfolios may invest in municipal warrants, which are essentially call options on Municipal Bonds. In exchange for a premium, municipal warrants give the purchaser the right, but not the obligation, to purchase a Municipal Bond in the future. A Portfolio may purchase a warrant to lock in forward supply in an environment where the current issuance of bonds is sharply reduced. Like options, warrants may expire worthless and they may have reduced liquidity. A Portfolio will not invest more than 5% of its net assets in municipal warrants.

The Portfolios may invest in Municipal Bonds with credit enhancements such as letters of credit, municipal bond insurance and Standby Bond Purchase Agreements (“SBPAs”). Letters of credit are issued by a third party, usually a bank, to enhance liquidity and ensure repayment of principal and any accrued interest if the underlying Municipal Bond should default. Municipal bond insurance, which is usually purchased by the bond issuer from a private, nongovernmental insurance company, provides an unconditional and irrevocable guarantee that the insured bond’s principal and interest will be paid when due. Insurance does not guarantee the price of the bond or the share price of any fund. The credit rating of an insured bond reflects the credit rating of the insurer, based on its claims-paying ability. The obligation of a municipal bond insurance company to pay a claim extends over the life of each insured bond. Although defaults on insured Municipal Bonds have been low to date and municipal bond insurers have met their claims, there is no assurance this will continue. A higher-than-expected default rate could strain the insurer’s loss reserves and adversely affect its ability to pay claims to bondholders. Because a significant portion of insured Municipal Bonds that have been issued and are outstanding is insured by a small number of insurance companies, not all of which have the highest credit rating, an event involving one or more of these insurance companies, such as a credit rating downgrade, could have a significant adverse effect on the value of the Municipal Bonds insured by that insurance company and on the Municipal Bond markets as a whole. An SBPA is a liquidity facility provided to pay the purchase price of bonds that cannot be re-marketed. The obligation of the liquidity provider (usually a bank) is only to advance funds to purchase tendered bonds that cannot be remarketed and does not cover principal or interest under any other circumstances. The liquidity provider’s obligations under the SBPA are usually subject to numerous conditions, including the continued creditworthiness of the underlying borrower.

The Portfolios may invest in Residual Interest Bonds (“RIBs”), which brokers create by depositing a Municipal Bond in a trust. The trust in turn issues a variable rate security and RIBs. The interest rate on the short-term component is determined by the remarketing broker-dealer, while the RIB holder receives the balance of the income from the underlying Municipal Bond less an auction fee. Therefore, rising short-term interest rates result in lower income for the RIB, and vice versa. An investment in RIBs typically will involve greater risk than an investment in a fixed rate bond. RIBs have interest rates that bear an inverse relationship to the interest rate on another security or the value of an index. Because increases in the interest rate on the other security or index reduce the residual interest paid on a RIB, the value of a RIB is generally more volatile than that of a fixed rate bond. RIBs have interest rate adjustment formulas that generally reduce or, in the extreme, eliminate the interest paid to the Portfolios when short-term interest rates rise, and increase the interest paid to the Portfolios when short-term interest rates fall. RIBs have varying degrees of liquidity that approximate the liquidity of the underlying bond(s), and the market price for these securities is volatile. RIBs can be very volatile and may be less liquid than other Municipal Bonds of comparable maturity. These securities will generally underperform the market of fixed rate bonds in a rising interest rate environment, but tend to outperform the market of fixed rate bonds when interest rates decline or remain relatively stable. Although volatile, RIBs typically offer the potential for yields exceeding the yields available on fixed rate bonds with comparable credit quality, coupon, call provisions and maturity. To the extent permitted by each Portfolio’s investment objectives and general investment policies, a Portfolio may invest in RIBs without limitation.

In a transaction in which a Portfolio purchases a RIB from a trust, and the underlying Municipal Bond was held by the Portfolio prior to being deposited into the trust, the Portfolio treats the transaction as a secured borrowing for financial reporting purposes. As a result, the Portfolio will incur a non-cash interest expense with respect to interest paid by the trust on the variable rate securities, and will recognize additional interest income in an amount directly corresponding to the non-cash interest expense. Therefore, the Portfolio’s net asset value per share and performance are not affected by the non-cash interest expense. This accounting treatment does not apply to RIBs acquired by the Portfolios where the Portfolios did not previously own the underlying Municipal Bond.

The Portfolios also may invest in participation interests. Participation interests are various types of securities created by converting fixed rate bonds into short-term, variable rate certificates. These securities have been developed in the secondary market to meet the demand for short-term, tax-exempt securities. The Portfolios will invest only in such securities deemed tax-exempt by a nationally recognized bond counsel, but there is no guarantee the interest will be exempt because the Internal Revenue Service (“IRS”) has not issued a definitive ruling on the matter.

Municipal Bonds are subject to credit and market risk. Generally, prices of higher quality issues tend to fluctuate less with changes in market interest rates than prices of lower quality issues and prices of longer maturity issues tend to fluctuate more than prices of shorter maturity issues.

The Portfolios may purchase and sell portfolio investments to take advantage of changes or anticipated changes in yield relationships, markets or economic conditions. The Portfolios also may sell Municipal Bonds due to changes in PIMCO’s evaluation of the issuer or cash needs resulting from redemption requests for Portfolio shares. The secondary market for Municipal Bonds typically has been less liquid than that for taxable debt/fixed income securities, and this may affect the Portfolio’s ability to sell particular Municipal Bonds at then-current market prices, especially in periods when other investors are attempting to sell the same securities. Additionally, Municipal Bonds rated below investment grade (i.e., high yield Municipal Bonds) may not be as liquid as higher-rated Municipal Bonds. Reduced liquidity in the secondary market may have an adverse impact on the market price of a Municipal Bond and on a Portfolio’s ability to sell a Municipal Bond in response to changes or anticipated changes in economic conditions or to meet the Portfolio’s cash needs. Reduced liquidity may also make it more difficult to obtain market quotations based on actual trades for purposes of valuing a Portfolio’s portfolio. For more information on high yield securities please see “High Yield Securities (“Junk Bonds”) and Securities of Distressed Companies” below.

Prices and yields on Municipal Bonds are dependent on a variety of factors, including general money- market conditions, the financial condition of the issuer, general conditions of the Municipal Bond market, the size of a particular offering, the maturity of the obligation and the rating of the issue. A number of these factors, including the ratings of particular issues, are subject to change from time to time. Information about the financial condition of an issuer of Municipal Bonds may not be as extensive as that which is made available by corporations whose securities are publicly traded.

Each Portfolio may purchase custodial receipts representing the right to receive either the principal amount or the periodic interest payments or both with respect to specific underlying Municipal Bonds. In a typical custodial receipt arrangement, an issuer or third party owner of Municipal Bonds deposits the bonds with a custodian in exchange for two classes of custodial receipts. The two classes have different characteristics, but, in each case, payments on the two classes are based on payments received on the underlying Municipal Bonds. In no event will the aggregate interest paid with respect to the two classes exceed the interest paid by the underlying Municipal Bond. Custodial receipts are sold in private placements. The value of a custodial receipt may fluctuate more than the value of a Municipal Bond of comparable quality and maturity.

Obligations of issuers of Municipal Bonds are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors. Congress or state legislatures may seek to extend the time for payment of principal or interest, or both, or to impose other constraints upon enforcement of such obligations. There is also the possibility that as a result of litigation or other conditions, the power or ability of issuers to meet their obligations for the payment of interest and principal on their Municipal Bonds may be materially affected or their obligations may be found to be invalid or unenforceable. Such litigation or conditions may from time to time have the effect of introducing uncertainties in the market for Municipal Bonds or certain segments thereof, or of materially affecting the credit risk with respect to particular bonds. Adverse economic, business, legal or political developments might affect all or a substantial portion of a Portfolio’s Municipal Bonds in the same manner. In particular, the PIMCO Municipal Sector Portfolio is subject to the risks inherent in concentrating investment in a particular state or region. The following summarizes information drawn from official statements, and other public documents available relating to issues potentially affecting securities offerings of issuers domiciled in the states of California and New York. Neither the Portfolios nor PIMCO have independently verified the information, but have no reason to believe that it is substantially different.

California. Each Portfolio investing in California Municipal Bonds, and in particular the PIMCO Municipal Sector Portfolio, may be particularly affected by political, economic or regulatory developments affecting the ability of California tax-exempt issuers to pay interest or repay principal. Provisions of the California Constitution and State statutes that limit the taxing and spending authority of California governmental entities may impair the ability of California governmental issuers to maintain debt service on their obligations. Future California political and economic developments, constitutional amendments, legislative measures, executive orders, administrative regulations, litigation and voter initiatives could have an adverse effect on the debt obligations of California issuers. The information set forth below constitutes only a brief summary of a number of complex factors which may impact issuers of California Municipal Bonds. The information is derived from sources that are generally available to investors, including information promulgated by the State’s Department of Finance, the State’s Treasurer’s Office, and the Legislative Analyst’s Office. The information is intended to give a recent historical description and is not intended to indicate future or continuing trends in the financial or other positions of California. Such information has not been independently verified by the Portfolios, and the Portfolios assume no responsibility for the completeness or accuracy of such information. It should be noted that the financial strength of local California issuers and the creditworthiness of obligations issued by local California issuers is not directly related to the financial strength of the State or the creditworthiness of obligations issued by the State, and there is no obligation on the part of the State to make payment on such local obligations in the event of default.

Certain debt obligations held by a Portfolio may be obligations of issuers that rely in whole or in substantial part on California state government revenues for the continuance of their operations and payment of their obligations. Whether and to what extent the California Legislature will continue to appropriate a portion of the State’s General Fund to counties, cities and their various entities, which depend upon State government appropriations, is not entirely certain. To the extent local entities do not receive money from the state government to pay for their operations and services, their ability to pay debt service on obligations held by the Portfolios may be impaired.

Certain tax-exempt securities in which the Portfolios may invest may be obligations payable solely from the revenues of specific institutions, or may be secured by specific properties, which are subject to provisions of California law that could adversely affect the holders of such obligations. For example, the revenues of California health care institutions may be subject to state laws, and California law limits the remedies of a creditor secured by a mortgage or deed of trust on real property.

With a gross state product in excess of $1 trillion, California’s economy is the largest state economy in the United States and one of the largest in the world. In addition to its size, California’s economy is diverse, with no industry sector accounting for more than one-quarter of the State’s output. While California’s economy is broad, it does have major concentrations in high technology, aerospace and defense-related manufacturing, entertainment, real estate and financial services, and may be sensitive to economic factors affecting those industries.

In March 2004, voters approved Proposition 57, the California Economic Recovery Bond Act, authorizing the issuance of up to $15 billion in Economic Recovery Bonds (“ERBs”) to finance the State’s negative General Fund balance. Under the Act, the State will not be permitted to use more than $15 billion of net proceeds of any bonds issued to address the inherited debt. The ERBs replace the previously authorized “Fiscal Recovery Bonds.”

The repayment of the ERBs are secured by a pledge of revenues from an increase in the State’s share of the sales and use tax of 0.25% starting July 1, 2004, which are deposited in the Fiscal Recovery Fund. Local governments’ shares of the sales and use tax are expected to decrease by a commensurate amount. These new sales and use tax rates will automatically revert to previous levels as soon as the ERBs are repaid. The repayment of the ERBs may be accelerated with transfers from the State’s Budget Stabilization Fund, as specified in the Balanced Budget Amendment. In the event the dedicated revenue falls short, the State also would pledge its full faith and credit by using General Fund revenues to repay the debt service. As of May 1, 2010, California had outstanding approximately $78.4 billion in long-term general obligation bonds.

Also in March 2004, voters approved Proposition 58, which amended the California State Constitution to require balanced budgets in the future, yet this has not prevented the State from enacting budgets that rely on borrowing. Proposition 58 requires the State to contribute to a special reserve of 1% of revenues in 2006-07, 2% in 2007-08, and 3% in subsequent years. This special reserve will be used to repay the ERBs and provide a “rainy-day” fund for future economic downturns or natural disasters. The amendment allows the Governor to declare a fiscal emergency whenever he or she determines that General Fund revenues will decline below budgeted expenditures, or expenditures will increase substantially above available resources. Finally, it requires the State legislature to take action on legislation proposed by the Governor to address fiscal emergencies. In January 2008, California Governor Arnold Schwarzenegger declared a fiscal emergency and the 2008-09 budget proposed, pursuant to the Governor’s authority under Proposition 58, to suspend the pre-payment of ERBs scheduled for 2008-09 and to sell the remaining $3.3 billion of authorized ERBs to rebuild 2008’s budget reserve. The California Legislature adopted the proposals in February 2008.

California, like the rest of the nation, recently has experienced a severe economic downturn. The outlook for the national economy is for modest growth for 2010 and moderate growth in 2011 and 2012. Real GDP is projected to grow 2.2% in 2010 and 2.9% in 2011 and 2012. The nation’s nonfarm payroll employment is forecast to fall by 0.9% in 2010, and grow by 1.7% in 2011 and 2.2% in 2012. The outlook for the California economy is for modest growth in 2010, followed by moderate growth in 2011 and good growth in 2012. Both the California and national economies continue to face weak consumer spending. Manufacturing is growing, but from a low level. Foreign trade is picking up as a turnaround in Asian economies, spurred by China, and a declining euro relative to the dollar are helping exports, while an improving U.S. economy is aiding imports. Despite these improvements, both economies remain weak and it is difficult to gauge how long it will be before the economies fully recover.

The housing slump has been deeper in California than most states, and declining prices and increasing subprime mortgage rates have led to record mortgage delinquencies and home foreclosures in California. Upward resets of subprime mortgage rates have made payments unaffordable for many borrowers in the State, and several large financial institutions have reported substantial losses on subprime mortgages and securities backed by these mortgages. In addition, uncertainty about the mortgage market and increased financial market volatility have prompted lenders to tighten credit standards. Recently, single-family housing is showing some signs of life with new home sales trending upward in recent months but from very low levels. Existing home sales stabilized and the median sales price rose by the end of 2009.

Employment data also reflect the difficult economy. Non-farm payroll employment in California is forecast to fall by 0.7% in 2010 and grow by 1.3% in 2011 and 1.9% in 2012, as compared to falling by 5.6% in 2009 and the 1.3% average growth rate from 1988 to 2008. The State’s unemployment rate rose from 11.5% in May 2009 to 12.6% in April 2010. Personal income in California is projected to grow 2.4 percent in 2010, 3.6% in 2011 and 4.8% in 2012, as compared to falling by 2.8% in 2009 and the 5.6% average growth rate from 1988 to 2008. Taxable sales in California have been very weak in the last two years. In the third quarter of 2009, they were 16.8% lower than a year earlier but 0.5% higher than in the second quarter of 2009.

Revenue bonds represent both obligations payable from State revenue-producing enterprises and projects, which are not payable from the General Fund, and conduit obligations payable only from revenues paid by private users of facilities financed by such revenue bonds. Such enterprises and projects include transportation projects, various public works and exposition projects, educational facilities (including the California State University and University of California systems), housing, health facilities, and pollution control facilities. General Fund revenue collections for the 2009-10 fiscal year (“FY”) are now expected to total $88.1 billion, $1.5 billion below the estimate at the time of the amended 2009 Budget Act. For FY 2010-2011, revenues without proposed policy changes or other solutions are expected to increase slightly to $90.9 billion, a 3.2% increase from FY 2009-2010.

In 2010, California’s credit rating was revised by Moody’s Investor Services, Inc. (“Moody’s”), Standard & Poor’s Rating Services (“S&P”) and Fitch, Inc. (“Fitch”). As of June 4, 2010, California’s general obligation bonds were assigned ratings of A1, A-, and A- by Moody’s, S&P and Fitch, respectively. In April 2010, Moody’s raised the State’s credit rating to A1 from Baa1 and Fitch raised the State’s credit rating to A- from BBB. Each change represents a recalibration of certain public finance ratings by Moody’s and Fitch, respectively. In January 2010, S&P lowered the State’s credit rating to A- from A. The agencies continue to monitor the State’s budget deliberations closely to determine whether to alter the ratings. It should be recognized that these ratings are not an absolute standard of quality, but rather general indicators. Such ratings reflect only the view of the originating rating agencies, from which an explanation of the significance of such ratings may be obtained. There is no assurance that a particular rating will continue for any given period of time or that any such rating will not be revised downward or withdrawn entirely if, in the judgment of the agency establishing the rating, circumstances so warrant. A downward revision or withdrawal of such ratings, or either of them, may affect the market price of the State municipal obligations in which a Portfolio invests.

The Budget Act of 2009 was enacted in February 2009, four months ahead of the constitutional deadline. In February 2009, the State enacted $36 billion in solutions to what was then estimated to be a $42 billion general fund budget gap (the additional $6 billion in solutions failed to pass at the special election in May 2009). As the recession deepened throughout the spring of 2009 eroding revenues and putting additional pressure on spending, amendments to the Budget Act of 2009 were adopted to address the additional budget gap of $24 billion that resulted from the deepening recession. The largest contributor to the budget gap was the reduction in the baseline revenue forecast for FY 2008-09 and FY 2009-10, which was due almost entirely to the economic recession. As a result of the budget gap, the State suspended loans from the Pooled Money Investment Account for thousands of capital projects and delayed issuance of taxpayer refunds, and for only the second time since the Great Depression, California issued registered warrants (IOUs) to preserve cash for essential payments. In January 2010, California Governor Arnold Schwarzenegger declared a fiscal emergency and called a special session of the legislature to deal with the State’s budget shortfall.

The $60 billion in budget solutions adopted for FY 2009-2010 addressed the largest budget gap the State has ever faced, both in dollar amount and in the percent of General Fund revenues it represents. The budget solutions resulted in reduced expenditures by the State across its major General Fund programs. Certain reductions in funding for State programs resulting for the budget gap closing measures was offset by federal stimulus funding.

While there continue to be signs the economy is slowly improving, California continues to confront serious budgetary problems. In June 2010, the State budget shortfall is estimated at $19.9 billion for the 2010-11 FY. The Governor’s budget for FY 2010-2011 proposed spending reductions and alternative funding solutions to address the projected budget gap. As of June 2010, the FY 2010-2011budget has not been enacted.

The State is a party to numerous legal proceedings, many of which normally occur in governmental operations and which, if decided against the State, might require the State to make significant future expenditures or impair future revenue sources.

Constitutional and statutory amendments as well as budget developments may affect the ability of California issuers to pay interest and principal on their obligations. The overall effect may depend upon whether a particular California tax-exempt security is a general or limited obligation bond and on the type of security provided for the bond. It is possible that measures affecting the taxing or spending authority of California or its political subdivisions may be approved or enacted in the future.

New York. Portfolios investing in New York Municipal Bonds, and in particular the PIMCO Municipal Sector Portfolio, may be particularly affected by political, economic or regulatory developments affecting the ability of New York tax-exempt issuers to pay interest or repay principal. Investors should be aware that certain issuers of New York tax-exempt securities have at times experienced serious financial difficulties. A reoccurrence of these difficulties may impair the ability of certain New York issuers to maintain debt service on their obligations. The following information provides only a brief summary of the complex factors affecting the financial situation in New York and is derived from sources that are generally available to investors, including the New York State Division of the Budget and the New York City Office of Management and Budget. The information is intended to give a recent historical description and is not intended to indicate future or continuing trends in the financial or other positions of New York. Such information has not been independently verified by the Portfolios and the Portfolios assume no responsibility for the completeness or accuracy of such information. It should be noted that the creditworthiness of obligations issued by local New York issuers may be unrelated to the creditworthiness of obligations issued by New York city and state agencies, and that there is no obligation on the part of New York State to make payment on such local obligations in the event of default.

New York has historically been one of the wealthiest states in the nation, maintaining the third largest economy in the United States behind California and Texas. For decades, however, the State’s economy grew more slowly than that of the nation as a whole, gradually eroding the State’s relative economic affluence, as urban centers lost the more affluent to the suburbs and people and businesses migrated to the southern and the western United States. Factors that may adversely affect the New York State economy include additional write-downs by the financial sector associated with subprime mortgages; deteriorating credit markets, thereby lowering business investment and prolonging recovery; and increases in the cost of energy and food prices, thereby increasing the risk of high inflation.

Relative to other states, New York has for many years imposed a very high state and local tax burden on residents. The burden of state and local taxation in combination with the many other causes of regional economic dislocation, has contributed to the decisions of some businesses and individuals to relocate outside of, or not locate within, New York. The economic and financial condition of the State also may be affected by various financial, social, economic and political factors. For example, the securities industry is more central to New York’s economy than to the national economy, therefore any significant decline in stock market performance could adversely affect the State’s income and employment levels. Furthermore, such social, economic and political factors can be very complex, may vary from year to year and can be the result of actions taken not only by the State and its agencies and instrumentalities, but also by entities, such as the Federal government, that are not under the control of the State.

The fiscal stability of New York State is related to the fiscal stability of the State’s municipalities, its agencies and authorities (which generally finance, construct and operate revenue-producing public benefit facilities). This is due in part to the fact that agencies, authorities and local governments in financial trouble often seek State financial assistance. The experience has been that if New York City or any of its agencies or authorities suffers serious financial difficulty, then the ability of the State, New York City, the State’s political subdivisions, agencies and authorities to obtain financing in the public credit markets, and the market price of outstanding New York tax-exempt securities, is adversely affected.

State actions affecting the level of receipts and disbursements, the relative strength of the State and regional economies and actions of the federal government may create budget gaps for the State. Moreover, even an ostensibly balanced budget may still contain several financial risks. These risks include the possibility of broad economic factors, additional spending needs, revenues that may not materialize and proposals to reduce spending or raise revenues that have been previously rejected by the Legislature. To address a potential imbalance in any given FY, the State would be required to take actions to increase receipts and/or reduce disbursements as it enacts the budget for that year. Under the State Constitution, the Governor is required to propose a balanced budget each year. There can be no assurance, however, that the Legislature will enact the proposals or that the State’s actions will be sufficient to preserve budgetary balance in a given fiscal year or to align recurring receipts and disbursements in future fiscal years. The fiscal stability of the State is related to the fiscal stability of its public authorities. Authorities have various responsibilities, including those that finance, construct and/or operate revenue-producing public facilities. Authorities are not subject to the constitutional restrictions on the incurrence of debt that apply to the State itself, and may issue bonds and notes within the amounts and restrictions set forth in their legislative authorization.

Authorities are generally supported by revenues generated by the projects financed or operated, such as tolls charged for use of highways, bridges or tunnels, charges for electric power, electric and gas utility services, rentals charged for housing units and charges for occupancy at medical care facilities. In addition, State legislation authorizes several financing techniques for authorities. Also, there are statutory arrangements providing for State local assistance payments otherwise payable to localities, to be made under certain circumstances directly to the authorities. Although the State has no obligation to provide additional assistance to localities whose local assistance payments have been paid to authorities under these arrangements, if local assistance payments are diverted the affected localities could seek additional State assistance. Some authorities also receive monies from State appropriations to pay for the operating costs of certain of their programs.

Over the near and long term, New York State and New York City may face economic problems. New York City accounts for a large portion of the State’s population and personal income, and New York City’s financial health affects the State in numerous ways. New York City continues to require significant financial assistance from the State and depends on State aid to both enable it to balance its budget and to meet its cash requirements. The State could also be affected by the ability of the City to market its securities successfully in the public credit markets as well as by shifts upward or downward in the State’s real estate market.

The State’s enacted budget for FY 2009-10 closed the largest budget gap ever faced by the State. The combined current services budget gap for FY 2008-09 and FY 2009-10 totaled $20.1 billion (FY 2008-09: $2.2 billion; FY 2009-10: $17.9 billion), before the gap-closing actions approved by the Governor and Legislature and the receipt of Federal aid. The $20.1 billion gap was due almost exclusively to the precipitous decline in projected receipts, reflecting the severity of the current economic downturn and dislocation in the financial markets.

The FY 2009-10 gap-closing actions can be grouped into three general categories: (1) actions that reduce current services spending in the General Fund on a recurring basis; (2) actions that increase revenues on a recurring basis; and (3) transactions that increase revenues or lower spending in FY 2009-10, but that are not expected to recur. To close the two-year budget gap in FY 2008-09 and FY 2009-10, the Governor and Legislature approved a total of $13.9 billion in gap-closing actions, including $6.5 billion in actions to restrain spending, $5.4 billion in actions to increase receipts, and $2 billion in non-recurring actions (more than half of which were used in FY 2008-09 to close a gap that opened in the last half of the fiscal year). In addition, the gap-closing plan includes $6.15 billion in direct fiscal relief that the Federal government is providing to the State under the American Recovery and Reinvestment Act of 2009 (“ARRA”) to stabilize State finances and help prevent reductions in essential services. The President signed the ARRA on February 17, 2009, after the Governor had submitted his Executive Budget. By law, the direct Federal fiscal relief must be used effectively and expeditiously to promote economic recovery, and may not be allocated for other purposes, such as funding reserves or paying down debt.

The national and State economies continue to be weak. The State’s Division of Budget (“DOB”) expects that the New York economy will experience a weak recovery for FY 2010-2011. Contributing factors to the weak economy include, but are not limited to: (i) interest rate hikes and the potential for resulting financial market corrections and credit tightening; (ii) lower prices and transactions resulting from an excess supply of commercial real estate; (iii) weak home prices, anemic wage growth and continued consumer focus on debt reduction resulting in weak growth in consumer spending; and (iv) uncertainty surrounding the magnitude of income and capital gain shifts from tax year 2011 into tax year 2010 as the result of scheduled Federal tax law changes.

The State expects virtually no change in State employment for FY 2010-11 on an average annual basis, following an estimated decline of 2.8% for FY 2009-2010. The State expects a 3.7% increase in wages for FY 2010-2011, compared with an estimated decline of 2.2% in FY 2009-2010. The State expects a 3.9% increase in wages for FY 2010-2011, compared with a 0.9% decrease in FY 2009-2010. The State considers conditions in the labor and financial markets to be the greatest risks to the economic forecast for FY 2009-2010. The State’s unemployment rate as of April 2010 was 8.4% and an unemployment rate of above 8% is expected through 2011.

The proposed FY 2010-2011 budget projects a $7.4 billion budget gap consisting of a $500 million deficit for FY 2009-2010 and a deficit of $6.9 billion for FY 2010-2011. Measures proposed in the FY 2010-2011 budget to eliminate the gap include, among other things, recurring spending cuts and tax and fee increases. As of June 2010, the FY 2010-2011 budget has not been adopted.

Estimated General Fund tax payments of $8.6 billion are projected for tax year 2010, or $1.0 billion (13.2 percent) above the prior year. This increase reflects an expected acceleration in capital gains realizations as taxpayers are expected to react to the scheduled expiration of lower Federal capital gains tax rates at the end of 2010. General Fund business tax receipts for FY 2010-11 are now projected to increase by $296 million, or 5.6 percent, from FY 2009-2010, to $5.6 billion.

In May 2010, New York City Mayor Michael Bloomberg presented the City’s FY 2011 preliminary budget and an updated four year financial plan. The Mayor outlined a plan to close a $3.3 billion deficit for FY 2011 through nearly $1.3 billion in new agency gap closing actions and a $493 million reduction in school spending. The continued decline in the economy and the proposed State budget contributed to the change in the City’s budget from the $1.6 billion surplus for FY 2008 to the estimated $3.3 billion deficit for FY 2011.

New York City has the largest population of any city in the U.S., and it is obligated to maintain a complex and aging infrastructure. The City bears responsibility for more school buildings, firehouses, health facilities, community colleges, roads, bridges, libraries, and police precincts than any other municipality in the country. Capital bond proceeds are used for the construction and rehabilitation of these facilities. Bond proceeds are also used for financing shorter-lived capital items such as comprehensive computer systems.

New York City’s general debt limit, as provided in the New York State Constitution, is 10 percent of the five-year rolling average of the full value of taxable City real property. The City’s FY 2010 general debt-incurring power of $74.9 billion is projected to rise to $76.17 billion in FY 2011 and $75.15 billion in FY 2012. The City’s general obligation debt outstanding was $38.42 billion at the beginning of FY 2010. After including contract and other liability and adjusting for appropriations, the City’s indebtedness that is counted toward the debt limit totaled $61.78 billion at the beginning of FY 2010. This indebtedness is expected to grow to $64.28 billion by the beginning of FY 2011 and $65.92 billion at the beginning of FY 2012. The City is projected to be below its general debt limit by $19.11 billion at the end of FY 2010 and at the end of FY 2011-2014.

In addition to general obligation bonds, the City maintains several additional credits, including bonds issued by the New York City Transitional Finance Authority (“NYCTFA”) and TSASC, Inc. (“TSASC”). The debt-incurring capacities of NYCTFA and TSASC total $17.3 billion of which $15.7 billion has been utilized to finance the City’s capital program. Also included in the $17.3 billion capacity is $2.0 billion of recovery bonds issued for general fund expenses in the aftermath of the World Trade Center disaster. The City’s debt has grown from $2,490 per capita in FY 1990 to $7,153 by FY 2008, an increase of 187 percent. Over the same period, the cumulative growth rate in debt per capita exceeded the rate of inflation by 115 percentage points and the growth rate of City tax revenues by 32 percentage points. For FY 2010, the City’s debt is estimated at $7,373 per capita. Based on an analysis of financial statements released by other jurisdictions, New York City leads a sample of large U.S. cities in debt burden per capita by a margin of more than two to one.

As of June 2010, New York State’s general obligation bonds are rated AA, Aa2, and AA by S&P, Moody’s, and Fitch, respectively. In 2010, Moody’s changed the State’s credit rating to Aa2 from Aa3 and Fitch changed the State’s credit rating to AA from AA-. Each change represents a recalibration of certain public finance ratings by Moody’s and Fitch, respectively. As of June 2010, New York City’s general obligation debt was rated Aa2 by Moody’s, AA by S&P and AA- by Fitch. The City’s general obligation credit ratings were upgraded by all three agencies in 2007 and Moody’s increased the City’s general obligation credit rating in 2010. Such ratings reflect only the view of the originating rating agencies, from which an explanation of the significance of such ratings may be obtained. There is no assurance that a particular rating will continue for any given period of time or that any such rating will not be revised downward or withdrawn entirely if, in the judgment of the agency originally establishing the rating, circumstances so warrant. A downward revision or withdrawal of such ratings, or either of them, may have an effect on the market price of the State municipal obligations in which a Portfolio invests.

Mortgage-Related Securities and Asset-Backed Securities

Mortgage-related securities are interests in pools of residential or commercial mortgage loans, including mortgage loans made by savings and loan institutions, mortgage bankers, commercial banks and others. Pools of mortgage loans are assembled as securities for sale to investors by various governmental, government-related and private organizations. See “Mortgage Pass-Through Securities.” Certain Portfolios also may invest in debt securities which are secured with collateral consisting of mortgage-related securities (see “Collateralized Mortgage Obligations”).

Mortgage Pass-Through Securities. Interests in pools of mortgage-related securities differ from other forms of debt securities, which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. Instead, these securities provide a monthly payment which consists of both interest and principal payments. In effect, these payments are a “pass-through” of the monthly payments made by the individual borrowers on their residential or commercial mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments are caused by repayments of principal resulting from the sale of the underlying property, refinancing or foreclosure, net of fees or costs which may be incurred. Some mortgage-related securities (such as securities issued by GNMA) are described as “modified pass-through.” These securities entitle the holder to receive all interest and principal payments owed on the mortgage pool, net of certain fees, at the scheduled payment dates regardless of whether or not the mortgagor actually makes the payment.

The rate of pre-payments on underlying mortgages will affect the price and volatility of a mortgage-related security, and may have the effect of shortening or extending the effective duration of the security relative to what was anticipated at the time of purchase. To the extent that unanticipated rates of pre-payment on underlying mortgages increase the effective duration of a mortgage-related security, the volatility of such security can be expected to increase. The residential mortgage market in the United States recently has experienced difficulties that may adversely affect the performance and market value of certain of the Portfolios’ mortgage-related investments. Delinquencies and losses on residential mortgage loans (especially subprime and second-lien mortgage loans) generally have increased recently and may continue to increase, and a decline in or flattening of housing values (as has recently been experienced and may continue to be experienced in many housing markets) may exacerbate such delinquencies and losses. Borrowers with adjustable rate mortgage loans are more sensitive to changes in interest rates, which affect their monthly mortgage payments, and may be unable to secure replacement mortgages at comparably low interest rates. Also, a number of residential mortgage loan originators have recently experienced serious financial difficulties or bankruptcy. Owing largely to the foregoing, reduced investor demand for mortgage loans and mortgage-related securities and increased investor yield requirements have caused limited liquidity in the secondary market for certain mortgage-related securities, which can adversely affect the market value of mortgage-related securities. It is possible that such limited liquidity in such secondary markets could continue or worsen.

The principal governmental guarantor of mortgage-related securities is GNMA. GNMA is a wholly owned United States Government corporation within the Department of Housing and Urban Development. GNMA is authorized to guarantee, with the full faith and credit of the United States Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA (such as savings and loan institutions, commercial banks and mortgage bankers) and backed by pools of mortgages insured by the Federal Housing Administration (the “FHA”), or guaranteed by the Department of Veterans Affairs (the “VA”).

Government-related guarantors (i.e., not backed by the full faith and credit of the United States Government) include FNMA and FHLMC. FNMA is a government-sponsored corporation the common stock of which is owned entirely by private stockholders. FNMA purchases conventional (i.e., not insured or guaranteed by any government agency) residential mortgages from a list of approved seller/servicers which include state and federally chartered savings and loan associations, mutual savings banks, commercial banks and credit unions and mortgage bankers. Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA but are not backed by the full faith and credit of the United States

Government. FHLMC was created by Congress in 1970 for the purpose of increasing the availability of mortgage credit for residential housing. It is a government-sponsored corporation formerly owned by the twelve Federal Home Loan Banks. FHLMC issues Participation Certificates (“PCs”), which are pass-through securities, each representing an undivided interest in a pool of residential mortgages. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but PCs are not backed by the full faith and credit of the United States Government.

On September 6, 2008, the Federal Housing Finance Agency (“FHFA”) placed FNMA and FHLMC into conservatorship. As the conservator, FHFA succeeded to all rights, titles, powers and privileges of FNMA and FHLMC and of any stockholder, officer or director of FNMA and FHLMC with respect to FNMA and FHLMC and the assets of FNMA and FHLMC. FHFA selected a new chief executive officer and chairman of the board of directors for each of FNMA and FHLMC.

In connection with the conservatorship, the U.S. Treasury entered into a Senior Preferred Stock Purchase Agreement with each of FNMA and FHLMC pursuant to which the U.S. Treasury will purchase up to an aggregate of $100 billion of each of FNMA and FHLMC to maintain a positive net worth in each enterprise. This agreement contains various covenants that severely limit each enterprise’s operations. In exchange for entering into these agreements, the U.S. Treasury received $1 billion of each enterprise’s senior preferred stock and warrants to purchase 79.9% of each enterprise’s common stock. On February 18, 2009, the U.S. Treasury announced that it was doubling the size of its commitment to each enterprise under the Senior Preferred Stock Program to $200 billion. The U.S. Treasury’s obligations under the Senior Preferred Stock Program are for an indefinite period of time for a maximum amount of $200 billion per enterprise.

FNMA and FHLMC are continuing to operate as going concerns while in conservatorship and each remain liable for all of its obligations, including its guaranty obligations, associated with its mortgage-backed securities. The Senior Preferred Stock Purchase Agreement is intended to enhance each of FNMA’s and FHLMC’s ability to meet its obligations. The FHFA has indicated that the conservatorship of each enterprise will end when the director of FHFA determines that FHFA’s plan to restore the enterprise to a safe and solvent condition has been completed.

Under the Federal Housing Finance Regulatory Reform Act of 2008 (the “Reform Act”), which was included as part of the Housing and Economic Recovery Act of 2008, FHFA, as conservator or receiver, has the power to repudiate any contract entered into by FNMA or FHLMC prior to FHFA’s appointment as conservator or receiver, as applicable, if FHFA determines, in its sole discretion, that performance of the contract is burdensome and that repudiation of the contract promotes the orderly administration of FNMA’s or FHLMC’s affairs. The Reform Act requires FHFA to exercise its right to repudiate any contract within a reasonable period of time after its appointment as conservator or receiver.

FHFA, in its capacity as conservator, has indicated that it has no intention to repudiate the guaranty obligations of FNMA or FHLMC because FHFA views repudiation as incompatible with the goals of the conservatorship. However, in the event that FHFA, as conservator or if it is later appointed as receiver for FNMA or FHLMC, were to repudiate any such guaranty obligation, the conservatorship or receivership estate, as applicable, would be liable for actual direct compensatory damages in accordance with the provisions of the Reform Act. Any such liability could be satisfied only to the extent of FNMA’s or FHLMC’s assets available therefor.

In the event of repudiation, the payments of interest to holders of FNMA or FHLMC mortgage-backed securities would be reduced if payments on the mortgage loans represented in the mortgage loan groups related to such mortgage-backed securities are not made by the borrowers or advanced by the servicer. Any actual direct compensatory damages for repudiating these guaranty obligations may not be sufficient to offset any shortfalls experienced by such mortgage-backed security holders.

Further, in its capacity as conservator or receiver, FHFA has the right to transfer or sell any asset or liability of FNMA or FHLMC without any approval, assignment or consent. Although FHFA has stated that it has no present intention to do so, if FHFA, as conservator or receiver, were to transfer any such guaranty obligation to another party, holders of FNMA or FHLMC mortgage-backed securities would have to rely on that party for satisfaction of the guaranty obligation and would be exposed to the credit risk of that party.

In addition, certain rights provided to holders of mortgage-backed securities issued by FNMA and FHLMC under the operative documents related to such securities may not be enforced against FHFA, or enforcement of such rights may be delayed, during the conservatorship or any future receivership. The operative documents for FNMA and FHLMC mortgage-backed securities may provide (or with respect to securities issued prior to the date of the appointment of the conservator may have provided) that upon the occurrence of an event of default on the part of FNMA or FHLMC, in its capacity as guarantor, which includes the appointment of a conservator or receiver, holders of such mortgage-backed securities have the right to replace FNMA or FHLMC as trustee if the requisite percentage of mortgage-backed securities holders consent. The Reform

Act prevents mortgage-backed security holders from enforcing such rights if the event of default arises solely because a conservator or receiver has been appointed. The Reform Act also provides that no person may exercise any right or power to terminate, accelerate or declare an event of default under certain contracts to which FNMA or FHLMC is a party, or obtain possession of or exercise control over any property of FNMA or FHLMC, or affect any contractual rights of FNMA or FHLMC, without the approval of FHFA, as conservator or receiver, for a period of 45 or 90 days following the appointment of FHFA as conservator or receiver, respectively.

Commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers also create pass-through pools of conventional residential mortgage loans. Such issuers may be the originators and/or servicers of the underlying mortgage loans as well as the guarantors of the mortgage-related securities. Pools created by such non-governmental issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government or agency guarantees of payments in the former pools. However, timely payment of interest and principal of these pools may be supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance and letters of credit, which may be issued by governmental entities or private insurers. Such insurance and guarantees and the creditworthiness of the issuers thereof will be considered in determining whether a mortgage-related security meets the Trust’s investment quality standards. There can be no assurance that the private insurers or guarantors can meet their obligations under the insurance policies or guarantee arrangements. The Portfolios may buy mortgage-related securities without insurance or guarantees if, through an examination of the loan experience and practices of the originators/servicers and poolers, PIMCO determines that the securities meet the Trust’s quality standards. Securities issued by certain private organizations may not be readily marketable. A Portfolio will not purchase mortgage-related securities or any other assets which in PIMCO’s opinion are illiquid if, as a result, more than 15% of the value of the Portfolio’s net assets will be illiquid.

Mortgage-backed securities that are issued or guaranteed by the U.S. Government, its agencies or instrumentalities, are not subject to the Portfolios’ industry concentration restrictions, set forth under “Investment Restrictions” in the Offering Memorandum, by virtue of the exclusion from that test available to all U.S. Government securities. In the case of privately issued mortgage-related securities, the Portfolios take the position that mortgage-related securities do not represent interests in any particular “industry” or group of industries. The assets underlying such securities may be represented by a portfolio of first lien residential mortgages (including both whole mortgage loans and mortgage participation interests) or portfolios of mortgage pass-through securities issued or guaranteed by GNMA, FNMA or FHLMC. Mortgage loans underlying a mortgage-related security may in turn be insured or guaranteed by the FHA or the VA. In the case of private issue mortgage-related securities whose underlying assets are neither U.S. Government securities nor U.S. Government-insured mortgages, to the extent that real properties securing such assets may be located in the same geographical region, the security may be subject to a greater risk of default than other comparable securities in the event of adverse economic, political or business developments that may affect such region and, ultimately, the ability of residential homeowners to make payments of principal and interest on the underlying mortgages.

Collateralized Mortgage Obligations (“CMOs”). A CMO is a debt obligation of a legal entity that is collateralized by mortgages and divided into classes. Similar to a bond, interest and prepaid principal is paid, in most cases, on a monthly basis. CMOs may be collateralized by whole mortgage loans or private mortgage bonds, but are more typically collateralized by portfolios of mortgage pass-through securities guaranteed by GNMA, FHLMC, or FNMA, and their income streams.

CMOs are structured into multiple classes, often referred to as “tranches,” with each class bearing a different stated maturity and entitled to a different schedule for payments of principal and interest, including pre-payments. Actual maturity and average life will depend upon the pre-payment experience of the collateral. In the case of certain CMOs (known as “sequential pay” CMOs), payments of principal received from the pool of underlying mortgages, including pre-payments, are applied to the classes of CMOs in the order of their respective final distribution dates. Thus, no payment of principal will be made to any class of sequential pay CMOs until all other classes having an earlier final distribution date have been paid in full. In a typical CMO transaction, a corporation (“issuer”) issues multiple series (e.g., A, B, C, Z) of CMO bonds (“Bonds”). Proceeds of the Bond offering are used to purchase mortgages or mortgage pass-through certificates (“Collateral”). The Collateral is pledged to a third party trustee as security for the Bonds. Principal and interest payments from the Collateral are used to pay principal on the Bonds in the order A, B, C, Z. The Series A, B, and C Bonds all bear current interest. Interest on the Series Z Bond is accrued and added to principal and a like amount is paid as principal on the Series A, B, or C Bond currently being paid off. When the Series A, B, and C Bonds are paid in full, interest and principal on the Series Z Bond begins to be paid currently. CMOs may be less liquid and may exhibit greater price volatility than other types of mortgage- or asset-backed securities.

As CMOs have evolved, some classes of CMO bonds have become more common. For example, the Portfolios may invest in parallel-pay and planned amortization class (“PAC”) CMOs and multi-class pass through certificates. Parallel-pay CMOs and multi-class pass-through certificates are structured to provide payments of principal on each payment date to more than one class. These simultaneous payments are taken into account in calculating the stated maturity date or final distribution date of each class, which, as with other CMO and multi-class pass-through structures, must be retired by its stated maturity date or final distribution date but may be retired earlier. PACs generally require payments of a specified amount of principal on each payment date. PACs are parallel-pay CMOs with the required principal amount on such securities having the highest priority after interest has been paid to all classes. Any CMO or multi-class pass through structure that includes PAC securities must also have support tranches—known as support bonds, companion bonds or non-PAC bonds—which lend or absorb principal cash flows to allow the PAC securities to maintain their stated maturities and final distribution dates within a range of actual prepayment experience. These support tranches are subject to a higher level of maturity risk compared to other mortgage-backed securities, and usually provide a higher yield to compensate investors. If principal cash flows are received in amounts outside a pre-determined range such that the support bonds cannot lend or absorb sufficient cash flows to the PAC securities as intended, the PAC securities are subject to heightened maturity risk. Consistent with a Portfolio’s investment objectives and policies, PIMCO may invest in various tranches of CMO bonds, including support bonds.

Commercial Mortgage-Backed Securities include securities that reflect an interest in, and are secured by, mortgage loans on commercial real property. Many of the risks of investing in commercial mortgage-backed securities reflect the risks of investing in the real estate securing the underlying mortgage loans. These risks reflect the effects of local and other economic conditions on real estate markets, the ability of tenants to make loan payments, and the ability of a property to attract and retain tenants. Commercial mortgage-backed securities may be less liquid and exhibit greater price volatility than other types of mortgage- or asset-backed securities.

Other Mortgage-Related Securities. Other mortgage-related securities include securities other than those described above that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property, including mortgage dollar rolls, CMO residuals or stripped mortgage-backed securities (“SMBS”). Other mortgage-related securities may be equity or debt securities issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks, partnerships, trusts and special purpose entities of the foregoing.

CMO Residuals. CMO residuals are mortgage securities issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing.

The cash flow generated by the mortgage assets underlying a series of CMOs is applied first to make required payments of principal and interest on the CMOs and second to pay the related administrative expenses and any management fee of the issuer. The residual in a CMO structure generally represents the interest in any excess cash flow remaining after making the foregoing payments. Each payment of such excess cash flow to a holder of the related CMO residual represents income and/or a return of capital. The amount of residual cash flow resulting from a CMO will depend on, among other things, the characteristics of the mortgage assets, the coupon rate of each class of CMO, prevailing interest rates, the amount of administrative expenses and the pre-payment experience on the mortgage assets. In particular, the yield to maturity on CMO residuals is extremely sensitive to pre-payments on the related underlying mortgage assets, in the same manner as an interest-only (“IO”) class of stripped mortgage-backed securities. See “Other Mortgage-Related Securities—Stripped Mortgage-Backed Securities.” In addition, if a series of a CMO includes a class that bears interest at an adjustable rate, the yield to maturity on the related CMO residual will also be extremely sensitive to changes in the level of the index upon which interest rate adjustments are based. As described below with respect to stripped mortgage-backed securities, in certain circumstances a Portfolio may fail to recoup fully its initial investment in a CMO residual.

CMO residuals are generally purchased and sold by institutional investors through several investment banking firms acting as brokers or dealers. Transactions in CMO residuals are generally completed only after careful review of the characteristics of the securities in question. In addition, CMO residuals may, or pursuant to an exemption therefrom, may not have been registered under the Securities Act. CMO residuals, whether or not registered under the Securities Act, may be subject to certain restrictions on transferability, and may be deemed “illiquid” and subject to a Portfolio’s limitations on investment in illiquid securities.

Adjustable Rate Mortgage Backed Securities. Adjustable rate mortgage-backed securities (“ARMBSs”) have interest rates that reset at periodic intervals. Acquiring ARMBSs permits a Portfolio to participate in increases in prevailing current interest rates through periodic adjustments in the coupons of mortgages underlying the pool on which ARMBSs are based. Such ARMBSs generally have higher current yield and lower price fluctuations than is the case with more traditional fixed income debt securities of comparable rating and maturity. In addition, when prepayments of principal are made on the underlying mortgages during periods of rising interest rates, a Portfolio can reinvest the proceeds of such prepayments at rates higher than those at which they were previously invested. Mortgages underlying most ARMBSs, however, have limits on the allowable annual or lifetime increases that can be made in the interest rate that the mortgagor pays. Therefore, if current interest rates rise above such limits over the period of the limitation, a Portfolio, when holding an ARMBS, does not benefit from further increases in interest rates. Moreover, when interest rates are in excess of coupon rates (i.e., the rates being paid by mortgagors) of the mortgages, ARMBSs behave more like fixed income securities and less like adjustable rate securities and are subject to the risks associated with fixed income securities. In addition, during periods of rising interest rates, increases in the coupon rate of adjustable rate mortgages generally lag current market interest rates slightly, thereby creating the potential for capital depreciation on such securities.

Stripped Mortgage-Backed Securities. SMBS are derivative multi-class mortgage securities. SMBS may be issued by agencies or instrumentalities of the U.S. Government, or by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing.

SMBS are usually structured with two classes that receive different proportions of the interest and principal distributions on a pool of mortgage assets. A common type of SMBS will have one class receiving some of the interest and most of the principal from the mortgage assets, while the other class will receive most of the interest and the remainder of the principal. In the most extreme case, one class will receive all of the interest (the “IO” class), while the other class will receive all of the principal (the principal-only or “PO” class). The yield to maturity on an IO class is extremely sensitive to the rate of principal payments (including pre-payments) on the related underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on a Portfolio’s yield to maturity from these securities. If the underlying mortgage assets experience greater than anticipated pre-payments of principal, a Portfolio may fail to recoup some or all of its initial investment in these securities even if the security is in one of the highest rating categories.

Collateralized Debt Obligations. The Portfolios may invest in collateralized debt obligations (“CDOs”), which include collateralized bond obligations (“CBOs”), collateralized loan obligations (“CLOs”) and other similarly structured securities. CBOs and CLOs are types of asset-backed securities. A CBO is a trust which is backed by a diversified pool of high risk, below investment grade fixed income securities. A CLO is a trust typically collateralized by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans, and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans. CDOs may charge management fees and administrative expenses.

For both CBOs and CLOs, the cash flows from the trust are split into two or more portions, called tranches, varying in risk and yield. The riskiest portion is the “equity” tranche which bears the bulk of defaults from the bonds or loans in the trust and serves to protect the other, more senior tranches from default in all but the most severe circumstances. Since it is partially protected from defaults, a senior tranche from a CBO trust or CLO trust typically have higher ratings and lower yields than their underlying securities, and can be rated investment grade. Despite the protection from the equity tranche, CBO or CLO tranches can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults, as well as aversion to CBO or CLO securities as a class.

The risks of an investment in a CDO depend largely on the type of the collateral securities and the class of the CDO in which a Portfolio invests. Normally, CBOs, CLOs and other CDOs are privately offered and sold, and thus, are not registered under the securities laws. As a result, investments in CDOs may be characterized by the Portfolios as illiquid securities, however an active dealer market may exist for CDOs allowing a CDO to qualify for Rule 144A transactions. In addition to the normal risks associated with fixed income securities discussed elsewhere in this Offering Memorandum Supplement and the Portfolios’ Offering Memorandum (e.g., interest rate risk and default risk), CDOs carry additional risks including, but are not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) the Portfolios may invest in CDOs that are subordinate to other classes; and (iv) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results.

Asset-Backed Securities. Asset-backed securities (“ABS”) are bonds backed by pools of loans or other receivables. ABS are created from many types of assets, including auto loans, credit card receivables, home equity loans, and student loans. ABS are issued through special purpose vehicles that are bankruptcy remote from the issuer of the collateral. The credit quality of an ABS transaction depends on the performance of the underlying assets. To protect ABS investors from the possibility that some borrowers could miss payments or even default on their loans, ABS include various forms of credit enhancement.

Some ABS, particularly home equity loan transactions, are subject to interest-rate risk and prepayment risk. A change in interest rates can affect the pace of payments on the underlying loans, which in turn, affects total return on the securities.

ABS also carry credit or default risk. If many borrowers on the underlying loans default, losses could exceed the credit enhancement level and result in losses to investors in an ABS transaction. Finally, ABS have structure risk due to a unique characteristic known as early amortization, or early payout, risk. Built into the structure of most ABS are triggers for early payout, designed to protect investors from losses. These triggers are unique to each transaction and can include: a big rise in defaults on the underlying loans, a sharp drop in the credit enhancement level, or even the bankruptcy of the originator. Once early amortization begins, all incoming loan payments are used to pay investors as quickly as possible.

Consistent with a Portfolio’s investment objectives and policies, PIMCO also may invest in other types of asset-backed securities.

Real Estate Securities and Related Derivatives

Certain Portfolios may gain exposure to the real estate sector by investing in real estate-linked derivatives, real estate investment trusts (“REITs”), and common, preferred and convertible securities of issuers in real estate-related industries. Each of these types of investments are subject to risks similar to those associated with direct ownership of real estate, including loss to casualty or condemnation, increases in property taxes and operating expenses, zoning law amendments, changes in interest rates, overbuilding and increased competition, variations in market value, and possible environmental liabilities.

REITs are pooled investment vehicles that own, and typically operate, income-producing real estate. If a REIT meets certain requirements, including distributing to shareholders substantially all of its taxable income (other than net capital gains), then it is not taxed on the income distributed to shareholders. REITs are subject to management fees and other expenses, and so the Portfolios that invest in REITs will bear their proportionate share of the costs of the REITs’ operations.

There are three general categories of REITs: Equity REITs, Mortgage REITs and Hybrid REITs. Equity REITs invest primarily in direct fee ownership or leasehold ownership of real property; they derive most of their income from rents. Mortgage REITs invest mostly in mortgages on real estate, which may secure construction, development or long-term loans, and the main source of their income is mortgage interest payments. Hybrid REITs hold both ownership and mortgage interests in real estate.

Along with the risks common to different types of real estate-related securities, REITs, no matter the type, involve additional risk factors. These include poor performance by the REIT’s manager, changes to the tax laws, and failure by the REIT to qualify for tax-free distribution of income or exemption under the 1940 Act. Furthermore, REITs are not diversified and are heavily dependent on cash flow.

Bank Obligations

Bank obligations in which the Portfolios may invest include certificates of deposit, bankers’ acceptances, and fixed time deposits. Certificates of deposit are negotiable certificates issued against funds deposited in a commercial bank for a definite period of time and earning a specified return. Bankers’ acceptances are negotiable drafts or bills of exchange, normally drawn by an importer or exporter to pay for specific merchandise, which are “accepted” by a bank, meaning, in effect, that the bank unconditionally agrees to pay the face value of the instrument on maturity. Fixed time deposits are bank obligations payable at a stated maturity date and bearing interest at a fixed rate. Fixed time deposits may be withdrawn on demand by the investor, but may be subject to early withdrawal penalties which vary depending upon market conditions and the remaining maturity of the obligation. There are no contractual restrictions on the right to transfer a beneficial interest in a fixed time deposit to a third party, although there is no market for such deposits. A Portfolio will not invest in fixed time deposits which (1) are not subject to prepayment or (2) provide for withdrawal penalties upon prepayment (other than overnight deposits) if, in the aggregate, more than 15% of its net assets would be invested in such deposits, repurchase agreements with remaining maturities of more than seven days and other illiquid assets.

The PIMCO Asset-Backed Securities, PIMCO High Yield, PIMCO Investment Grade Corporate, PIMCO Mortgage, PIMCO Short-Term, PIMCO Short-Term Floating NAV II and PIMCO U.S. Government Sector Portfolios may invest in the same types of bank obligations as the other Portfolios, but they must be U.S. dollar-denominated. Subject to the Trust’s limitation on concentration of no more than 25% of its total assets in the securities of issuers in a particular industry, there is no limitation on the amount of a Portfolio’s assets which may be invested in obligations of foreign banks which meet the conditions set forth herein.

Obligations of foreign banks involve somewhat different investment risks than those affecting obligations of United States banks, including the possibilities that their liquidity could be impaired because of future political and economic developments, that their obligations may be less marketable than comparable obligations of United States banks, that a foreign jurisdiction might impose withholding taxes on interest income payable on those obligations, that foreign deposits may be seized or nationalized, that foreign governmental restrictions such as exchange controls may be adopted which might adversely affect the payment of principal and interest on those obligations and that the selection of those obligations may be more difficult because there may be less publicly available information concerning foreign banks or the accounting, auditing and financial reporting standards, practices and requirements applicable to foreign banks may differ from those applicable to United States banks. Foreign banks are not generally subject to examination by any United States Government agency or instrumentality.

Indebtedness, Loan Participations and Assignments

Each Portfolio (except the PIMCO Municipal Sector Portfolio) may purchase indebtedness and participations in commercial loans. Such investments may be secured or unsecured. Indebtedness is different from traditional debt securities in that debt securities are part of a large issue of securities to the public and indebtedness may not be a security, but may represent a specific commercial loan to a borrower. Loan participations typically represent direct participation, together with other parties, in a loan to a corporate borrower, and generally are offered by banks or other financial institutions or lending syndicates. The Portfolios may participate in such syndications, or can buy part of a loan, becoming a part lender. When purchasing indebtedness and loan participations, a Portfolio assumes the credit risk associated with the corporate borrower and may assume the credit risk associated with an interposed bank or other financial intermediary. The indebtedness and loan participations in which a Portfolio intends to invest may not be rated by any nationally recognized rating service.

Each Portfolio (except the PIMCO Municipal Sector Portfolio) may invest in debtor-in-possession financings (commonly known as “DIP financings”). DIP financings are arranged when an entity seeks the protections of the bankruptcy court under Chapter 11 of the U.S. Bankruptcy Code. These financings allow the entity to continue its business operations while reorganizing under Chapter 11. Such financings constitute senior liens on unencumbered security (i.e., security not subject to other creditors’ claims). There is a risk that the entity will not emerge from Chapter 11 and will be forced to liquidate its assets under Chapter 7 of the U.S. Bankruptcy Code. In the event of liquidation, a Portfolio’s only recourse will be against the property securing the DIP financing.

A loan is often administered by an agent bank acting as agent for all holders. The agent bank administers the terms of the loan, as specified in the loan agreement. In addition, the agent bank is normally responsible for the collection of principal and interest payments from the corporate borrower and the apportionment of these payments to the credit of all institutions which are parties to the loan agreement. Unless, under the terms of the loan or other indebtedness, a Portfolio has direct recourse against the corporate borrower, the Portfolio may have to rely on the agent bank or other financial intermediary to apply appropriate credit remedies against a corporate borrower.

A financial institution’s employment as agent bank might be terminated in the event that it fails to observe a requisite standard of care or becomes insolvent. A successor agent bank would generally be appointed to replace the terminated agent bank, and assets held by the agent bank under the loan agreement should remain available to holders of such indebtedness. However, if assets held by the agent bank for the benefit of a Portfolio were determined to be subject to the claims of the agent bank’s general creditors, the Portfolio might incur certain costs and delays in realizing payment on a loan or loan participation and could suffer a loss of principal and/or interest. In situations involving other interposed financial institutions (e.g., an insurance company or governmental agency) similar risks may arise.

Purchasers of loans and other forms of direct indebtedness depend primarily upon the creditworthiness of the corporate borrower for payment of principal and interest. If a Portfolio does not receive scheduled interest or principal payments on such indebtedness, the Portfolio’s share price and yield could be adversely affected. Loans that are fully secured offer a Portfolio more protection than an unsecured loan in the event of non-payment of scheduled interest or principal. However, there is no assurance that the liquidation of collateral from a secured loan would satisfy the corporate borrower’s obligation, or that the collateral can be liquidated.

The Portfolios may invest in loan participations with credit quality comparable to that of issuers of its securities investments. Indebtedness of companies whose creditworthiness is poor involves substantially greater risks, and may be highly speculative. Some companies may never pay off their indebtedness, or may pay only a small fraction of the amount owed. Consequently, when investing in indebtedness of companies with poor credit, a Portfolio bears a substantial risk of losing the entire amount invested. The Portfolios may make investments in indebtedness and loan participations to achieve capital appreciation, rather than to seek income.

Certain Portfolios that are diversified limit the amount of their total assets that they will invest in any one issuer and all Portfolios limit the amount of their total assets that they will invest in issuers within the same industry (see “Investment Restrictions” in the Offering Memorandum). For purposes of these limits, a Portfolio generally will treat the corporate borrower as the “issuer” of indebtedness held by the Portfolio. In the case of loan participations where a bank or other lending institution serves as a financial intermediary between a Portfolio and the corporate borrower, if the participation does not shift to the Portfolio the direct debtor-creditor relationship with the corporate borrower, SEC interpretations require the Portfolio to treat both the lending bank or other lending institution and the corporate borrower as “issuers.” Treating a financial intermediary as an issuer of indebtedness may restrict a Portfolio’s ability to invest in indebtedness related to a single financial intermediary, or a group of intermediaries engaged in the same industry, even if the underlying borrowers represent many different companies and industries.

Loans and other types of direct indebtedness may not be readily marketable and may be subject to restrictions on resale. In some cases, negotiations involved in disposing of indebtedness may require weeks to complete. Consequently, some indebtedness may be difficult or impossible to dispose of readily at what PIMCO believes to be a fair price. In addition, valuation of illiquid indebtedness involves a greater degree of judgment in determining a Portfolio’s net asset value than if that value were based on available market quotations, and could result in significant variations in the Portfolio’s daily share price. At the same time, some loan interests are traded among certain financial institutions and accordingly may be deemed liquid. As the market for different types of indebtedness develops, the liquidity of these instruments is expected to improve. In addition, the Portfolios currently intend to treat indebtedness for which there is no readily available market as illiquid for purposes of the Portfolios’ limitation on illiquid investments. Investments in loan participations are considered to be debt obligations for purposes of the Trust’s investment restriction relating to the lending of funds or assets by a Portfolio.

Investments in loans through a direct assignment of the financial institution’s interests with respect to the loan may involve additional risks to the Portfolios. For example, if a loan is foreclosed, a Portfolio could become part owner of any collateral, and would bear the costs and liabilities associated with owning and disposing of the collateral. In addition, it is conceivable that under emerging legal theories of lender liability, a Portfolio could be held liable as co-lender. It is unclear whether loans and other forms of direct indebtedness offer securities law protections against fraud and misrepresentation. In the absence of definitive regulatory guidance, the Portfolios rely on PIMCO’s research in an attempt to avoid situations where fraud or misrepresentation could adversely affect the Portfolios.

Trade Claims

The Portfolios may purchase trade claims and similar obligations or claims against companies in bankruptcy proceedings. Trade claims are non-securitized rights of payment arising from obligations that typically arise when vendors and suppliers extend credit to a company by offering payment terms for products and services. If the company files for bankruptcy, payments on these trade claims stop and the claims are subject to compromise along with the other debts of the company. Trade claims may be purchased directly from the creditor or through brokers. There is no guarantee that a debtor will ever be able to satisfy its trade claim obligations. Trade claims are subject to the risks associated with low-quality obligations.

Corporate Debt Securities

A Portfolio’s investments in U.S. dollar or foreign currency-denominated corporate debt securities of domestic or foreign issuers are limited to corporate debt securities (corporate bonds, debentures, notes and other similar corporate debt instruments, including convertible securities) which meet the minimum ratings criteria set forth for the Portfolio, or, if unrated, are in PIMCO’s opinion comparable in quality to corporate debt securities in which the Portfolio may invest.

The rate of interest on a corporate debt security may be fixed, floating or variable, and may vary inversely with respect to a reference rate. The rate of return or return of principal on some debt obligations may be linked or indexed to the level of exchange rates between the U.S. dollar and a foreign currency or currencies. Debt securities may be acquired with warrants attached.

Securities rated Baa and BBB are the lowest which are considered “investment grade” obligations. Moody’s describes securities rated Baa as “subject to moderate credit risk. They are considered medium-grade and as such may possess certain speculative characteristics.” S&P describes securities rated BBB as “regarded as having adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.” For securities rated BBB, Fitch states that “…expectations of default risk are currently low…capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity.” For a discussion of securities rated below investment grade, see “High Yield Securities (“Junk Bonds”) and Securities of Distressed Companies” below.

High Yield Securities (“Junk Bonds”) and Securities of Distressed Companies

Investments in securities rated below investment grade that are eligible for purchase by certain Portfolios are described as “speculative” by Moody’s, S&P and Fitch. Investment in lower rated corporate debt securities (“high yield securities” or “junk bonds”) and securities of distressed companies generally provides greater income and increased opportunity for capital appreciation than investments in higher quality securities, but they also typically entail greater price volatility and principal and income risk. Securities of distressed companies include both debt and equity securities. High yield securities and debt securities of distressed companies are regarded as predominantly speculative with respect to the issuer’s continuing ability to meet principal and interest payments. Issuers of high yield and distressed company securities may be involved in restructurings or bankruptcy proceedings that may not be successful. Analysis of the creditworthiness of issuers of debt securities that are high yield or debt securities of distressed companies may be more complex than for issuers of higher quality debt securities.

High yield securities and debt securities of distressed companies may be more susceptible to real or perceived adverse economic and competitive industry conditions than investment grade securities. The prices of these securities have been found to be less sensitive to interest-rate changes than higher-rated investments, but more sensitive to adverse economic downturns or individual corporate developments. A projection of an economic downturn or of a period of rising interest rates, for example, could cause a decline in prices of high yield securities and debt securities of distressed companies because the advent of a recession could lessen the ability of a highly leveraged company to make principal and interest payments on its debt securities. If an issuer of securities defaults, in addition to risking payment of all or a portion of interest and principal, the Portfolios by investing in such securities, may incur additional expenses to seek recovery of their respective investments. In the case of securities structured as zero-coupon or pay-in-kind securities, their market prices are affected to a greater extent by interest rate changes, and therefore tend to be more volatile than securities which pay interest periodically and in cash. PIMCO seeks to reduce these risks through diversification, credit analysis and attention to current developments and trends in both the economy and financial markets.

The secondary market on which high yield and distressed company securities are traded may be less liquid than the market for higher grade securities. Less liquidity in the secondary trading market could adversely affect the price at which the Portfolios could sell a high yield or distressed company security, and could adversely affect the daily net asset value of the shares. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of high yield and distressed company securities, especially in a thinly-traded market. When secondary markets for high yield and distressed company securities are less liquid than the market for higher grade securities, it may be more difficult to value the securities because such valuation may require more research, and elements of judgment may play a greater role in the valuation because there is less reliable, objective data available. PIMCO seeks to minimize the risks of investing in all securities through diversification, in-depth analysis and attention to current market developments.

The use of credit ratings as the sole method of evaluating high yield securities and debt securities of distressed companies can involve certain risks. For example, credit ratings evaluate the safety of principal and interest payments of a debt security, not the market value risk of a security. Also, credit rating agencies may fail to change credit ratings in a timely fashion to reflect events since the security was last rated. PIMCO does not rely solely on credit ratings when selecting debt securities for the Portfolios, and develops its own independent analysis of issuer credit quality. If a credit rating agency changes the rating of a debt security held by a Portfolio, the Portfolio may retain the security if PIMCO deems it in the best interest of shareholders.

Creditor Liability and Participation on Creditors Committees

Generally, when a Portfolio holds bonds or other similar fixed income securities of an issuer, the Portfolio becomes a creditor of the issuer. If a Portfolio is a creditor of an issuer it may be subject to challenges related to the securities that it holds, either in connection with the bankruptcy of the issuer or in connection with another action brought by other creditors of the issuer, shareholders of the issuer or the issuer itself. A Portfolio may from time to time participate on committees formed by creditors to negotiate with the management of financially troubled issuers of securities held by the Portfolio. Such participation may subject a Portfolio to expenses such as legal fees and may make a Portfolio an “insider” of the issuer for purposes of the federal securities laws, and therefore may restrict such Portfolio’s ability to trade in or acquire additional positions in a particular security when it might otherwise desire to do so. Participation by a Portfolio on such committees also may expose the Portfolio to potential liabilities under the federal bankruptcy laws or other laws governing the rights of creditors and debtors. A Portfolio will participate on such committees only when PIMCO believes that such participation is necessary or desirable to enforce the Portfolio’s rights as a creditor or to protect the value of securities held by the Portfolio. Further, PIMCO has the authority to represent the Trust, or any Portfolio(s) thereof, on creditors committees or similar committees and generally with respect to challenges related to the securities held by the Portfolios relating to the bankruptcy of an issuer or in connection with another action brought by other creditors of the issuer, shareholders of the issuer or the issuer itself.

Variable and Floating Rate Securities

Variable and floating rate securities provide for a periodic adjustment in the interest rate paid on the obligations. The terms of such obligations must provide that interest rates are adjusted periodically based upon an interest rate adjustment index as provided in the respective obligations. The adjustment intervals may be regular, and range from daily up to annually, or may be event based, such as based on a change in the prime rate.

Each Portfolio may invest in floating rate debt instruments (“floaters”) and engage in credit spread trades. The interest rate on a floater is a variable rate which is tied to another interest rate, such as a money-market index or Treasury bill rate. The interest rate on a floater resets periodically, typically every six months. While, because of the interest rate reset feature, floaters provide a Portfolio with a certain degree of protection against rises in interest rates, a Portfolio will participate in any declines in interest rates as well. A credit spread trade is an investment position relating to a difference in the prices or interest rates of two securities or currencies, where the value of the investment position is determined by movements in the difference between the prices or interest rates, as the case may be, of the respective securities or currencies.

The Portfolios may not invest in any combination of mortgage-related or other asset-backed interest only, principal only or inverse floating rate debt instruments (“inverse floaters”), except that each of the PIMCO Asset-Backed Securities, PIMCO Asset-Backed Securities II, PIMCO Mortgage and PIMCO Mortgage II Portfolios may invest up to 5% of their total assets in such securities. The interest rate on an inverse floater resets in the opposite direction from the market rate of interest to which the inverse floater is indexed. An inverse floating rate security may exhibit greater price volatility than a fixed rate obligation of similar credit quality. See “Mortgage-Related and Other Asset-Backed Securities” for a discussion of interest only and principal only securities. To the extent permitted by each Portfolio’s investment objectives and general investment policies, a Portfolio may invest in RIBs without limitation.

Inflation-Indexed Bonds

Inflation-indexed bonds are fixed income securities whose principal value is periodically adjusted according to the rate of inflation. Two structures are common. The U.S. Treasury and some other issuers use a structure that accrues inflation into the principal value of the bond. Most other issuers pay out the CPI accruals as part of a semiannual coupon.

Inflation-indexed securities issued by the U.S. Treasury have maturities of five, ten or thirty years, although it is possible that securities with other maturities will be issued in the future. The U.S. Treasury securities pay interest on a semi-annual basis, equal to a fixed percentage of the inflation-adjusted principal amount. For example, if a Portfolio purchased an inflation-indexed bond with a par value of $1,000 and a 3% real rate of return coupon (payable 1.5% semi-annually), and inflation over the first six months was 1%, the mid-year par value of the bond would be $1,010 and the first semi-annual interest payment would be $15.15 ($1,010 times 1.5%). If inflation during the second half of the year resulted in the whole years’ inflation equaling 3%, the end-of-year par value of the bond would be $1,030 and the second semi-annual interest payment would be $15.45 ($1,030 times 1.5%).

If the periodic adjustment rate measuring inflation falls, the principal value of inflation-indexed bonds will be adjusted downward, and consequently the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced. Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of U.S. Treasury inflation-indexed bonds, even during a period of deflation. However, the current market value of the bonds is not guaranteed, and will fluctuate. The Portfolios also may invest in other inflation related bonds which may or may not provide a similar guarantee. If a guarantee of principal is not provided, the adjusted principal value of the bond repaid at maturity may be less than the original principal.

The value of inflation-indexed bonds is expected to change in response to changes in real interest rates. Real interest rates in turn are tied to the relationship between nominal interest rates and the rate of inflation. Therefore, if inflation were to rise at a faster rate than nominal interest rates, real interest rates might decline, leading to an increase in value of inflation-indexed bonds. In contrast, if nominal interest rates increased at a faster rate than inflation, real interest rates might rise, leading to a decrease in value of inflation-indexed bonds.

While these securities are expected to be protected from long-term inflationary trends, short-term increases in inflation may lead to a decline in value. If interest rates rise due to reasons other than inflation (for example, due to changes in currency exchange rates), investors in these securities may not be protected to the extent that the increase is not reflected in the bond’s inflation measure.

The periodic adjustment of U.S. inflation-indexed bonds is tied to the Consumer Price Index for Urban Consumers (“CPI-U”), which is calculated monthly by the U.S. Bureau of Labor Statistics. The CPI-U is a measurement of changes in the cost of living, made up of components such as housing, food, transportation and energy. Inflation-indexed bonds issued by a foreign government are generally adjusted to reflect a comparable inflation index, calculated by that government. There can be no assurance that the CPI-U or any foreign inflation index will accurately measure the real rate of inflation in the prices of goods and services. Moreover, there can be no assurance that the rate of inflation in a foreign country will be correlated to the rate of inflation in the United States.

Any increase in the principal amount of an inflation-indexed bond will be considered taxable ordinary income, even though investors do not receive their principal until maturity.

Event-Linked Exposure

Certain Portfolios may obtain event-linked exposure by investing in “event-linked bonds” or “event-linked swaps,” or implement “event-linked strategies.” Event-linked exposure results in gains that typically are contingent on the non-occurrence of a specific “trigger” event, such as a hurricane, earthquake, or other physical or weather-related phenomena. Some event-linked bonds are commonly referred to as “catastrophe bonds.” They may be issued by government agencies, insurance companies, reinsurers, special purpose corporations or other on-shore or off-shore entities (such special purpose entities are created to accomplish a narrow and well-defined objective, such as the issuance of a note in connection with a reinsurance transaction). If a trigger event causes losses exceeding a specific amount in the geographic region and time period specified in a bond, a Portfolio investing in the bond may lose a portion or all of its principal invested in the bond. If no trigger event occurs, the Portfolio will recover its principal plus interest. For some event-linked bonds, the trigger event or losses may be based on company-wide losses, index-portfolio losses, industry indices, or readings of scientific instruments rather than specified actual losses. Often the event-linked bonds provide for extensions of maturity that are mandatory, or optional at the discretion of the issuer, in order to process and audit loss claims in those cases where a trigger event has, or possibly has, occurred. An extension of maturity may increase volatility. In addition to the specified trigger events, event-linked bonds also may expose a Portfolio to certain unanticipated risks including but not limited to issuer risk, credit risk, counterparty risk, adverse regulatory or jurisdictional interpretations, and adverse tax consequences.

Event-linked bonds are a relatively new type of financial instrument. As such, there is no significant trading history of these securities, and there can be no assurance that a liquid market in these instruments will develop. See “Illiquid Securities” below. Lack of a liquid market may impose the risk of higher transaction costs and the possibility that a Portfolio may be forced to liquidate positions when it would not be advantageous to do so. Event-linked bonds are typically rated, and a Portfolio will only invest in catastrophe bonds that meet the credit quality requirements for the Portfolio.

Convertible Securities

Each Portfolio may invest in convertible securities, which may offer higher income than the common stocks into which they are convertible.

A convertible security is a bond, debenture, note, preferred stock, or other security that entitles the holder to acquire common stock or other equity securities of the same or a different issuer. A convertible security generally entitles the holder to receive interest paid or accrued until the convertible security matures or is redeemed, converted or exchanged. Before conversion, convertible securities have characteristics similar to non-convertible debt or preferred securities, as applicable. Convertible securities rank senior to common stock in a corporation’s capital structure and, therefore, generally entail less risk than the corporation’s common stock, although the extent to which such risk is reduced depends in large measure upon the degree to which the convertible security sells above its value as a fixed income security. Convertible securities are subordinate in rank to any senior debt obligations of the issuer, and, therefore, an issuer’s convertible securities entail more risk than its debt obligations. Convertible securities generally offer lower interest or dividend yields than non-convertible debt securities of similar credit quality because of the potential for capital appreciation. In addition, convertible securities are often lower-rated securities.

Because of the conversion feature, the price of the convertible security will normally fluctuate in some proportion to changes in the price of the underlying asset, and as such is subject to risks relating to the activities of the issuer and/or general market and economic conditions. The income component of a convertible security may tend to cushion the security against declines in the price of the underlying asset. However, the income component of convertible securities causes fluctuations based upon changes in interest rates and the credit quality of the issuer.

If the convertible security’s “conversion value,” which is the market value of the underlying common stock that would be obtained upon the conversion of the convertible security, is substantially below the “investment value,” which is the value of a convertible security viewed without regard to its conversion feature (i.e., strictly on the basis of its yield), the price of the convertible security is governed principally by its investment value. If the conversion value of a convertible security increases to a point that approximates or exceeds its investment value, the value of the security will be principally influenced by its conversion value. A convertible security will sell at a premium over its conversion value to the extent investors place value on the right to acquire the underlying common stock while holding an income-producing security.

A convertible security may be subject to redemption at the option of the issuer at a predetermined price. If a convertible security held by a Portfolio is called for redemption, the Portfolio would be required to permit the issuer to redeem the security and convert it to underlying common stock, or would sell the convertible security to a third party, which may have an adverse effect on the Portfolio’s ability to achieve its investment objective.

A third party or PIMCO also may create a “synthetic” convertible security by combining separate securities that possess the two principal characteristics of a traditional convertible security, i.e., an income-producing security (“income-producing component”) and the right to acquire an equity security (“convertible component”). The income-producing component is achieved by investing in non-convertible, income-producing securities such as bonds, preferred stocks and money market instruments, which may be represented by derivative instruments. The convertible component is achieved by investing in securities or instruments such as warrants or options to buy common stock at a certain exercise price, or options on a stock index. Unlike a traditional convertible security, which is a single security having a single market value, a synthetic convertible comprises two or more separate securities, each with its own market value. Therefore, the “market value” of a synthetic convertible security is the sum of the values of its income-producing component and its convertible component. For this reason, the values of a synthetic convertible security and a traditional convertible security may respond differently to market fluctuations.

More flexibility is possible in the assembly of a synthetic convertible security than in the purchase of a convertible security. Although synthetic convertible securities may be selected where the two components are issued by a single issuer, thus making the synthetic convertible security similar to the traditional convertible security, the character of a synthetic convertible security allows the combination of components representing distinct issuers, when PIMCO believes that such a combination may better achieve a Portfolio’s investment objective. A synthetic convertible security also is a more flexible investment in that its two components may be purchased separately. For example, a Portfolio may purchase a warrant for inclusion in a synthetic convertible security but temporarily hold short-term investments while postponing the purchase of a corresponding bond pending development of more favorable market conditions.

A holder of a synthetic convertible security faces the risk of a decline in the price of the security or the level of the index involved in the convertible component, causing a decline in the value of the security or instrument, such as a call option or warrant, purchased to create the synthetic convertible security. Should the price of the stock fall below the exercise price and remain there throughout the exercise period, the entire amount paid for the call option or warrant would be lost. Because a synthetic convertible security includes the income-producing component as well, the holder of a synthetic convertible security also faces the risk that interest rates will rise, causing a decline in the value of the income-producing instrument.

A Portfolio also may purchase synthetic convertible securities created by other parties, including convertible structured notes. Convertible structured notes are income-producing debentures linked to equity, and are typically issued by investment banks. Convertible structured notes have the attributes of a convertible security; however, the investment bank that issues the convertible note, rather than the issuer of the underlying common stock into which the note is convertible, assumes credit risk associated with the underlying investment, and the Portfolio in turn assumes credit risk associated with the convertible note.

Equity Securities

While the securities in which the Portfolios intend to invest are expected to consist primarily of fixed income securities, the Portfolios may invest directly in equity securities. Equity securities, such as common stock, represent an ownership interest, or the right to acquire an ownership interest, in an issuer.

Common stock generally takes the form of shares in a corporation. The value of a company’s stock may fall as a result of factors directly relating to that company, such as decisions made by its management or lower demand for the company’s products or services. A stock’s value also may fall because of factors affecting not just the company, but also companies in the same industry or in a number of different industries, such as increases in production costs. The value of a company’s stock also may be affected by changes in financial markets that are relatively unrelated to the company or its industry, such as changes in interest rates or currency exchange rates. In addition, a company’s stock generally pays dividends only after the company invests in its own business and makes required payments to holders of its bonds, other debt and preferred stock. For this reason, the value of a company’s stock will usually react more strongly than its bonds, other debt and preferred stock to actual or perceived changes in the company’s financial condition or prospects. Stocks of smaller companies may be more vulnerable to adverse developments than those of larger companies. Stocks of companies that the portfolio managers believe are fast-growing may trade at a higher multiple of current earnings than other stocks. The value of such stocks may be more sensitive to changes in current or expected earnings than the values of other stocks. The Portfolios generally consider a small-cap company to be a company with a market capitalization of up to $1.5 billion, a mid-cap company to be a company with a market capitalization of between $1.5 billion and $10 billion, and a large-cap company to be a company with a market capitalization of greater than $10 billion.

Different types of equity securities provide different voting and dividend rights and priority in the event of the bankruptcy and/or insolvency of the issuer. In addition to common stock, equity securities may include preferred stock, convertible securities and warrants, which are discussed elsewhere in the Offering Memorandum and this Offering Memorandum Supplement. Equity securities other than common stock are subject to many of the same risks as common stock, although possibly to different degrees. The risks of equity securities are generally magnified in the case of equity investments in distressed companies.

Preferred Stock

Each Portfolio may invest in preferred stock. Preferred stock represents an equity interest in a company that generally entitles the holder to receive, in preference to the holders of other stocks such as common stocks, dividends and a fixed share of the proceeds resulting from a liquidation of the company. Some preferred stocks also entitle their holders to receive additional liquidation proceeds on the same basis as holders of a company’s common stock, and thus also represent an ownership interest in that company.

Preferred stocks may pay fixed or adjustable rates of return. Preferred stock is subject to issuer-specific and market risks applicable generally to equity securities. In addition, a company’s preferred stock generally pays dividends only after the company makes required payments to holders of its bonds and other debt. For this reason, the value of preferred stock will usually react more strongly than bonds and other debt to actual or perceived changes in the company’s financial condition or prospects. Preferred stock of smaller companies may be more vulnerable to adverse developments than preferred stock of larger companies.

Warrants to Purchase Securities

The Portfolios may invest in or acquire warrants to purchase equity or fixed income securities. Warrants are instruments that give the holder the right, but not the obligation, to buy a security at a specific price for a specific period of time. Changes in the value of a warrant do not necessarily correspond to changes in the value of its underlying security. The price of a warrant may be more volatile than the price of its underlying security, and a warrant may offer greater potential for capital appreciation as well as capital loss. Warrants do not entitle a holder to dividends or voting rights with respect to the underlying security and do not represent any rights in the assets of the issuing company. A warrant ceases to have value if it is not exercised prior to its expiration date. These factors can make warrants more speculative than other types of investments. Bonds with warrants attached to purchase equity securities have many characteristics of convertible bonds and their prices may, to some degree, reflect the performance of the underlying stock. Bonds also may be issued with warrants attached to purchase additional fixed income securities at the same coupon rate. A decline in interest rates would permit a Portfolio to buy additional bonds at the favorable rate or to sell the warrants at a profit. If interest rates rise, the warrants would generally expire with no value.

A Portfolio will not invest more than 5% of its net assets in warrants to purchase securities. Warrants acquired in units or attached to securities will be deemed without value for purposes of this restriction.

Foreign Securities

All Portfolios (except the PIMCO Municipal Sector Portfolio) may invest in corporate debt securities of foreign issuers, preferred or preference stock of foreign issuers, certain foreign bank obligations (see “Bank Obligations”) and U.S. dollar or foreign currency-denominated obligations of foreign governments or their subdivisions, agencies and instrumentalities, international agencies and supranational entities. The PIMCO High Yield Portfolio may invest only up to 15% of its assets in euro-denominated securities. The PIMCO Asset-Backed Securities, PIMCO Investment Grade Corporate, PIMCO Mortgage, PIMCO Short-Term, PIMCO Short-Term Floating NAV II, and PIMCO U.S. Government Sector Portfolios may invest in securities of foreign issuers only if they are U.S. dollar-denominated.

PIMCO generally considers an instrument to be economically tied to a non-U.S. country if the issuer is a foreign government (or any political subdivision, agency, authority or instrumentality of such government), or if the issuer is organized under the laws of a non-U.S. country. In the case of certain money market instruments, such instruments will be considered economically tied to a non-U.S. country if either the issuer or the guarantor of such money market instrument is organized under the laws of a non-U.S. country. With respect to derivative instruments, PIMCO generally considers such instruments to be economically tied to non-U.S. countries if the underlying assets are foreign currencies (or baskets or indexes of such currencies), or instruments or securities that are issued by foreign governments or issuers organized under the laws of a non-U.S. country (or if the underlying assets are certain money market instruments, if either the issuer or the guarantor of such money market instruments is organized under the laws of a non-U.S. country).

A Portfolio that invests in instruments economically tied to non-U.S. countries may invest in a range of countries and, as such, the value of the Portfolio’s assets may be affected by uncertainties such as international political developments, changes in government policies, changes in taxation, restrictions on foreign investment and currency repatriation, currency fluctuations and other developments in the laws and regulations of countries in which investment may be made.

PIMCO generally considers an instrument to be economically tied to an emerging market country if the issuer or guarantor is a government of an emerging market country (or any political subdivision, agency, authority or instrumentality of such government), if the issuer or guarantor is organized under the laws of an emerging market country, or if the currency of settlement of the security is a currency of an emerging market country. With respect to derivative instruments, PIMCO generally considers such instruments to be economically tied to emerging market countries if the underlying assets are currencies of emerging market countries (or baskets or indexes of such currencies), or instruments or securities that are issued or guaranteed by governments of emerging market countries or by entities organized under the laws of emerging market countries. PIMCO has broad discretion to identify countries that it considers to qualify as emerging markets. In exercising such discretion, PIMCO identifies countries as emerging markets consistent with the strategic objectives of the particular Portfolio. For example, a Portfolio may consider a country to be an emerging market country based on a number of factors including, but not limited to, if the country is classified as an emerging or developing economy by any supranational organization such as the World Bank or the United Nations, or related entities, or if the country is considered an emerging market country for purposes of constructing emerging markets indices.

Investment risk may be particularly high to the extent that a Portfolio invests in instruments economically tied to emerging market countries. These securities may present market, credit, currency, liquidity, legal, political and other risks different from, or greater than, the risks of investing in developed countries. Certain Portfolios may invest in emerging markets that may be in the process of opening to trans-national investment, which may increase these risks. Risks particular to emerging market countries include, but are not limited to, the following risks.

General Emerging Market Risk. The securities markets of countries in which the Portfolios may invest may be relatively small, with a limited number of companies representing a small number of industries. Additionally, issuers in countries in which the Portfolios may invest may not be subject to a high degree of regulation and the financial institutions with which the Portfolios may trade may not possess the same degree of financial sophistication, creditworthiness or resources as those in developed markets. Furthermore, the legal infrastructure and accounting, auditing and reporting standards in certain countries in which the Portfolios may invest may not provide the same degree of investor protection or information to investors as would generally apply in major securities markets.

Nationalization, expropriation or confiscatory taxation, currency blockage, political changes or diplomatic developments could adversely affect the Portfolios’ investments in a foreign country. In the event of nationalization, expropriation or other confiscation, the Portfolios could lose their entire investment in that country. Adverse conditions in a certain region can adversely affect securities of other countries whose economies appear to be unrelated. To the extent that the Portfolios invest a significant portion of their assets in a concentrated geographic area, the Portfolios will generally have more exposure to regional economic risks associated with those investments.

Restrictions on Foreign Investment. A number of emerging securities markets restrict foreign investment to varying degrees. Furthermore, repatriation of investment income, capital and the proceeds of sales by foreign investors may require governmental registration and/or approval in some countries. While the Portfolios that may invest in securities and instruments that are economically tied to emerging market countries will only invest in markets where these restrictions are considered acceptable, new or additional repatriation or other restrictions might be imposed subsequent to the Portfolios’ investment. If such restrictions were to be imposed subsequent to the Portfolios’ investment in the securities markets of a particular country, the Portfolios’ response might include, among other things, applying to the appropriate authorities for a waiver of the restrictions or engaging in transactions in other markets designed to offset the risks of decline in that country. Such restrictions will be considered in relation to the Portfolios’ liquidity needs and all other acceptable positive and negative factors. Some emerging markets limit foreign investment, which may decrease returns relative to domestic investors. The Portfolios may seek exceptions to those restrictions. If those restrictions are present and cannot by avoided by the Portfolios, the Portfolios’ returns may be lower.

Settlement Risks. Settlement systems in emerging markets may be less well organized than in developed markets. Supervisory authorities may also be unable to apply standards which are comparable with those in developed markets. Thus there may be risks that settlement may be delayed and that cash or securities belonging to the Portfolios may be in jeopardy because of failures of or defects in the systems. In particular, market practice may require that payment shall be made prior to receipt of the security which is being purchased or that delivery of a security must be made before payment is received. In such cases, default by a broker or bank (the “Counterparty”) through whom the relevant transaction is effected might result in a loss being suffered by the Portfolios. The Portfolios will seek, where possible, to use Counterparties whose financial status is such that this risk is reduced. However, there can be no certainty that the Portfolios will be successful in eliminating or reducing this risk, particularly as Counterparties operating in developing countries frequently lack the substance, capitalization and/or financial resources of those in developed countries.

There may also be a danger that, because of uncertainties in the operation of settlement systems in individual markets, competing claims may arise in respect of securities held by or to be transferred to the Portfolios. Furthermore, compensation schemes may be non-existent, limited or inadequate to meet the Portfolios’ claims in any of these events.

Counterparty Risk. Trading in the securities of developing markets presents additional credit and financial risks. The Portfolios may have limited access to, or there may be a limited number of, potential Counterparties that trade in the securities of emerging market issuers. Governmental regulations may restrict potential Counterparties to certain financial institutions located or operating in the particular emerging market. Potential Counterparties may not possess, adopt or implement creditworthiness standards, financial reporting standards or legal and contractual protections similar to those in developed markets. Currency hedging techniques may not be available or may be limited. The Portfolios may not be able to reduce or mitigate risks related to trading with emerging market Counterparties. The Portfolios will seek, where possible, to use Counterparties whose financial status is such that the risk of default is reduced, but the risk of losses resulting from default is still possible.

Government in the Private Sector. Government involvement in the private sector varies in degree among the emerging markets in which the Portfolios invest. Such involvement may, in some cases, include government ownership of companies in certain sectors, wage and price controls or imposition of trade barriers and other protectionist measures. With respect to any developing country, there is no guarantee that some future economic or political crisis will not lead to price controls, forced mergers of companies, expropriation, or creation of government monopolies, to the possible detriment of the Portfolios’ investment in that country.

Litigation. The Portfolios may encounter substantial difficulties in obtaining and enforcing judgments against individuals and companies located in certain developing countries. It may be difficult or impossible to obtain or enforce legislation or remedies against governments, their agencies and sponsored entities.

Fraudulent Securities. It is possible, particularly in markets in developing countries, that purported securities in which the Portfolios invest may subsequently be found to be fraudulent and as a consequence the Portfolios could suffer losses.

Taxation. The local taxation of income and capital gains accruing to non-residents varies among developing countries and, in some cases, is comparatively high. In addition, developing countries typically have less well-defined tax laws and procedures and such laws may permit retroactive taxation so that the Portfolios could in the future become subject to local tax liabilities that had not been anticipated in conducting its investment activities or valuing its assets. The Portfolios will seek to reduce these risks by careful management of their assets. However, there can be no assurance that these efforts will be successful.

Political Risks/Risks of Conflicts. Recently, various countries have seen significant internal conflicts and in some cases, civil wars may have had an adverse impact on the securities markets of the countries concerned. In addition, the occurrence of new disturbances due to acts of war or other political developments cannot be excluded. Apparently stable systems may experience periods of disruption or improbable reversals of policy. Nationalization, expropriation or confiscatory taxation, currency blockage, political changes, government regulation, political, regulatory or social instability or uncertainty or diplomatic developments could adversely affect the Portfolios’ investments. The transformation from a centrally planned, socialist economy to a more market oriented economy has also resulted in many economic and social disruptions and distortions.

Moreover, there can be no assurance that the economic, regulatory and political initiatives necessary to achieve and sustain such a transformation will continue or, if such initiatives continue and are sustained, that they will be successful or that such initiatives will continue to benefit foreign (or non-national) investors. Certain instruments, such as inflation index instruments, may depend upon measures compiled by governments (or entities under their influence) which are also the obligors.

Each Portfolio (except the PIMCO Municipal Sector Portfolio) may invest in Brady Bonds. Brady Bonds are securities created through the exchange of existing commercial bank loans to sovereign entities for new obligations in connection with debt restructurings under a debt restructuring plan introduced by former U.S. Secretary of the Treasury, Nicholas F. Brady (the “Brady Plan”). Brady Plan debt restructurings have been implemented in a number of countries, including: Argentina, Bolivia, Brazil, Bulgaria, Costa Rica, the Dominican Republic, Ecuador, Jordan, Mexico, Niger, Nigeria, Panama, Peru, the Philippines, Poland, Uruguay, and Venezuela.

Brady Bonds may be collateralized or uncollateralized, are issued in various currencies (primarily the U.S. dollar) and are actively traded in the over-the-counter secondary market. Brady Bonds are not considered to be U.S. Government securities. U.S. dollar-denominated, collateralized Brady Bonds, which may be fixed rate par bonds or floating rate discount bonds, are generally collateralized in full as to principal by U.S. Treasury zero coupon bonds having the same maturity as the Brady Bonds. Interest payments on these Brady Bonds generally are collateralized on a one-year or longer rolling-forward basis by cash or securities in an amount that, in the case of fixed rate bonds, is equal to at least one year of interest payments or, in the case of floating rate bonds, initially is equal to at least one year’s interest payments based on the applicable interest rate at that time and is adjusted at regular intervals thereafter. Certain Brady Bonds are entitled to “value recovery payments” in certain circumstances, which in effect constitute supplemental interest payments but generally are not collateralized. Brady Bonds are often viewed as having three or four valuation components: (i) the collateralized repayment of principal at final maturity; (ii) the collateralized interest payments; (iii) the uncollateralized interest payments; and (iv) any uncollateralized repayment of principal at maturity (these uncollateralized amounts constitute the “residual risk”).

Most Mexican Brady Bonds issued to date have principal repayments at final maturity fully collateralized by U.S. Treasury zero coupon bonds (or comparable collateral denominated in other currencies) and interest coupon payments collateralized on an 18-month rolling-forward basis by funds held in escrow by an agent for the bondholders. A significant portion of the Venezuelan Brady Bonds and the Argentine Brady Bonds issued to date have principal repayments at final maturity collateralized by U.S. Treasury zero coupon bonds (or comparable collateral denominated in other currencies) and/or interest coupon payments collateralized on a 14-month (for Venezuela) or 12-month (for Argentina) rolling-forward basis by securities held by the Federal Reserve Bank of New York as collateral agent.

Brady Bonds involve various risk factors including residual risk and the history of defaults with respect to commercial bank loans by public and private entities of countries issuing Brady Bonds. There can be no assurance that Brady Bonds in which a Portfolio may invest will not be subject to restructuring arrangements or to requests for new credit, which may cause the Portfolio to suffer a loss of interest or principal on any of its holdings.

Investment in sovereign debt can involve a high degree of risk. The governmental entity that controls the repayment of sovereign debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of the debt. A governmental entity’s willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the governmental entity’s policy toward the International Monetary Fund, and the political constraints to which a governmental entity may be subject. Governmental entities also may depend on expected disbursements from foreign governments, multilateral agencies and others to reduce principal and interest arrearages on their debt. The commitment on the part of these governments, agencies and others to make such disbursements may be conditioned on a governmental entity’s implementation of economic reforms and/or economic performance and the timely service of such debtor’s obligations. Failure to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may result in the cancellation of such third parties’ commitments to lend funds to the governmental entity, which may further impair such debtor’s ability or willingness to service its debts in a timely manner. Consequently, governmental entities may default on their sovereign debt. Holders of sovereign debt (including the Portfolios) may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities. There is no bankruptcy proceeding by which sovereign debt on which governmental entities have defaulted may be collected in whole or in part.

A Portfolio’s investments in foreign currency denominated debt obligations and hedging activities will likely produce a difference between its book income and its taxable income. This difference may cause a portion of the Portfolio’s income distributions to constitute returns of capital for tax purposes or require the Portfolio to make distributions exceeding book income to qualify as a regulated investment company for federal tax purposes.

Foreign Currency Transactions

All Portfolios that may invest in foreign currency-denominated securities also may purchase and sell foreign currency options and foreign currency futures contracts and related options (see “Derivative Instruments”), and may engage in foreign currency transactions either on a spot (cash) basis at the rate prevailing in the currency exchange market at the time or through forward currency contracts (“forwards”). Portfolios may engage in these transactions in order to protect against uncertainty in the level of future foreign exchange rates in the purchase and sale of securities. These Portfolios also may use foreign currency options and foreign currency forward contracts to increase exposure to a foreign currency or to shift exposure to foreign currency fluctuations from one country to another.

A forward involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. These contracts may be bought or sold to protect a Portfolio against a possible loss resulting from an adverse change in the relationship between foreign currencies and the U.S. dollar or to increase exposure to a particular foreign currency. Open positions in forwards used for non-hedging purposes will be covered by the segregation or “earmarking” of assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, and are marked to market daily. Although forwards are intended to minimize the risk of loss due to a decline in the value of the hedged currencies, at the same time, they tend to limit any potential gain which might result should the value of such currencies increase. Forwards will be used primarily to adjust the foreign exchange exposure of each Portfolio with a view to protecting the outlook, and the Portfolios might be expected to enter into such contracts under the following circumstances:

Lock In. When PIMCO desires to lock in the U.S. dollar price on the purchase or sale of a security denominated in a foreign currency.

Cross Hedge. If a particular currency is expected to decrease against another currency, a Portfolio may sell the currency expected to decrease and purchase a currency which is expected to increase against the currency sold in an amount approximately equal to some or all of the Portfolio’s portfolio holdings denominated in the currency sold.

Direct Hedge. If PIMCO wants to a eliminate substantially all of the risk of owning a particular currency, and/or if PIMCO thinks that a Portfolio can benefit from price appreciation in a given country’s bonds but does not want to hold the currency, it may employ a direct hedge back into the U.S. dollar. In either case, a Portfolio would enter into a forward contract to sell the currency in which a portfolio security is denominated and purchase U.S. dollars at an exchange rate established at the time it initiated the contract. The cost of the direct hedge transaction may offset most, if not all, of the yield advantage offered by the foreign security, but a Portfolio would hope to benefit from an increase (if any) in value of the bond.

Proxy Hedge. PIMCO might choose to use a proxy hedge, which may be less costly than a direct hedge. In this case, a Portfolio, having purchased a security, will sell a currency whose value is believed to be closely linked to the currency in which the security is denominated. Interest rates prevailing in the country whose currency was sold would be expected to be closer to those in the United States and lower than those of securities denominated in the currency of the original holding. This type of hedging entails greater risk than a direct hedge because it is dependent on a stable relationship between the two currencies paired as proxies and the relationships can be very unstable at times.

Costs of Hedging. When a Portfolio purchases a foreign bond with a higher interest rate than is available on U.S. bonds of a similar maturity, the additional yield on the foreign bond could be substantially reduced or lost if the Portfolio were to enter into a direct hedge by selling the foreign currency and purchasing the U.S. dollar. This is what is known as the “cost” of hedging. Proxy hedging attempts to reduce this cost through an indirect hedge back to the U.S. dollar.

It is important to note that hedging costs are treated as capital transactions and are not, therefore, deducted from a Portfolio’s dividend distribution and are not reflected in its yield. Instead such costs will, over time, be reflected in a Portfolio’s net asset value per share.

The forecasting of currency market movement is extremely difficult, and whether any hedging strategy will be successful is highly uncertain. Moreover, it is impossible to forecast with precision the market value of portfolio securities at the expiration of a foreign currency forward contract. Accordingly, a Portfolio may be required to buy or sell additional currency on the spot market (and bear the expense of such transaction) if PIMCO’s predictions regarding the movement of foreign currency or securities markets prove inaccurate. In addition, the use of cross-hedging transactions may involve special risks, and may leave a Portfolio in a less advantageous position than if such a hedge had not been established. Because foreign currency forward contracts are privately negotiated transactions, there can be no assurance that a Portfolio will have flexibility to roll-over a foreign currency forward contract upon its expiration if it desires to do so. Additionally, there can be no assurance that the other party to the contract will perform its services thereunder.

A Portfolio may hold a portion of its assets in bank deposits denominated in foreign currencies, so as to facilitate investment in foreign securities as well as protect against currency fluctuations and the need to convert such assets into U.S. dollars (thereby also reducing transaction costs). To the extent these monies are converted back into U.S. dollars, the value of the assets so maintained will be affected favorably or unfavorably by changes in foreign currency exchange rates and exchange control regulations

Tax Consequences of Hedging. Under applicable tax law, the Portfolios may be required to limit their gains from hedging in foreign currency forwards, futures, and options. Although the Portfolios are expected to comply with such limits, the extent to which these limits apply is subject to tax regulations as yet unissued. Hedging also may result in the application of the mark-to-market and straddle provisions of the Internal Revenue Code. Those provisions could result in an increase (or decrease) in the amount of taxable dividends paid by the Portfolios and could affect whether dividends paid by the Portfolios are classified as capital gains or ordinary income.

Foreign Currency Exchange-Related Securities

Foreign currency warrants. Foreign currency warrants such as Currency Exchange WarrantsSM (“CEWsSM”) are warrants which entitle the holder to receive from their issuer an amount of cash (generally, for warrants issued in the United States, in U.S. dollars) which is calculated pursuant to a predetermined formula and based on the exchange rate between a specified foreign currency and the U.S. dollar as of the exercise date of the warrant. Foreign currency warrants generally are exercisable upon their issuance and expire as of a specified date and time. Foreign currency warrants have been issued in connection with U.S. dollar-denominated debt offerings by major corporate issuers in an attempt to reduce the foreign currency exchange risk which, from the point of view of prospective purchasers of the securities, is inherent in the international fixed-income marketplace. Foreign currency warrants may attempt to reduce the foreign exchange risk assumed by purchasers of a security by, for example, providing for a supplemental payment in the event that the U.S. dollar depreciates against the value of a major foreign currency such as the Japanese yen or the euro. The formula used to determine the amount payable upon exercise of a foreign currency warrant may make the warrant worthless unless the applicable foreign currency exchange rate moves in a particular direction (e.g., unless the U.S. dollar appreciates or depreciates against the particular foreign currency to which the warrant is linked or indexed). Foreign currency warrants are severable from the debt obligations with which they may be offered, and may be listed on exchanges. Foreign currency warrants may be exercisable only in certain minimum amounts, and an investor wishing to exercise warrants who possesses less than the minimum number required for exercise may be required either to sell the warrants or to purchase additional warrants, thereby incurring additional transaction costs. In the case of any exercise of warrants, there may be a time delay between the time a holder of warrants gives instructions to exercise and the time the exchange rate relating to exercise is determined, during which time the exchange rate could change significantly, thereby affecting both the market and cash settlement values of the warrants being exercised. The expiration date of the warrants may be accelerated if the warrants should be delisted from an exchange or if their trading should be suspended permanently, which would result in the loss of any remaining “time value” of the warrants (i.e., the difference between the current market value and the exercise value of the warrants), and, in the case the warrants were “out-of-the-money,” in a total loss of the purchase price of the warrants. Warrants are generally unsecured obligations of their issuers and are not standardized foreign currency options issued by the Options Clearing Corporation (“OCC”). Unlike foreign currency options issued by OCC, the terms of foreign exchange warrants generally will not be amended in the event of governmental or regulatory actions affecting exchange rates or in the event of the imposition of other regulatory controls affecting the international currency markets. The initial public offering price of foreign currency warrants is generally considerably in excess of the price that a commercial user of foreign currencies might pay in the interbank market for a comparable option involving significantly larger amounts of foreign currencies. Foreign currency warrants are subject to significant foreign exchange risk, including risks arising from complex political or economic factors.

Principal exchange rate linked securities. Principal exchange rate linked securities (“PERLsSM ”) are debt obligations the principal on which is payable at maturity in an amount that may vary based on the exchange rate between the U.S. dollar and a particular foreign currency at or about that time. The return on “standard” principal exchange rate linked securities is enhanced if the foreign currency to which the security is linked appreciates against the U.S. dollar, and is adversely affected by increases in the foreign exchange value of the U.S. dollar; “reverse” principal exchange rate linked securities are like the “standard” securities, except that their return is enhanced by increases in the value of the U.S. dollar and adversely impacted by increases in the value of foreign currency. Interest payments on the securities are generally made in U.S. dollars at rates that reflect the degree of foreign currency risk assumed or given up by the purchaser of the notes (i.e., at relatively higher interest rates if the purchaser has assumed some of the foreign exchange risk, or relatively lower interest rates if the issuer has assumed some of the foreign exchange risk, based on the expectations of the current market). Principal exchange rate linked securities may in limited cases be subject to acceleration of maturity (generally, not without the consent of the holders of the securities), which may have an adverse impact on the value of the principal payment to be made at maturity.

Performance indexed paper. Performance indexed paper (“PIPsSM”) is U.S. dollar-denominated commercial paper the yield of which is linked to certain foreign exchange rate movements. The yield to the investor on performance indexed paper is established at maturity as a function of spot exchange rates between the U.S. dollar and a designated currency as of or about that time (generally, the index maturity two days prior to maturity). The yield to the investor will be within a range stipulated at the time of purchase of the obligation, generally with a guaranteed minimum rate of return that is below, and a potential maximum rate of return that is above, market yields on U.S. dollar-denominated commercial paper, with both the minimum and maximum rates of return on the investment corresponding to the minimum and maximum values of the spot exchange rate two business days prior to maturity.

Borrowing

Each Portfolio may borrow money to the extent permitted under the 1940 Act and as interpreted, modified or otherwise permitted by regulatory authority having jurisdiction, from time to time. This means that, in general, a Portfolio may borrow money from banks for any purpose in an amount up to 1/3 of the Portfolio’s total assets. A Portfolio also may borrow money for temporary administrative purposes in an amount not to exceed 5% of the Portfolio’s total assets.

Specifically, provisions of the 1940 Act require a Portfolio to maintain continuous asset coverage (that is, total assets including borrowings, less liabilities exclusive of borrowings) of 300% of the amount borrowed, with an exception for borrowings not in excess of 5% of the Portfolio’s total assets made for temporary administrative purposes. Any borrowings for temporary administrative purposes in excess of 5% of the Portfolio’s total assets must maintain continuous asset coverage. If the 300% asset coverage should decline as a result of market fluctuations or other reasons, a Portfolio may be required to sell some of its portfolio holdings within three days to reduce the debt and restore the 300% asset coverage, even though it may be disadvantageous from an investment standpoint to sell securities at that time.

As noted below, a Portfolio also may enter into certain transactions, including reverse repurchase agreements, mortgage dollar rolls, and sale-buybacks, that can be viewed as constituting a form of borrowing or financing transaction by the Portfolio. To the extent a Portfolio covers its commitment under a reverse repurchase agreement (or economically similar transaction) by the segregation or “earmarking” of assets determined in accordance with procedures adopted by the Trustees, equal in value to the amount of the Portfolio’s commitment to repurchase, such an agreement will not be considered a “senior security” by the Portfolio and therefore will not be subject to the 300% asset coverage requirement otherwise applicable to borrowings by the Portfolios. Borrowing will tend to exaggerate the effect on net asset value of any increase or decrease in the market value of a Portfolio’s portfolio. Money borrowed will be subject to interest costs which may or may not be recovered by appreciation of the securities purchased. A Portfolio also may be required to maintain minimum average balances in connection with such borrowing or to pay a commitment or other fee to maintain a line of credit; either of these requirements would increase the cost of borrowing over the stated interest rate.

A Portfolio may enter into reverse repurchase agreements, mortgage dollar rolls, and economically similar transactions. A reverse repurchase agreement involves the sale of a portfolio-eligible security by a Portfolio to another party, such as a bank or broker-dealer, coupled with its agreement to repurchase the instrument at a specified time and price. Under a reverse repurchase agreement, the Portfolio continues to receive any principal and interest payments on the underlying security during the term of the agreement. The Portfolio typically will segregate or “earmark” assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, equal (on a daily mark-to-market basis) to its obligations under reverse repurchase agreements. However, reverse repurchase agreements involve the risk that the market value of securities retained by the Portfolio may decline below the repurchase price of the securities sold by the Portfolio which it is obligated to repurchase. With respect to reverse repurchase agreements in which banks are counterparties, the Portfolios may treat such transactions as bank borrowings, which would be subject to the Portfolio’s limitations on borrowings. Such treatment would, among other things, restrict the aggregate of such transactions (plus any other borrowings) to one-third of a Portfolio’s total assets.

A “mortgage dollar roll” is similar to a reverse repurchase agreement in certain respects. In a “dollar roll” transaction a Portfolio sells a mortgage-related security, such as a security issued by GNMA, to a dealer and simultaneously agrees to repurchase a similar security (but not the same security) in the future at a pre-determined price. A “dollar roll” can be viewed, like a reverse repurchase agreement, as a collateralized borrowing in which a Portfolio pledges a mortgage-related security to a dealer to obtain cash. Unlike in the case of reverse repurchase agreements, the dealer with which a Portfolio enters into a dollar roll transaction is not obligated to return the same securities as those originally sold by the Portfolio, but only securities which are “substantially identical.” To be considered “substantially identical,” the securities returned to a Portfolio generally must: (1) be collateralized by the same types of underlying mortgages; (2) be issued by the same agency and be part of the same program; (3) have a similar original stated maturity; (4) have identical net coupon rates; (5) have similar market yields (and therefore price); and (6) satisfy “good delivery” requirements, meaning that the aggregate principal amounts of the securities delivered and received back must be within 0.01% of the initial amount delivered.

A Portfolio’s obligations under a dollar roll agreement must be covered by segregated or “earmarked” liquid assets equal in value to the securities subject to repurchase by the Portfolio. As with reverse repurchase agreements, to the extent that positions in dollar roll agreements are not covered by segregated or “earmarked” liquid assets at least equal to the amount of any forward purchase commitment, such transactions would be subject to the Portfolios’ restrictions on borrowings. Furthermore, because dollar roll transactions may be for terms ranging between one and six months, dollar roll transactions may be deemed “illiquid” and subject to a Portfolio’s overall limitations on investments in illiquid securities.

A Portfolio also may effect simultaneous purchase and sale transactions that are known as “sale-buybacks.” A sale-buyback is similar to a reverse repurchase agreement, except that in a sale-buyback, the counterparty who purchases the security is entitled to receive any principal or interest payments made on the underlying security pending settlement of the Portfolio’s repurchase of the underlying security. A Portfolio’s obligations under a sale-buyback typically would be offset by liquid assets equal in value to the amount of a Portfolio’s forward commitment to repurchase the subject security.

Derivative Instruments

In pursuing their individual objectives the Portfolios may, to the extent permitted by their investment objectives and policies, purchase and sell (write) both put options and call options on securities, swap agreements, securities indexes, commodity indexes and foreign currencies, and enter into interest rate, foreign currency, index and commodity futures contracts and purchase and sell options on such futures contracts (“futures options”) for hedging purposes, to seek to replicate the composition and performance of a particular index, or as part of their overall investment strategies, except that those Portfolios that may not invest in foreign currency-denominated securities may not enter into transactions involving currency futures or options. Portfolios that may invest in foreign currency-denominated securities (except the PIMCO Municipal Sector Portfolio) also may purchase and sell foreign currency options for purposes of increasing exposure to a foreign currency or to shift exposure to foreign currency fluctuations from one country to another. A Portfolio also may enter into swap agreements with respect to interest rates, commodities and indexes of securities or commodities, and to the extent it may invest in foreign currency-denominated securities, may enter into swap agreements with respect to foreign currencies. The Portfolios may invest in structured notes. If other types of financial instruments, including other types of options, futures contracts, or futures options are traded in the future, a Portfolio also may use those instruments, provided that the Board of Trustees determines that their use is consistent with the Portfolio’s investment objective.

The value of some derivative instruments in which the Portfolios invest may be particularly sensitive to changes in prevailing interest rates, and, like the other investments of the Portfolios, the ability of a Portfolio to successfully utilize these instruments may depend in part upon the ability of PIMCO to forecast interest rates and other economic factors correctly. If PIMCO incorrectly forecasts such factors and has taken positions in derivative instruments contrary to prevailing market trends, the Portfolios could be exposed to the risk of loss.

The Portfolios might not employ any of the strategies described below, and no assurance can be given that any strategy used will succeed. If PIMCO incorrectly forecasts interest rates, market values or other economic factors in using a derivatives strategy for a Portfolio, the Portfolio might have been in a better position if it had not entered into the transaction at all. Also, suitable derivative transactions may not be available in all circumstances. The use of these strategies involves certain special risks, including a possible imperfect correlation, or even no correlation, between price movements of derivative instruments and price movements of related investments. While some strategies involving derivative instruments can reduce the risk of loss, they can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in related investments or otherwise, due to the possible inability of a Portfolio to purchase or sell a portfolio security at a time that otherwise would be favorable or the possible need to sell a portfolio security at a disadvantageous time because the Portfolio is required to maintain asset coverage or offsetting positions in connection with transactions in derivative instruments, and the possible inability of a Portfolio to close out or to liquidate its derivatives positions. In addition, a Portfolio’s use of such instruments may cause the Portfolio to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if it had not used such instruments. For Portfolios that gain exposure to an asset class using derivative instruments backed by a collateral portfolio of Fixed Income Instruments, changes in the value of the Fixed Income Instruments may result in greater or lesser exposure to that asset class than would have resulted from a direct investment in securities comprising that asset class.

Options on Securities and Indexes. A Portfolio may, to the extent specified herein or in the Offering Memorandum, purchase and sell both put and call options on fixed income or other securities or indexes in standardized contracts traded on foreign or domestic securities exchanges, boards of trade, or similar entities, or quoted on NASDAQ or on an over-the-counter market, and agreements, sometimes called cash puts, which may accompany the purchase of a new issue of bonds from a dealer.

An option on a security (or index) is a contract that gives the holder of the option, in return for a premium, the right to buy from (in the case of a call) or sell to (in the case of a put) the writer of the option the security underlying the option (or the cash value of the index) at a specified exercise price at any time during the term of the option. The writer of an option on a security has the obligation upon exercise of the option to deliver the underlying security upon payment of the exercise price or to pay the exercise price upon delivery of the underlying security. Upon exercise, the writer of an option on an index is obligated to pay the difference between the cash value of the index and the exercise price multiplied by the specified multiplier for the index option. (An index is designed to reflect features of a particular financial or securities market, a specific group of financial instruments or securities, or certain economic indicators.)

If a Portfolio writes a call option on a security or an index, it may “cover” its obligation under the call option by owning the security underlying the call option, by having an absolute and immediate right to acquire that security without additional cash consideration (or, if additional cash consideration is required, cash or other assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, in such amount are segregated or “earmarked”) upon conversion or exchange of other securities held by the Portfolio, or by maintaining with its custodian assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, in an amount equal to the market value of the security or index underlying the option. A call option written by a Portfolio is also covered if the Portfolio holds a call on the same security or index as the call written where the exercise price of the call held is (i) equal to or less than the exercise price of the call written, or (ii) greater than the exercise price of the call written, provided the difference is maintained by the Portfolio in segregated or “earmarked” assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees. A put option on a security or an index written by a Portfolio is “covered” if the Portfolio segregates or “earmarks” assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees equal to the exercise price. A put option written by a Portfolio is also covered if the Portfolio holds a put on the same security or index as the put written where the exercise price of the put held is (i) equal to or greater than the exercise price of the put written, or (ii) less than the exercise price of the put written, provided the difference is maintained by the Portfolio in segregated or “earmarked” assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees.

If an option written by a Portfolio expires unexercised, the Portfolio realizes a capital gain equal to the premium received at the time the option was written. If an option purchased by a Portfolio expires unexercised, the Portfolio realizes a capital loss equal to the premium paid. Prior to the earlier of exercise or expiration, an exchange traded option may be closed out by an offsetting purchase or sale of an option of the same series (type, exchange, underlying security or index, exercise price, and expiration). There can be no assurance, however, that a closing purchase or sale transaction can be effected when the Portfolio desires.

A Portfolio may sell put or call options it has previously purchased, which could result in a net gain or loss depending on whether the amount realized on the sale is more or less than the premium and other transaction costs paid on the put or call option which is sold. Prior to exercise or expiration, an option may be closed out by an offsetting purchase or sale of an option of the same series. A Portfolio will realize a capital gain from a closing purchase transaction if the cost of the closing option is less than the premium received from writing the option, or, if it is more, the Portfolio will realize a capital loss. If the premium received from a closing sale transaction is more than the premium paid to purchase the option, the Portfolio will realize a capital gain or, if it is less, the Portfolio will realize a capital loss. The principal factors affecting the market value of a put or a call option include supply and demand, interest rates, the current market price of the underlying security or index in relation to the exercise price of the option, the volatility of the underlying security or index, and the time remaining until the expiration date.

The premium paid for a put or call option purchased by a Portfolio is an asset of the Portfolio. The premium received for an option written by a Portfolio is recorded as a deferred credit. The value of an option purchased or written is marked to market daily and is valued at the closing price on the exchange on which it is traded or, if not traded on an exchange or no closing price is available, at the mean between the last bid and asked prices.

The Portfolios may write covered straddles consisting of a combination of a call and a put written on the same underlying security. A straddle will be covered when sufficient assets are deposited to meet the Portfolios’ immediate obligations. The Portfolios may use the same liquid assets to cover both the call and put options where the exercise price of the call and put are the same, or the exercise price of the call is higher than that of the put. In such cases, the Portfolios will also segregate or “earmark” liquid assets equivalent to the amount, if any, by which the put is “in the money.”

Risks Associated with Options on Securities and Indexes. There are several risks associated with transactions in options on securities and on indexes. For example, there are significant differences between the securities and options markets that could result in an imperfect correlation between these markets, causing a given transaction not to achieve its objectives. A decision as to whether, when and how to use options involves the exercise of skill and judgment, and even a well-conceived transaction may be unsuccessful to some degree because of market behavior or unexpected events.

The writer of an option has no control over the time when it may be required to fulfill its obligation as a writer of the option. Once an option writer has received an exercise notice, it cannot effect a closing purchase transaction in order to terminate its obligation under the option and must deliver the underlying security at the exercise price. If a put or call option purchased by the Portfolio is not sold when it has remaining value, and if the market price of the underlying security remains equal to or greater than the exercise price (in the case of a put), or remains less than or equal to the exercise price (in the case of a call), the Portfolio will lose its entire investment in the option. Also, where a put or call option on a particular security is purchased to hedge against price movements in a related security, the price of the put or call option may move more or less than the price of the related security.

There can be no assurance that a liquid market will exist when a Portfolio seeks to close out an option position. If a Portfolio were unable to close out an option that it had purchased on a security, it would have to exercise the option in order to realize any profit or the option may expire worthless.

If trading were suspended in an option purchased by a Portfolio, the Portfolio would not be able to close out the option. If restrictions on exercise were imposed, the Portfolio might be unable to exercise an option it has purchased. Except to the extent that a call option on an index written by the Portfolio is covered by an option on the same index purchased by the Portfolio, movements in the index may result in a loss to the Portfolio; however, such losses may be mitigated by changes in the value of the Portfolio’s securities during the period the option was outstanding.

To the extent that a Portfolio writes a call option on a security it holds in its portfolio and intends to use such security as the sole means of “covering” its obligation under the call option, the Portfolio has, in return for the premium on the option, given up the opportunity to profit from a price increase in the underlying security above the exercise price during the option period, but, as long as its obligation under such call option continues, has retained the risk of loss should the price of the underlying security decline. If a Portfolio were unable to close out such a call option, the Portfolio would not be able to sell the underlying security unless the option expired without exercise.

Foreign Currency Options. Portfolios that invest in foreign currency-denominated securities may buy or sell put and call options on foreign currencies. These Portfolios may buy or sell put and call options on foreign currencies either on exchanges or in the over-the-counter market. A put option on a foreign currency gives the purchaser of the option the right to sell a foreign currency at the exercise price until the option expires. A call option on a foreign currency gives the purchaser of the option the right to purchase the currency at the exercise price until the option expires. Currency options traded on U.S. or other exchanges may be subject to position limits which may limit the ability of a Portfolio to reduce foreign currency risk using such options. Over-the-counter options differ from traded options in that they are two-party contracts with price and other terms negotiated between buyer and seller, and generally do not have as much market liquidity as exchange-traded options.

Futures Contracts and Options on Futures Contracts. A futures contract is an agreement between two parties to buy and sell a security or commodity for a set price on a future date. These contracts are traded on exchanges, so that, in most cases, either party can close out its position on the exchange for cash, without delivering the security or commodity. An option on a futures contract gives the holder of the option the right to buy or sell a position in a futures contract to the writer of the option, at a specified price and on or before a specified expiration date.

Each of the Portfolios may invest in futures contracts and options thereon (“futures options”) with respect to, but not limited to, interest rates, commodities, and security or commodity indexes. To the extent that a Portfolio may invest in foreign currency-denominated securities, it also may invest in foreign currency futures contracts and options thereon.

An interest rate, commodity, foreign currency or index futures contract provides for the future sale by one party and purchase by another party of a specified quantity of a financial instrument, commodity, foreign currency or the cash value of an index at a specified price and time. A futures contract on an index is an agreement pursuant to which two parties agree to take or make delivery of an amount of cash equal to the difference between the value of the index at the close of the last trading day of the contract and the price at which the index contract was originally written. Although the value of an index might be a function of the value of certain specified securities, no physical delivery of these securities is made. A public market exists in futures contracts covering a number of indexes as well as financial instruments and foreign currencies, including: the S&P 500; the S&P Midcap 400; the Nikkei 225; the NYSE composite; U.S. Treasury bonds; U.S. Treasury notes; GNMA Certificates; three-month U.S. Treasury bills; 90-day commercial paper; bank certificates of deposit; Eurodollar certificates of deposit; the Australian dollar; the Canadian dollar; the British pound; the Japanese yen; the Swiss franc; the Mexican peso; and certain multinational currencies, such as the euro. It is expected that other futures contracts will be developed and traded in the future. Certain of the Portfolios also may invest in commodity futures contracts and options thereon. A commodity futures contract is an agreement between two parties, in which one party agrees to buy a commodity, such as an energy, agricultural or metal commodity from the other party at a later date at a price and quantity agreed-upon when the contract is made.

A Portfolio may purchase and write call and put futures options, as specified for that Portfolio in the Offering Memorandum. Futures options possess many of the same characteristics as options on securities and indexes (discussed above). A futures option gives the holder the right, in return for the premium paid, to assume a long position (call) or short position (put) in a futures contract at a specified exercise price at any time during the period of the option. Upon exercise of a call option, the holder acquires a long position in the futures contract and the writer is assigned the opposite short position. In the case of a put option, the opposite is true. A call option is “in the money” if the value of the futures contract that is the subject of the option exceeds the exercise price. A put option is “in the money” if the exercise price exceeds the value of the futures contract that is the subject of the option.

Pursuant to a claim for exclusion filed with the Commodity Futures Trading Commission (“CFTC”) on behalf of the Portfolios, neither the Trust nor any of the individual Portfolios is deemed to be a “commodity pool” or “commodity pool operator” under the Commodity Exchange Act (“CEA”), and they are not subject to registration or regulation as such under the CEA. PIMCO is not deemed to be a “commodity pool operator” or “commodity trading adviser” with respect to its service as investment adviser to the Portfolios.

Limitations on Use of Futures and Futures Options. A Portfolio that may use futures and futures options will only enter into futures contracts and futures options which are standardized and traded on a U.S. or foreign exchange, board of trade, or similar entity, or quoted on an automated quotation system.

When a purchase or sale of a futures contract is made by such Portfolio, the Portfolio is required to deposit with its custodian (or broker, if legally permitted) a specified amount of assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees (“initial margin”). The margin required for a futures contract is set by the exchange on which the contract is traded and may be modified during the term of the contract. Margin requirements on foreign exchanges may be different than U.S. exchanges. The initial margin is in the nature of a performance bond or good faith deposit on the futures contract which is returned to the Portfolio upon termination of the contract, assuming all contractual obligations have been satisfied. Each Portfolio expects to earn interest income on its initial margin deposits. A futures contract held by a Portfolio is valued daily at the official settlement price of the exchange on which it is traded. Each day the Portfolio pays or receives cash, called “variation margin,” equal to the daily change in value of the futures contract. This process is known as “marking to market.” Variation margin does not represent a borrowing or loan by a Portfolio but is instead a settlement between the Portfolio and the broker of the amount one would owe the other if the futures contract expired. In computing daily net asset value, each Portfolio will mark to market its open futures positions.

A Portfolio is also required to deposit and maintain margin with respect to put and call options on futures contracts written by it. Such margin deposits will vary depending on the nature of the underlying futures contract (and the related initial margin requirements), the current market value of the option, and other futures positions held by the Portfolio.

Although some futures contracts call for making or taking delivery of the underlying securities, or commodities, generally these obligations are closed out prior to delivery by offsetting purchases or sales of matching futures contracts (same exchange, underlying security or index, and delivery month). Closing out a futures contract sale is effected by purchasing a futures contract for the same aggregate amount of the specific type of financial instrument or commodity with the same delivery date. If an offsetting purchase price is less than the original sale price, a Portfolio realizes a capital gain, or if it is more, a Portfolio realizes a capital loss. Conversely, if an offsetting sale price is more than the original purchase price, a Portfolio realizes a capital gain, or if it is less, a Portfolio realizes a capital loss. The transaction costs must also be included in these calculations.

The Portfolios may write covered straddles consisting of a call and a put written on the same underlying futures contract. A straddle will be covered when sufficient assets are deposited to meet the Portfolios’ immediate obligations. A Portfolio may use the same liquid assets to cover both the call and put options where the exercise price of the call and put are the same, or the exercise price of the call is higher than that of the put. In such cases, the Portfolios will also segregate or “earmark” liquid assets equivalent to the amount, if any, by which the put is “in the money.”

When purchasing a futures contract, a Portfolio will maintain with its custodian (and mark-to-market on a daily basis) assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, that, when added to the amounts deposited with a futures commission merchant as margin, are equal to the market value of the futures contract.

Alternatively, a Portfolio may “cover” its position by purchasing a put option on the same futures contract with a strike price as high or higher than the price of the contract held by the Portfolio.

When selling a futures contract, a Portfolio will maintain with its custodian (and mark-to-market on a daily basis) assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, that are equal to the market value of the futures contract. Alternatively, a Portfolio may “cover” its position by owning the instruments underlying the futures contract (or, in the case of an index futures contract, a portfolio with a volatility substantially similar to that of the index on which the futures contract is based), or by holding a call option permitting the Portfolio to purchase the same futures contract at a price no higher than the price of the contract written by the Portfolio (or at a higher price if the difference is maintained in liquid assets with the Trust’s custodian).

With respect to futures contracts that are not legally required to “cash settle,” a Portfolio may cover the open position by setting aside or “earmarking” liquid assets in an amount equal to the market value of the futures contract. With respect to futures that are required to “cash settle,” however, a Portfolio is permitted to set aside or “earmark” liquid assets in an amount equal to the Portfolio’s daily marked-to-market (net) obligation, if any, (in other words, the Portfolio’s daily net liability, if any) rather than the market value of the futures contract. By setting aside or “earmarking” assets equal to only its net obligation under cash-settled futures, a Portfolio will have the ability to utilize these contracts to a greater extent than if the Portfolio were required to segregate or “earmark” assets equal to the full market value of the futures contract.

When selling a call option on a futures contract, a Portfolio will maintain with its custodian (and mark-to-market on a daily basis) assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, that, when added to the amounts deposited with a futures commission merchant as margin, equal the total market value of the futures contract underlying the call option. Alternatively, the Portfolio may cover its position by entering into a long position in the same futures contract at a price no higher than the strike price of the call option, by owning the instruments underlying the futures contract, or by holding a separate call option permitting the Portfolio to purchase the same futures contract at a price not higher than the strike price of the call option sold by the Portfolio.

When selling a put option on a futures contract, a Portfolio will maintain with its custodian (and mark-to-market on a daily basis) assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, that equal the purchase price of the futures contract, less any margin on deposit. Alternatively, the Portfolio may cover the position either by entering into a short position in the same futures contract, or by owning a separate put option permitting it to sell the same futures contract so long as the strike price of the purchased put option is the same or higher than the strike price of the put option sold by the Portfolio.

To the extent that securities with maturities greater than one year are used to segregate or “earmark” assets to cover a Portfolio’s obligations under futures contracts and related options, such use will not eliminate the risk of a form of leverage, which may tend to exaggerate the effect on net asset value of any increase or decrease in the market value of a Portfolio’s portfolio, and may require liquidation of portfolio positions when it is not advantageous to do so. However, any potential risk of leverage resulting from the use of securities with maturities greater than one year may be mitigated by the overall duration limit on a Portfolio’s portfolio securities. Thus, the use of a longer-term security may require a Portfolio to hold offsetting short-term securities to balance the Portfolio’s portfolio such that the Portfolio’s duration does not exceed the maximum permitted for the Portfolio in the Offering Memorandum.

The requirements for qualification as a regulated investment company also may limit the extent to which a Portfolio may enter into futures, futures options and forward contracts. See “Taxation.”

Risks Associated with Futures and Futures Options. There are several risks associated with the use of futures contracts and futures options as hedging techniques. A purchase or sale of a futures contract may result in losses in excess of the amount invested in the futures contract. There can be no guarantee that there will be a correlation between price movements in the hedging vehicle and in the Portfolio securities being hedged. In addition, there are significant differences between the securities and futures markets that could result in an imperfect correlation between the markets, causing a given hedge not to achieve its objectives. The degree of imperfection of correlation depends on circumstances such as variations in speculative market demand for futures and futures options on securities, including technical influences in futures trading and futures options, and differences between the financial instruments being hedged and the instruments underlying the standard contracts available for trading in such respects as interest rate levels, maturities, and creditworthiness of issuers. A decision as to whether, when and how to hedge involves the exercise of skill and judgment, and even a well-conceived hedge may be unsuccessful to some degree because of market behavior or unexpected interest rate trends.

Futures contracts on U.S. Government securities historically have reacted to an increase or decrease in interest rates in a manner similar to that in which the underlying U.S. Government securities reacted. To the extent, however, that a Portfolio enters into such futures contracts the value of such futures will not vary in direct proportion to the value of such Portfolio’s holdings of U.S. Government securities. Thus, the anticipated spread between the price of the futures contract and the hedged security may be distorted due to differences in the nature of the markets. The spread also may be distorted by differences in initial and variation margin requirements, the liquidity of such markets and the participation of speculators in such markets.

Futures exchanges may limit the amount of fluctuation permitted in certain futures contract prices during a single trading day. The daily limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day’s settlement price at the end of the current trading session. Once the daily limit has been reached in a futures contract subject to the limit, no more trades may be made on that day at a price beyond that limit. The daily limit governs only price movements during a particular trading day and therefore does not limit potential losses because the limit may work to prevent the liquidation of unfavorable positions. For example, futures prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of positions and subjecting some holders of futures contracts to substantial losses.

There can be no assurance that a liquid market will exist at a time when a Portfolio seeks to close out a futures or a futures option position, and that Portfolio would remain obligated to meet margin requirements until the position is closed. In addition, many of the contracts discussed above are relatively new instruments without a significant trading history. As a result, there can be no assurance that an active secondary market will develop or continue to exist.

Risks Associated with Commodity Futures Contracts. There are several additional risks associated with transactions in commodity futures contracts.

Storage. Unlike the financial futures markets, in the commodity futures markets there are costs of physical storage associated with purchasing the underlying commodity. The price of the commodity futures contract will reflect the storage costs of purchasing the physical commodity, including the time value of money invested in the physical commodity. To the extent that the storage costs for an underlying commodity change while a Portfolio is invested in futures contracts on that commodity, the value of the futures contract may change proportionately.

Reinvestment. In the commodity futures markets, producers of the underlying commodity may decide to hedge the price risk of selling the commodity by selling futures contracts today to lock in the price of the commodity at delivery tomorrow. In order to induce speculators to purchase the other side of the same futures contract, the commodity producer generally must sell the futures contract at a lower price than the expected future spot price. Conversely, if most hedgers in the futures market are purchasing futures contracts to hedge against a rise in prices, then speculators will only sell the other side of the futures contract at a higher futures price than the expected future spot price of the commodity. The changing nature of the hedgers and speculators in the commodity markets will influence whether futures prices are above or below the expected future spot price, which can have significant implications for a Portfolio. If the nature of hedgers and speculators in futures markets has shifted when it is time for a Portfolio to reinvest the proceeds of a maturing contract in a new futures contract, the Portfolio might reinvest at higher or lower futures prices, or choose to pursue other investments.

Other Economic Factors. The commodities which underlie commodity futures contracts may be subject to additional economic and non-economic variables, such as drought, floods, weather, livestock disease, embargoes, tariffs, and international economic, political and regulatory developments. These factors may have a larger impact on commodity prices and commodity-linked instruments, including futures contracts, than on traditional securities. Certain commodities are also subject to limited pricing flexibility because of supply and demand factors. Others are subject to broad price fluctuations as a result of the volatility of the prices for certain raw materials and the instability of supplies of other materials. These additional variables may create additional investment risks which subject a Portfolio’s investments to greater volatility than investments in traditional securities.

Additional Risks of Options on Securities, Futures Contracts, Options on Futures Contracts, and Forward Currency Exchange Contracts and Options Thereon. Options on securities, futures contracts, options on futures contracts, forward currency exchange contracts and options on forward currency exchange contracts may be traded on foreign exchanges. Such transactions may not be regulated as effectively as similar transactions in the United States; may not involve a clearing mechanism and related guarantees, and are subject to the risk of governmental actions affecting trading in, or the prices of, foreign securities. The value of such positions also could be adversely affected by (i) other complex foreign political, legal and economic factors, (ii) lesser availability than in the United States of data on which to make trading decisions, (iii) delays in the Trust’s ability to act upon economic events occurring in foreign markets during non-business hours in the United States, (iv) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States, and (v) lesser trading volume.

Swap Agreements and Options on Swap Agreements. Each Portfolio may engage in swap transactions, including, but not limited to, swap agreements on interest rates, security or commodity indexes, specific securities and commodities, and credit and event-linked swaps. To the extent a Portfolio may invest in foreign currency-denominated securities, it also may invest in currency exchange rate swap agreements. A Portfolio also may enter into options on swap agreements (“swap options”).

A Portfolio may enter into swap transactions for any legal purpose consistent with its investment objectives and policies, such as for the purpose of attempting to obtain or preserve a particular return or spread at a lower cost than obtaining a return or spread through purchases and/or sales of instruments in other markets, to protect against currency fluctuations, as a duration management technique, to protect against any increase in the price of securities a Portfolio anticipates purchasing at a later date, or to gain exposure to certain markets in the most economical way possible.

Swap agreements are two party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year. In a standard “swap” transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor. The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount,” i.e., the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular foreign currency, or in a “basket” of securities or commodities representing a particular index. A “quanto” or “differential” swap combines both an interest rate and a currency transaction. Other forms of swap agreements include interest rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates exceed a specified rate, or “cap”; interest rate floors, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates fall below a specified rate, or “floor”; and interest rate collars, under which a party sells a cap and purchases a floor or vice versa in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels. Consistent with a Portfolio’s investment objectives and general investment polices, certain of the Portfolios may invest in commodity swap agreements. For example, an investment in a commodity swap agreement may involve the exchange of floating-rate interest payments for the total return on a commodity index. In a total return commodity swap, a Portfolio will receive the price appreciation of a commodity index, a portion of the index, or a single commodity in exchange for paying an agreed-upon fee. If the commodity swap is for one period, a Portfolio may pay a fixed fee, established at the outset of the swap. However, if the term of the commodity swap is more than one period, with interim swap payments, a Portfolio may pay an adjustable or floating fee. With a “floating” rate, the fee may be pegged to a base rate, such as the London Interbank Offered Rate, and is adjusted each period. Therefore, if interest rates increase over the term of the swap contract, a Portfolio may be required to pay a higher fee at each swap reset date.

A Portfolio also may enter into swap options. A swap option is a contract that gives a counterparty the right (but not the obligation) in return for payment of a premium, to enter into a new swap agreement or to shorten, extend, cancel or otherwise modify an existing swap agreement, at some designated future time on specified terms. Each Portfolio may write (sell) and purchase put and call swap options.

Depending on the terms of the particular option agreement, a Portfolio will generally incur a greater degree of risk when it writes a swap option than it will incur when it purchases a swap option. When a Portfolio purchases a swap option, it risks losing only the amount of the premium it has paid should it decide to let the option expire unexercised. However, when a Portfolio writes a swap option, upon exercise of the option the Portfolio will become obligated according to the terms of the underlying agreement.

Most other types of swap agreements entered into by the Portfolios would calculate the obligations of the parties to the agreement on a “net basis.” Consequently, a Portfolio’s current obligations (or rights) under a swap agreement will generally be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”). A Portfolio’s current obligations under a swap agreement will be accrued daily (offset against any amounts owed to the Portfolio) and any accrued but unpaid net amounts owed to a swap counterparty will be covered by the segregation or “earmarking” of assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, to avoid any potential leveraging of a Portfolio’s portfolio. Obligations under swap agreements so covered will not be construed to be “senior securities” for purposes of the Portfolio’s investment restriction concerning senior securities.

A Portfolio also may enter into credit default swap agreements. The credit default swap agreement may have as reference obligations one or more securities that are not currently held by the Portfolio. The protection “buyer” in a credit default contract is generally obligated to pay the protection “seller” an upfront or a periodic stream of payments over the term of the contract provided that no credit event, such as a default, on a reference obligation has occurred. If a credit event occurs, the seller generally must pay the buyer the “par value” (full notional value) of the swap in exchange for an equal face amount of deliverable obligations of the reference entity described in the swap, or the seller may be required to deliver the related net cash amount, if the swap is cash settled. A Portfolio may be either the buyer or seller in the transaction. If the Portfolio is a buyer and no credit event occurs, the Portfolio may recover nothing if the swap is held through its termination date. However, if a credit event occurs, the buyer generally may elect to receive the full notional value of the swap in exchange for an equal face amount of deliverable obligations of the reference entity whose value may have significantly decreased. As a seller, a Portfolio generally receives an upfront payment or a fixed rate of income throughout the term of the swap provided that there is no credit event. As the seller, a Portfolio would effectively add leverage to its portfolio because, in addition to its total net assets, a Portfolio would be subject to investment exposure on the notional amount of the swap.

The spread of a credit default swap is the annual amount the protection buyer must pay the protection seller over the length of the contract, expressed as a percentage of the notional amount. When spreads rise, market perceived credit risk rises and when spreads fall, market perceived credit risk falls. Wider credit spreads and decreasing market values, when compared to the notional amount of the swap, represent a deterioration of the referenced entity’s credit soundness and a greater likelihood or risk of default or other credit event occurring as defined under the terms of the agreement. For credit default swap agreements on asset-backed securities and credit indices, the quoted market prices and resulting values, as well as the annual payment rate, serve as an indication of the current status of the payment/performance risk.

Credit default swap agreements involve greater risks than if a Portfolio had invested in the reference obligation directly since, in addition to general market risks, credit default swaps are subject to illiquidity risk, counterparty risk and credit risk. A Portfolio will enter into credit default swap agreements only with counterparties that meet certain standards of creditworthiness. A buyer generally also will lose its investment and recover nothing should no credit event occur and the swap is held to its termination date. If a credit event were to occur, the value of any deliverable obligation received by the seller, coupled with the upfront or periodic payments previously received, may be less than the full notional value it pays to the buyer, resulting in a loss of value to the seller. The Portfolio’s obligations under a credit default swap agreement will be accrued daily (offset against any amounts owing to the Portfolio). In connection with credit default swaps in which a Portfolio is the buyer, the Portfolio will segregate or “earmark” cash or assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, or enter into certain offsetting positions, with a value at least equal to the Portfolio’s exposure (any accrued but unpaid net amounts owed by the Portfolio to any counterparty), on a marked-to-market basis. In connection with credit default swaps in which a Portfolio is the seller, the Portfolio will segregate or “earmark” cash or assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, or enter into offsetting positions, with a value at least equal to the full notional amount of the swap (minus any amounts owed to the Portfolio). Such segregation or “earmarking” will ensure that the Portfolio has assets available to satisfy its obligations with respect to the transaction and will limit any potential leveraging of the Portfolio’s portfolio. Such segregation or “earmarking” will not limit the Portfolio’s exposure to loss.

In January 2009, the SEC issued temporary rules to allow for clearinghouses to facilitate certain credit default swap transactions between one or more counterparties. A clearinghouse may act as the intermediary, or central counterparty, in credit default swap transactions, reducing the risk of a counterparty defaulting on a transaction while providing a central location for regulators to view traders’ positions and prices. The use of a clearinghouse for credit default swaps is voluntary and the temporary rules are in effect from January 22, 2009 until November 30, 2010. In March 2009 the SEC approved exemptions to allow the CME Group, Inc. and InterContinental, Inc. to operate a clearinghouse for credit default swaps. Similarly, dealers of credit-default swaps in Europe agreed in February 2009 to use a clearinghouse in the European Union to guarantee derivatives. The clearinghouse(s) will be funded by their members. In response to these developments, in March 2009 the Financial Industry Regulatory Authority (“FINRA”) proposed a pilot program imposing margin rules for credit default swap transactions executed by a registered broker-dealer and cleared by the CME Group, Inc. or other central counterparty platforms. FINRA speculates that the creation of CDS central counterparties will result in an increasing volume of CDS transactions being handled through broker-dealers instead of through affiliated entities of investment banks as in the past. FINRA’s pilot program is set to expire November 30, 2010. Recent legislative and regulatory developments will ultimately require the clearing and exchange-trading of most over-the-counter derivative instruments. PIMCO will continue to monitor developments in this area, particularly to the extent regulatory changes affect the Portfolio’s ability to enter into swap agreements.

Whether a Portfolio’s use of swap agreements or swap options will be successful in furthering its investment objective will depend on PIMCO’s ability to predict correctly whether certain types of investments are likely to produce greater returns than other investments. Moreover, a Portfolio bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty. The Portfolios will enter into swap agreements only with counterparties that meet certain standards of creditworthiness. Certain restrictions imposed on the Portfolios by the Internal Revenue Code may limit the Portfolios’ ability to use swap agreements. The swaps market is largely unregulated. It is possible that developments in the swaps market, including potential government regulation, could adversely affect a Portfolio’s ability to terminate existing swap agreements or to realize amounts to be received under such agreements.

Swaps are highly specialized instruments that require investment techniques, risk analyses, and tax planning different from those associated with traditional investments. The use of a swap requires an understanding not only of the referenced asset, reference rate, or index but also of the swap itself, without the benefit of observing the performance of the swap under all possible market conditions. Because they are two party contracts that may be subject to contractual restrictions on transferability and termination and because they may have remaining terms of greater than seven days, swap agreements may be considered to be illiquid and subject to a Portfolio’s limitation on investments in illiquid securities. However, the Trust has adopted procedures pursuant to which PIMCO may determine swaps (including swap options) to be liquid under certain circumstances. To the extent that a swap is not liquid, it may not be possible to initiate a transaction or liquidate a position at an advantageous time or price, which may result in significant losses.

Like most other investments, swap agreements are subject to the risk that the market value of the instrument will change in a way detrimental to a Portfolio’s interest. A Portfolio bears the risk that PIMCO will not accurately forecast future market trends or the values of assets, reference rates, indexes, or other economic factors in establishing swap positions for the Portfolio. If PIMCO attempts to use a swap as a hedge against, or as a substitute for, a portfolio investment, the Portfolio will be exposed to the risk that the swap will have or will develop imperfect or no correlation with the portfolio investment. This could cause substantial losses for the Portfolio. While hedging strategies involving swap instruments can reduce the risk of loss, they can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Portfolio investments. Many swaps are complex and often valued subjectively.

Certain swap agreements are exempt from most provisions of the CEA and, therefore, are not regulated as futures or commodity option transactions under the CEA, pursuant to regulations approved by the CFTC. To qualify for this exemption, a swap agreement must be entered into by “eligible participants,” which includes the following, provided the participants’ total assets exceed established levels: a bank or trust company, savings association or credit union, insurance company, investment company subject to regulation under the 1940 Act, commodity pool, corporation, partnership, proprietorship, organization, trust or other entity, employee benefit plan, governmental entity, broker-dealer, futures commission merchant, natural person, or regulated foreign person. To be eligible, natural persons and most other entities must have total assets exceeding $10 million; commodity pools and employee benefit plans must have assets exceeding $5 million. In addition, an eligible swap transaction must meet three conditions. First, the swap agreement may not be part of a fungible class of agreements that are standardized as to their material economic terms. Second, the creditworthiness of parties with actual or potential obligations under the swap agreement must be a material consideration in entering into or determining the terms of the swap agreement, including pricing, cost or credit enhancement terms. Third, swap agreements may not be entered into and traded on or through a multilateral transaction execution facility. This exemption is not exclusive, and participants may continue to rely on existing exclusions for swaps, such as the Policy Statement issued in July 1989 which recognized a safe harbor for swap transactions from regulation as futures or commodity option transactions under the CEA or its regulations. The Policy Statement applies to swap transactions settled in cash that (1) have individually tailored terms, (2) lack exchange-style offset and the use of a clearing organization or margin system, (3) are undertaken in conjunction with a line of business, and (4) are not marketed to the public.

Correlation Risk. In certain cases, the value of derivatives may not correlate perfectly, or at all, with the value of the assets, reference rates or indexes they are designed to closely track. There are a number of factors which may prevent a mutual fund, or derivatives or other strategies used by a fund, from achieving desired correlation (or inverse correlation) with an index. These may include, but are not limited to: (i) the impact of portfolio fee, expenses and transaction costs, including borrowing and brokerage costs/bid-ask spreads, which are not reflected in index returns; (ii) differences in the timing of daily calculations of the value of an index and the timing of the valuation of derivatives, securities and other assets held by a fund and the determination of the net asset value of fund shares; (iii) disruptions or illiquidity in the markets for derivative instruments or securities in which a fund invests; (iv) a portfolio having exposure to or holding less than all of the securities in the underlying index and/or having exposure to or holding securities not included in the underlying index; (v) large or unexpected movements of assets into and out of a portfolio (due to share purchases or redemptions, for example), potentially resulting in the portfolio being over- or under-exposed to the index; (vi) the impact of accounting standards or changes thereto; (vii) changes to the applicable index that are not disseminated in advance; (viii) a possible need to conform a fund’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; and (ix) fluctuations in currency exchange rates.

Risk of Potential Government Regulation of Derivatives. It is possible that government regulation of various types of derivative instruments, including futures and swap agreements, may limit or prevent a Portfolio from using such instruments as a part of its investment strategy, and could ultimately prevent a Portfolio from being able to achieve its investment objective. While no current regulatory or legislative activity is anticipated to have a direct, immediate effect upon the Portfolios, it is not possible to predict the indirect, future effects of legislation and regulation in this area. It is possible that certain recent legislative and regulatory activity could potentially limit or restrict the ability of a Portfolio to use certain instruments as a part of its investment strategy. Limits or restrictions applicable to the counterparties with which the Portfolios engage in derivative transactions could also prevent the Portfolios from using these instruments.

Structured Products

The Portfolios may invest in structured products, including instruments such as credit-linked securities, commodity-linked notes and structured notes, which are potentially high-risk derivatives. For example, a structured product may combine a traditional stock, bond, or commodity with an option or forward contract. Generally, the principal amount, amount payable upon maturity or redemption, or interest rate of a structured product is tied (positively or negatively) to the price of some commodity, currency or securities index or another interest rate or some other economic factor (each a “benchmark”). The interest rate or (unlike most fixed income securities) the principal amount payable at maturity of a structured product may be increased or decreased, depending on changes in the value of the benchmark. An example of a structured product could be a bond issued by an oil company that pays a small base level of interest with additional interest that accrues in correlation to the extent to which oil prices exceed a certain predetermined level. Such a structured product would be a combination of a bond and a call option on oil.

Structured products can be used as an efficient means of pursuing a variety of investment goals, including currency hedging, duration management, and increased total return. Structured products may not bear interest or pay dividends. The value of a structured product or its interest rate may be a multiple of a benchmark and, as a result, may be leveraged and move (up or down) more steeply and rapidly than the benchmark. These benchmarks may be sensitive to economic and political events, such as commodity shortages and currency devaluations, which cannot be readily foreseen by the purchaser of a structured product. Under certain conditions, the redemption value of a structured product could be zero. Thus, an investment in a structured product may entail significant market risks that are not associated with a similar investment in a traditional, U.S. dollar-denominated bond that has a fixed principal amount and pays a fixed rate or floating rate of interest. The purchase of structured products also exposes a Portfolio to the credit risk of the issuer of the structured product. These risks may cause significant fluctuations in the net asset value of the Portfolio. Each Portfolio, will not invest more than 5% of its total assets in a combination of credit-linked securities or commodity-linked notes.

Credit-Linked Securities. Credit-linked securities are issued by a limited purpose trust or other vehicle that, in turn, invests in a basket of derivative instruments, such as credit default swaps, interest rate swaps and other securities, in order to provide exposure to certain high yield or other fixed income markets. For example, a Portfolio may invest in credit-linked securities as a cash management tool in order to gain exposure to the high yield markets and/or to remain fully invested when more traditional income producing securities are not available. Like an investment in a bond, investments in credit-linked securities represent the right to receive periodic income payments (in the form of distributions) and payment of principal at the end of the term of the security. However, these payments are conditioned on the trust’s receipt of payments from, and the trust’s potential obligations to, the counterparties to the derivative instruments and other securities in which the trust invests. For instance, the trust may sell one or more credit default swaps, under which the trust would receive a stream of payments over the term of the swap agreements provided that no event of default has occurred with respect to the referenced debt obligation upon which the swap is based. If a default occurs, the stream of payments may stop and the trust would be obligated to pay the counterparty the par (or other agreed upon value) of the referenced debt obligation. This, in turn, would reduce the amount of income and principal that a Portfolio would receive as an investor in the trust. A Portfolio’s investments in these instruments are indirectly subject to the risks associated with derivative instruments, including, among others, credit risk, default or similar event risk, counterparty risk, interest rate risk, leverage risk and management risk. It is expected that the securities will be exempt from registration under the Securities Act. Accordingly, there may be no established trading market for the securities and they may constitute illiquid investments.

Commodity-Linked Notes. Certain structured products may provide exposure to the commodities markets. These are derivative securities with one or more commodity-linked components that have payment features similar to commodity futures contracts, commodity options, or similar instruments. Commodity-linked structured products may be either equity or debt securities, leveraged or unleveraged, and have both security and commodity-like characteristics. A portion of the value of these instruments may be derived from the value of a commodity, futures contract, index or other economic variable. The Portfolios will only invest in commodity-linked structured products that qualify under applicable rules of the CFTC for an exemption from the provisions of the CEA.

Structured Notes and Indexed Securities. Structured notes are derivative debt instruments, the interest rate or principal of which is determined by an unrelated indicator (for example, a currency, security, commodity or index thereof). The terms of the instrument may be “structured” by the purchaser and the borrower issuing the note. Indexed securities may include structured notes as well as securities other than debt securities, the interest rate or principal of which is determined by an unrelated indicator. Indexed securities may include a multiplier that multiplies the indexed element by a specified factor and, therefore, the value of such securities may be very volatile. The terms of structured notes and indexed securities may provide that in certain circumstances no principal is due at maturity, which may result in a loss of invested capital. Structured notes and indexed securities may be positively or negatively indexed, so that appreciation of the unrelated indicator may produce an increase or a decrease in the interest rate or the value of the structured note or indexed security at maturity may be calculated as a specified multiple of the change in the value of the unrelated indicator. Therefore, the value of such notes and securities may be very volatile. Structured notes and indexed securities may entail a greater degree of market risk than other types of debt securities because the investor bears the risk of the unrelated indicator. Structured notes or indexed securities also may be more volatile, less liquid, and more difficult to accurately price than less complex securities and instruments or more traditional debt securities. To the extent a Portfolio invests in these notes and securities, however, PIMCO analyzes these notes and securities in its overall assessment of the effective duration of the Portfolio’s holdings in an effort to monitor the Portfolio’s interest rate risk.

Certain issuers of structured products may be deemed to be investment companies as defined in the 1940 Act. As a result, the Portfolios’ investments in these structured products may be subject to limits applicable to investments in investment companies and may be subject to restrictions contained in the 1940 Act.

Bank Capital Securities

The Portfolios may invest in bank capital securities. Bank capital securities are issued by banks to help fulfill their regulatory capital requirements. There are three common types of bank capital: Lower Tier II, Upper Tier II and Tier I. Bank capital is generally, but not always, of investment grade quality. Upper Tier II securities are commonly thought of as hybrids of debt and preferred stock. Upper Tier II securities are often perpetual (with no maturity date), callable and have a cumulative interest deferral feature. This means that under certain conditions, the issuer bank can withhold payment of interest until a later date. However, such deferred interest payments generally earn interest. Tier I securities often take the form of trust preferred securities.

Trust Preferred Securities

The Portfolios may invest in trust preferred securities. Trust preferred securities have the characteristics of both subordinated debt and preferred stock. Generally, trust preferred securities are issued by a trust that is wholly-owned by a financial institution or other corporate entity, typically a bank holding company. The financial institution creates the trust and owns the trust’s common securities. The trust uses the sale proceeds of its common securities to purchase subordinated debt issued by the financial institution. The financial institution uses the proceeds from the subordinated debt sale to increase its capital while the trust receives periodic interest payments from the financial institution for holding the subordinated debt. The trust uses the funds received to make dividend payments to the holders of the trust preferred securities. The primary advantage of this structure is that the trust preferred securities are treated by the financial institution as debt securities for tax purposes and as equity for the calculation of capital requirements.

Trust preferred securities typically bear a market rate coupon comparable to interest rates available on debt of a similarly rated issuer. Typical characteristics include long-term maturities, early redemption by the issuer, periodic fixed or variable interest payments, and maturities at face value. Holders of trust preferred securities have limited voting rights to control the activities of the trust and no voting rights with respect to the financial institution. The market value of trust preferred securities may be more volatile than those of conventional debt securities. Trust preferred securities may be issued in reliance on Rule 144A under the Securities Act and subject to restrictions on resale. There can be no assurance as to the liquidity of trust preferred securities and the ability of holders, such as a Portfolio, to sell their holdings. In identifying the risks of the trust preferred securities, PIMCO will look to the condition of the financial institution as the trust typically has no business operations other than to issue the trust preferred securities. If the financial institution defaults on interest payments to the trust, the trust will not be able to make dividend payments to holders of its securities, such as a Portfolio.

Exchange-Traded Notes

Exchange-traded notes (“ETNs”) are senior, unsecured, unsubordinated debt securities whose returns are linked to the performance of a particular market benchmark or strategy minus applicable fees. ETNs are traded on an exchange (e.g., the New York Stock Exchange) during normal trading hours. However, investors can also hold the ETN until maturity. At maturity, the issuer pays to the investor a cash amount equal to the principal amount, subject to the day’s market benchmark or strategy factor.

ETNs do not make periodic coupon payments or provide principal protection. ETNs are subject to credit risk and the value of the ETN may drop due to a downgrade in the issuer’s credit rating, despite the underlying market benchmark or strategy remaining unchanged. The value of an ETN may also be influenced by time to maturity, level of supply and demand for the ETN, volatility and lack of liquidity in underlying assets, changes in the applicable interest rates, changes in the issuer’s credit rating, and economic, legal, political, or geographic events that affect the referenced underlying asset. When a Portfolio invests in ETNs it will bear its proportionate share of any fees and expenses borne by the ETN. A Portfolio’s decision to sell its ETN holdings may be limited by the availability of a secondary market. In addition, although an ETN may be listed on an exchange, the issuer may not be required to maintain the listing and there can be no assurance that a secondary market will exist for an ETN.

ETNs are also subject to tax risk. No assurance can be given that the IRS will accept, or a court will uphold, how the Portfolios characterize and treat ETNs for tax purposes. Further, the IRS and Congress are considering proposals that would change the timing and character of income and gains from ETNs.

An ETN that is tied to a specific market benchmark or strategy may not be able to replicate and maintain exactly the composition and relative weighting of securities, commodities or other components in the applicable market benchmark or strategy. Some ETNs that use leverage can, at times, be relatively illiquid and, thus, they may be difficult to purchase or sell at a fair price. Leveraged ETNs are subject to the same risk as other instruments that use leverage in any form.

The market value of ETN shares may differ from their market benchmark or strategy. This difference in price may be due to the fact that the supply and demand in the market for ETN shares at any point in time is not always identical to the supply and demand in the market for the securities, commodities or other components underlying the market benchmark or strategy that the ETN seeks to track. As a result, there may be times when an ETN share trades at a premium or discount to its market benchmark or strategy.

Delayed Funding Loans and Revolving Credit Facilities

Each Portfolio may enter into, or acquire participations in, delayed funding loans and revolving credit facilities. Delayed funding loans and revolving credit facilities are borrowing arrangements in which the lender agrees to make loans up to a maximum amount upon demand by the borrower during a specified term. A revolving credit facility differs from a delayed funding loan in that as the borrower repays the loan, an amount equal to the repayment may be borrowed again during the term of the revolving credit facility. Delayed funding loans and revolving credit facilities usually provide for floating or variable rates of interest. These commitments may have the effect of requiring a Portfolio to increase its investment in a company at a time when it might not otherwise decide to do so (including at a time when the company’s financial condition makes it unlikely that such amounts will be repaid). To the extent that a Portfolio is committed to advance additional funds, it will at all times segregate or “earmark” assets, determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, in an amount sufficient to meet such commitments.

The Portfolios may invest in delayed funding loans and revolving credit facilities with credit quality comparable to that of issuers of its securities investments. Delayed funding loans and revolving credit facilities may be subject to restrictions on transfer, and only limited opportunities may exist to resell such instruments. As a result, a Portfolio may be unable to sell such investments at an opportune time or may have to resell them at less than fair market value. The Portfolios currently intend to treat delayed funding loans and revolving credit facilities for which there is no readily available market as illiquid for purposes of the Portfolios’ limitation on illiquid investments. For a further discussion of the risks involved in investing in loan participations and other forms of direct indebtedness, see “Indebtedness, Loan Participations and Assignments.” Participation interests in revolving credit facilities will be subject to the limitations discussed in “Indebtedness, Loan Participations and Assignments.” Delayed funding loans and revolving credit facilities are considered to be debt obligations for purposes of the Trust’s investment restriction relating to the lending of funds or assets by a Portfolio.

When-Issued, Delayed Delivery and Forward Commitment Transactions

Each of the Portfolios may purchase or sell securities on a when-issued, delayed delivery, or forward commitment basis. When such purchases or sales are outstanding, the Portfolio will segregate or “earmark” until the settlement date assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees or otherwise cover its position in an amount sufficient to meet the Portfolio’s obligation. Typically, no income accrues on securities a Portfolio has committed to purchase prior to the time delivery of the securities is made, although a Portfolio may earn income on securities it has segregated or “earmarked.”

When purchasing a security on a when-issued, delayed delivery, or forward commitment basis, the Portfolio assumes the rights and risks of ownership of the security, including the risk of price and yield fluctuations, and takes such fluctuations into account when determining its net asset value. Because the Portfolio is not required to pay for the security until the delivery date, these risks are in addition to the risks associated with the Portfolio’s other investments. If the other party to a transaction fails to deliver the securities, the Portfolio could miss a favorable price or yield opportunity. If the Portfolio remains substantially fully invested at a time when when-issued, delayed delivery, or forward commitment purchases are outstanding, the purchases may result in a form of leverage.

When a Portfolio has sold a security on a when-issued, delayed delivery, or forward commitment basis, the Portfolio does not participate in future gains or losses with respect to the security. If the other party to a transaction fails to deliver or pay for the securities, the Portfolio could suffer a loss. Additionally, when selling a security on a when-issued, delayed delivery, or forward commitment basis without owning the security, a Portfolio will incur a loss if the security’s price appreciates in value such that the security’s price is above the agreed upon price on the settlement date.

A Portfolio may dispose of or renegotiate a transaction after it is entered into, and may purchase or sell when-issued, delayed delivery or forward commitment securities before the settlement date, which may result in a gain or loss. There is no percentage limitation on the extent to which the Portfolios may purchase or sell securities on a when-issued, delayed delivery, or forward commitment basis.

Standby Commitment Agreements

The Portfolios may enter into standby commitment agreements, which are agreements that obligate a party, for a set period of time, to buy a certain amount of a security that may be issued and sold at the option of the issuer. The price of a security purchased pursuant to a standby commitment agreement is set at the time of the agreement. In return for its promise to purchase the security, a Portfolio receives a commitment fee based upon a percentage of the purchase price of the security. The Portfolio receives this fee whether or not it is ultimately required to purchase the security.

There is no guarantee that the securities subject to a standby commitment agreement will be issued or, if such securities are issued, the value of the securities on the date of issuance may be more or less than the purchase price. A Portfolio will limit its investments in standby commitment agreements with remaining terms exceeding seven days pursuant to the limitation on investments in illiquid securities. A Portfolio will record the purchase of a standby commitment agreement, and will reflect the value of the security in the Portfolio’s net asset value, on the date on which the security can reasonably be expected to be issued.

Short Sales

Each of the Portfolios, may make short sales of securities to (i) offset potential declines in long positions in similar securities, (ii) to increase the flexibility of the Portfolio, (iii) for investment return, (iv) as part of a risk arbitrage strategy, and (v) as part of its overall portfolio management strategies involving the use of derivative instruments. A short sale is a transaction in which a Portfolio sells a security it does not own in anticipation that the market price of that security will decline.

When a Portfolio makes a short sale, it will often borrow the security sold short and deliver it to the broker-dealer through which it made the short sale as collateral for its obligation to deliver the security upon conclusion of the sale. In connection with short sales of securities, the Portfolio may pay a fee to borrow securities or maintain an arrangement with a broker to borrow securities, and is often obligated to pay over any accrued interest and dividends on such borrowed securities.

If the price of the security sold short increases between the time of the short sale and the time that the Portfolio replaces the borrowed security, the Portfolio will incur a loss; conversely, if the price declines, the Portfolio will realize a capital gain. Any gain will be decreased, and any loss increased, by the transaction costs described above. The successful use of short selling may be adversely affected by imperfect correlation between movements in the price of the security sold short and the securities being hedged.

The Portfolios may invest pursuant to a risk arbitrage strategy to take advantage of a perceived relationship between the value of two securities. Frequently, a risk arbitrage strategy involves the short sale of a security.

To the extent that a Portfolio engages in short sales, it will provide collateral to the broker-dealer and (except in the case of short sales “against the box”) will maintain additional asset coverage in the form of segregated or “earmarked” assets that PIMCO determines to be liquid in accordance with procedures established by the Board of Trustees and that is equal to the current market value of the securities sold short, or will ensure that such positions are covered by “offsetting” positions, until the Portfolio replaces the borrowed security. A short sale is “against the box” to the extent that the Portfolio contemporaneously owns, or has the right to obtain at no added cost, securities identical to those sold short. The Portfolios will engage in short selling to the extent permitted by the federal securities laws and rules and interpretations thereunder. To the extent a Portfolio engages in short selling in foreign (non-U.S.) jurisdictions, the Portfolio will do so to the extent permitted by the laws and regulations of such jurisdiction.

144A Securities

In addition to a Portfolio’s investments in privately placed and unregistered securities, a Portfolio may also invest in securities sold pursuant to Rule 144A of the Securities Act. Such securities are commonly known as “144A securities” and may only be resold under certain circumstances to other institutional buyers. 144A securities frequently trade in an active secondary market and are treated as liquid under procedures approved by the Board of Trustees. As a result of the resale restrictions on 144A securities, there is a greater risk that they will become illiquid than securities registered with the SEC.

Illiquid Securities

The Portfolios may invest up to 15% of their net assets in illiquid securities. The term “illiquid securities” for this purpose means securities that cannot be disposed of within seven days in the ordinary course of business at approximately the amount at which a Portfolio has valued the securities. Illiquid securities are considered to include, among other things, written over-the-counter options, securities or other liquid assets being used as cover for such options, repurchase agreements with remaining maturities in excess of seven days, certain loan participation interests, fixed time deposits which are not subject to prepayment or provide for withdrawal penalties upon prepayment (other than overnight deposits), and other securities whose disposition is restricted under the federal securities laws (other than securities 144A securities and certain commercial paper that PIMCO has determined to be liquid under procedures approved by the Board of Trustees).

Illiquid securities may include privately placed securities, which are sold directly to a small number of investors, usually institutions. Unlike public offerings, such securities are not registered under the federal securities laws. Although certain of these securities may be readily sold, others may be illiquid, and their sale may involve substantial delays and additional costs.

Loans of Portfolio Securities

For the purpose of achieving income, each Portfolio may lend its portfolio securities to brokers, dealers, and other financial institutions, provided: (i) the loan is secured continuously by collateral consisting of U.S. Government securities, cash or cash equivalents (negotiable certificates of deposits, bankers’ acceptances or letters of credit) maintained on a daily mark-to-market basis in an amount at least equal to 102% or the market value (plus accrued interest) of the securities loaned or 105% of the market value (plus accrued interest) of the securities loaned if the borrowed securities are principally cleared and settled outside of the U.S.; (ii) the Portfolio may at any time call the loan and obtain the return of the securities loaned; (iii) the Portfolio will receive any interest or dividends paid on the loaned securities; and (iv) the aggregate market value of securities loaned will not at any time exceed 33 1/ 3% of the total assets of the Portfolio. Each Portfolio’s performance will continue to reflect the receipt of either interest through investment of cash collateral by the Portfolio in permissible investments, or a fee, if the collateral is U.S. Government securities. Securities lending involves the risk of loss of rights in the collateral or delay in recovery of the collateral should the borrower fail to return the securities loaned or become insolvent. The Portfolios may pay lending fees to the party arranging the loan. Cash collateral received by a Portfolio in securities lending transactions may be invested in short-term liquid Fixed Income Instruments or in money market or short-term funds, or similar investment vehicles, including affiliated money market or short-term mutual funds. A Portfolio bears the risk of such investments.

Government Intervention in Financial Markets

Recent instability in the financial markets has led the U.S. Government to take a number of unprecedented actions designed to support certain financial institutions and segments of the financial markets that have experienced extreme volatility, and in some cases a lack of liquidity. Federal, state, and other governments, their regulatory agencies, or self regulatory organizations may take actions that affect the regulation of the instruments in which the Portfolios invest, or the issuers of such instruments, in ways that are unforeseeable. Legislation or regulation may also change the way in which the Portfolios themselves are regulated. Such legislation or regulation could limit or preclude a Portfolio’s ability to achieve its investment objective.

Governments or their agencies may also acquire distressed assets from financial institutions and acquire ownership interests in those institutions. The implications of government ownership and disposition of these assets are unclear, and such a program may have positive or negative effects on the liquidity, valuation and performance of the Portfolios’ portfolio holdings. Furthermore, volatile financial markets can expose the Portfolios to greater market and liquidity risk and potential difficulty in valuing portfolio instruments held by the Portfolios. The Portfolios have established procedures to assess the liquidity of portfolio holdings and to value instruments for which market prices may not be readily available. PIMCO will monitor developments and seek to manage the Portfolios in a manner consistent with achieving each Portfolio’s investment objective, but there can be no assurance that it will be successful in doing so.

Temporary Investment

If PIMCO believes that economic or market conditions are unfavorable to investors, PIMCO may temporarily invest up to 100% of a Portfolio’s assets in certain defensive strategies, including holding a substantial portion of the Portfolio’s assets in cash, cash equivalents or other highly rated short-term securities, including securities issued or guaranteed by the U.S. government, its agencies or instrumentalities. As discussed in this Offering Memorandum Supplement, a Portfolio may also invest in affiliated money market and/or short-term bond funds for temporary cash management purposes.

INVESTMENT RESTRICTIONS

In addition to the investment restrictions set forth in the Offering Memorandum, the Portfolios have adopted a non-fundamental policy pursuant to which each Portfolio that may invest in securities denominated in foreign currencies, except the PIMCO Developing Local Markets Portfolio, PIMCO Emerging Markets Portfolio, PIMCO High-Yield Portfolio, PIMCO International Portfolio and PIMCO Real Return Portfolio will normally hedge its exposure to foreign currency using the techniques described in the Offering Memorandum. The PIMCO High-Yield Portfolio and PIMCO Real Return Portfolio will normally limit their foreign currency exposure (from non-U.S. dollar-denominated securities or currencies) to 20% of their total assets using the techniques described in the Offering Memorandum. The PIMCO International Portfolio will normally limit its foreign currency exposure (from non-U.S. dollar-denominated securities or currencies) to 25% of its total assets using the techniques described in the Offering Memorandum. The PIMCO Emerging Markets Portfolio and the PIMCO Developing Local Markets Portfolio may, but are not required to, hedge against exposure to foreign currency. There can be no assurance that currency hedging techniques will be successful. All percentage limitations described in this paragraph are considered Elective Investment Restrictions (as defined below) for purposes of a Portfolio’s acquisition through a Voluntary Action (as defined below).

Under the 1940 Act, a “senior security” does not include any promissory note or evidence of indebtedness where such loan is for temporary purposes only and in an amount not exceeding 5% of the value of the total assets of the issuer at the time the loan is made. A loan is presumed to be for temporary purposes if it is repaid within sixty days and is not extended or renewed. To the extent that borrowings for temporary administrative purposes exceed 5% of the total assets of a Portfolio, such excess shall be subject to the 300% asset coverage requirement.

To the extent a Portfolio covers its commitment under a reverse repurchase agreement (or economically similar transaction) by the segregating or “earmarking” of assets determined to be liquid in accordance with procedures adopted by the Board of Trustees, equal in value to the amount of the Portfolio’s commitment to repurchase, such an agreement will not be considered a “senior security” by the Portfolio and therefore will not be subject to the 300% asset coverage requirement otherwise applicable to borrowings by the Portfolio.

The staff of the SEC has taken the position that purchased over-the-counter (“OTC”) options and the assets used as cover for written OTC options are illiquid securities. Therefore, the Portfolios have adopted an investment policy pursuant to which a Portfolio will not purchase or sell OTC options if, as a result of such transactions, the sum of: (1) the market value of OTC options currently outstanding which are held by the Portfolio, and (2) the market value of the underlying securities (including any collateral posted by the Portfolio) covering OTC options currently outstanding which were sold by the Portfolio, exceeds 15% of the net assets of the Portfolio, taken at market value, together with all other assets of the Portfolio which are illiquid or are otherwise not readily marketable. However, if an OTC option is sold by the Portfolio to a primary U.S. Government securities dealer recognized by the Federal Reserve Bank of New York and if the Portfolio has the unconditional contractual right to repurchase such OTC option from the dealer at a predetermined price, then the Portfolio will treat as illiquid such amount of the underlying securities equal to the repurchase price less the amount by which the option is “in-the-money” (i.e., current market value of the underlying securities minus the option’s strike price). The repurchase price with the primary dealers is typically a formula price which is generally based on a multiple of the premium received for the option, plus the amount by which the option is “in-the-money.” This policy is not a fundamental policy of the Portfolios and may be amended by the Board of Trustees without the approval of shareholders. However, the Portfolios will not change or modify this policy prior to the change or modification by the SEC staff of its position.

For purposes of applying the Portfolios’ investment policies and restrictions (as stated in the Offering Memorandum and this Offering Memorandum Supplement) swap agreements are generally valued by the Portfolios at market value. In the case of a credit default swap sold by a Portfolio (i.e., where the Portfolio is selling credit default protection), however, in applying certain of the Portfolios’ investment policies and restrictions the Portfolio will value the credit default swap at its notional amount but may value the credit default swap at market value for purposes of applying certain of the Portfolios’ other investment policies and restrictions. The manner in which certain securities or other instruments are valued by the Portfolios for purposes of applying investment policies and restrictions may differ from the manner in which those investments are valued by other types of investors.

For purposes of applying the Portfolios’ policy with respect to diversification (as stated in Fundamental Investment Restriction 2 in the “Investment Restrictions” section of the Offering Memorandum), traditional bond insurance on a security will not be treated as a separate security, and the insurer will not be treated as a separate issuer of the security. Therefore, the Portfolios’ policy with respect to diversification does not limit the percentage of a Portfolio’s assets that may be invested in securities insured by a single bond insurer.

The Portfolios interpret their policy with respect to the purchase and sale of commodities or commodities contracts (as stated in Fundamental Investment Restriction 4 in the “Investment Restrictions” section of the Offering Memorandum) to permit the Portfolios, subject to each Portfolio’s investment objectives and general investment policies (as stated in the Offering Memorandum and elsewhere in this Offering Memorandum Supplement), to invest in commodity futures contracts and options thereon, commodity-related swap agreements, hybrid instruments, and other commodity-related derivative instruments.

The Portfolios interpret their policies with respect to borrowing and lending to permit such activities as may be lawful for the Portfolios, to the full extent permitted by the 1940 Act or by exemption from the provisions therefrom pursuant to exemptive order of the SEC. Pursuant to an exemptive order issued by the SEC on November 19, 2001, the Portfolios may enter into transactions among themselves with respect to the investment of daily cash balances of the Portfolios in shares of the money market and/or short-term bond funds (each a series of the Trust), as well as the use of daily excess cash balances of the money market and/or short-term bond funds in inter-fund lending transactions with the other Portfolios for temporary cash management purposes. The interest paid by a Portfolio in such an arrangement will be less than that otherwise payable for an overnight loan, and will be in excess of the overnight rate the money market and/or short-term bond funds could otherwise earn as lender in such a transaction.

Unless otherwise indicated, all limitations applicable to Portfolio investments (as stated above and elsewhere in this Offering Memorandum Supplement) apply only at the time a transaction is entered into. Any subsequent change in a rating assigned by any rating service to a security (or, if unrated, deemed to be of comparable quality), or change in the percentage of Portfolio assets invested in certain securities or other instruments, or change in the average duration of a Portfolio’s investment portfolio, resulting from market fluctuations or other changes in a Portfolio’s total assets will not require a Portfolio to dispose of an investment. For all Portfolios except the PIMCO High Yield Portfolio, in the event that ratings services assign different ratings to the same security, PIMCO will use the highest rating as the credit rating for that security. For the PIMCO High Yield Portfolio, in the event that ratings services assign different ratings to the same security, PIMCO will use the lowest rating as the credit rating for that security.

From time to time, a Portfolio may voluntarily participate in actions (for example, rights offerings, conversion privileges, exchange offers, credit event settlements, etc.) where the issuer or counterparty offers securities or instruments to holders or counterparties, such as a Portfolio, and the acquisition is determined to be beneficial to Portfolio shareholders (“Voluntary Action”). Notwithstanding any percentage investment limitation listed under the “Investment Restrictions” sections of the Offering Memorandum and this Offering Memorandum Supplement or any percentage investment limitation of the 1940 Act or rules thereunder, if a Portfolio has the opportunity to acquire a permitted security or instrument through a Voluntary Action, and the Portfolio will exceed a percentage investment limitation following the acquisition, it will not constitute a violation if, prior to the receipt of the securities or instruments and after announcement of the offering, the Portfolio sells an offsetting amount of assets that are subject to the investment limitation in question at least equal to the value of the securities or instruments to be acquired.

Unless otherwise indicated, all percentage limitations on Portfolio investments (as stated throughout the Offering Memorandum and this Offering Memorandum Supplement) that are not (i) specifically included in the “Investment Restrictions” section of the Offering Memorandum and this Offering Memorandum Supplement or (ii) imposed by the 1940 Act, rules thereunder, the Internal Revenue Code or related regulations (the “Elective Investment Restrictions”), will apply only at the time a transaction is entered into unless the transaction is a Voluntary Action. In addition and notwithstanding the foregoing, for purposes of this policy, certain Non-Fundamental Investment Restrictions, as noted above and including the 5% limitation of Non-Fundamental Investment Restriction 2 set forth in the Offering Memorandum, are also considered Elective Investment Restrictions. The percentage limitations and absolute prohibitions with respect to Elective Investment Restrictions are not applicable to a Portfolio’s acquisition of securities or instruments through a Voluntary Action.

Certain of the Portfolios have investment policies, limitations, or practices that are applicable “normally” or under “normal circumstances” or “normal market conditions” (as stated above and elsewhere in this Offering Memorandum Supplement or in the Offering Memorandum). Pursuant to the discretion of PIMCO, these investment policies, limitations, or practices may not apply during periods of abnormal purchase or redemption activity or during periods of unusual or adverse market, economic, political or other conditions. Such market, economic or political conditions may include periods of abnormal or heightened market volatility, strained credit and/or liquidity conditions, or increased governmental intervention in the markets or industries. During such periods, a Portfolio may not invest according to its principal investment strategies or in the manner in which its name may suggest, and may be subject to different and/or heightened risks. It is possible that such unusual or adverse conditions may continue for extended periods of time.

MANAGEMENT OF THE TRUST

Trustees and Officers

The business of the Trust is managed under the direction of the Trust’s Board of Trustees. Subject to the provisions of the Trust’s Declaration of Trust, its By-Laws and Massachusetts law, the Board of Trustees (the “Board”) has all powers necessary and convenient to carry out this responsibility, including the election and removal of the Trust’s officers.

Leadership Structure and Risk Oversight Function

The Board is currently composed of seven Trustees, five of whom are not “interested persons” of the Trust (as that term is defined by Section 2(a)(19) of the 1940 Act) (“Independent Trustees”). The Trustees meet periodically throughout the year to discuss and consider matters concerning the Trust and to oversee the Trust’s activities, including its investment performance, compliance program and risks associated with its activities.

Brent R. Harris, a Managing Director and member of Executive Committee of PIMCO, and therefore an “interested person” of the Trust, serves as Chairman of the Board. The Board has established three standing committees to facilitate the Trustees’ oversight of the management of the Trust: an Audit Committee, a Valuation Committee and a Governance Committee. The scope of each Committee’s responsibilities is discussed in greater detail below. The Board does not have a lead Independent Trustee; however, the Chairs of the Audit Committee and Governance Committee, each of whom is an Independent Trustee, act as liaisons between the Independent Trustees and the Trust’s management between Board Meetings and, with management, are involved in the preparation of agendas for Board and Committee meetings. The Board believes that, as Chairman, Mr. Harris provides skilled executive leadership to the Trust and performs an essential liaison function between the Trust and PIMCO, its investment adviser. The Board believes that its governance structure allows all of the Independent Trustees to participate in the full range of the Board’s oversight responsibilities. The Board reviews its structure regularly as part of its annual self-evaluation. The Board has determined that its leadership structure is appropriate in light of the characteristics and circumstances of the Trust because it allocates areas of responsibility among the Committees and the Board in a manner than enhances effective oversight. The Board considered, among other things, the role of PIMCO in the day-to-day management of the Trust’s affairs; the extent to which the work of the Board is conducted through the Committees; the number of portfolios that comprise the Trust and other trusts in the fund complex overseen by members of the Board; the variety of asset classes those portfolios include; the net assets of each Portfolio, the Trust and the fund complex; and the management, distribution and other service arrangements of each Portfolio, the Trust and the fund complex.

In its oversight role, the Board has adopted, and periodically reviews, policies and procedures designed to address risks associated with the Trust’s activities. In addition, PIMCO and the Trust’s other service providers have adopted policies, processes and procedures to identify, assess and manage risks associated with the Trust’s activities. The Trust’s senior officers, including, but not limited to, the Chief Compliance Officer (“CCO”) and Treasurer, PIMCO portfolio management personnel and other senior personnel of PIMCO, the Trust’s independent registered public accounting firm (the “independent auditors”) and personnel from the Trust’s third-party service providers make periodic reports to the Board and its Committees with respect to a variety of matters, including matters relating to risk management.

Qualifications of the Trustees

The charts below identify the Trustees and executive officers of the Trust. Unless otherwise indicated, the address of all persons below is 840 Newport Center Drive, Newport Beach, CA 92660.

Trustees of the Trust

Name, Age and Position Held with Trust*	Term of Office and Length of Time Served /+/	Principal Occupation(s) During Past 5 Years	Number of Funds in Fund Complex Overseen by Trustee*	Other Public Company and Investment Company Directorships Held by Trustee During the Past 5 Years
Interested Trustees[1]

Brent R. Harris (50) Chairman of the Board and Trustee	02/1992 to present	Managing Director and member of Executive Committee, PIMCO.	141	Chairman and Trustee, PIMCO Variable Insurance Trust; Chairman and Trustee, PIMCO ETF Trust; Chairman and Trustee, PIMCO Equity Series; Chairman and Trustee, PIMCO Equity Series VIT; Director, StocksPLUS® Management, Inc; and member of Board of Governors and Executive Committee, Investment Company Institute. Board Member and Owner, Harris Holdings, LLC (1992-present); Formerly, Chairman and Director, PCM Fund, Inc.

Douglas M. Hodge (52) Trustee	02/2010 to present	Managing Director, Chief Operating Officer (since 7/09); Member of Executive Committee and Head of PIMCO’s Asia Pacific region. Member Global Executive Committee, Allianz Global Investors.	139	Trustee, PIMCO Variable Insurance Trust; Trustee, PIMCO ETF Trust.

Independent Trustees

E. Philip Cannon (69) Trustee	05/2000 to present	Proprietor, Cannon & Company, (an investment firm); Formerly, President, Houston Zoo.	141	Trustee, PIMCO Variable Insurance Trust; Trustee, PIMCO ETF Trust; Trustee, PIMCO Equity Series; and Trustee, PIMCO Equity Series VIT. Formerly, Trustee, Allianz Funds (formerly, PIMCO Funds: Multi-Manager Series); Formerly, Director, PCM Fund, Inc.

Name, Age and Position Held with Trust*	Term of Office and Length of Time Served /+/	Principal Occupation(s) During Past 5 Years	Number of Funds in Fund Complex Overseen by Trustee*	Other Public Company and Investment Company Directorships Held by Trustee During the Past 5 Years
Vern O. Curtis (75) Trustee	04/1987 to 02/1993 and 02/1995 to present	Private Investor.	141	Trustee, PIMCO Variable Insurance Trust; Trustee, PIMCO ETF Trust; Trustee, PIMCO Equity Series; and Trustee, PIMCO Equity Series VIT; Formerly, Director, PCM Fund, Inc.

J. Michael Hagan (70) Trustee	05/2000 to present	Private Investor and Business Advisor (primarily to manufacturing companies); Formerly, Director, Remedy Temp (staffing).	139	Trustee, PIMCO Variable Insurance Trust; and Trustee, PIMCO ETF Trust Director, Ameron International (manufacturing); and Director, Fleetwood Enterprises (manufacturer of housing and recreational vehicles); Formerly, Director, PCM Fund, Inc.

Ronald C Parker (58) Trustee	07/2009 to present	Adjunct Professor, Linfield College; Chairman of the Board, The Ford Family Foundation. Formerly President, Chief Executive Officer, Hampton Affiliates (forestry products).	139	Trustee, PIMCO Variable Insurance Trust; and Trustee, PIMCO ETF Trust

William J. Popejoy (71) Trustee	07/1993 to 02/1995 and 08/1995 to present	Private Investor.	139	Trustee, PIMCO Variable Insurance Trust; and Trustee, PIMCO ETF Trust; Formerly, Director, New Century Financial Corporation (mortgage banking); Formerly, Director, PCM Fund, Inc.

*	The information for the individuals listed is as of December 31, 2009.
/+/	Trustees serve until their successors are duly elected and qualified.
1	Mr. Harris and Mr. Hodge are “interested persons” of the Trust (as that term is defined in the 1940 Act) because of their affiliations with PIMCO.

The Board has determined that each of the Trustees is qualified to serve as a Trustee of the Trust, based on a review of the experience, qualifications, attributes and skills of each Trustee, including those listed in the table above. With the exception of Messrs. Hodge and Parker, each Trustee has significant experience as a Trustee of the Trust and has served for several years as a Trustee for other funds in the same fund complex as the Trust. The Board has taken into account each Trustee’s commitment to the Board and participation in Board and committee meetings throughout his tenure on the Board. The following is a summary of qualifications, experiences and skills of each Trustee (in addition to the principal occupation(s) during the past five years noted in the table above) that support the conclusion that each individual is qualified to serve as a Trustee:

Mr. Harris’s position as a Managing Director of PIMCO and a Member of its Executive Committee give him valuable experience with the day-to-day management of the operation of the Trust as well as other funds within the fund complex, enabling him to provide essential management input to the Board.

Mr. Hodge’s position as Chief Operating Officer and a Managing Director of PIMCO, as well as a Member of the Global Executive Committee of Allianz Global Investors give him valuable financial and operational experience with the day-to-day management of the Trust and PIMCO, its adviser, which enable him to provide essential management input to the Board.

Mr. Cannon has experience as the proprietor of a private equity investment firm and as president of a nonprofit entity. His qualifications also include past participation on the board of PIMCO Funds Multi-Manager Series (now known as Allianz Funds). Mr. Cannon also has prior experience as a board member of a public company.

Mr. Curtis has experience in the areas of financial reporting and accounting, including prior experience as President and Chief Executive Officer of a New York Stock Exchange listed company and as a board member and audit committee chair of several REITs. He also served as Dean of the School of Economics and Business at Chapman University.

Mr. Hagan has experience in the areas of financial reporting and accounting, including past experience as Chairman and CEO of a New York Stock Exchange listed company. He also has experience as a board member and audit committee chairman of a public company.

Mr. Parker has prior financial, operations and management experience as the President and Chief Executive Officer of a privately held company. He also has investment experience as the Chairman of a family foundation.

Mr. Popejoy has prior management experience as the director of a government agency and as the Chief Executive Officer of Orange County, California. He also has experience as a board member of public companies.

Executive Officers

Name, Age and Position Held with Trust*	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years

Brent R. Harris (50) President	03/2009 to present	Managing Director and member of Executive Committee, PIMCO.

David C. Flattum (45) Chief Legal Officer	11/2006 to present	Managing Director and General Counsel, PIMCO. Formerly, Executive Vice President, PIMCO, Managing Director, Chief Operating Officer and General Counsel, Allianz Global Investors of America L.P. and Partner at Latham & Watkins LLP.

Jennifer E. Durham (39) Chief Compliance Officer	07/2004 to present	Executive Vice President, PIMCO. Formerly; Senior Vice President, PIMCO. Formerly, Vice President and Legal/Compliance Manager, PIMCO.

William H. Gross (65) Senior Vice President	04/1987 to present	Managing Director and Co-Chief Investment Officer, PIMCO.

Mohamed El-Erian (51) Senior Vice President	05/2008 to present	Managing Director, Co-Chief Investment Officer and Chief Executive Officer, PIMCO. Formerly, President and CEO of Harvard Management Company. Formerly, Managing Director, PIMCO.

J. Stephen King, Jr. (47) Vice President-Senior Counsel, Secretary	05/2005 to present (since 10/2007 as Secretary)	Senior Vice President and Attorney, PIMCO. Formerly Vice President, PIMCO and Associate, Dechert LLP.

Peter G. Strelow (39) Vice President	05/2008 to present	Executive Vice President, PIMCO. Formerly, Senior Vice President and Vice President, PIMCO.

Name, Age and Position Held with Trust*	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years

Henrik P. Larsen (39) Vice President	02/1999 to present	Senior Vice President, PIMCO. Formerly, Vice President, PIMCO.

John P. Hardaway (52) Treasurer	08/1990 to present	Executive Vice President, PIMCO. Formerly, Senior Vice President, PIMCO.

Joshua D. Ratner (33) Assistant Secretary	10/2007 to present	Senior Vice President and Attorney, PIMCO. Formerly Vice President, PIMCO. Formerly, Associate, Skadden, Arps, Slate, Meagher & Flom LLP and Associate, Ropes & Gray LLP.

Stacie D. Anctil (40) Assistant Treasurer	11/2003 to present	Senior Vice President, PIMCO. Formerly, Vice President, PIMCO. Formerly, Specialist, PIMCO.

Erik C. Brown (42) Assistant Treasurer	02/2001 to present	Senior Vice President, PIMCO. Formerly, Vice President, PIMCO.

Trent W. Walker (35) Assistant Treasurer	05/2007 to present	Senior Vice President, PIMCO. Formerly, Vice President, PIMCO. Formerly, Senior Manager, PricewaterhouseCoopers LLP.

*	The information for the individuals listed is as of December 31, 2009.

Listed below for each Trustee, as of December 31, 2009, is a dollar range of securities beneficially owned in the Portfolios together with the aggregate dollar range of equity securities in all registered investment companies overseen by the Trustee that are in the same family of investment companies as the Trust, as of December 31, 2009.

Name of Trustee	Dollar Range of Equity Securities in the Portfolios	Aggregate Dollar Range of Equity Securities in All Funds Overseen by Trustee in Family of Investment Companies
Interested Trustees
Brent R. Harris	None	Over $100,000
Douglas M. Hodge[1]	None	Over $100,000
Independent Trustees
E. Philip Cannon	None	Over $100,000
Vern O. Curtis	None	Over $100,000
J. Michael Hagan	None	Over $100,000
Ronald C. Parker	None	Over $100,000
William J. Popejoy	None	Over $100,000

1	Mr. Hodge joined the Board of Trustees on February 22, 2010.

To the best of the Trust’s knowledge, as of July 23, 2010, the Trustees and Officers of the Trust, as a group, owned less than 1% of the shares of each Portfolio.

No independent Trustee (or his immediate family members) had any direct or indirect interest, the value of which exceeds $120,000, in the investment adviser, the principal underwriter of the Trust, or any entity controlling, controlled by or under common control with the investment adviser or the principal underwriter of the Trust (not including registered investment companies). Set forth in the table below is information regarding each independent Trustee’s (and his immediate family members’) share ownership in securities of the investment adviser of the Trust, the principal underwriter of the Trust, and any entity controlling, controlled by or under common control with the investment adviser or principal underwriter of the Trust (not including registered investment companies), as of December 31, 2009.

Name of Independent Trustee	Name of Owners and Relationships to Trustee	Company	Title of Class	Value of Securities	Percent of Class
E. Philip Cannon	None	None	None	None	None
Vern O. Curtis	None	None	None	None	None
J. Michael Hagan	None	None	None	None	None
Ronald C. Parker	None	None	None	None	None
William J. Popejoy	None	None	None	None	None

No independent Trustee or immediate family member has during the two most recently completed calendar years had: (i) any material interest, direct or indirect, in any transaction or series of similar transactions, in which the amount involved exceeds $120,000; (ii) any securities interest in the principal underwriter of the Trust or the investment adviser or their affiliates (other than the Trust); or (iii) any direct or indirect relationship of any nature, in which the amount involved exceeds $120,000, with:

•	the Portfolios;

•	an officer of the Portfolios;

•

an investment company, or person that would be an investment company but for the exclusions provided by sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser or principal underwriter as the Portfolios or having an investment adviser or principal underwriter that directly or indirectly controls, is controlled by, or is under common control with the investment adviser or principal underwriter of the Portfolios;

•

an officer or an investment company, or a person that would be an investment company but for the exclusions provided by sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser or principal underwriter as the Portfolios or having an investment adviser or principal underwriter that directly or indirectly controls, is controlled by, or is under common control with the investment adviser or principal underwriter of the Portfolios;

•	the investment adviser or principal underwriter of the Portfolios;

•	an officer of the investment adviser or principal underwriter of the Portfolios;

•	a person directly or indirectly controlling, controlled by, or under common control with the investment adviser or principal underwriter of the Portfolios; or

•	an officer of a person directly or indirectly controlling, controlled by, or under common control with the investment adviser or principal underwriter of the Portfolios.

Standing Committees

The Trust has a standing Audit Committee that consists of all of the independent Trustees (Messrs. Cannon, Curtis, Hagan (Chair), Parker and Popejoy). The Audit Committee’s responsibilities include, but are not limited to, (i) assisting the Board’s oversight of the integrity of the Trust’s financial statements, the Trust’s compliance with legal and regulatory requirements, the qualifications and independence of the Trust’s independent auditors, and the performance of such firm; (ii) overseeing the Trust’s accounting and financial reporting policies and practices, its internal controls and, as appropriate, the internal controls of certain service providers; (iii) overseeing the quality and objectivity of the Trust’s financial statements and the independent audit thereof; and (iv) acting a liaison between the Trust’s independent auditors and the full Board. The Audit Committee also reviews both the audit and non-audit work of the Trust’s independent auditors, submits a recommendation to the Board of Trustees as to the selection of an independent auditor, and reviews generally the maintenance of the Trust’s records and the safekeeping arrangement of the Trust’s custodian. During the fiscal year ended March 31, 2010, there were 4 meetings of the Audit Committee.

The Board of Trustees has formed a Valuation Committee whose function is to monitor the valuation of portfolio securities and other investments and, as required by the Trust’s valuation policies, when the Board of Trustees is not in session it shall determine the fair value of portfolio holdings after consideration of all relevant factors, which determinations shall be reported to the full Board of Trustees. The Valuation Committee currently consists of Messrs. Harris, Hodge, Hardaway, and Brown and Ms. Anctil. However, the members of this committee may be changed by the Board of Trustees from time to time. During the fiscal year ended March 31, 2010, there were 12 meetings of the Valuation Committee.

The Trust also has a Governance Committee, which is composed of all of the Trustees and which is responsible for the selection and nomination of candidates to serve as Trustees of the Trust. Only members of the Committee that are Independent Trustees (Messrs. Cannon, Curtis, Hagan, Parker and Popejoy (Chair)) vote on the nomination of Independent Trustee candidates.

The Governance Committee will consider potential trustee nominees recommended by shareholders provided that the proposed nominees: (i) satisfy any minimum qualifications of the Trust for its Trustees and (ii) are not “interested persons” of the Trust or the investment adviser within the meaning of the 1940 Act.

In addition, potential trustee nominees recommended by shareholders must fulfill the following requirements:

(a) The nominee may not be the nominating shareholder, a member of the nominating shareholder group, or a member of the immediate family of the nominating shareholder or any member of the nominating shareholder group;

(b) Neither the nominee nor any member of the nominee’s immediate family may be currently employed or employed within the last year by any nominating shareholder entity or entity in a nominating shareholder group;

(c) Neither the nominee nor any immediate family member of the nominee is permitted to have accepted directly or indirectly, during the year of the election for which the nominee’s name was submitted, during the immediately preceding calendar year, or during the year when the nominee’s name was submitted, any consulting, advisory, or other compensatory fee from the nominating shareholder or any member of a nominating shareholder group;

(d) The nominee may not be an executive officer or director (or person performing similar functions) of the nominating shareholder or any member of the nominating shareholder group, or of an affiliate of the nominating shareholder or any such member of the nominating shareholder group; and

(e) The nominee may not control (as “control” is defined in the 1940 Act) the nominating shareholder or any member of the nominating shareholder group (or in the case of a shareholder or member that is a fund, an interested person of such shareholder or member as defined by Section 2(a)(19) of the 1940 Act).

The nominating shareholder or shareholder group must meet the following requirements:

(a) Any shareholder or shareholder group submitting a proposed nominee must beneficially own, either individually or in the aggregate, more than 5% of a series of the Trust’s securities that are eligible to vote at the time of submission of the nominee and at the time of the annual meeting where the nominee may be elected. Each of the securities used for purposes of calculating this ownership must have been held continuously for at least two years as of the date of the nomination. In addition, such securities must continue to be held through the date of the meeting. The nominating shareholder or shareholder group must also bear the economic risk of the investment and the securities used for purposes of calculating the ownership cannot be held “short”; and

(b) The nominating shareholder or shareholder group must also submit a certification which provides the number of shares which the person or group has (i) sole power to vote or direct the vote; (ii) shared power to vote or direct the vote; (iii) sole power to dispose or direct the disposition of such shares; and (iv) shared power to dispose or direct the disposition of such shares. In addition, the certification shall provide that the shares have been held continuously for at least two years.

A nominating shareholder or shareholder group may not submit more proposed nominees than the number of Board positions open each year. All shareholder recommended nominee submissions must be received by the Trust by the deadline for submission of any shareholder proposals which would be included in the Trust’s proxy statement, if any.

Shareholders recommending potential trustee nominees must substantiate compliance with these requirements at the time of submitting their proposed trustee nominee to the attention of the Trust’s Secretary. Notice to the Trust’s Secretary should be provided in accordance with the deadline specified above and include, (i) the shareholder’s contact information; (ii) the trustee nominee’s contact information and the number of shares owned by the proposed nominee; (iii) all information regarding the proposed nominee that would be required to be disclosed in solicitations of proxies for elections of trustees required by Regulation 14A of the Securities Exchange Act of 1934, as amended (“1934 Act”); and (iv) a notarized letter executed by the proposed nominee, stating his or her intention to serve as a nominee and be named in the Trust’s proxy statement, if nominated by the Board of Trustees, to be named as a trustee if so elected.

During the fiscal year ended March 31, 2010, there were 4 meetings of the Governance Committee.

Compensation Table

The following table sets forth information regarding compensation received by the Trustees for the fiscal year ended March 31, 2010.

Name and Position	Aggregate Compensation from Trust[1,2]	Total Compensation from Trust and Fund Complex Paid to Trustees[3]
E. Philip Cannon, Trustee	$149,750	$226,041
Vern O. Curtis, Trustee	149,750	226,041
J. Michael Hagan, Trustee	166,250	224,347
Ronald C. Parker, Trustee	112,250	151,250
William J. Popejoy, Trustee	152,000	203,722

[1]

During most of the Trust’s fiscal year ended March 31, 2010, each Trustee, other than those affiliated with PIMCO or its affiliates, received an annual retainer of $100,000, plus $9,500 for each Board of Trustees meeting attended in person, $750 ($1,000 in the case of the audit committee chair with respect to audit committee meetings) for each committee meeting attended and $1,500 for each Board of Trustees meeting attended telephonically, plus reimbursement of related expenses. In addition, the audit committee chair received an additional annual retainer of $15,000 and each other committee chair received an additional annual retainer of $1,500. Effective January 1, 2010, for their services to the Trust, each Trustee, other than those affiliated with PIMCO or its affiliates, will receive an annual retainer of $120,000, plus $9,500 for each Board of Trustees meeting attended in person, $750 ($1,500 in the case of the audit committee chair with respect to audit committee meetings) for each committee meeting attended and $1,500 for each Board of Trustees meeting attended telephonically, plus reimbursement of related expenses. In addition, the audit committee chair will receive an additional annual retainer of $15,000 and each other committee chair will receive an additional annual retainer of $1,500.

[2]

The amounts shown in this column represent the aggregate compensation before deferral with respect to the Trust’s fiscal year ended March 31, 2010. Mr. Cannon deferred compensation of $108,750 from the Trust during the fiscal year ended March 31, 2010. The cumulative deferred compensation (including interest) accrued with respect to Mr. Cannon from the Trust, as of the Trust’s fiscal year ended March 31, 2010, is $1,124,106.

[3]

During the one-year period ending March 31, 2010, each Trustee also served as a Trustee of PIMCO Variable Insurance Trust, a registered open-end management investment company, and as a Trustee of PIMCO ETF Trust, a registered open-end management investment company.

For their services to PIMCO Variable Insurance Trust, each Trustee, other than those affiliated with PIMCO or its affiliates, receives an annual retainer of $15,000, plus $2,375 for each Board meeting attended in person, $500 for each committee meeting attended and $750 for each Board meeting attended telephonically, plus reimbursement of related expenses. In addition, the Audit Committee Chair receives an additional annual retainer of $2,000 and each other committee chair receives an additional annual retainer of $500. These expenses are allocated on a pro-rata basis to the various portfolios of the Trust according to their respective net assets. The Trust pays no compensation directly to any Trustee or any other officer who is affiliated with PIMCO, all of whom receive remuneration for their services to the Trust from PIMCO or its affiliates. Effective January 1, 2010, for their services to the Trust, each Trustee, other than those affiliated with PIMCO or its affiliates, will receive an annual retainer of $20,000, plus $3,000 for each Board of Trustees meeting attended in person, $500 ($750 in the case of the audit committee chair with respect to audit committee meetings) for each committee meeting attended and $750 for each Board of Trustees meeting attended telephonically, plus reimbursement of related expenses. In addition, the audit committee chair will receive an additional annual retainer of $4,000 and each other committee chair will receive an additional annual retainer of $500.

For their services to PIMCO ETF Trust, each Trustee, other than those affiliated with PIMCO or its affiliates, received an annual retainer of $10,000, plus $1,000 for each Board of Trustees meeting attended in person, $250 for each committee meeting attended and $500 for each Board of Trustees meeting attended telephonically, plus reimbursement of related expenses. In addition, the audit committee chair received an additional annual retainer of $1,000 and each other committee chair received an additional annual retainer of $500. Effective January 1, 2010, for their services to PIMCO ETF Trust, each Trustee, other than those affiliated with PIMCO or its affiliates, will receive an annual retainer of $20,000, plus $3,000 for each Board of Trustees meeting attended in person, $250 ($750 in the case of the audit committee chair with respect to audit committee meetings) for each committee meeting attended and $750 for each Board of Trustees meeting attended telephonically, plus reimbursement of related expenses. In addition, the audit committee chair will receive an additional annual retainer of $4,000 and each other committee chair will receive an additional annual retainer of $500.

For their services to PIMCO Equity Series, each Trustee, other than the Trustee affiliated with PIMCO, or its affiliates, will receive an annual retainer of $60,000 (pro-rated), plus $4,750 for each Board of Trustees meeting attended in person, $375 ($750 in the case of the audit committee chair with respect to audit committee meetings) for each committee meeting attended and $750 for each Board of Trustees meeting attended telephonically, plus reimbursement of related expenses. In addition, the audit committee chair will receive an additional annual retainer of $7,500 (pro-rated) and each other committee chair received an additional annual retainer of $750 (pro-rated). Trustee compensation for the Trust’s first fiscal year, ending June 30, 2010, will be pro-rated to March 30, 2010, the date the Trustees accepted their appointment to the Board.

For their services to PIMCO Equity Series, VIT, each Trustee, other than the Trustee affiliated with PIMCO, or its affiliates, will receive an annual retainer of $10,000 (pro-rated), plus $1,500 for each Board of Trustees meeting attended in person, $250 ($375 in the case of the audit committee chair with respect to audit committee meetings) for each committee meeting attended and $375 for each Board of Trustees meeting attended telephonically, plus reimbursement of related expenses. In addition, the audit committee chair will receive an additional annual retainer of $2,000 (pro-rated) and each other committee chair received an additional annual retainer of $250 (pro-rated). Trustee compensation for the Trust’s first fiscal year, ending December 31, 2010, will be pro-rated to March 30, 2010, the date the Trustees accepted their appointment to the Board.

Investment Adviser

PIMCO, a Delaware limited liability company, serves as investment adviser to the Portfolios pursuant to an investment advisory contract (“Advisory Contract”) between PIMCO and the Trust. PIMCO is located at 840 Newport Center Drive, Newport Beach, California 92660. PIMCO had approximately $1.12 trillion of assets under management as of June 30, 2010.

PIMCO is a majority owned subsidiary of Allianz Global Investors of America L.P. (“Allianz Global Investors”) with a minority interest held by PIMCO Partners, LLC, a California limited liability company. PIMCO Partners, LLC is owned by the current managing directors and executive management of PIMCO. Through various holding company structures, Allianz Global Investors is majority owned by Allianz SE.

Allianz SE is a European based, multinational insurance and financial services holding company and a publicly traded German company. As of December 31, 2009, the Allianz Group (including PIMCO) had third-party assets under management of over €926 billion.

The general partner of Allianz Global Investors has substantially delegated its management and control of Allianz Global Investors to a Management Board. The Management Board of Allianz Global Investors is comprised of John C. Maney.

There are currently no significant institutional shareholders of Allianz SE. Allianz SE owns approximately 10% of Commerzbank AG. Certain broker-dealers that might be controlled by, or affiliated with, Commerzbank AG may be considered to be affiliated persons of PIMCO and/or AGID. (Broker-dealer affiliates of such significant institutional shareholders, if any, are sometimes referred to herein as “Affiliated Brokers.”) Absent an SEC exemption or other regulatory relief, the Portfolios generally are precluded from effecting principal transactions with the Affiliated Brokers, and the Portfolios’ ability to purchase securities being underwritten by an Affiliated Broker or a syndicate including an Affiliated Broker is subject to restrictions. Similarly, the Portfolios’ ability to utilize the Affiliated Brokers for agency transactions is subject to the restrictions of Rule 17e 1 under the 1940 Act. PIMCO does not believe that the restrictions on transactions with the Affiliated Brokers described above will materially adversely affect its ability to provide services to the Portfolios, the Portfolios’ ability to take advantage of market opportunities, or the Portfolios’ overall performance.

Advisory Agreement

The Portfolios pay for the advisory and supervisory and administrative services they require under what is essentially an all-in fee structure.

PIMCO is responsible for making investment decisions and placing orders for the purchase and sale of the Trust’s investments directly with the issuers or with brokers or dealers selected by it in its discretion. See “Portfolio Transactions and Brokerage” in the Offering Memorandum. PIMCO also furnishes to the Board of Trustees, which has overall responsibility for the business and affairs of the Trust, periodic reports on the investment performance of each Portfolio.

Under the terms of the Advisory Contract, PIMCO is obligated to manage the Portfolios in accordance with applicable laws and regulations. The investment advisory services of PIMCO to the Trust are not exclusive under the terms of the Advisory Contract. PIMCO is free to, and does, render investment advisory services to others. For the services it provides to the Portfolios, PIMCO receives a monthly advisory fee from each Portfolio equal to 0.02%, at an annual rate, of the average daily net assets of the Portfolio.

Following the expiration of the two year period commencing with the effectiveness of the Advisory Contract, it will continue in effect on a yearly basis provided such continuance is approved annually (i) by the holders of a majority of the outstanding voting securities of the Trust or by the Board of Trustees and (ii) by a majority of the independent Trustees. The Advisory Contract may be terminated without penalty by vote of the Trustees or the shareholders of the Trust, or by PIMCO, on 60 days’ written notice by either party to the contract and will terminate automatically if assigned.

For the fiscal years ended March 31, 2010, 2009 and 2008, the aggregate amounts of the advisory fees paid by each operational Portfolio were as follows:

Portfolio	Year Ended 3/31/10	Year Ended 03/31/09	Year Ended 03/31/08
PIMCO Asset-Backed Securities Portfolio	$111,178	$171,195	$169,245
PIMCO Developing Local Markets Portfolio	118,387	68,600	186,632
PIMCO Emerging Markets Portfolio	127,786	182,672	416,108
PIMCO High Yield Portfolio	76,813	154,322	248,847
PIMCO International Portfolio	393,431	453,722	908,881
PIMCO Investment Grade Corporate Portfolio	857,981	852,000	387,874
PIMCO Long Duration Corporate Bond Portfolio	342,867	4,414	N/A
PIMCO Mortgage Portfolio	1,844,052	2,516,211	2,348,506
PIMCO Municipal Sector Portfolio	185,791	95,558	59,993
PIMCO Real Return Portfolio	108,101	124,213	175,290
PIMCO Short-Term Floating NAV II Portfolio	145,540	0	N/A
PIMCO Short-Term Portfolio	286,883	521,915	860,984
PIMCO U.S. Government Sector Portfolio	720,123	687,535	1,081,843

Proxy Voting Policies and Procedures

PIMCO has adopted written proxy voting policies and procedures (“Proxy Policy”) as required by Rule 206(4)-6 under the Advisers Act. The Proxy Policy has been adopted by the Trust as the policies and procedures that PIMCO will use when voting proxies on behalf of the Portfolios. In addition to covering the voting of equity securities, the Proxy Policy also applies generally to voting and/or consent rights of PIMCO, on behalf of the Portfolios, with respect to debt securities, including but not limited to, plans of reorganization, and waivers and consents under applicable indentures. The Proxy Policy does not apply, however, to consent rights that primarily entail decisions to buy or sell investments, such as tender or exchange offers, conversions, put options, redemption and Dutch auctions. The Proxy Policy is designed and implemented in a manner reasonably expected to ensure that voting and consent rights are exercised in the best interests of the Portfolios and their shareholders.

With respect to the voting of proxies relating to equity securities, PIMCO has selected an unaffiliated third-party proxy research and voting service (“Proxy Voting Service”), to assist it in researching and voting proxies. With respect to each proxy received, the Proxy Voting Service researches the financial implications of the proposals and provides a recommendation to PIMCO as to how to vote on each proposal based on the Proxy Voting Service’s research of the individual facts and circumstances and the Proxy Voting Service’s application of its research findings to a set of guidelines that have been approved by PIMCO. Upon the recommendation of the applicable Portfolio’s portfolio managers, PIMCO may determine to override any recommendation made by the Proxy Voting Service. In the event that the Proxy Voting Service does not provide a recommendation with respect to a proposal, PIMCO may determine to vote on the proposals directly.

PIMCO exercises voting and consent rights directly with respect to debt securities held by a Portfolio. PIMCO considers each proposal regarding a debt security on a case-by-case basis taking into consideration any relevant contractual obligations as well as other relevant facts and circumstances at the time of the vote. In general, PIMCO reviews and considers corporate governance issues related to proxy matters and generally supports proposals that foster good corporate governance practices. PIMCO may vote proxies as recommended by management on routine matters related to the operation of the issuer and on matters not expected to have a significant economic impact on the issuer and/or its shareholders.

PIMCO may determine not to vote a proxy for a debt or equity security if: (1) the effect on the applicable Portfolio’s economic interests or the value of the portfolio holding is insignificant in relation to the Portfolio’s portfolio; (2) the cost of voting the proxy outweighs the possible benefit to the applicable Portfolio, including, without limitation, situations where a jurisdiction imposes share blocking restrictions which may affect the ability of the portfolio managers to effect trades in the related security; or (3) PIMCO otherwise has determined that it is consistent with its fiduciary obligations not to vote the proxy.

In the event that the Proxy Voting Service does not provide a recommendation or the portfolio managers of a Portfolio propose to override a recommendation by the Proxy Voting Service, and for all debt security proxies, PIMCO will review the proxy to determine whether there is a material conflict between PIMCO and the applicable Portfolio or between the Portfolio and another Portfolio or PIMCO-advised account. If no material conflict exists, the proxy will be voted according to the portfolio managers’ recommendation. If a material conflict does exist, PIMCO will seek to resolve the conflict in good faith and in the best interests of the applicable Portfolio, as provided by the Proxy Policy. The Proxy Policy permits PIMCO to seek to resolve material conflicts of interest by pursuing any one of several courses of action. With respect to material conflicts of interest between PIMCO and a Portfolio, the Proxy Policy permits PIMCO to either: (i) convene a committee to assess and resolve the conflict (the “Proxy Conflicts Committee”); or (ii) vote in accordance with protocols previously established by the Proxy Conflicts Committee with respect to specific types of conflicts. With respect to material conflicts of interest between a Portfolio and one or more other Portfolios or PIMCO-advised accounts, the Proxy Policy permits PIMCO to: (i) designate a PIMCO portfolio manager who is not subject to the conflict to determine how to vote the proxy if the conflict exists between two Portfolios or accounts with at least one portfolio manager in common; or (ii) permit the respective portfolio managers to vote the proxies in accordance with each Portfolio’s or account’s best interests if the conflict exists between Portfolios or accounts managed by different portfolio managers.

PIMCO will supervise and periodically review its proxy voting activities and the implementation of the Proxy Policy. Information about how each Portfolio voted proxies relating to portfolio securities it held during the most recent twelve month period ended June 30th will be available no later than the following August 31st without charge, upon request, by calling the Trust at 1-800-927-4648, by visiting the Trust’s website at http://www.pimco-funds.com, on the Allianz Global Investors Distributors LLC’s website at http://www.allianzinvestors.com, and on the SEC’s website at http://www.sec.gov.

Disclosure of Portfolio Holdings

Policies and Procedures Generally. The Trust has adopted portfolio holdings disclosure policies and procedures to govern the disclosure of the securities holdings of the Portfolios (the “Disclosure Policy”). The Disclosure Policy is designed to protect the confidentiality of the Portfolios’ non-public portfolio holdings information, to prevent the selective disclosure of such information, and to ensure compliance by PIMCO and the Portfolios with the federal securities laws, including the 1940 Act and the rules promulgated thereunder and general principles of fiduciary duty.

Monitoring and Oversight. The Trust’s Chief Compliance Officer (“CCO”) is responsible for ensuring that PIMCO has adopted and implemented policies and procedures reasonably designed to ensure compliance with the Disclosure Policy and, to the extent the CCO considers necessary, the CCO shall monitor PIMCO’s compliance with its policies and procedures.

Any exceptions to the Disclosure Policy may be made only if approved by the CCO upon determining that the exception is in the best interests of the Portfolio. The CCO must report any exceptions made to the Disclosure Policy to the Trust’s Board of Trustees at its next regularly scheduled meeting.

Monthly Disclosure. PIMCO will make available the complete schedule of the portfolio holdings of each of the Portfolios to shareholders of the Portfolios and separate account clients of PIMCO (or their representatives) free of charge by calling PIMCO at 1-800-927-4648, as reported on a month-end basis. The information will be made available no earlier than the first business day falling five days after the month’s end.

The Portfolios file their complete schedules of securities holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. The Portfolios’ Forms N-Q will be available on the SEC’s website at http://www.sec.gov and may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling 1-202-551-8090.

Defaulted/Distressed Securities. PIMCO may, in its discretion, disclose to current and prospective shareholders of the Portfolios and separate account clients of PIMCO (or their representatives) portfolio holdings information at any time with respect to securities held by the Portfolios that are in default or experiencing a negative credit event. Any such disclosure will be disseminated to current shareholders by such means as PIMCO deems appropriate.

Confidential Dissemination of Portfolio Holdings Information. No disclosure of non-public portfolio holdings information may be made to any unaffiliated third party except as set forth in this section. This prohibition does not apply to information sharing with the Portfolios’ service providers, such as the Portfolios’ investment adviser, sub-advisers (if any), distributor, custodian, transfer agent, administrator, sub-administrator (if any), accountant, counsel, securities class action claims services administrator, financial printer, proxy voting agent, lender and other select third party service providers (collectively, the “Service Providers”), who generally need access to such information in the performance of their contractual duties and responsibilities. Such Service Providers are subject to duties of confidentiality, including a duty not to trade on non-public information, imposed by law and/or contract.

In order to facilitate the review of the Portfolios by pricing services, proxy voting services, ratings agencies or other entities, each Portfolio or PIMCO may, to the extent permitted under applicable law, distribute non-public information regarding a Portfolio, including portfolio holdings information, more frequently to such entities that have a legitimate business purpose in receiving such information. The distribution of non-public information must be authorized by an officer of the Trust or PIMCO after determining the requested disclosure is in the best interests of the Portfolio and its shareholders and after consulting with and receiving approval from PIMCO’s legal department. The Disclosure Policy does not require a delay between the date of the information and the date on which the information is disclosed, however, any recipient of non-public information will be subject to a confidentiality agreement that contains, at a minimum, provisions specifying that: (1) the Portfolios’ non-public information provided is the confidential property of the Portfolios and may not be used for any purpose except in connection with the provision of services to the Portfolios and, in particular, that such information may not be traded upon; (2) the recipient of the non-public information agrees to limit access to the information to its employees and agents who are subject to a duty to keep and treat such information as confidential; and (3) upon written request from the Portfolios or PIMCO, the recipient of the non-public information shall promptly return or destroy the information, except as otherwise required by applicable law or such recipient’s record retention policies and procedures. Neither the Portfolios nor PIMCO may receive compensation or consideration in connection with the distribution of non-public portfolio holdings information.

Non-Specific Information. Under the Disclosure Policy, the Portfolios or PIMCO may distribute non-specific information about the Portfolios and/or summary information about the Portfolios at any time. Such information will not identify any specific portfolio holding, but may reflect, among other things, the quality or character of a Portfolio’s holdings.

Portfolio Administrator

PIMCO also serves as Administrator to the Portfolios pursuant to a supervision and administration agreement (the “Supervision and Administration Agreement”) with the Trust. The Supervision and Administration Agreement replaces the Third Amended and Restated Administration Agreement and the administrative fees payable thereunder. Pursuant to the Supervision and Administration Agreement, PIMCO provides the Portfolios with certain supervisory, administrative and shareholder services necessary for Portfolio operations and is responsible for the supervision of other Portfolio service providers, and receives a supervisory and administrative fee in return. PIMCO may in turn use the facilities or assistance of its affiliates to provide certain services under the Supervision and Administration Agreement, on terms agreed between PIMCO and such affiliates. The supervisory and administrative services provided by PIMCO include but are not limited to: (1) shareholder servicing functions, including preparation of shareholder reports and communications, (2) regulatory compliance, such as reports and filings with the SEC and state securities commissions, and (3) general supervision of the operations of the Portfolios, including coordination of the services performed by the Portfolios’ transfer agent, custodian, legal counsel, independent registered public accounting firm, and others. PIMCO (or an affiliate of PIMCO) also furnishes the Portfolios with office space facilities required for conducting the business of the Portfolios, and pays the compensation of those officers, employees and Trustees of the Trust affiliated with PIMCO. In addition, PIMCO, at its own expense, arranges for the provision of legal, audit, custody, transfer agency and other services for the Portfolios, and is responsible for the costs of registration of the Trust’s shares and the printing of Offering Memorandum and shareholder reports for current shareholders. For the services it provides to the PIMCO Asset-Backed Securities, PIMCO Asset-Backed Securities II, PIMCO High Yield, PIMCO Investment Grade Corporate, PIMCO Long Duration Corporate Bond, PIMCO Mortgage, PIMCO Mortgage II, PIMCO Municipal Sector, PIMCO Real Return, PIMCO Short-Term, PIMCO Short-Term Floating NAV II, PIMCO U.S. Government Sector, and PIMCO U.S. Government Sector II Portfolios, PIMCO receives a monthly supervisory and administrative fee from each Portfolio equal to 0.03%, at an annual rate, of the average daily net assets of the Portfolio. For the services it provides to the PIMCO Developing Local Markets, PIMCO Emerging Markets and PIMCO International Portfolios, PIMCO receives a monthly supervisory and administrative fee from each Portfolio equal to 0.10%, at an annual rate of the average daily net assets of the Portfolio.

For the fiscal years ended March 31, 2010, 2009 and 2008, the aggregate amount of the supervisory and administrative fees (formerly “administrative fee” prior to August 2008) paid by each operational Portfolio were as follows:

Portfolio	Year Ended 3/31/10	Year Ended 03/31/09	Year Ended 03/31/08
PIMCO Asset-Backed Securities Portfolio	166,767	256,793	$253,869
PIMCO Developing Local Markets Portfolio	591,934	343,001	933,162
PIMCO Emerging Markets Portfolio	638,928	913,359	2,080,541
PIMCO High Yield Portfolio	115,220	231,483	373,270
PIMCO International Portfolio	1,967,155	2,268,609	4,544,405
PIMCO Investment Grade Corporate Portfolio	1,286,971	1,274,061	581,811
PIMCO Long Duration Corporate Bond Portfolio	514,214	6,809	N/A
PIMCO Mortgage Portfolio	2,766,078	3,774,316	3,522,759
PIMCO Municipal Sector Portfolio	278,687	143,336	89,989
PIMCO Real Return Portfolio	162,152	186,320	262,934
PIMCO Short-Term NAV Portfolio II	218,310	0	N/A
PIMCO Short-Term Portfolio	430,325	782,872	1,291,476
PIMCO U.S. Government Sector Portfolio	1,080,185	1,031,303	1,622,764

Except for the expenses paid by PIMCO, the Trust bears all costs of its operations. The Portfolios are responsible for: (i) salaries and other compensation of any of the Trust’s executive officers and employees who are not officers, directors, stockholders, or employees of PIMCO or its subsidiaries or affiliates; (ii) taxes and governmental fees; (iii) brokerage fees and commissions and other portfolio transaction expenses; (iv) costs of borrowing money, including interest expenses; (v) fees and expenses of the Trustees who are not “interested persons” of PIMCO or the Trust, and any counsel retained exclusively for their benefit; (vi) extraordinary expenses, including costs of litigation and indemnification expenses; (vii) expenses, such as organizational expenses, which are capitalized in accordance with generally accepted accounting principles; and (viii) any expenses allocated or allocable to a specific class of shares.

The Supervision and Administration Agreement may be terminated by the Trustees, or by a vote of a majority of the outstanding voting securities of the Trust or Portfolio, as applicable, at any time on 60 days’ written notice. Following the expiration of the one-year period commencing with the effectiveness of the Supervision and Administration Agreement, it may be terminated by PIMCO, also on 60 days’ written notice.

The Supervision and Administration Agreement is subject to annual approval by the Board of Trustees, including a majority of the Trustees who are not interested persons of the Trust (as that term is defined in the 1940 Act). The current Supervision and Administration Agreement, dated August 11, 2008, as supplemented from time to time, was approved by the Board of Trustees, including all of the independent Trustees at a meeting held on August 11, 2008. In approving the Supervision and Administration Agreement, the Trustees determined that: (1) the Supervision and Administration Agreement is in the best interests of the Portfolios and their shareholders; (2) the services to be performed under the Supervision and Administration Agreement are services required for the operation of the Portfolios; (3) PIMCO is able to provide, or to procure, services for the Portfolios which are at least equal in nature and quality to services that could be provided by others; and (4) the fees to be charged pursuant to the Supervision and Administration Agreement are fair and reasonable in light of the usual and customary charges made by others for services of the same nature and quality.

PORTFOLIO MANAGERS

Other Accounts Managed

Certain of the portfolio managers who are primarily responsible for the day-to-day management of the Portfolios also manage other registered investment companies, other pooled investment vehicles and other accounts, as indicated below. The following tables identify, as of March 31, 2010 (except as noted below): (i) the Portfolio(s) managed by the specified portfolio manager; (ii) the number of other registered investment companies, pooled investment vehicles and other accounts managed by the portfolio manager; and (iii) the total assets of such companies, vehicles and accounts, and the number and total assets of such companies, vehicles and accounts with respect to which the advisory fee is based on performance.

	Total Number of Accounts	Total Assets of All Accounts (in $millions)	Number of Accounts Paying a Performance Fee	Total Assets of Accounts Paying a Performance Fee (in $millions)
Cummings[1]
Registered Investment Companies	21	$6,064	0	N/A
Other Pooled Investment Vehicles	2	$532	0	N/A
Other Accounts	65	$3,877	0	N/A

Ivascyn[2]
Registered Investment Companies	7	$3,192	0	N/A
Other Pooled Investment Vehicles	6	$997	2	$383
Other Accounts	13	$27,124	1	$1,155

Kiesel[3]
Registered Investment Companies	6	$19,808	0	N/A
Other Pooled Investment Vehicles	19	$17,477	2	$112
Other Accounts	107	$31,821	6	$2,264

Osses[4]
Registered Investment Companies	2	$1,435	0	N/A
Other Pooled Investment Vehicles	24	$13,143	1	$383
Other Accounts	3	$589	0	N/A

Mather[5]
Registered Investment Companies	12	$11,098	0	N/A
Other Pooled Investment Vehicles	46	$24,836	3	$1,111
Other Accounts	65	$18,738	14	$5,253

Rodosky[6]
Registered Investment Companies	7	$10,470	0	N/A
Other Pooled Investment Vehicles	2	$902	0	N/A
Other Accounts	104	$30,221	8	$1,282

	Total Number of Accounts	Total Assets of All Accounts (in $millions)	Number of Accounts Paying a Performance Fee	Total Assets of Accounts Paying a Performance Fee (in $millions)
Schneider[7]
Registered Investment Companies	3	$38,850	0	N/A
Other Pooled Investment Vehicles	0	N/A	0	N/A
Other Accounts	3	$5,124	0	N/A

Simon[8]
Registered Investment Companies	5	$11,123	0	N/A
Other Pooled Investment Vehicles	3	$5,982	0	N/A
Other Accounts	39	$20,750	11	$3,311

Stracke[9]
Registered Investment Companies	0	N/A	0	N/A
Other Pooled Investment Vehicles	1	$339	0	N/A
Other Accounts	3	$205	0	N/A

Worah[10]
Registered Investment Companies	21	$53,338	0	N/A
Other Pooled Investment Vehicles	23	$5,524	0	N/A
Other Accounts	58	$22,211	12	$3,938

[1]	Mr. Cummings manages the PIMCO Municipal Sector Portfolio, which has $829 million in total assets under management.

[2]

Mr. Ivascyn manages the PIMCO Asset-Backed Securities Portfolio, which has $568.1 million in total assets under management and the PIMCO Short-Term Portfolio, which has $1,217.7 million in total assets under management. He also manages the PIMCO Asset-Backed Securities Portfolio II, which had not commenced operations as of March 31, 2010.

[3]

Mr. Kiesel manages the PIMCO Investment Grade Corporate Portfolio, which has $4,741.7 million in total assets under management and the PIMCO Long Duration Corporate Bond Portfolio, which has $3,895.3 million in total assets under management.

[4]

Mr. Osses manages the PIMCO Developing Local Markets Portfolio, which has $743.4 million in total assets under management and the PIMCO Emerging Markets Portfolio, which has $691.7 million in total assets under management.

[5]	Mr. Mather manages the PIMCO International Portfolio, which has $2,684.3 million in total assets under management.

[6]

Mr. Rodosky manages the PIMCO U.S. Government Sector Portfolio, which has $4,020.3 million in total assets under management. He also manages the PIMCO U.S. Government Sector Portfolio II, which had not commenced operations as of March 31, 2010.

[7]	Mr. Schneider manages the PIMCO Short-Term Floating NAV Portfolio II, which has $2,794.7 million in total assets under management.

[8]

Mr. Simon manages the PIMCO Mortgage Portfolio, which has $5,557.6 million in total assets under management. He also manages the PIMCO Mortgage Portfolio II, which had not commenced operations as of March 31, 2010.

[9]	Mr. Stracke manages the PIMCO High Yield Portfolio, which has $364.9 million in total assets under management.

[10]	Mr. Worah manages the PIMCO Real Return Portfolio, which has $282.7 million in total assets under management.

Conflicts of Interest

From time to time, potential and actual conflicts of interest may arise between a portfolio manager’s management of the investments of a Portfolio, on the one hand, and the management of other accounts, on the other. Potential and actual conflicts of interest may also arise as a result of PIMCO’s other business activities and PIMCO’s possession of material non-public information about an issuer. Other accounts managed by a portfolio manager might have similar investment objectives or strategies as the Portfolios, track the same index a Portfolio tracks or otherwise hold, purchase, or sell securities that are eligible to be held, purchased or sold by the Portfolios. The other accounts might also have different investment objectives or strategies than the Portfolios.

Knowledge and Timing of Portfolio Trades. A potential conflict of interest may arise as a result of the portfolio manager’s day-to-day management of a Portfolio. Because of their positions with the Portfolios, the portfolio managers know the size, timing and possible market impact of a Portfolio’s trades. It is theoretically possible that the portfolio managers could use this information to the advantage of other accounts they manage and to the possible detriment of a Portfolio.

Investment Opportunities. A potential conflict of interest may arise as a result of the portfolio manager’s management of a number of accounts with varying investment guidelines. Often, an investment opportunity may be suitable for both a Portfolio and other accounts managed by the portfolio manager, but may not be available in sufficient quantities for both the Portfolio and the other accounts to participate fully. Similarly, there may be limited opportunity to sell an investment held by a Portfolio and another account. PIMCO has adopted policies and procedures reasonably designed to allocate investment opportunities on a fair and equitable basis over time.

Under PIMCO’s allocation procedures, investment opportunities are allocated among various investment strategies based on individual account investment guidelines and PIMCO’s investment outlook. PIMCO has also adopted additional procedures to complement the general trade allocation policy that are designed to address potential conflicts of interest due to the side-by-side management of the Portfolios and certain pooled investment vehicles, including investment opportunity allocation issues.

Conflicts potentially limiting a Portfolio’s investment opportunities may also arise when the Portfolio and other PIMCO clients invest in different parts of an issuer’s capital structure, such as when the Portfolio owns senior debt obligations of an issuer and other clients own junior tranches of the same issuer. In such circumstances, decisions over whether to trigger an event of default, over the terms of any workout, or how to exit an investment may result in conflicts of interest. In order to minimize such conflicts, a portfolio manager may avoid certain investment opportunities that would potentially give rise to conflicts with other PIMCO clients or PIMCO may enact internal procedures designed to minimize such conflicts, which could have the effect of limiting a Portfolio’s investment opportunities. Additionally, if PIMCO acquires material non-public confidential information in connection with its business activities for other clients, a portfolio manager may be restricted from purchasing securities or selling securities for a Portfolio. When making investment decisions where a conflict of interest may arise, PIMCO will endeavor to act in a fair and equitable manner as between a Portfolio and other clients; however, in certain instances the resolution of the conflict may result in PIMCO acting on behalf of another client in a manner that may not be in the best interest, or may be opposed to the best interest, of a Portfolio.

Performance Fees. A portfolio manager may advise certain accounts with respect to which the advisory fee is based entirely or partially on performance. Performance fee arrangements may create a conflict of interest for the portfolio manager in that the portfolio manager may have an incentive to allocate the investment opportunities that he or she believes might be the most profitable to such other accounts instead of allocating them to a Portfolio. PIMCO has adopted policies and procedures reasonably designed to allocate investment opportunities between the Portfolios and such other accounts on a fair and equitable basis over time.

Portfolio Manager Compensation

PIMCO has adopted a Total Compensation Plan for its professional level employees, including its portfolio managers, that is designed to pay competitive compensation and reward performance, integrity and teamwork consistent with the firm’s mission statement. The Total Compensation Plan includes an incentive component that rewards high performance standards, work ethic and consistent individual and team contributions to the firm. The compensation of portfolio managers consists of a base salary, discretionary performance bonus, and may include an equity or long term incentive component.

Certain employees of PIMCO, including portfolio managers, may elect to defer compensation through PIMCO’s deferred compensation plan. PIMCO also offers its employees a non-contributory defined contribution plan through which PIMCO makes a contribution based on the employee’s compensation. PIMCO’s contribution rate increases at a specified compensation level, which is a level that would include portfolio managers.

The Total Compensation Plan consists of three components:

•

Base Salary – Base salary is determined based on core job responsibilities, market factors and business considerations. Salary levels are reviewed annually or when there is a significant change in job responsibilities or the market.

•

Performance Bonus – Performance bonuses are designed to reward high performance standards, work ethic and consistent individual and team contributions to the firm. Each professional and his or her supervisor will agree upon performance objectives to serve as the basis for performance evaluation during the year. The objectives will outline individual goals according to pre-established measures of group or department success. Achievement against these goals is measured by the employee and supervisor will be an important, but not exclusive, element of the bonus decision process.

•

Equity or Long Term Incentive Compensation – Equity allows certain professionals to participate in the long-term growth of the firm. The M unit program provides for annual option grants which vest over a number of years and may convert into PIMCO equity that shares in the profit distributions of the firm. M Units are non-voting common equity of PIMCO and provide a mechanism for individuals to build a significant equity stake in PIMCO over time. Option awards may represent a significant portion of individual’s total compensation.

In certain countries with significant tax implications for employees to participate in the M Unit Option Plan, PIMCO continues to use the Long Term Incentive Plan (“LTIP”) in place of the M Unit Option Plan. The LTIP provides cash awards that appreciate or depreciate based upon the performance of PIMCO’s parent company, Allianz Global Investors, and PIMCO over a three-year period. The aggregate amount available for distribution to participants is based upon Allianz Global Investors’ profit growth and PIMCO’s profit growth.

Participation in the M Unit Option Plan and LTIP is contingent upon continued employment at PIMCO.

In addition, the following non-exclusive list of qualitative criteria may be considered when specifically determining the total compensation for portfolio managers:

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3-year, 2-year and 1-year dollar-weighted and account-weighted, pre-tax investment performance as judged against the applicable benchmarks for each account managed by a portfolio manager (including the Portfolios) and relative to applicable industry peer groups;

•	Appropriate risk positioning that is consistent with PIMCO’s investment philosophy and the Investment Committee/CIO approach to the generation of alpha;

•	Amount and nature of assets managed by the portfolio manager;

•	Consistency of investment performance across portfolios of similar mandate and guidelines (reward low dispersion);

•	Generation and contribution of investment ideas in the context of PIMCO’s secular and cyclical forums, portfolio strategy meetings, Investment Committee meetings, and on a day-to-day basis;

•	Absence of defaults and price defaults for issues in the portfolios managed by the portfolio manager;

•	Contributions to asset retention, gathering and client satisfaction;

•	Contributions to mentoring, coaching and/or supervising; and

•	Personal growth and skills added.

A portfolio manager’s compensation is not based directly on the performance of any Portfolio or any other account managed by that portfolio manager.

Profit Sharing Plan. Instead of a bonus, portfolio managers who are Managing Directors of PIMCO receive compensation from a non-qualified profit sharing plan consisting of a portion of PIMCO’s net profits. Portfolio managers who are Managing Directors receive an amount determined by the Partner Compensation Committee, based upon an individual’s overall contribution to the firm.

The following table provides a list of the benchmarks for each operational Portfolio:

Portfolio	Benchmark Index

PIMCO Asset-Backed Securities	Citigroup 3 Month Treasury Bill Index Barclays Capital Asset-Back Securities Index

PIMCO Developing Local Markets	Citigroup 3 Month Treasury Bill Index Custom JPM ELMI+ Benchmark

PIMCO Emerging Markets	Citigroup 3 Month Treasury Bill Index Custom JPM ELMI+ Benchmark Barclays Capital U.S. Aggregate Index

PIMCO High Yield	Citigroup 3 Month Treasury Bill Index Merrill Lynch U.S. High Yield, BB-B Rated Index

PIMCO International	Citigroup 3 Month Treasury Bill Index JPMorgan GBI Global ex-US Index Hedged in USD Barclays Capital U.S. Aggregate Index

PIMCO Investment Grade Corporate	Citigroup 3 Month Treasury Bill Index Barclays Capital Credit Investment Grade Index (Ex-Aa3 and Higher)

PIMCO Long Duration Corporate Bond	Barclays Capital U.S. Long Credit Index

PIMCO Mortgage	Citigroup 3 Month Treasury Bill Index Barclays Capital Mortgage Index

PIMCO Municipal Sector	Citigroup 3 Month Treasury Bill Index Barclays Capital Long Municipal Bond Index

PIMCO Real Return	Citigroup 3-Month Treasury Bill Index Barclays Capital U.S. TIPS Index

PIMCO Short-Term	Citigroup 3 Month Treasury Bill Index 3 Month LIBOR Index

PIMCO Short-Term Floating NAV II	Citigroup 3 Month Treasury Bill Index

PIMCO U.S. Government Sector	Citigroup 3 Month Treasury Bill Index Barclays Capital Government Bond Index

Profit Sharing Plan. Instead of a bonus, portfolio managers who are Managing Directors of PIMCO receive compensation from a non-qualified profit sharing plan consisting of a portion of PIMCO’s net profits. Portfolio managers who are Managing Directors receive an amount determined by the Partner Compensation Committee, based upon an individual’s overall contribution to the firm.

Securities Ownership

To the best of the Trust’s knowledge, the table below shows the dollar range of shares of the Portfolios beneficially owned as of March 31, 2010, by each portfolio manager of the Portfolios.

Portfolio Manager	Portfolios Managed by Portfolio Manager	Dollar Range of Shares Owned

John Cummings	PIMCO Municipal Sector Portfolio	None

Daniel J. Ivascyn	PIMCO Asset-Backed Securities Portfolio PIMCO Asset-Backed Securities Portfolio II PIMCO Short Term Portfolio	None None None

Portfolio Manager	Portfolios Managed by Portfolio Manager	Dollar Range of Shares Owned

Mark Kiesel	PIMCO Investment Grade Corporate Portfolio PIMCO Long Duration Corporate Bond Portfolio	None None

Guillemo Osses	PIMCO Developing Local Markets Portfolio PIMCO Emerging Markets Portfolio	None None

Scott A. Mather	PIMCO International Portfolio	None

Stephen Rodosky	PIMCO U.S. Government Sector Portfolio PIMCO U.S. Government Sector Portfolio II	None None

Jerome Schneider	PIMCO Short-Term Floating NAV Portfolio II	None

W. Scott Simon	PIMCO Mortgage Portfolio PIMCO Mortgage Portfolio II	None None

Christian Stracke	PIMCO High Yield Portfolio	None

Mihir Worah	PIMCO Real Return Portfolio	None

DISTRIBUTION OF TRUST SHARES

Distributor

Allianz Global Investors Distributors LLC (the “Distributor”) serves as the principal underwriter of the Portfolios’ shares pursuant to a distribution contract (“Distribution Contract”) with the Trust which is subject to annual approval by the Board. The Distributor is an indirect subsidiary of Allianz Global Investors. The Distributor, located at 1345 Avenue of the Americas, New York, NY 10105, is a broker-dealer registered with the SEC. The Distribution Contract is terminable with respect to a Portfolio without penalty, at any time, by the Portfolio by not more than 60 days’ nor less than 30 days’ written notice to the Distributor, or by the Distributor upon not more than 60 days’ nor less than 30 days’ written notice to the Trust. The Distributor is not obligated to sell any specific amount of Trust shares.

The Distribution Contract will continue in effect with respect to each Portfolio for successive one-year periods, provided that each such continuance is specifically approved (i) by the vote of a majority of the Trustees who are not interested persons of the Trust (as defined in the 1940 Act) and who have no direct or indirect financial interest in the Distribution Contract or the Supervision and Administration Agreement; and (ii) by the vote of a majority of the entire Board of Trustees cast in person at a meeting called for that purpose. If the Distribution Contract is terminated (or not renewed) with respect to one or more Portfolios, it may continue in effect with respect to any Portfolio as to which it has not been terminated (or has been renewed).

Shares of the Portfolios are offered only to clients of PIMCO, including separately managed private accounts and investment companies registered under the 1940 Act and other Funds, who are also “accredited investors,” as defined in Regulation D under the Securities Act, and either (i) “qualified purchasers,” as defined for purposes of Section 3(c)(7) of the 1940 Act, or (ii) “qualified institutional buyers,” as defined in Rule 144A(a)(1) of the Securities Act. Shares of the Private Account Portfolio Series also may be purchased by certain investors outside of the United States consistent with applicable regulatory requirements.

Intermediary Agreements

The Portfolios may from time to time enter into agreements with intermediaries, including affiliates of PIMCO, who provide information about the shares to investors outside of the United States, consistent with applicable regulatory requirements.

Purchases, Exchanges and Redemptions

Purchases, redemptions and exchanges of shares of the Portfolios are discussed in the Offering Memorandum under the headings “Purchasing Shares,” “Redeeming Shares,” and “Exchange Privilege.” Each Portfolio issues its shares only in private placement transactions in accordance with Regulation D or other applicable exemptions under the Securities Act. This Supplement is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act.

Certain managed account clients of PIMCO may purchase shares of the Trust. To avoid the imposition of duplicative fees, PIMCO may be required to make adjustments in the management fees charged separately by PIMCO to these clients to offset the management fees and expenses paid indirectly through a client’s investment in the Trust.

Certain clients of PIMCO whose assets would be eligible for purchase by one or more of the Portfolios may purchase shares of the Trust with such assets. Assets so purchased by a Portfolio will be valued in accordance with procedures adopted by the Board of Trustees.

Certain Portfolios may not be qualified or registered for sale in all States. Prospective investors should inquire as to whether shares of a particular Portfolio are available for offer and sale in their State of domicile or residence. Shares of a Portfolio may not be offered or sold in any State unless registered or qualified in that jurisdiction, unless an exemption from registration or qualification is available.

As described in the Offering Memorandum under the caption “Exchange Privilege,” shares of any Portfolio may be exchanged for shares of any other Portfolio on the basis of their respective net asset values. In addition, subject to compliance with applicable private placement restrictions and the investment restrictions of the Portfolios, shares of the Portfolios may be purchased by exchanging Institutional Class shares of another series of the Trust for shares of the Portfolios.

Independent financial intermediaries unaffiliated with PIMCO may perform shareholder servicing functions with respect to certain of their clients whose assets may be invested in the Portfolios. These services, normally provided by PIMCO directly to Trust shareholders, may include the provision of ongoing information concerning the Portfolios and their investment performance, responding to shareholder inquiries, assisting with purchases, redemptions and exchanges of Trust shares, and other services. PIMCO may pay fees to such entities for the provision of these services which PIMCO normally would perform, out of PIMCO’s own resources.

Orders for exchanges accepted prior to the close of regular trading on the New York Stock Exchange (“NYSE”) on any day the Trust is open for business will be executed at the respective net asset values determined as of the close of business that day. Orders for exchanges received after the close of regular trading on the NYSE on any business day will be executed at the respective net asset values determined at the close of the next business day.

An excessive number of exchanges may be disadvantageous to the Trust. Therefore, the Trust, in addition to its right to reject any exchange, reserves the right to adopt a policy of terminating the exchange privilege of any shareholder who makes more than a specified number of exchanges in a 12-month period or in any calendar quarter. The Trust reserves the right to modify or discontinue the exchange privilege at any time.

The Trust reserves the right to suspend or postpone redemptions during any period when: (a) trading on the NYSE is restricted, as determined by the SEC, or the NYSE is closed for other than customary weekend and holiday closings; (b) the SEC has by order permitted such suspension; or (c) an emergency, as determined by the SEC, exists, making disposal of portfolio securities or valuation of net assets of a Portfolio not reasonably practicable.

The Trust is committed to paying in cash all requests for redemptions by any shareholder of record of the Portfolios, limited in amount with respect to each shareholder during any 90-day period to the lesser of (i) $250,000, or (ii) 1% of the net asset value of the Trust at the beginning of such period. Although the Trust will normally redeem all shares for cash, it may, in unusual circumstances, redeem amounts in excess of the lesser of (i) or (ii) above by payment in kind of securities held in the Portfolios’ portfolios.

The Trust has adopted procedures under which it may make redemptions-in-kind to shareholders who are affiliated persons of a Portfolio. Under these procedures, the Trust generally may satisfy a redemption request from an affiliated person in-kind, provided that: (1) the redemption in-kind is effected at approximately the affiliated shareholder’s proportionate share of the distributing Portfolio’s current net assets, and thus does not result in the dilution of the interests of the remaining shareholders; (2) the distributed securities are valued in the same manner as they are valued for purposes of computing the distributing Portfolio’s net asset value; (3) the redemption in-kind is consistent with the Portfolio’s Offering Memorandum and this Offering Memorandum Supplement; and (4) neither the affiliated shareholder nor any other party with the ability and the pecuniary incentive to influence the redemption-in-kind selects, or influences the selection of, the distributed securities.

Request for Multiple Copies of Shareholder Documents

To reduce expenses, it is intended that only one copy of the Portfolios’ Offering Memorandum and each annual and semi-annual report, when available, will be mailed to those addresses shared by two or more accounts. If you wish to receive an additional copy of these documents and your shares are held directly with the Trust, please contact the Trust at 1-800-426-0107. Alternatively, if your shares are held through a financial institution, please contact them directly.

NET ASSET VALUE

Net asset value is determined as indicated under “How Portfolio Shares are Priced” in the Offering Memorandum. Net asset value will not be determined on the following holidays: New Year’s Day, Martin Luther King, Jr. Day, President’s Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

For all Portfolios, portfolio securities and other assets for which market quotations are readily available are valued at market value. Market value is determined on the basis of last reported sales prices, or if no sales are reported, as is the case for most securities traded over-the-counter, at the mean between representative bid and asked quotations obtained from a quotation reporting system, established market makers or independent pricing services. For NASDAQ-traded securities, market value also may be determined on the basis of the NASDAQ Official Closing Price instead of the last reported sales price. Fixed income securities, including those to be purchased under firm commitment agreements (other than obligations having a maturity of 60 days or less), are normally valued on the basis of quotes obtained from brokers and dealers or independent pricing services, which take into account appropriate factors such as institutional-sized trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data.

TAXATION

The following summarizes certain additional federal income tax considerations generally affecting the Portfolios and their shareholders. The discussion is for general information only and does not purport to consider all aspects of U.S. federal income taxation that might be relevant to beneficial owners of shares of the Portfolios. The discussion is based upon current provisions of the Internal Revenue Code, existing regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change, which change could be retroactive. The discussion applies only to beneficial owners of Portfolio shares in whose hands such shares are capital assets within the meaning of Section 1221 of the Internal Revenue Code, and may not apply to certain types of beneficial owners of shares (such as insurance companies, tax exempt organizations, and broker-dealers) who may be subject to special rules. Persons who may be subject to tax in more than one country should consult the provisions of any applicable tax treaty to determine the potential tax consequences to them. Prospective investors should consult their own tax advisers with regard to the federal tax consequences of the purchase, ownership and disposition of Portfolio shares, as well as the tax consequences arising under the laws of any state, foreign country, or other taxing jurisdiction. The discussion here and in the Offering Memorandum is not intended as a substitute for careful tax planning.

Each Portfolio intends to qualify annually and elect to be treated as a regulated investment company under the Internal Revenue Code. To qualify as a regulated investment company, each Portfolio generally must, among other things, (a) derive in each taxable year at least 90% of its gross income from dividends, interest, payments with respect to securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, net income from certain “qualified publicly traded partnerships,” or other income derived with respect to its business of investing in such stock, securities or currencies (“Qualifying Income Test”); (b) diversify its holdings so that, at the end of each quarter of the taxable year, (i) at least 50% of the market value of the Portfolio’s assets is represented by cash, U.S. Government securities, the securities of other regulated investment companies and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the Portfolio’s total assets and 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its total assets is invested in the securities of any one issuer (other than U.S. Government securities or the securities of other regulated investment companies), the securities of certain controlled issuers in the same or similar trades or businesses, or the securities of one or more “qualified publicly traded partnerships”; and (c) distribute each taxable year the sum of (i) at least 90% of its investment company taxable income (which includes dividends, interest and net short-term capital gains in excess of any net long-term capital losses) and (ii) 90% of its tax exempt interest, net of expenses allocable thereto. The Treasury Department is authorized to promulgate regulations under which gains from foreign currencies (and options, futures, and forward contracts on foreign currency) would constitute qualifying income for purposes of the Qualifying Income Test only if such gains are directly related to investing in securities. To date, such regulations have not been issued.

If a Portfolio failed to qualify as a regulated investment company accorded special tax treatment in any taxable year, a Portfolio would be subject to tax on its taxable income at corporate rates, and all distributions from earnings and profits, including any distributions of net tax-exempt income and net long-term capital gains, would be taxable to shareholders as ordinary income. Some portions of such distributions may be eligible for the dividends received deduction in the case of corporate shareholders and reduced rates of taxation on qualified dividend income in the case of individuals. In addition, a Portfolio could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before requalifying as a regulated investment company that is accorded special tax treatment.

As a regulated investment company, a Portfolio generally will not be subject to U.S. federal income tax on its investment company taxable income and net capital gains (any net long-term capital gains in excess of the sum of net short-term capital losses and capital loss carryovers from prior years) designated by the Portfolio as capital gain dividends, if any, that it distributes to shareholders on a timely basis. Each Portfolio intends to distribute to its shareholders, at least annually, all or substantially all of its investment company taxable income and any net capital gains. In addition, amounts not distributed by a Portfolio on a timely basis in accordance with a calendar year distribution requirement are subject to a nondeductible 4% excise tax. To avoid the tax, a Portfolio must distribute during each calendar year an amount equal to the sum of (1) at least 98% of its ordinary income (not taking into account any capital gains or losses) for the calendar year, (2) at least 98% of its capital gains in excess of its capital losses (and adjusted for certain ordinary losses) for the twelve month period ending on October 31, and (3) all ordinary income and capital gains for previous years that were not distributed during such years. A distribution will be treated as paid on December 31 of the calendar year if it is declared by a Portfolio in October, November, or December of that year to shareholders of record on a date in such a month and paid by the Portfolio during January of the following year. Such distributions will be taxable to shareholders (other than those not subject to federal income tax) in the calendar year in which the distributions are declared, rather than the calendar year in which the distributions are received. To avoid application of the excise tax, each Portfolio intends to make its distributions in accordance with the calendar year distribution requirement.

The PIMCO Municipal Sector Portfolio must have at least 50% of its total assets invested in Municipal Bonds at the end of each calendar quarter so that dividends derived from its net interest income on Municipal Bonds and so designated by the Portfolio will be “exempt-interest dividends,” which are generally exempt from federal income tax when received by an investor. A portion of the distributions paid by the PIMCO Municipal Sector Portfolio may be subject to tax as ordinary income (including certain amounts attributable to bonds acquired at a market discount). In addition, any distributions of net short-term capital gains would be taxed as ordinary income and any distribution of capital gain dividends would be taxed as long-term capital gains. Certain exempt-interest dividends may increase alternative minimum taxable income for purposes of determining a shareholder’s liability for the alternative minimum tax. In addition, exempt-interest dividends allocable to interest from certain “private activity bonds” will not be tax exempt for purposes of the regular income tax to shareholders who are “substantial users” of the facilities financed by such obligations or “related persons” of “substantial users.” The tax-exempt portion of dividends paid for a calendar year constituting “exempt-interest dividends” will be designated after the end of that year and will be based upon the ratio of net tax-exempt income to total net income earned by the Portfolio during the entire year. That ratio may be substantially different than the ratio of net tax-exempt income to total net income earned during a portion of the year. Thus, an investor who holds shares for only a part of the year may be allocated more or less tax-exempt interest dividends than would be the case if the allocation were based on the ratio of net tax-exempt income to total net income actually earned by the Portfolio while the investor was a shareholder. All or a portion of interest on indebtedness incurred or continued by a shareholder to purchase or carry shares of the PIMCO Municipal Sector Portfolio will not be deductible by the shareholder. The portion of interest that is not deductible is equal to the total interest paid or accrued on the indebtedness multiplied by the percentage of the Portfolio’s total distributions (not including distributions of the excess of net long-term capital gains over net short-term capital losses) paid to the shareholder that are exempt-interest dividends. Under rules used by the IRS for determining when borrowed funds are considered used for the purpose of purchasing or carrying particular assets, the purchase of shares may be considered to have been made with borrowed funds even though such funds are not directly traceable to the purchase of shares. Future changes in federal and/or state laws could possibly have a negative impact on the tax treatment and/or value of municipal securities.

Distributions

Except for exempt interest dividends paid by the PIMCO Municipal Sector Portfolio, all dividends and distributions of a Portfolio, whether received in shares or cash, generally are taxable and must be reported on each shareholder’s federal income tax return. Dividends paid out of a Portfolio’s investment company taxable income will be taxable to a U.S. shareholder as ordinary income. Distributions received by tax-exempt shareholders will not be subject to federal income tax to the extent permitted under the applicable tax exemption.

Although a portion of the dividends paid by certain Portfolios may qualify for the deduction for dividends received by corporations and/or the reduced tax rate for individuals on certain dividends, it is not expected that any such portion would be significant. Further, the reduced rate for individuals on certain dividends is scheduled to expire after 2010. Dividends paid by certain other Portfolios generally are not expected to qualify for the deduction for dividends received by corporations and/or the reduced tax rate for individuals on certain dividends. Distributions of net capital gains, if any, designated as capital gain dividends, are taxable as long-term capital gains, regardless of how long the shareholder has held a Portfolio’s shares and are not eligible for the dividends received deduction. Any distributions that are not from a Portfolio’s investment company taxable income or net realized capital gains may be characterized as a return of capital to shareholders or, in some cases, as capital gain. The tax treatment of dividends and distributions will be the same whether a shareholder reinvests them in additional shares or elects to receive them in cash. The maximum tax on long-term capital gains is currently scheduled to increase from 15% to 20% after 2010.

The PIMCO Municipal Sector Portfolio may derive and distribute ordinary income and/or capital gains including income from taxable investments, securities loans and market discount on tax exempt securities.

Shareholders of the PIMCO Municipal Sector Portfolio receiving social security or railroad retirement benefits may be taxed on a portion of those benefits as a result of receiving tax exempt income (including exempt-interest dividends distributed by the Portfolio). The tax may be imposed on up to 50% of a recipient’s benefits in cases where the sum of the recipient’s adjusted gross income (with certain adjustments, including tax-exempt interest) and 50% of the recipient’s benefits, exceeds a base amount. In addition, up to 85% of a recipient’s benefits may be subject to tax if the sum of the recipient’s adjusted gross income (with certain adjustments, including tax-exempt interest) and 50% of the recipient’s benefits exceeds a higher base amount. Shareholders receiving social security or railroad retirement benefits should consult with their tax advisors.

In years when a Portfolio distributes amounts in excess of its earnings and profits, such distributions may be treated in part as a return of capital. A return of capital is not taxable to a shareholder and has the effect of reducing the shareholder’s basis in the shares. Since certain of the PIMCO Municipal Sector Portfolio’s expenses attributable to earning tax-exempt income do not reduce such Portfolio’s current earnings and profits, it is possible that distributions, if any, in excess of such Portfolio net tax-exempt and taxable income will be treated as taxable dividends to the extent of such Portfolio’s remaining earnings and profits (i.e., the amount of such expenses).

Sales of Shares

Upon the disposition of shares of a Portfolio (whether by redemption, sale or exchange), a shareholder may realize a gain or loss. Such gain or loss will be capital gain or loss if the shares are capital assets in the shareholder’s hands, and will be long-term or short-term generally depending upon the shareholder’s holding period for the shares. Any loss realized on a disposition will be disallowed to the extent the shares disposed of are replaced within a period of 61 days beginning 30 days before and ending 30 days after the shares are disposed of. In such a case, the basis of the shares acquired will be adjusted to reflect the disallowed loss. Any loss realized by a shareholder on a disposition of shares held by the shareholder for six months or less will be treated as a long-term capital loss to the extent of any distributions of capital gain dividends received by the shareholder with respect to such shares. If a Portfolio redeems a shareholder in-kind rather than in cash, the shareholder would realize the same gain or loss as if the shareholder had been redeemed in cash. Further, the shareholder’s basis in the securities received in the in-kind redemption would be the securities’ fair market value on the date of the in-kind redemption.

Potential Pass-Through of Tax Credits

If a Portfolio invests in Build America Bonds, created by the American Recovery and Reinvestment Act of 2009, or any other qualified tax credit bonds, the investment will result in taxable income to such Portfolio. The applicable Portfolio may elect to pass through to shareholders the applicable interest income and available tax credits, in which case shareholders will be required to report both the interest income and tax credits as taxable income. Shareholders may be able to claim the tax credits on their federal tax returns against their income tax, including alternative minimum tax, liability. However, such tax credits are generally not refundable. There is no assurance that a Portfolio will elect to pass through any such income and credits.

Backup Withholding

A Portfolio may be required to withhold up to 28% (currently scheduled to increase to 31% after 2010) of all taxable distributions payable to shareholders who fail to provide the Portfolio with their correct taxpayer identification number or to make required certifications, or who have been notified by the IRS that they are subject to backup withholding. Corporate shareholders and certain other shareholders specified in the Internal Revenue Code generally are exempt from such backup withholding. Backup withholding is not an additional tax. Any amounts withheld may be credited against the shareholder’s U.S. federal tax liability.

Options, Futures and Forward Contracts, and Swap Agreements

Some of the options, futures contracts, forward contracts, and swap agreements used by the Portfolios may be “section 1256 contracts.” Any gains or losses on section 1256 contracts are generally considered 60% long-term and 40% short-term capital gains or losses (“60/40”) although certain foreign currency gains and losses from such contracts may be treated as ordinary in character. Also, section 1256 contracts held by a Portfolio at the end of each taxable year (and, for purposes of the 4% excise tax, on certain other dates as prescribed under the Internal Revenue Code) are “marked to market” with the result that unrealized gains or losses are treated as though they were realized and the resulting gain or loss is treated as ordinary or 60/40 gain or loss.

Generally, the hedging transactions and certain other transactions in options, futures and forward contracts undertaken by a Portfolio, may result in “straddles” for U.S. federal income tax purposes. In some cases, the straddle rules also could apply in connection with swap agreements. The straddle rules may affect the character of gains (or losses) realized by a Portfolio. In addition, losses realized by a Portfolio on positions that are part of a straddle may be deferred under the straddle rules, rather than being taken into account in calculating the taxable income for the taxable year in which such losses are realized. Because only a few regulations implementing the straddle rules have been promulgated, the tax consequences of transactions in options, futures, forward contracts, and swap agreements to a Portfolio are not entirely clear. The transactions may increase the amount of short-term capital gain realized by a Portfolio which is taxed as ordinary income when distributed to shareholders.

A Portfolio may make one or more of the elections available under the Internal Revenue Code which are applicable to straddles. If a Portfolio makes any of the elections, the amount, character and timing of the recognition of gains or losses from the affected straddle positions will be determined under rules that vary according to the election(s) made. The rules applicable under certain of the elections operate to accelerate the recognition of gains or losses from the affected straddle positions.

Because application of the straddle rules may affect the character of gains or losses, defer losses and/or accelerate the recognition of gains or losses from the affected straddle positions, the amount which must be distributed to shareholders, and which will be taxed to shareholders as ordinary income or long-term capital gain, may be increased or decreased substantially as compared to a fund that did not engage in such hedging transactions.

Rules governing the tax aspects of swap agreements are in a developing stage and are not entirely clear in certain respects. Accordingly, while the Portfolios intend to account for such transactions in a manner they deem to be appropriate, the IRS might not accept such treatment. If it did not, the status of a Portfolio as a regulated investment company might be affected. The Trust intends to monitor developments in this area.

Certain requirements that must be met under the Internal Revenue Code in order for a Portfolio to qualify as a regulated investment company, including the qualifying income and diversification requirements applicable to a Portfolio’s assets may limit the extent to which a Portfolio will be able to engage in transactions in options, futures contracts, forward contracts, and swap agreements.

In addition, the use of swaps or other derivatives could adversely affect the character (capital gain vs. ordinary income) of the income recognized by the Portfolios for federal income tax purposes, as well as the amount and timing of such recognition, as compared to a direct investment in underlying securities, and could result in a Portfolio’s recognition of income prior to the receipt of any corresponding cash. As a result of the use of swaps and derivatives, a larger portion of the Portfolio’s distributions may be treated as ordinary income than would have been the case if the Portfolio did not enter into such swaps or derivatives. The tax treatment of swap agreements and other derivatives may also be affected by future legislation or Treasury Regulations and/or guidance issued by the Internal Revenue Service that could affect the character, timing and/or amount of a Portfolio’s taxable income or gains and distributions made by the Portfolio.

Short Sales

Certain Portfolios may make short sales of securities. Short sales may increase the amount of short-term capital gain realized by a Portfolio, which is taxed as ordinary income when distributed to shareholders. Short sales also may be subject to the “Constructive Sales” rules, discussed below.

Passive Foreign Investment Companies

Certain Portfolios may invest in the stock of foreign corporations which may be classified under the Internal Revenue Code as passive foreign investment companies (“PFICs”). In general, a foreign corporation is classified as a PFIC for a taxable year if at least one-half of its assets constitute investment-type assets or 75% or more of its gross income is investment-type income. If a Portfolio receives a so-called “excess distribution” with respect to PFIC stock, the Portfolio itself may be subject to tax on a portion of the excess distribution, whether or not the corresponding income is distributed by the Portfolio to stockholders. In general, under the PFIC rules, an excess distribution is treated as having been realized ratably over the period during which the Portfolio held the PFIC stock. A Portfolio itself will be subject to tax on the portion, if any, of an excess distribution that is so allocated to prior taxable years and an interest factor will be added to the tax, as if the tax had been payable in such prior taxable years. Certain distributions from a PFIC as well as gain from the sale of PFIC stock are treated as excess distributions. Excess distributions are characterized as ordinary income even though, absent application of the PFIC rules, certain excess distributions might have been classified as capital gain.

A Portfolio may be eligible to elect alternative tax treatment with respect to PFIC stock. Under an election that currently is available in some circumstances, a Portfolio generally would be required to include in its gross income its share of the earnings of a PFIC on a current basis, regardless of whether distributions are received from the PFIC in a given year. If this election were made, the special rules, discussed above, relating to the taxation of excess distributions, would not apply. Alternatively, another election may be available that would involve marking to market a Portfolio’s PFIC shares at the end of each taxable year (and on certain other dates prescribed in the Internal Revenue Code), with the result that unrealized gains are treated as though they were realized and reported as ordinary income. Any mark-to-market losses and any loss from an actual disposition of PFIC shares would be deductible as ordinary losses to the extent of any net mark-to-market gains included in income with respect to such shares in prior years. If this election were made, tax at the Portfolio level under the PFIC rules would generally be eliminated, but the Portfolio could, in limited circumstances, incur nondeductible interest charges. A Portfolio’s intention to qualify annually as a regulated investment company may limit its elections with respect to PFIC shares.

Because the application of the PFIC rules may affect, among other things, the character of gains and the amount of gain or loss and the timing of the recognition of income with respect to PFIC shares, and may subject a Portfolio itself to tax on certain income from PFIC shares, the amount that must be distributed to shareholders and will be taxed to shareholders as ordinary income or long-term capital gain may be increased or decreased substantially as compared to a fund that did not invest in PFIC shares.

Foreign Currency Transactions

Under the Internal Revenue Code, gains or losses attributable to fluctuations in exchange rates which occur between the time a Portfolio accrues income or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Portfolio actually collects such receivables or pays such liabilities generally are treated as ordinary income or loss. Similarly, on disposition of debt securities denominated in a foreign currency and on disposition of certain other instruments, gains or losses attributable to fluctuations in the value of the foreign currency between the date of acquisition of the security or contract and the date of disposition also are treated as ordinary gain or loss. These gains and losses, referred to under the Internal Revenue Code as “section 988” gains or losses, may increase or decrease the amount of a Portfolio’s investment company taxable income to be distributed to its shareholders as ordinary income.

Foreign Taxation

Income received by the Portfolios from sources within foreign countries may be subject to withholding and other taxes imposed by such countries. Tax conventions between certain countries and the U.S. may reduce or eliminate such taxes. In addition, PIMCO intends to manage the Portfolios with the intention of minimizing foreign taxation in cases where it is deemed prudent to do so. If more than 50% of the value of the PIMCO International, PIMCO Emerging Markets or PIMCO Developing Local Markets Portfolios’ total assets at the close of their taxable year consists of securities of foreign corporations, such Portfolio will be eligible to elect to “pass-through” to the Portfolio’s shareholders the amount of foreign income and similar taxes paid by the Portfolio. If this election is made, a shareholder generally subject to tax will be required to include in gross income (in addition to taxable dividends actually received) his pro rata share of the foreign taxes paid by the Portfolio, and may be entitled either to deduct (as an itemized deduction) his or her pro rata share of foreign taxes in computing his taxable income or to use it (subject to limitations) as a foreign tax credit against his or her U.S. federal income tax liability. No deduction for foreign taxes may be claimed by a shareholder who does not itemize deductions. Each shareholder will be notified within 60 days after the close of the Portfolio’s taxable year whether the foreign taxes paid by the Portfolio will “pass-through” for that year.

Generally, a credit for foreign taxes is subject to the limitation that it may not exceed the shareholder’s U.S. tax attributable to his or her total foreign source taxable income. For this purpose, if the pass-through election is made, the source of the PIMCO International, PIMCO Emerging Markets or PIMCO Emerging Markets Local Currency Bond Portfolios’ income will flow through to shareholders of the Trust. With respect to such Portfolios, gains from the sale of securities will be treated as derived from U.S. sources and certain currency fluctuation gains, including fluctuation gains from foreign currency-denominated debt securities, receivables and payables will be treated as ordinary income derived from U.S. sources. The limitation on the foreign tax credit is applied separately to foreign source passive income, and to certain other types of income. Shareholders may be unable to claim a credit for the full amount of their proportionate share of the foreign taxes paid by the Portfolio. Various other limitations, including a minimum holding period requirement, apply to limit the credit and/or deduction for foreign taxes for purposes of regular federal tax and/or alternative minimum tax.

Original Issue Discount and Market Discount

Some of the debt securities (with a fixed maturity date of more than one year from the date of issuance) that may be acquired by a Portfolio may be treated as debt securities that are issued originally at a discount. Generally, the amount of the original issue discount (“OID”) is treated as interest income and is included in income over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures. A portion of the OID includable in income with respect to certain high-yield corporate debt securities may be treated as a dividend for Federal income tax purposes.

Some of the debt securities (with a fixed maturity date of more than one year from the date of issuance) that may be acquired by a Portfolio in the secondary market may be treated as having market discount. Generally, any gain recognized on the disposition of, and any partial payment of principal on, a debt security having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the “accrued market discount” on such debt security. Market discount generally accrues in equal daily installments. A Portfolio may make one or more of the elections applicable to debt securities having market discount, which could affect the character and timing of recognition of income. The PIMCO Municipal Sector Portfolio also may acquire securities at a market discount which could result in ordinary income and/or capital gain distributions to shareholders.

Some debt securities (with a fixed maturity date of one year or less from the date of issuance) that may be acquired by a Portfolio may be treated as having acquisition discount, or OID in the case of certain types of debt securities. Generally, the Portfolio will be required to include the acquisition discount, or OID, in income over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures. The Portfolio may make one or more of the elections applicable to debt securities having acquisition discount, or OID, which could affect the character and timing of recognition of income.

A Portfolio generally will be required to distribute dividends to shareholders representing discount on debt securities that is currently includable in income, even though cash representing such income may not have been received by the Portfolio. Cash to pay such dividends may be obtained from sales proceeds of securities held by the Portfolio.

Constructive Sales

Certain rules may affect the timing and character of gain if a Portfolio engages in transactions that reduce or eliminate its risk of loss with respect to appreciated financial positions. If a Portfolio enters into certain transactions in property while holding substantially identical property, the Portfolio would be treated as if it had sold and immediately repurchased the property and would be taxed on any gain (but not loss) from the constructive sale. The character of gain from a constructive sale would depend upon the Portfolio’s holding period in the property. Loss from a constructive sale would be recognized when the property was subsequently disposed of, and its character would depend on the Portfolio’s holding period and the application of various loss deferral provisions of the Internal Revenue Code.

Non-U.S. Shareholders

Withholding of Income Tax on Dividends: Under U.S. federal tax law, dividends paid on shares beneficially held by a person who is a “foreign person” within the meaning of the Internal Revenue Code, are, in general, subject to withholding of U.S. federal income tax at a rate of 30% of the gross dividend, which may, in some cases, be reduced by an applicable tax treaty. However, if a beneficial holder who is a foreign person has a permanent establishment in the United States, and the shares held by such beneficial holder are effectively connected with such permanent establishment and, in addition, the dividends are effectively connected with the conduct by the beneficial holder of a trade or business in the United States, the dividend will be subject to U.S. federal net income taxation at regular income tax rates. Distributions of long-term net realized capital gains will not be subject to withholding of U.S. federal income tax.

Under legislation enacted in 2004, which was extended, a Portfolio is generally able to designate certain distributions to foreign persons as being derived from certain net interest income or net short-term capital gains and such designated distributions are generally not subject to U.S. tax withholding. Although the Portfolios expect to make allowable designations for dividends declared, the provision expired for the Portfolios’ tax year beginning after March 31, 2010. Congress is considering the extension of this provision, however, there can be no assurance that it will become law. It should also be noted that the provision does not eliminate all withholding on distributions by Portfolios to foreign investors. Distributions that are derived from any dividends on corporate stock or from ordinary income other than U.S. source interest would still be subject to withholding. Foreign currency gains, foreign source interest, and ordinary income from swaps or investments in PFICs would still be subject to withholding when distributed to foreign investors. There can be no assurance as to the amount of distributions that would not be subject to withholding when paid to foreign persons.

Income Tax on Sale of a Portfolio’s shares: Under U.S. federal tax law, a beneficial holder of shares who is a foreign person is not, in general, subject to U.S. federal income tax on gains (and is not allowed a deduction for losses) realized on the sale of such shares unless (i) the shares in question are effectively connected with a permanent establishment in the United States of the beneficial holder and such gain is effectively connected with the conduct of a trade or business carried on by such holder within the United States or (ii) in the case of an individual holder, the holder is present in the United States for a period or periods aggregating 183 days or more during the year of the sale and certain other conditions are met.

State and Local Tax: A beneficial holder of shares who is a foreign person may be subject to state and local tax in addition to the federal tax on income referred above.

Estate and Gift Taxes: Under existing law, upon the death of a beneficial holder of shares who is a foreign person, such shares will be deemed to be property situated within the United States and will be subject to U.S. federal estate tax. For foreign individuals dying before January 1, 2010, a portion of the applicable Portfolio shares will not be subject to estate tax to the extent that the applicable Portfolio holds certain qualifying obligations. Congress is considering the extension of this provision, however, there can be no assurance that it will become law. If at the time of death the deceased holder is a resident of a foreign country and not a citizen or resident of the United States, such tax will be imposed at graduated rates from 18% to 55% on the total value (less allowable deductions and allowable credits) of the decedent’s property situated within the United States. For 2010, there is no estate tax in effect in the U.S. However, it is scheduled to be in effect for 2011, and may be reenacted in 2010, potentially with retroactive effect. In general, there is no gift tax on gifts of shares by a beneficial holder who is a foreign person.

The availability of reduced U.S. taxation pursuant to any applicable treaties depends upon compliance with established procedures for claiming the benefits thereof and may further, in some circumstances, depend upon making a satisfactory demonstration to U.S. tax authorities that a foreign investor qualifies as a foreign person under U.S. domestic tax law and such treaties.

Other Taxation

Distributions also may be subject to additional state, local and foreign taxes, depending on each shareholder’s particular situation. Under the laws of various states, distributions of investment company taxable income generally are taxable to shareholders even though all or a substantial portion of such distributions may be derived from interest on certain federal obligations which, if the interest were received directly by a resident of such state, would be exempt from such state’s income tax (“qualifying federal obligations”). However, some states may exempt all or a portion of such distributions from income tax to the extent the shareholder is able to establish that the distribution is derived from qualifying federal obligations. Moreover, for state income tax purposes, interest on some federal obligations generally is not exempt from taxation, whether received directly by a shareholder or through distributions of investment company taxable income (for example, interest on FNMA Certificates and GNMA Certificates). Each Portfolio will provide information annually to shareholders indicating the amount and percentage of a Portfolio’s dividend distribution which is attributable to interest on federal obligations, and will indicate to the extent possible from what types of federal obligations such dividends are derived. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in a Portfolio.

OTHER INFORMATION

Capitalization

The Trust is a Massachusetts business trust established under a Declaration of Trust dated February 19, 1987, as amended and restated March 31, 2000. The capitalization of the Trust consists solely of an unlimited number of shares of beneficial interest with a par value of $0.0001 each. The Board of Trustees may establish additional series (with different investment objectives and fundamental policies) at any time in the future. Establishment and offering of additional series will not alter the rights of the Trust’s shareholders. When issued, shares are fully paid, non-assessable, redeemable and freely transferable. Shares do not have preemptive rights or subscription rights. In liquidation of a Portfolio, each shareholder is entitled to receive his pro rata share of the net assets of that Portfolio.

Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Trust. However, the Declaration of Trust disclaims liability of the shareholders, Trustees or officers of the Trust for acts or obligations of the Trust, which are binding only on the assets and property of the Trust, and requires that notice of the disclaimer be given in each contract or obligation entered into or executed by the Trust or the Trustees. The Declaration of Trust also provides for indemnification out of Trust property for all loss and expense of any shareholder held personally liable for the obligations of the Trust. The risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which such disclaimer is inoperative or the Trust itself is unable to meet its obligations, and thus should be considered remote.

Voting Rights

Under the Declaration of Trust, the Trust is not required to hold annual meetings of Trust shareholders to elect Trustees or for other purposes. It is not anticipated that the Trust will hold shareholders’ meetings unless required by law or the Declaration of Trust. In this regard, the Trust will be required to hold a meeting to elect Trustees to fill any existing vacancies on the Board of Trustees if, at any time, fewer than a majority of the Trustees have been elected by the shareholders of the Trust. In addition, the Declaration of Trust provides that the holders of not less than two-thirds of the outstanding shares of the Trust may remove a person serving as Trustee either by declaration in writing or at a meeting called for such purpose. The Trustees are required to call a meeting for the purpose of considering the removal of a person serving as Trustee if requested in writing to do so by the holders of not less than ten percent of the outstanding shares of the Trust. In the event that such a request was made, the Trust has represented that it would assist with any necessary shareholder communications. Shareholders of a class of shares have different voting rights with respect to matters that affect only that class.

The Trust’s shares do not have cumulative voting rights, so that the holder of more than 50% of the outstanding shares may elect the entire Board of Trustees, in which case the holders of the remaining shares would not be able to elect any Trustees. To avoid potential conflicts of interest, to the extent the Portfolios own shares of a money market fund or short-term bond fund (each a series of the Trust) pursuant to the November 19, 2001 SEC exemptive order discussed above, the Portfolios will vote such shares in proportion to the votes of all other shareholders of the respective money market or short-term bond fund.

Control Persons and Principal Holders of Securities

As of July 23, 2010, the following persons owned of record or beneficially 5% or more of the noted shares of the following Portfolios:

PORTFOLIO NAME	CLASS		REGISTRATION	SHARES BENEFICIALLY OWNED	PERCENTAGE OF OUTSTANDING SHARES OF CLASS OWNED
ASSET-BACKED SECURITIES PORTFOLIO	Institutional		TOYOTA MOTOR INSURANCE SERVICES INC,C/O STATE STREET BANK & TRUST,ATTN DEB HARTNER,801 PENNSYLVANIA AVE,KANSAS CITY MO 64105-1307	2,727,503.992	5.49%
ASSET-BACKED SECURITIES PORTFOLIO	Institutional		RJ REYNOLDS TOBACCO COMPANY DEFINED,BENEFIT MT C/O CHASE MANHATTAN BANK,GLOBAL SECURITIES SERVICES,3 CHASE METROTECH CTR FL 6,BROOKLYN NY 11245-0001	2,685,071.498	5.40%
DEVELOPING LOCAL MARKETS PORTFOLIO	Institutional	**	NORTHERN TRUST COMPANY FBO:,FORD MOTOR COMPANY,A/C# XXXXX,PO BOX 92956,CHICAGO IL 60675-0001	27,086,178.712	22.65%
DEVELOPING LOCAL MARKETS PORTFOLIO	Institutional	**	STATE STREET BANK & TRUST FBO,FORD UAW BENEFIT TRUST,2 AVENUE DE LAFAYETTE STE 1,BOSTON MA 02111-1748	8,129,127.577	6.80%

PORTFOLIO NAME	CLASS		REGISTRATION	SHARES BENEFICIALLY OWNED		PERCENTAGE OF OUTSTANDING SHARES OF CLASS OWNED
DEVELOPING LOCAL MARKETS PORTFOLIO	Institutional	**	THE NORTHERN TRUST COMPANY TTEE,STATE UNIVERSITIES RET SYSTEM,OF ILLINOIS,XXXXX ATTN BOB DRATHS,PO BOX 92956,CHICAGO IL 60675-0001	7,349,428.129		6.15%
DEVELOPING LOCAL MARKETS PORTFOLIO	Institutional	**	JP MORGAN CHASE FBO,INDIANA PUBLIC EMPLOYEES,14221 DALLAS PKWY,DALLAS TX 75254-2942	6,776,988.924		5.67%
EMERGING MARKETS PORTFOLIO	Institutional	**	MAC & CO A/C XXXXX,MUTUAL FUND OPERATIONS,PO BOX 3198,525 WILLIAM PENN PLACE,PITTSBURGH PA 15230-3198	3,820,506.484		5.51%
HIGH YIELD PORTFOLIO	Institutional	**	MAC & CO A/C XXXXX,MUTUAL FUND OPERATIONS,PO BOX 3198,525 WILLIAM PENN PLACE,PITTSBURGH PA 15230-3198	5,058,843.277		8.17%
LONG DURATION CORPORATE BOND PORTFOLIO	Institutional	**	STATE STREET BANK & TRUST FBO:,JC PENNEY COMPANY INC PENSION PLAN,2 AVENUE DE LAFAYETTE STE 1,BOSTON MA 02111-1748	32,103,849.255		7.18%
MORTGAGE PORTFOLIO	Institutional		TOYOTA MOTOR INSURANCE SERVICES INC,C/O STATE STREET BANK & TRUST,ATTN DEB HARTNER,801 PENNSYLVANIA AVE,KANSAS CITY MO 64105-1307	29,555,859.050		5.89%
MUNICIPAL SECTOR PORTFOLIO	Institutional	**	STATE STREET BANK & TR FBO,ASCENSION HEALTH,2 AVENUE DE LAFAYETTE STE 1,BOSTON MA 02111-1748	6,626,292.634		7.35%
REAL RETURN PORTFOLIO	Institutional	**	NORTHERN TRUST CO FBO,ADVOCATE HEALTHCARE ACCT# XXXXX,801 SOUTH CANAL STREET,C-1NORTH,CHICAGO IL 60607-4715	27,391,938.173	*	30.53%
REAL RETURN PORTFOLIO	Institutional	**	THE NORTHERN TRUST COMPANY TTEE,STATE UNIVERSITIES RET SYSTEM,OF ILLINOIS,XXXXX ATTN BOB DRATHS,PO BOX 92956,CHICAGO IL 60675-0001	7,303,389.688		8.14%
REAL RETURN PORTFOLIO	Institutional	**	JP MORGAN CHASE FBO,INDIANA PUBLIC EMPLOYEES,14221 DALLAS PKWY,DALLAS TX 75254-2942	6,994,380.126		7.79%

PORTFOLIO NAME	CLASS		REGISTRATION	SHARES BENEFICIALLY OWNED	PERCENTAGE OF OUTSTANDING SHARES OF CLASS OWNED
REAL RETURN PORTFOLIO	Institutional	**	MAC & CO XXXXX,MUTUAL FUND OPERATIONS,PO BOX 3198,PITSBURGH PA 15230-3198	6,309,641.143	7.03%
SHORT-TERM FLOATING NAV II PORTFOLIO	Institutional	**	STATE STREET BANK & TRUST FBO:,ORANGE COUNTY EMPLOYEE RETIREMENT,GLOBAL INVESTMENT MANAGER SERVS DIV,2 AVENUE DE LAFAYETTE FL 1,BOSTON MA 02111-1748	21,572,795.425	6.68%
SHORT-TERM PORTFOLIO	Institutional	**	MAC & CO XXXXX,MUTUAL FUND OPERATIONS,PO BOX 3198,PITSBURGH PA 15230-3198	24,659,603.640	15.30%
SHORT-TERM PORTFOLIO	Institutional	**	JP MORGAN CHASE FBO,INDIANA PUBLIC EMPLOYEES,14221 DALLAS PKWY,DALLAS TX 75254-2942	18,354,396.326	11.39%
SHORT-TERM PORTFOLIO	Institutional	**	MAC & CO FBO,XXXXX,PO BOX 3198,ATTN: MUTUAL FUNDS DEPT,PITTSBURGH PA 15230-3198	9,735,614.707	6.04%
SHORT-TERM PORTFOLIO	Institutional		POTOMAC ELECTRIC,50 SOUTH LASALLE,CHICAGO IL 60675-0001	8,749,902.326	5.43%
US GOVERNMENT SECTOR PORTFOLIO II	Institutional		TOYOTA MOTOR INSURANCE SERVICES INC,C/O STATE STREET BANK & TRUST,ATTN DEB HARTNER,801 PENNSYLVANIA AVE,KANSAS CITY MO 64105-1307	33,287,441.967	5.75%

*	Entity owned 25% or more of the outstanding shares of beneficial interest of the Portfolio, and therefore may be presumed to “control” the Portfolios, as that term is defined in the 1940 Act. To the extent a shareholder “controls” a Portfolio, it may not be possible for matters subject to a vote of a majority of the outstanding voting securities of a Portfolio to be approved without the affirmative vote of such shareholder, and it may be possible for such matters to be approved by such shareholder without the affirmative vote of any other shareholders.
**	Shares are believed to be held only as nominee.

Code of Ethics

The Trust, PIMCO and the Distributor have each adopted a Code of Ethics pursuant to the requirements of the 1940 Act and the Investment Advisers Act of 1940. These Codes of Ethics permit personnel subject to the Codes of Ethics to invest in securities, including securities that may be purchased or held by the Portfolios.

Custodian, Transfer Agent and Dividend Disbursing Agent

State Street Bank and Trust Company (“State Street”), 801 Pennsylvania, Kansas City, Missouri 64105, serves as custodian for assets of the Portfolios. Under the custody agreement, State Street may hold the foreign securities at its principal office at 225 Franklin Street, Boston, Massachusetts 02110, and at State Street’s branches, and subject to approval by the Board of Trustees, at a foreign branch of a qualified U.S. bank, with an eligible foreign subcustodian, or with an eligible foreign securities depository.

Pursuant to rules adopted under the 1940 Act, the Trust may maintain foreign securities and cash in the custody of certain eligible foreign banks and securities depositories. Selection of these foreign custodial institutions is made by the Board of Trustees following a consideration of a number of factors, including (but not limited to) the reliability and financial stability of the institution; the ability of the institution to perform capably custodial services for the Trust; the reputation of the institution in its national market; the political and economic stability of the country in which the institution is located; and further risks of potential nationalization or expropriation of Trust assets. The Board of Trustees reviews annually the continuance of foreign custodial arrangements for the Trust. No assurance can be given that the Trustees’ appraisal of the risks in connection with foreign custodial arrangements will always be correct or that expropriation, nationalization, freezes, or confiscation of assets that would impact assets of the Portfolios will not occur, and shareholders bear the risk of losses arising from these or other events.

Boston Financial Data Services - Midwest, 330 W. 9th Street, 5th Floor, Kansas City, Missouri 64105, serves as transfer agent and dividend disbursing agent for the Portfolios.

Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP, 1100 Walnut Street, Suite 1300, Kansas City, Missouri 64106-2197, serves as the independent registered public accounting firm for the Portfolios. PricewaterhouseCoopers LLP provides audit services, tax assistance and consultation in connection with review of SEC and IRS filings.

Counsel

Dechert LLP, 1775 I Street, N.W., Washington, D.C. 20006, passes upon certain legal matters in connection with the shares offered by the Trust, and also acts as counsel to the Trust.

Financial Statements

Audited financial statements for the Portfolios as of March 31, 2010, including the notes thereto, and the reports of PricewaterhouseCoopers LLP thereon, are incorporated herein by reference from the Portfolios’ March 31, 2010 Annual Report.

PIMCO Funds

Offering Memorandum Supplement:

PIMCO Funds: Private Account Portfolio Series

Short-Term Floating NAV Portfolio

This Offering Memorandum Supplement (the “Supplement”) should be read in conjunction with the Offering Memorandum of the Private Account Portfolio Series: Short-Term Floating NAV Portfolio (formerly named Private Account Portfolio Series: Money Market Portfolio) (the “Portfolio”), a separate portfolio of the PIMCO Funds (the “Trust”), dated July 31, 2010, as amended or supplemented from time to time. The Portfolio issues its shares only in private placement transactions in accordance with Regulation D or other applicable exemptions under the Securities Act of 1933, as amended (the “Securities Act”). This Supplement is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act.

Shares of the Portfolio may be purchased only by series of the Trust or by series of PIMCO Variable Insurance Trust (each an “Investing Fund”). Pacific Investment Management Company LLC (“PIMCO”), acting as agent for the Investing Funds, will effect all purchases/redemptions of shares of the Portfolio for the Investing Funds.

Shares of the Portfolio are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act. Shares may be redeemed in accordance with the procedures set forth in the Offering Memorandum.

This Supplement is intended for use only by the person to whom it has been issued. Reproduction of this Supplement is prohibited.

July 31, 2010

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ii

THE TRUST

The Trust is an open-end management investment company (“mutual fund”). The Portfolio is a separate investment portfolio of the Trust. The Portfolio is registered under the 1940 Act.

INVESTMENT OBJECTIVE AND POLICIES

The investment objective and general investment policies of the Portfolio are described in the Offering Memorandum. Additional information concerning the characteristics of certain of the Portfolio’s investments, strategies and risks is set forth below.

U.S. Government Securities

U.S. Government securities are obligations of and, in certain cases, guaranteed by, the U.S. Government, its agencies or instrumentalities. The U.S. Government does not guarantee the net asset value of the Portfolio’s shares. Some U.S. Government securities, such as Treasury bills, notes and bonds, and securities guaranteed by the Government National Mortgage Association (“GNMA”), are supported by the full faith and credit of the United States; others, such as those of the Federal Home Loan Banks, are supported by the right of the issuer to borrow from the U.S. Department of the Treasury (the “U.S. Treasury”); others, such as those of the Federal National Mortgage Association (“FNMA”), are supported by the discretionary authority of the U.S. Government to purchase the agency’s obligations; and still others, such as those of the Student Loan Marketing Association, are supported only by the credit of the instrumentality. U.S. Government securities may include zero coupon securities, which do not distribute interest on a current basis and tend to be subject to greater risk than interest-paying securities of similar maturities.

Securities issued by U.S. Government agencies or government-sponsored enterprises may not be guaranteed by the U.S. Treasury. GNMA, a wholly owned U.S. Government corporation, is authorized to guarantee, with the full faith and credit of the U.S. Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA and backed by pools of mortgages insured by the Federal Housing Administration or guaranteed by the Department of Veterans Affairs. Government-related guarantors (i.e., not backed by the full faith and credit of the U.S. Government) include the FNMA and the Federal Home Loan Mortgage Corporation (“FHLMC”). Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA but are not backed by the full faith and credit of the U.S. Government. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but its participation certificates are not backed by the full faith and credit of the U.S. Government.

Municipal Bonds

The Portfolio may invest in securities issued by states, municipalities and other political subdivisions, agencies, authorities and instrumentalities of states and multi-state agencies or authorities (“Municipal Bonds”).

Municipal Bonds share the attributes of debt/fixed income securities in general, but are generally issued by states, municipalities and other political subdivisions, agencies, authorities and instrumentalities of states and multi-state agencies or authorities. The Municipal Bonds which the Portfolio may purchase include general obligation bonds and limited obligation bonds (or revenue bonds), including industrial development bonds issued pursuant to former federal tax law. General obligation bonds are obligations involving the credit of an issuer possessing taxing power and are payable from such issuer’s general revenues and not from any particular source. Limited obligation bonds are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise or other specific revenue source. Tax-exempt private activity bonds and industrial development bonds generally are also revenue bonds and thus are not payable from the issuer’s general revenues. The credit and quality of private activity bonds and industrial development bonds are usually related to the credit of the corporate user of the facilities. Payment of interest on and repayment of principal of such bonds is the responsibility of the corporate user (and/or any guarantor).

The Portfolio may invest 25% or more of its total assets in Municipal Bonds that finance similar projects, such as those relating to education, health care, housing, transportation, and utilities, and 25% or more of its total assets in industrial development bonds. The Portfolio may be more sensitive to adverse economic, business or political developments if it invests a substantial portion of its assets in the bonds of similar projects or industrial development bonds.

The Portfolio may invest in pre-refunded Municipal Bonds. Pre-refunded Municipal Bonds are tax-exempt bonds that have been refunded to a call date prior to the final maturity of principal, or, in the case of pre-refunded Municipal Bonds

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commonly referred to as “escrowed-to-maturity bonds,” to the final maturity of principal, and remain outstanding in the municipal market. The payment of principal and interest of the pre-refunded Municipal Bonds held by the Portfolio is funded from securities in a designated escrow account that holds U.S. Treasury securities or other obligations of the U.S. Government (including its agencies and instrumentalities (“Agency Securities”)). While still tax-exempt, pre-refunded Municipal Bonds usually will bear a Aaa rating (if a re-rating has been requested and paid for) because they are backed by U.S. Treasury or Agency securities. As the payment of principal and interest is generated from securities held in an escrow account established by the municipality and an independent escrow agent, the pledge of the municipality has been fulfilled and the original pledge of revenue by the municipality is no longer in place. The escrow account securities pledged to pay the principal and interest of the pre-refunded Municipal Bond do not guarantee the price movement of the bond before maturity. Issuers of Municipal Bonds refund in advance of maturity the outstanding higher cost debt and issue new, lower cost debt, placing the proceeds of the lower cost issuance into an escrow account to pre-refund the older, higher cost debt. Investments in pre-refunded Municipal Bonds held by the Portfolio may subject the Portfolio to interest rate risk and market risk. In addition, while a secondary market exists for pre-refunded Municipal Bonds, if the Portfolio sells pre-refunded Municipal Bonds prior to maturity, the price received may be more or less than the original cost, depending on market conditions at the time of sale. To the extent permitted by the Securities and Exchange Commission (“SEC”) and the Internal Revenue Service, the Portfolio’s investment in pre-refunded Municipal Bonds backed by U.S. Treasury and Agency securities in the manner described above, will be considered an investment in the respective U.S. Treasury and Agency securities.

Under the Internal Revenue Code of 1986 (the “Internal Revenue Code”), certain limited obligation bonds are considered “private activity bonds” and interest paid on such bonds is treated as an item of tax preference for purposes of calculating federal alternative minimum tax liability.

The Portfolio may invest in Build America Bonds. Build America Bonds are tax credit bonds created by the American Recovery and Reinvestment Act of 2009, which authorizes state and local governments to issue Build America Bonds as taxable bonds in 2009 and 2010, without volume limitations, to finance any capital expenditures for which such issuers could otherwise issue traditional tax-exempt bonds. State and local governments may receive a direct federal subsidy payment for a portion of their borrowing costs on Build America Bonds equal to 35% of the total coupon interest paid to investors. The state or local government issuer can elect to either take the federal subsidy or pass the 35% tax credit along to bondholders. The Portfolio’s investments in Build America Bonds, if any, will result in taxable income and the Portfolio may elect to pass through to shareholders the corresponding tax credits. The tax credits can generally be used to offset federal income taxes and the alternative minimum tax, but such credits are generally not refundable. Build America Bonds involve similar risks as Municipal Bonds, including credit and market risk. They are intended to assist state and local governments in financing capital projects at lower borrowing costs and are likely to attract a broader group of investors than tax-exempt Municipal Bonds. For example, taxable funds may choose to invest in Build America Bonds. Although Build America Bonds are only authorized for 2009 and 2010, the program may result in reduced issuance of tax-exempt Municipal Bonds. As a result, if the Portfolio invests in tax-exempt Municipal Bonds, it may increase its holdings of Build America Bonds and other investments permitted by the Portfolio’s respective investment objectives and policies. The Build America Bond program is set to expire on December 31, 2010, at which point no further issuance will be permitted, unless the program is extended by Congress. As of the date of this Offering Memorandum Supplement, legislation is pending in Congress which would extend the Build America Bond program through March 13, 2013. The current draft of the legislation provides for a reduction in the pass through tax credit from the current 35% tax credit to a 33%, 31% and 30% tax credit for Build America Bonds issued during the 2011, 2012 and 2013 calendar years, respectively. In addition, the President’s proposed budget for fiscal year 2011 would, if adopted as proposed, make the Build America Bond program permanent with a 28% subsidy rate.

The Portfolio may invest in municipal lease obligations. A lease is not a full faith and credit obligation of the issuer and is usually backed only by the borrowing government’s unsecured pledge to make annual appropriations for lease payments. There have been challenges to the legality of lease financing in numerous states, and, from time to time, certain municipalities have considered not appropriating money for lease payments. In deciding whether to purchase a lease obligation, the Portfolio will assess the financial condition of the borrower, the merits of the project, the level of public support for the project, and the legislative history of lease financing in the state. These securities may be less readily marketable than other municipals. The Portfolio also may purchase unrated lease obligations if determined by PIMCO to be of comparable quality to rated securities in which the Portfolio is permitted to invest.

The Portfolio may seek to enhance its yield through the purchase of private placements. These securities are sold through private negotiations, usually to institutions or mutual funds, and may have resale restrictions. Their yields are usually higher than comparable public securities to compensate the investor for their limited marketability. The Portfolio may not invest more than 15% of its net assets in illiquid securities, including unmarketable private placements.

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Some longer-term Municipal Bonds give the investor the right to “put” or sell the security at par (face value) within a specified number of days following the investor’s request—usually one to seven days. This demand feature enhances a security’s liquidity by shortening its effective maturity and enables it to trade at a price equal to or very close to par. If a demand feature terminates prior to being exercised, the Portfolio would hold the longer-term security, which could experience substantially more volatility.

The Portfolio may invest in municipal warrants, which are essentially call options on Municipal Bonds. In exchange for a premium, municipal warrants give the purchaser the right, but not the obligation, to purchase a Municipal Bond in the future. The Portfolio might purchase a warrant to lock in forward supply in an environment where the current issuance of bonds is sharply reduced. Like options, warrants may expire worthless and they may have reduced liquidity. The Portfolio will not invest more than 5% of its net assets in municipal warrants.

The Portfolio may invest in Municipal Bonds with credit enhancements such as letters of credit, municipal bond insurance and Standby Bond Purchase Agreements (“SBPAs”). Letters of credit that are issued by a third party, usually a bank, to enhance liquidity and ensure repayment of principal and any accrued interest if the underlying Municipal Bond should default. Municipal bond insurance, which is usually purchased by the bond issuer from a private, nongovernmental insurance company, provides an unconditional and irrevocable guarantee that the insured bond’s principal and interest will be paid when due. Insurance does not guarantee the price of the bond or the share price of any fund. The credit rating of an insured bond reflects the credit rating of the insurer, based on its claims-paying ability. The obligation of a municipal bond insurance company to pay a claim extends over the life of each insured bond. Although defaults on insured Municipal Bonds have been low to date and municipal bond insurers have met their claims, there is no assurance this will continue. A higher-than-expected default rate could strain the insurer’s loss reserves and adversely affect its ability to pay claims to bondholders. Because a significant portion of insured Municipal Bonds that have been issued and are outstanding are insured by a small number of insurance companies, not all of which have the highest credit rating, an event involving one or more of these insurance companies, such as a credit rating downgrade, could have a significant adverse effect on the value of the Municipal Bonds insured by that insurance company and on the Municipal Bond markets as a whole. An SBPA is a liquidity facility provided to pay the purchase price of bonds that cannot be re-marketed. The obligation of the liquidity provider (usually a bank) is only to advance funds to purchase tendered bonds that cannot be remarketed and does not cover principal or interest under any other circumstances. The liquidity provider’s obligations under the SBPA are usually subject to numerous conditions, including the continued creditworthiness of the underlying borrower.

The Portfolio may invest in Residual Interest Bonds (“RIBs”), which brokers create by depositing a Municipal Bond in a trust. The trust in turn issues a variable rate security and RIBs. The interest rate on the short-term component is determined by the remarketing broker-dealer, while the RIB holder receives the balance of the income from the underlying Municipal Bond less an auction fee. Therefore, rising short-term interest rates result in lower income for the RIB, and vice versa. An investment in RIBs typically will involve greater risk than an investment in a fixed rate bond. RIBs have interest rates that bear an inverse relationship to the interest rate on another security or the value of an index. Because increases in the interest rate on the other security or index reduce the residual interest paid on a RIB, the value of a RIB is generally more volatile than that of a fixed rate bond. RIBs have interest rate adjustment formulas that generally reduce or, in the extreme, eliminate the interest paid to the Portfolio when short-term interest rates rise, and increase the interest paid to the Portfolio when short-term interest rates fall. RIBs have varying degrees of liquidity that approximate the liquidity of the underlying bond(s), and the market price for these securities is volatile. RIBs can be very volatile and may be less liquid than other Municipal Bonds of comparable maturity. These securities will generally underperform the market of fixed rate bonds in a rising interest rate environment, but tend to outperform the market of fixed rate bonds when interest rates decline or remain relatively stable. Although volatile, RIBs typically offer the potential for yields exceeding the yields available on fixed rate bonds with comparable credit quality, coupon, call provisions and maturity. To the extent permitted by the Portfolio’s investment objectives and general investment policies, the Portfolio may invest in RIBs without limitation.

In a transaction in which the Portfolio purchases a RIB from a trust, and the underlying Municipal Bond was held by the Portfolio prior to being deposited into the trust, the Portfolio treats the transaction as a secured borrowing for financial reporting purposes. As a result, the Portfolio will incur a non-cash interest expense with respect to interest paid by the trust on the variable rate securities, and will recognize additional interest income in an amount directly corresponding to the non-cash interest expense. Therefore, the Portfolio’s net asset value per share and performance are not affected by the non-cash interest expense. This accounting treatment does not apply to RIBs acquired by the Portfolio where the Portfolio did not previously own the underlying Municipal Bond.

The Portfolio also may invest in participation interests. Participation interests are various types of securities created by converting fixed rate bonds into short-term, variable rate certificates. These securities have been developed in the secondary market to meet the demand for short-term, tax-exempt securities. The Portfolio will invest only in such securities

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deemed tax-exempt by a nationally recognized bond counsel, but there is no guarantee the interest will be exempt because the Internal Revenue Service (“IRS”) has not issued a definitive ruling on the matter.

Municipal Bonds are subject to credit and market risk. Generally, prices of higher quality issues tend to fluctuate less with changes in market interest rates than prices of lower quality issues and prices of longer maturity issues tend to fluctuate more than prices of shorter maturity issues.

The Portfolio may purchase and sell portfolio investments to take advantage of changes or anticipated changes in yield relationships, markets or economic conditions. The Portfolio also may sell Municipal Bonds due to changes in PIMCO’s evaluation of the issuer or cash needs resulting from redemption requests for Portfolio shares. The secondary market for Municipal Bonds typically has been less liquid than that for taxable debt/fixed income securities, and this may affect the Portfolio’s ability to sell particular Municipal Bonds at then-current market prices, especially in periods when other investors are attempting to sell the same securities.

Prices and yields on Municipal Bonds are dependent on a variety of factors, including general money- market conditions, the financial condition of the issuer, general conditions of the Municipal Bond market, the size of a particular offering, the maturity of the obligation and the rating of the issue. A number of these factors, including the ratings of particular issues, are subject to change from time to time. Information about the financial condition of an issuer of Municipal Bonds may not be as extensive as that which is made available by corporations whose securities are publicly traded.

The Portfolio may purchase custodial receipts representing the right to receive either the principal amount or the periodic interest payments or both with respect to specific underlying Municipal Bonds. In a typical custodial receipt arrangement, an issuer or third party owner of Municipal Bonds deposits the bonds with a custodian in exchange for two classes of custodial receipts. The two classes have different characteristics, but, in each case, payments on the two classes are based on payments received on the underlying Municipal Bonds. In no event will the aggregate interest paid with respect to the two classes exceed the interest paid by the underlying Municipal Bond. Custodial receipts are sold in private placements. The value of a custodial receipt may fluctuate more than the value of a Municipal Bond of comparable quality and maturity.

Obligations of issuers of Municipal Bonds are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors. Congress or state legislatures may seek to extend the time for payment of principal or interest, or both, or to impose other constraints upon enforcement of such obligations. There is also the possibility that as a result of litigation or other conditions, the power or ability of issuers to meet their obligations for the payment of interest and principal on their Municipal Bonds may be materially affected or their obligations may be found to be invalid or unenforceable. Such litigation or conditions may from time to time have the effect of introducing uncertainties in the market for Municipal Bonds or certain segments thereof, or of materially affecting the credit risk with respect to particular bonds. Adverse economic, business, legal or political developments might affect all or a substantial portion of the Portfolio’s Municipal Bonds in the same manner.

Mortgage-Related and Asset-Backed Securities

Mortgage-related securities are interests in pools of residential or commercial mortgage loans, including mortgage loans made by savings and loan institutions, mortgage bankers, commercial banks and others. Pools of mortgage loans are assembled as securities for sale to investors by various governmental, government-related and private organizations. See “Mortgage Pass-Through Securities.” The Portfolio may also invest in debt securities which are secured with collateral consisting of mortgage-related securities (see “Collateralized Mortgage Obligations”).

Mortgage Pass-Through Securities. Interests in pools of mortgage-related securities differ from other forms of debt securities, which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. Instead, these securities provide a monthly payment which consists of both interest and principal payments. In effect, these payments are a “pass-through” of the monthly payments made by the individual borrowers on their residential or commercial mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments are caused by repayments of principal resulting from the sale of the underlying property, refinancing or foreclosure, net of fees or costs which may be incurred. Some mortgage-related securities (such as securities issued by GNMA) are described as “modified pass-through.” These securities entitle the holder to receive all interest and principal payments owed on the mortgage pool, net of certain fees, at the scheduled payment dates regardless of whether or not the mortgagor actually makes the payment.

The rate of pre-payments on underlying mortgages will affect the price and volatility of a mortgage-related security, and may have the effect of shortening or extending the effective duration of the security relative to what was anticipated at the

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time of purchase. To the extent that unanticipated rates of pre-payment on underlying mortgages increase the effective duration of a mortgage-related security, the volatility of such security can be expected to increase.

The residential mortgage market in the United States recently has experienced difficulties that may adversely affect the performance and market value of certain of the Portfolio’s mortgage-related investments. Delinquencies and losses on residential mortgage loans (especially subprime and second-lien mortgage loans) generally have increased recently and may continue to increase, and a decline in or flattening of housing values (as has recently been experienced and may continue to be experienced in many housing markets) may exacerbate such delinquencies and losses. Borrowers with adjustable rate mortgage loans are more sensitive to changes in interest rates, which affect their monthly mortgage payments, and may be unable to secure replacement mortgages at comparably low interest rates. Also, a number of residential mortgage loan originators have recently experienced serious financial difficulties or bankruptcy. Owing largely to the foregoing, reduced investor demand for mortgage loans and mortgage-related securities and increased investor yield requirements have caused limited liquidity in the secondary market for certain mortgage-related securities, which can adversely affect the market value of mortgage-related securities. It is possible that such limited liquidity in such secondary markets could continue or worsen.

The principal governmental guarantor of mortgage-related securities is GNMA. GNMA is a wholly owned United States Government corporation within the Department of Housing and Urban Development. GNMA is authorized to guarantee, with the full faith and credit of the United States Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA (such as savings and loan institutions, commercial banks and mortgage bankers) and backed by pools of mortgages insured by the Federal Housing Administration (the “FHA”), or guaranteed by the Department of Veterans Affairs (the “VA”).

Government-related guarantors (i.e., not backed by the full faith and credit of the United States Government) include FNMA and the FHLMC. FNMA is a government-sponsored corporation the common stock of which is owned entirely by private stockholders. FNMA purchases conventional (i.e., not insured or guaranteed by any government agency) residential mortgages from a list of approved seller/servicers which include state and federally chartered savings and loan associations, mutual savings banks, commercial banks and credit unions and mortgage bankers. Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA but are not backed by the full faith and credit of the United States Government. FHLMC was created by Congress in 1970 for the purpose of increasing the availability of mortgage credit for residential housing. It is a government-sponsored corporation formerly owned by the twelve Federal Home Loan Banks. FHLMC issues Participation Certificates (“PCs”) which are pass-through securities, each representing an undivided interest in a pool of residential mortgages. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but PCs are not backed by the full faith and credit of the United States Government.

On September 6, 2008, the Federal Housing Finance Agency (“FHFA”) placed FNMA and FHLMC into conservatorship. As the conservator, FHFA succeeded to all rights, titles, powers and privileges of FNMA and FHLMC and of any stockholder, officer or director of FNMA and FHLMC with respect to FNMA and FHLMC and the assets of FNMA and FHLMC. FHFA selected a new chief executive officer and chairman of the board of directors for each of FNMA and FHLMC.

In connection with the conservatorship, the U.S. Treasury entered into a Senior Preferred Stock Purchase Agreement with each of FNMA and FHLMC pursuant to which the U.S. Treasury will purchase up to an aggregate of $100 billion of each of FNMA and FHLMC to maintain a positive net worth in each enterprise. This agreement contains various covenants that severely limit each enterprise’s operations. In exchange for entering into these agreements, the U.S. Treasury received $1 billion of each enterprise’s senior preferred stock and warrants to purchase 79.9% of each enterprise’s common stock. On February 18, 2009, the U.S. Treasury announced that it was doubling the size of its commitment to each enterprise under the Senior Preferred Stock Program to $200 billion. The U.S. Treasury’s obligations under the Senior Preferred Stock Program are for an indefinite period of time for a maximum amount of $200 billion per enterprise.

FNMA and FHLMC are continuing to operate as going concerns while in conservatorship and each remain liable for all of its obligations, including its guaranty obligations, associated with its mortgage-backed securities. The Senior Preferred Stock Purchase Agreement is intended to enhance each of FNMA’s and FHLMC’s ability to meet its obligations. The FHFA has indicated that the conservatorship of each enterprise will end when the director of FHFA determines that FHFA’s plan to restore the enterprise to a safe and solvent condition has been completed.

Under the Federal Housing Finance Regulatory Reform Act of 2008 (the “Reform Act”), which was included as part of the Housing and Economic Recovery Act of 2008, FHFA, as conservator or receiver, has the power to repudiate any contract entered into by FNMA or FHLMC prior to FHFA’s appointment as conservator or receiver, as applicable, if FHFA determines, in its sole discretion, that performance of the contract is burdensome and that repudiation of the contract promotes the orderly

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administration of FNMA’s or FHLMC’s affairs. The Reform Act requires FHFA to exercise its right to repudiate any contract within a reasonable period of time after its appointment as conservator or receiver.

FHFA, in its capacity as conservator, has indicated that it has no intention to repudiate the guaranty obligations of FNMA or FHLMC because FHFA views repudiation as incompatible with the goals of the conservatorship. However, in the event that FHFA, as conservator or if it is later appointed as receiver for FNMA or FHLMC, were to repudiate any such guaranty obligation, the conservatorship or receivership estate, as applicable, would be liable for actual direct compensatory damages in accordance with the provisions of the Reform Act. Any such liability could be satisfied only to the extent of FNMA’s or FHLMC’s assets available therefor.

In the event of repudiation, the payments of interest to holders of FNMA or FHLMC mortgage-backed securities would be reduced if payments on the mortgage loans represented in the mortgage loan groups related to such mortgage-backed securities are not made by the borrowers or advanced by the servicer. Any actual direct compensatory damages for repudiating these guaranty obligations may not be sufficient to offset any shortfalls experienced by such mortgage-backed security holders.

Further, in its capacity as conservator or receiver, FHFA has the right to transfer or sell any asset or liability of FNMA or FHLMC without any approval, assignment or consent. Although FHFA has stated that it has no present intention to do so, if FHFA, as conservator or receiver, were to transfer any such guaranty obligation to another party, holders of FNMA or FHLMC mortgage-backed securities would have to rely on that party for satisfaction of the guaranty obligation and would be exposed to the credit risk of that party.

In addition, certain rights provided to holders of mortgage-backed securities issued by FNMA and FHLMC under the operative documents related to such securities may not be enforced against FHFA, or enforcement of such rights may be delayed, during the conservatorship or any future receivership. The operative documents for FNMA and FHLMC mortgage-backed securities may provide (or with respect to securities issued prior to the date of the appointment of the conservator may have provided) that upon the occurrence of an event of default on the part of FNMA or FHLMC, in its capacity as guarantor, which includes the appointment of a conservator or receiver, holders of such mortgage-backed securities have the right to replace FNMA or FHLMC as trustee if the requisite percentage of mortgage-backed securities holders consent. The Reform Act prevents mortgage-backed security holders from enforcing such rights if the event of default arises solely because a conservator or receiver has been appointed. The Reform Act also provides that no person may exercise any right or power to terminate, accelerate or declare an event of default under certain contracts to which FNMA or FHLMC is a party, or obtain possession of or exercise control over any property of FNMA or FHLMC, or affect any contractual rights of FNMA or FHLMC, without the approval of FHFA, as conservator or receiver, for a period of 45 or 90 days following the appointment of FHFA as conservator or receiver, respectively.

Commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers also create pass-through pools of conventional residential mortgage loans. Such issuers may be the originators and/or servicers of the underlying mortgage loans as well as the guarantors of the mortgage-related securities. Pools created by such non-governmental issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government or agency guarantees of payments in the former pools. However, timely payment of interest and principal of these pools may be supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance and letters of credit, which may be issued by governmental entities or private insurers. Such insurance and guarantees and the creditworthiness of the issuers thereof will be considered in determining whether a mortgage-related security meets the Trust’s investment quality standards. There can be no assurance that the private insurers or guarantors can meet their obligations under the insurance policies or guarantee arrangements. The Portfolio may buy mortgage-related securities without insurance or guarantees if, through an examination of the loan experience and practices of the originators/servicers and poolers, PIMCO determines that the securities meet the Trust’s quality standards. Securities issued by certain private organizations may not be readily marketable. The Portfolio will not purchase mortgage-related securities or any other assets which in PIMCO’s opinion are illiquid if, as a result, more than 15% of the value of the Portfolio’s net assets will be illiquid.

Mortgage-backed securities that are issued or guaranteed by the U.S. Government, its agencies or instrumentalities, are not subject to the Portfolio’s industry concentration restrictions, set forth under “Investment Restrictions” in the Offering Memorandum, by virtue of the exclusion from that test available to all U.S. Government securities. In the case of privately issued mortgage-related securities, the Portfolio takes the position that mortgage-related securities do not represent interests in any particular “industry” or group of industries. The assets underlying such securities may be represented by a portfolio of first lien residential mortgages (including both whole mortgage loans and mortgage participation interests) or portfolios of mortgage pass-through securities issued or guaranteed by GNMA, FNMA or FHLMC. Mortgage loans underlying a mortgage-related security may in turn be insured or guaranteed by the FHA or the VA. In the case of private issue mortgage-related securities

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whose underlying assets are neither U.S. Government securities nor U.S. Government-insured mortgages, to the extent that real properties securing such assets may be located in the same geographical region, the security may be subject to a greater risk of default than other comparable securities in the event of adverse economic, political or business developments that may affect such region and, ultimately, the ability of residential homeowners to make payments of principal and interest on the underlying mortgages.

Collateralized Mortgage Obligations (“CMOs”). A CMO is a debt obligation of a legal entity that is collateralized by mortgages and divided into classes. Similar to a bond, interest and prepaid principal is paid, in most cases, on a monthly basis. CMOs may be collateralized by whole mortgage loans or private mortgage bonds, but are more typically collateralized by portfolios of mortgage pass-through securities guaranteed by GNMA, FHLMC, or FNMA, and their income streams.

CMOs are structured into multiple classes, often referred to as “tranches,” with each class bearing a different stated maturity and entitled to a different schedule for payments of principal and interest, including pre-payments. Actual maturity and average life will depend upon the pre-payment experience of the collateral. In the case of certain CMOs (known as “sequential pay” CMOs), payments of principal received from the pool of underlying mortgages, including pre-payments, are applied to the classes of CMOs in the order of their respective final distribution dates. Thus, no payment of principal will be made to any class of sequential pay CMOs until all other classes having an earlier final distribution date have been paid in full. In a typical CMO transaction, a corporation (“issuer”) issues multiple series (e.g., A, B, C, Z) of CMO bonds (“Bonds”). Proceeds of the Bond offering are used to purchase mortgages or mortgage pass-through certificates (“Collateral”). The Collateral is pledged to a third party trustee as security for the Bonds. Principal and interest payments from the Collateral are used to pay principal on the Bonds in the order A, B, C, Z. The Series A, B, and C Bonds all bear current interest. Interest on the Series Z Bond is accrued and added to principal and a like amount is paid as principal on the Series A, B, or C Bond currently being paid off. When the Series A, B, and C Bonds are paid in full, interest and principal on the Series Z Bond begins to be paid currently. CMOs may be less liquid and may exhibit greater price volatility than other types of mortgage- or asset-backed securities.

As CMOs have evolved, some classes of CMO bonds have become more common. For example, the Portfolio may invest in parallel-pay and planned amortization class (“PAC”) CMOs and multi-class pass through certificates. Parallel-pay CMOs and multi-class pass-through certificates are structured to provide payments of principal on each payment date to more than one class. These simultaneous payments are taken into account in calculating the stated maturity date or final distribution date of each class, which, as with other CMO and multi-class pass-through structures, must be retired by its stated maturity date or final distribution date but may be retired earlier. PACs generally require payments of a specified amount of principal on each payment date. PACs are parallel-pay CMOs with the required principal amount on such securities having the highest priority after interest has been paid to all classes. Any CMO or multi-class pass through structure that includes PAC securities must also have support tranches—known as support bonds, companion bonds or non-PAC bonds—which lend or absorb principal cash flows to allow the PAC securities to maintain their stated maturities and final distribution dates within a range of actual prepayment experience. These support tranches are subject to a higher level of maturity risk compared to other mortgage-backed securities, and usually provide a higher yield to compensate investors. If principal cash flows are received in amounts outside a pre-determined range such that the support bonds cannot lend or absorb sufficient cash flows to the PAC securities as intended, the PAC securities are subject to heightened maturity risk. Consistent with the Portfolio’s investment objectives and policies, PIMCO may invest in various tranches of CMO bonds, including support bonds.

Commercial Mortgage-Backed Securities include securities that reflect an interest in, and are secured by, mortgage loans on commercial real property. Many of the risks of investing in commercial mortgage-backed securities reflect the risks of investing in the real estate securing the underlying mortgage loans. These risks reflect the effects of local and other economic conditions on real estate markets, the ability of tenants to make loan payments, and the ability of a property to attract and retain tenants. Commercial mortgage-backed securities may be less liquid and exhibit greater price volatility than other types of mortgage- or asset-backed securities.

Other Mortgage-Related Securities. Other mortgage-related securities include securities other than those described above that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property, including mortgage dollar rolls, CMO residuals or stripped mortgage-backed securities (“SMBS”). Other mortgage-related securities may be equity or debt securities issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks, partnerships, trusts and special purpose entities of the foregoing.

CMO Residuals. CMO residuals are mortgage securities issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing.

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The cash flow generated by the mortgage assets underlying a series of CMOs is applied first to make required payments of principal and interest on the CMOs and second to pay the related administrative expenses and any management fee of the issuer. The residual in a CMO structure generally represents the interest in any excess cash flow remaining after making the foregoing payments. Each payment of such excess cash flow to a holder of the related CMO residual represents income and/or a return of capital. The amount of residual cash flow resulting from a CMO will depend on, among other things, the characteristics of the mortgage assets, the coupon rate of each class of CMO, prevailing interest rates, the amount of administrative expenses and the pre-payment experience on the mortgage assets. In particular, the yield to maturity on CMO residuals is extremely sensitive to pre-payments on the related underlying mortgage assets, in the same manner as an interest-only (“IO”) class of stripped mortgage-backed securities. See “Other Mortgage-Related Securities—Stripped Mortgage-Backed Securities.” In addition, if a series of a CMO includes a class that bears interest at an adjustable rate, the yield to maturity on the related CMO residual will also be extremely sensitive to changes in the level of the index upon which interest rate adjustments are based. As described below with respect to stripped mortgage-backed securities, in certain circumstances the Portfolio may fail to recoup fully its initial investment in a CMO residual.

CMO residuals are generally purchased and sold by institutional investors through several investment banking firms acting as brokers or dealers. Transactions in CMO residuals are generally completed only after careful review of the characteristics of the securities in question. In addition, CMO residuals may, or pursuant to an exemption therefrom, may not have been registered under the Securities Act. CMO residuals, whether or not registered under the Securities Act, may be subject to certain restrictions on transferability, and may be deemed “illiquid” and subject to the Portfolio’s limitations on investment in illiquid securities.

Adjustable Rate Mortgage Backed Securities. Adjustable rate mortgage-backed securities (“ARMBSs”) have interest rates that reset at periodic intervals. Acquiring ARMBSs permits the Portfolio to participate in increases in prevailing current interest rates through periodic adjustments in the coupons of mortgages underlying the pool on which ARMBSs are based. Such ARMBSs generally have higher current yield and lower price fluctuations than is the case with more traditional fixed income debt securities of comparable rating and maturity. In addition, when prepayments of principal are made on the underlying mortgages during periods of rising interest rates, the Portfolio can reinvest the proceeds of such prepayments at rates higher than those at which they were previously invested. Mortgages underlying most ARMBSs, however, have limits on the allowable annual or lifetime increases that can be made in the interest rate that the mortgagor pays. Therefore, if current interest rates rise above such limits over the period of the limitation, the Portfolio, when holding an ARMBS, does not benefit from further increases in interest rates. Moreover, when interest rates are in excess of coupon rates (i.e., the rates being paid by mortgagors) of the mortgages, ARMBSs behave more like fixed income securities and less like adjustable rate securities and are subject to the risks associated with fixed income securities. In addition, during periods of rising interest rates, increases in the coupon rate of adjustable rate mortgages generally lag current market interest rates slightly, thereby creating the potential for capital depreciation on such securities.

Stripped Mortgage-Backed Securities. SMBS are derivative multi-class mortgage securities. SMBS may be issued by agencies or instrumentalities of the U.S. Government, or by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing.

SMBS are usually structured with two classes that receive different proportions of the interest and principal distributions on a pool of mortgage assets. A common type of SMBS will have one class receiving some of the interest and most of the principal from the mortgage assets, while the other class will receive most of the interest and the remainder of the principal. In the most extreme case, one class will receive all of the interest (the “IO” class), while the other class will receive all of the principal (the principal-only or “PO” class). The yield to maturity on an IO class is extremely sensitive to the rate of principal payments (including pre-payments) on the related underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on the Portfolio’s yield to maturity from these securities. If the underlying mortgage assets experience greater than anticipated pre-payments of principal, the Portfolio may fail to recoup some or all of its initial investment in these securities even if the security is in one of the highest rating categories.

Collateralized Debt Obligations. The Portfolio may invest in collateralized debt obligations (“CDOs”), which include collateralized bond obligations (“CBOs”), collateralized loan obligations (“CLOs”) and other similarly structured securities. CBOs and CLOs are types of asset-backed securities. A CBO is a trust which is backed by a diversified pool of high risk, below investment grade fixed income securities. A CLO is a trust typically collateralized by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans, and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans. CDOs may charge management fees and administrative expenses.

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For both CBOs and CLOs, the cash flows from the trust are split into two or more portions, called tranches, varying in risk and yield. The riskiest portion is the “equity” tranche which bears the bulk of defaults from the bonds or loans in the trust and serves to protect the other, more senior tranches from default in all but the most severe circumstances. Since it is partially protected from defaults, a senior tranche from a CBO trust or CLO trust typically have higher ratings and lower yields than their underlying securities, and can be rated investment grade. Despite the protection from the equity tranche, CBO or CLO tranches can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults, as well as aversion to CBO or CLO securities as a class.

The risks of an investment in a CDO depend largely on the type of the collateral securities and the class of the CDO in which the Portfolio invests. Normally, CBOs, CLOs and other CDOs are privately offered and sold, and thus, are not registered under the securities laws. As a result, investments in CDOs may be characterized by the Portfolio as illiquid securities, however an active dealer market may exist for CDOs allowing a CDO to qualify for Rule 144A transactions. In addition to the normal risks associated with fixed income securities discussed elsewhere in this Offering Memorandum Supplement and the Portfolio’s Offering Memorandum (e.g., interest rate risk and default risk), CDOs carry additional risks including, but are not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) the Portfolio may invest in CDOs that are subordinate to other classes; and (iv) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results.

Asset-Backed Securities. Asset-backed securities (“ABS”) are bonds backed by pools of loans or other receivables. ABS are created from many types of assets, including auto loans, credit card receivables, home equity loans, and student loans. ABS are issued through special purpose vehicles that are bankruptcy remote from the issuer of the collateral. The credit quality of an ABS transaction depends on the performance of the underlying assets. To protect ABS investors from the possibility that some borrowers could miss payments or even default on their loans, ABS include various forms of credit enhancement.

Some ABS, particularly home equity loan transactions, are subject to interest-rate risk and prepayment risk. A change in interest rates can affect the pace of payments on the underlying loans, which in turn, affects total return on the securities. ABS also carry credit or default risk. If many borrowers on the underlying loans default, losses could exceed the credit enhancement level and result in losses to investors in an ABS transaction. Finally, ABS have structure risk due to a unique characteristic known as early amortization, or early payout, risk. Built into the structure of most ABS are triggers for early payout, designed to protect investors from losses. These triggers are unique to each transaction and can include: a big rise in defaults on the underlying loans, a sharp drop in the credit enhancement level, or even the bankruptcy of the originator. Once early amortization begins, all incoming loan payments are used to pay investors as quickly as possible.

Consistent with the Portfolio’s investment objectives and policies, PIMCO also may invest in other types of asset-backed securities.

Bank Obligations

Bank obligations in which the Portfolio may invest include certificates of deposit, bankers’ acceptances, and fixed time deposits. Certificates of deposit are negotiable certificates issued against funds deposited in a commercial bank for a definite period of time and earning a specified return. Bankers’ acceptances are negotiable drafts or bills of exchange, normally drawn by an importer or exporter to pay for specific merchandise, which are “accepted” by a bank, meaning, in effect, that the bank unconditionally agrees to pay the face value of the instrument on maturity. Fixed time deposits are bank obligations payable at a stated maturity date and bearing interest at a fixed rate. Fixed time deposits may be withdrawn on demand by the investor, but may be subject to early withdrawal penalties which vary depending upon market conditions and the remaining maturity of the obligation. There are no contractual restrictions on the right to transfer a beneficial interest in a fixed time deposit to a third party, although there is no market for such deposits. The Portfolio will not invest in fixed time deposits which (1) are not subject to prepayment or (2) provide for withdrawal penalties upon prepayment (other than overnight deposits) if, in the aggregate, more than 15% of its net assets would be invested in such deposits, repurchase agreements with remaining maturities of more than seven days and other illiquid assets.

Obligations of foreign banks involve somewhat different investment risks than those affecting obligations of United States banks, including the possibilities that their liquidity could be impaired because of future political and economic developments, that their obligations may be less marketable than comparable obligations of United States banks, that a foreign jurisdiction might impose withholding taxes on interest income payable on those obligations, that foreign deposits may be seized or nationalized, that foreign governmental restrictions such as exchange controls may be adopted which might adversely affect the payment of principal and interest on those obligations and that the selection of those obligations may be more difficult because there may be less publicly available information concerning foreign banks or the accounting, auditing and financial

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reporting standards, practices and requirements applicable to foreign banks may differ from those applicable to United States banks. Foreign banks are not generally subject to examination by any United States Government agency or instrumentality.

Indebtedness, Loan Participations and Assignments

The Portfolio may purchase indebtedness and participations in commercial loans. Such investments may be secured or unsecured. Indebtedness is different from traditional debt securities in that debt securities are part of a large issue of securities to the public and indebtedness may not be a security, but may represent a specific commercial loan to a borrower. Loan participations typically represent direct participation, together with other parties, in a loan to a corporate borrower, and generally are offered by banks or other financial institutions or lending syndicates. The Portfolio may participate in such syndications, or can buy part of a loan, becoming a part lender. When purchasing indebtedness and loan participations, the Portfolio assumes the credit risk associated with the corporate borrower and may assume the credit risk associated with an interposed bank or other financial intermediary. The indebtedness and loan participations in which the Portfolio intends to invest may not be rated by any nationally recognized rating service.

A loan is often administered by an agent bank acting as agent for all holders. The agent bank administers the terms of the loan, as specified in the loan agreement. In addition, the agent bank is normally responsible for the collection of principal and interest payments from the corporate borrower and the apportionment of these payments to the credit of all institutions which are parties to the loan agreement. Unless, under the terms of the loan or other indebtedness, the Portfolio has direct recourse against the corporate borrower, the Portfolio may have to rely on the agent bank or other financial intermediary to apply appropriate credit remedies against a corporate borrower.

A financial institution’s employment as agent bank might be terminated in the event that it fails to observe a requisite standard of care or becomes insolvent. A successor agent bank would generally be appointed to replace the terminated agent bank, and assets held by the agent bank under the loan agreement should remain available to holders of such indebtedness. However, if assets held by the agent bank for the benefit of the Portfolio were determined to be subject to the claims of the agent bank’s general creditors, the Portfolio might incur certain costs and delays in realizing payment on a loan or loan participation and could suffer a loss of principal and/or interest. In situations involving other interposed financial institutions (e.g., an insurance company or governmental agency) similar risks may arise.

Purchasers of loans and other forms of direct indebtedness depend primarily upon the creditworthiness of the corporate borrower for payment of principal and interest. If the Portfolio does not receive scheduled interest or principal payments on such indebtedness, the Portfolio’s share price and yield could be adversely affected. Loans that are fully secured offer the Portfolio more protection than an unsecured loan in the event of non-payment of scheduled interest or principal. However, there is no assurance that the liquidation of collateral from a secured loan would satisfy the corporate borrower’s obligation, or that the collateral can be liquidated.

The Portfolio may invest in loan participations with credit quality comparable to that of issuers of its securities investments. Indebtedness of companies whose creditworthiness is poor involves substantially greater risks, and may be highly speculative. Some companies may never pay off their indebtedness, or may pay only a small fraction of the amount owed. Consequently, when investing in indebtedness of companies with poor credit, the Portfolio bears a substantial risk of losing the entire amount invested.

The Portfolio is diversified and limits the amount of the total assets that it will invest in any one issuer and the Portfolio limits the amount of its total assets that it will invest in issuers within the same industry (see “Investment Restrictions” in the Offering Memorandum). For purposes of these limits, the Portfolio generally will treat the corporate borrower as the “issuer” of indebtedness held by the Portfolio. In the case of loan participations where a bank or other lending institution serves as a financial intermediary between the Portfolio and the corporate borrower, if the participation does not shift to the Portfolio the direct debtor-creditor relationship with the corporate borrower, SEC interpretations require the Portfolio to treat both the lending bank or other lending institution and the corporate borrower as “issuers.” Treating a financial intermediary as an issuer of indebtedness may restrict the Portfolio’s ability to invest in indebtedness related to a single financial intermediary, or a group of intermediaries engaged in the same industry, even if the underlying borrowers represent many different companies and industries.

Loans and other types of direct indebtedness may not be readily marketable and may be subject to restrictions on resale. In some cases, negotiations involved in disposing of indebtedness may require weeks to complete. Consequently, some indebtedness may be difficult or impossible to dispose of readily at what PIMCO believes to be a fair price. In addition, valuation of illiquid indebtedness involves a greater degree of judgment in determining the Portfolio’s net asset value than if that value were based on available market quotations, and could result in significant variations in the Portfolio’s daily share

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price. At the same time, some loan interests are traded among certain financial institutions and accordingly may be deemed liquid. As the market for different types of indebtedness develops, the liquidity of these instruments is expected to improve. In addition, the Portfolio currently intends to treat indebtedness for which there is no readily available market as illiquid for purposes of the Portfolio’s limitation on illiquid investments. Investments in loan participations are considered to be debt obligations for purposes of the Trust’s investment restriction relating to the lending of funds or assets by the Portfolio.

Investments in loans through a direct assignment of the financial institution’s interests with respect to the loan may involve additional risks to the Portfolio. For example, if a loan is foreclosed, the Portfolio could become part owner of any collateral, and would bear the costs and liabilities associated with owning and disposing of the collateral. In addition, it is conceivable that under emerging legal theories of lender liability, the Portfolio could be held liable as co-lender. It is unclear whether loans and other forms of direct indebtedness offer securities law protections against fraud and misrepresentation. In the absence of definitive regulatory guidance, the Portfolio relies on PIMCO’s research in an attempt to avoid situations where fraud or misrepresentation could adversely affect the Portfolio.

Corporate Debt Securities

The Portfolio’s investments in U.S. dollar-denominated corporate debt securities of domestic or foreign issuers are limited to corporate debt securities (corporate bonds, debentures, notes and other similar corporate debt instruments, including convertible securities) which meet the minimum ratings criteria set forth for the Portfolio, or, if unrated, are in PIMCO’s opinion comparable in quality to corporate debt securities in which the Portfolio may invest.

The rate of interest on a corporate debt security may be fixed, floating or variable, and may vary inversely with respect to a reference rate. The rate of return or return of principal on some debt obligations may be linked or indexed to the level of exchange rates between the U.S. dollar and a foreign currency or currencies. Debt securities may be acquired with warrants attached.

Securities rated Baa and BBB are the lowest which are considered “investment grade” obligations. Moody’s describes securities rated Baa as “subject to moderate credit risk. They are considered medium-grade and as such may possess certain speculative characteristics.” S&P describes securities rated BBB as “regarded as having adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.” For securities rated BBB, Fitch states that “…expectations of default risk are currently low…capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity.”

Creditor Liability and Participation on Creditors Committees

Generally, when the Portfolio holds bonds or other similar fixed income securities of an issuer, the Portfolio becomes a creditor of the issuer. If the Portfolio is a creditor of an issuer, it may be subject to challenges related to the securities that it holds, either in connection with the bankruptcy of the issuer or in connection with another action brought by other creditors of the issuer, shareholders of the issuer or the issuer itself. The Portfolio may from time to time participate on committees formed by creditors to negotiate with the management of financially troubled issuers of securities held by the Portfolio. Such participation may subject the Portfolio to expenses such as legal fees and may make the Portfolio an “insider” of the issuer for purposes of the federal securities laws, and therefore may restrict the Portfolio’s ability to trade in or acquire additional positions in a particular security when it might otherwise desire to do so. Participation by the Portfolio on such committees also may expose the Portfolio to potential liabilities under the federal bankruptcy laws or other laws governing the rights of creditors and debtors. The Portfolio will participate on such committees only when PIMCO believes that such participation is necessary or desirable to enforce the Portfolio’s rights as a creditor or to protect the value of securities held by the Portfolio. Further, PIMCO has the authority to represent the Trust and the Portfolio on creditors committees or similar committees and generally with respect to challenges related to the securities held by the Portfolio relating to the bankruptcy of an issuer or in connection with another action brought by other creditors of the issuer, shareholders of the issuer or the issuer itself.

Variable and Floating Rate Securities

Variable and floating rate securities provide for a periodic adjustment in the interest rate paid on the obligations. The terms of such obligations must provide that interest rates are adjusted periodically based upon an interest rate adjustment index as provided in the respective obligations. The adjustment intervals may be regular, and range from daily up to annually, or may be event based, such as based on a change in the prime rate.

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The Portfolio may invest in floating rate debt instruments (“floaters”) and engage in credit spread trades. The interest rate on a floater is a variable rate which is tied to another interest rate, such as a money-market index or Treasury bill rate. The interest rate on a floater resets periodically, typically every six months. While, because of the interest rate reset feature, floaters provide the Portfolio with a certain degree of protection against rises in interest rates, the Portfolio will participate in any declines in interest rates as well. A credit spread trade is an investment position relating to a difference in the prices or interest rates of two securities or currencies, where the value of the investment position is determined by movements in the difference between the prices or interest rates, as the case may be, of the respective securities or currencies.

The Portfolio may also invest in inverse floating rate debt instruments (“inverse floaters”. The interest rate on an inverse floater resets in the opposite direction from the market rate of interest to which the inverse floater is indexed. An inverse floating rate security may exhibit greater price volatility than a fixed rate obligation of similar credit quality. The Portfolio may invest up to 5% of its total assets in any combination of mortgage-related and or other asset-backed IO, PO, or inverse floater securities. See “Mortgage-Related and Other Asset-Backed Securities” for a discussion of interest only and principal only securities. The Portfolio may invest in RIBs without limitation.

Inflation-Indexed Bonds

Inflation-indexed bonds are fixed income securities whose principal value is periodically adjusted according to the rate of inflation. Two structures are common. The U.S. Treasury and some other issuers use a structure that accrues inflation into the principal value of the bond. Most other issuers pay out the CPI accruals as part of a semiannual coupon.

Inflation-indexed securities issued by the U.S. Treasury have maturities of five, ten or thirty years, although it is possible that securities with other maturities will be issued in the future. The U.S. Treasury securities pay interest on a semi-annual basis, equal to a fixed percentage of the inflation-adjusted principal amount. For example, if the Portfolio purchased an inflation-indexed bond with a par value of $1,000 and a 3% real rate of return coupon (payable 1.5% semi-annually), and inflation over the first six months was 1%, the mid-year par value of the bond would be $1,010 and the first semi-annual interest payment would be $15.15 ($1,010 times 1.5%). If inflation during the second half of the year resulted in the whole years’ inflation equaling 3%, the end-of-year par value of the bond would be $1,030 and the second semi-annual interest payment would be $15.45 ($1,030 times 1.5%).

If the periodic adjustment rate measuring inflation falls, the principal value of inflation-indexed bonds will be adjusted downward, and consequently the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced. Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of U.S. Treasury inflation-indexed bonds, even during a period of deflation. However, the current market value of the bonds is not guaranteed, and will fluctuate. The Portfolio also may invest in other inflation related bonds which may or may not provide a similar guarantee. If a guarantee of principal is not provided, the adjusted principal value of the bond repaid at maturity may be less than the original principal.

The value of inflation-indexed bonds is expected to change in response to changes in real interest rates. Real interest rates in turn are tied to the relationship between nominal interest rates and the rate of inflation. Therefore, if inflation were to rise at a faster rate than nominal interest rates, real interest rates might decline, leading to an increase in value of inflation-indexed bonds. In contrast, if nominal interest rates increased at a faster rate than inflation, real interest rates might rise, leading to a decrease in value of inflation-indexed bonds.

While these securities are expected to be protected from long-term inflationary trends, short-term increases in inflation may lead to a decline in value. If interest rates rise due to reasons other than inflation (for example, due to changes in currency exchange rates), investors in these securities may not be protected to the extent that the increase is not reflected in the bond’s inflation measure.

The periodic adjustment of U.S. inflation-indexed bonds is tied to the Consumer Price Index for Urban Consumers (“CPI-U”), which is calculated monthly by the U.S. Bureau of Labor Statistics. The CPI-U is a measurement of changes in the cost of living, made up of components such as housing, food, transportation and energy. Inflation-indexed bonds issued by a foreign government are generally adjusted to reflect a comparable inflation index, calculated by that government. There can be no assurance that the CPI-U or any foreign inflation index will accurately measure the real rate of inflation in the prices of goods and services. Moreover, there can be no assurance that the rate of inflation in a foreign country will be correlated to the rate of inflation in the United States.

Any increase in the principal amount of an inflation-indexed bond will be considered taxable ordinary income, even though investors do not receive their principal until maturity.

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Event-Linked Exposure

The Portfolio may obtain event-linked exposure by investing in “event-linked bonds” or “event-linked swaps,” or implement “event-linked strategies.” Event-linked exposure results in gains that typically are contingent on the non-occurrence of a specific “trigger” event, such as a hurricane, earthquake, or other physical or weather-related phenomena. Some event-linked bonds are commonly referred to as “catastrophe bonds.” They may be issued by government agencies, insurance companies, reinsurers, special purpose corporations or other on-shore or off-shore entities (such special purpose entities are created to accomplish a narrow and well-defined objective, such as the issuance of a note in connection with a reinsurance transaction). If a trigger event causes losses exceeding a specific amount in the geographic region and time period specified in a bond, the Portfolio investing in the bond may lose a portion or all of its principal invested in the bond. If no trigger event occurs, the Portfolio will recover its principal plus interest. For some event-linked bonds, the trigger event or losses may be based on company-wide losses, index-portfolio losses, industry indices, or readings of scientific instruments rather than specified actual losses. Often the event-linked bonds provide for extensions of maturity that are mandatory, or optional at the discretion of the issuer, in order to process and audit loss claims in those cases where a trigger event has, or possibly has, occurred. An extension of maturity may increase volatility. In addition to the specified trigger events, event-linked bonds also may expose the Portfolio to certain unanticipated risks including but not limited to issuer risk, credit risk, counterparty risk, adverse regulatory or jurisdictional interpretations, and adverse tax consequences.

Event-linked bonds are a relatively new type of financial instrument. As such, there is no significant trading history of these securities, and there can be no assurance that a liquid market in these instruments will develop. See “Illiquid Securities” below. Lack of a liquid market may impose the risk of higher transaction costs and the possibility that the Portfolio may be forced to liquidate positions when it would not be advantageous to do so. Event-linked bonds are typically rated, and the Portfolio will only invest in catastrophe bonds that meet the credit quality requirements for the Portfolio.

Warrants to Purchase Securities

The Portfolio may invest in or acquire warrants to purchase fixed income securities. Warrants are instruments that give the holder the right, but not the obligation, to buy a security at a specific price for a specific period of time. Changes in the value of a warrant do not necessarily correspond to changes in the value of its underlying security. The price of a warrant may be more volatile than the price of its underlying security, and a warrant may offer greater potential for capital appreciation as well as capital loss. Warrants do not entitle a holder to dividends or voting rights with respect to the underlying security and do not represent any rights in the assets of the issuing company. A warrant ceases to have value if it is not exercised prior to its expiration date. These factors can make warrants more speculative than other types of investments. Bonds with warrants attached to purchase equity securities have many characteristics of convertible bonds and their prices may, to some degree, reflect the performance of the underlying stock. Bonds also may be issued with warrants attached to purchase additional fixed income securities at the same coupon rate. A decline in interest rates would permit the Portfolio to buy additional bonds at the favorable rate or to sell the warrants at a profit. If interest rates rise, the warrants would generally expire with no value.

The Portfolio will not invest more than 5% of its net assets in warrants to purchase securities. Warrants acquired in units or attached to securities will be deemed without value for purposes of this restriction.

Foreign Securities

The Portfolio may invest in securities of foreign issuers only if they are U.S. dollar-denominated. The Portfolio may invest in corporate debt securities of foreign issuers, certain foreign bank obligations (see “Bank Obligations”) and U.S. dollar denominated obligations of foreign governments or their subdivisions, agencies and instrumentalities, international agencies and supranational entities.

PIMCO generally considers an instrument to be economically tied to a non-U.S. country if the issuer is a foreign government (or any political subdivision, agency, authority or instrumentality of such government), or if the issuer is organized under the laws of a non-U.S. country. In the case of certain money market instruments, such instruments will be considered economically tied to a non-U.S. country if either the issuer or the guarantor of such money market instrument is organized under the laws of a non-U.S. country.

With respect to derivative instruments, PIMCO generally considers such instruments to be economically tied to non-U.S. countries if the underlying assets are foreign currencies (or baskets or indexes of such currencies), or instruments or securities that are issued by foreign governments or issuers organized under the laws of a non-U.S. country (or if the underlying

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assets are certain money market instruments, if either the issuer or the guarantor of such money market instruments is organized under the laws of a non-U.S. country).

A portfolio that invests in instruments economically tied to non-U.S. countries may invest in a range of countries and, as such, the value of the Portfolio’s assets may be affected by uncertainties such as international political developments, changes in government policies, changes in taxation, restrictions on foreign investment and currency repatriation, currency fluctuations and other developments in the laws and regulations of countries in which investment may be made.

The Portfolio may invest up to 5% of its total assets in securities and instruments that are economically tied to emerging market countries. PIMCO generally considers an instrument to be economically tied to an emerging market country if the issuer or guarantor is a government of an emerging market country (or any political subdivision, agency, authority or instrumentality of such government), if the issuer or guarantor is organized under the laws of an emerging market country, or if the currency of settlement of the security is a currency of an emerging market country. With respect to derivative instruments, PIMCO generally considers such instruments to be economically tied to emerging market countries if the underlying assets are currencies of emerging market countries (or baskets or indexes of such currencies), or instruments or securities that are issued or guaranteed by governments of emerging market countries or by entities organized under the laws of emerging market countries. PIMCO has broad discretion to identify countries that it considers to qualify as emerging markets. In exercising such discretion, PIMCO identifies countries as emerging markets consistent with the strategic objectives of the Portfolio. For example, the Portfolio may consider a country to be an emerging market country based on a number of factors including, but not limited to, if the country is classified as an emerging or developing economy by any supranational organization such as the World Bank of the United Nations, or related entities, or if the country is considered an emerging market country for purposes of constructing emerging market indices.

Investment risk may be particularly high to the extent that the Portfolio invests in instruments economically tied to emerging market countries. These securities may present market, credit, currency, liquidity, legal, political and other risks different from, or greater than, the risks of investing in developed countries. The Portfolio may invest in emerging markets that may be in the process of opening to trans-national investment, which may increase these risks. Risks particular to emerging market countries include, but are not limited to, the following risks.

General Emerging Market Risk. The securities markets of countries in which the Portfolio may invest may be relatively small, with a limited number of companies representing a small number of industries. Additionally, issuers in countries in which the Portfolio may invest may not be subject to a high degree of regulation and the financial institutions with which the Portfolio may trade may not possess the same degree of financial sophistication, creditworthiness or resources as those in developed markets. Furthermore, the legal infrastructure and accounting, auditing and reporting standards in certain countries in which the Portfolio may invest may not provide the same degree of investor protection or information to investors as would generally apply in major securities markets.

Nationalization, expropriation or confiscatory taxation, currency blockage, political changes or diplomatic developments could adversely affect the Portfolio’s investments in a foreign country. In the event of nationalization, expropriation or other confiscation, the Portfolio could lose their entire investment in that country. Adverse conditions in a certain region can adversely affect securities of other countries whose economies appear to be unrelated. To the extent that the Portfolio invest a significant portion of their assets in a concentrated geographic area, the Portfolio will generally have more exposure to regional economic risks associated with those investments.

Restrictions on Foreign Investment. A number of emerging securities markets restrict foreign investment to varying degrees. Furthermore, repatriation of investment income, capital and the proceeds of sales by foreign investors may require governmental registration and/or approval in some countries. While the Portfolio will only invest in markets where these restrictions are considered acceptable, new or additional repatriation or other restrictions might be imposed subsequent to the Portfolio’s investment. If such restrictions were to be imposed subsequent to the Portfolio’s investment in the securities markets of a particular country, the Portfolio’s response might include, among other things, applying to the appropriate authorities for a waiver of the restrictions or engaging in transactions in other markets designed to offset the risks of decline in that country. Such restrictions will be considered in relation to the Portfolio’s liquidity needs and all other acceptable positive and negative factors. Some emerging markets limit foreign investment, which may decrease returns relative to domestic investors. The Portfolio may seek exceptions to those restrictions. If those restrictions are present and cannot by avoided by the Portfolio, the Portfolio’s returns may be lower.

Settlement Risks. Settlement systems in emerging markets may be less well organized than in developed markets. Supervisory authorities may also be unable to apply standards which are comparable with those in developed markets. Thus there may be risks that settlement may be delayed and that cash or securities belonging to the Portfolio may be in jeopardy

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because of failures of or defects in the systems. In particular, market practice may require that payment shall be made prior to receipt of the security which is being purchased or that delivery of a security must be made before payment is received. In such cases, default by a broker or bank (the “Counterparty”) through whom the relevant transaction is effected might result in a loss being suffered by the Portfolio. The Portfolio will seek, where possible, to use Counterparties whose financial status is such that this risk is reduced. However, there can be no certainty that the Portfolio will be successful in eliminating or reducing this risk, particularly as Counterparties operating in developing countries frequently lack the substance, capitalization and/or financial resources of those in developed countries.

There may also be a danger that, because of uncertainties in the operation of settlement systems in individual markets, competing claims may arise in respect of securities held by or to be transferred to the Portfolio. Furthermore, compensation schemes may be non-existent, limited or inadequate to meet the Portfolio’s claims in any of these events.

Counterparty Risk. Trading in the securities of developing markets presents additional credit and financial risks. The Portfolio may have limited access to, or there may be a limited number of, potential Counterparties that trade in the securities of emerging market issuers. Governmental regulations may restrict potential Counterparties to certain financial institutions located or operating in the particular emerging market. Potential Counterparties may not possess, adopt or implement creditworthiness standards, financial reporting standards or legal and contractual protections similar to those in developed markets. Currency hedging techniques may not be available or may be limited. The Portfolio may not be able to reduce or mitigate risks related to trading with emerging market Counterparties. The Portfolio will seek, where possible, to use Counterparties whose financial status is such that the risk of default is reduced, but the risk of losses resulting from default is still possible.

Government in the Private Sector. Government involvement in the private sector varies in degree among the emerging markets in which the Portfolio invest. Such involvement may, in some cases, include government ownership of companies in certain sectors, wage and price controls or imposition of trade barriers and other protectionist measures. With respect to any developing country, there is no guarantee that some future economic or political crisis will not lead to price controls, forced mergers of companies, expropriation, or creation of government monopolies, to the possible detriment of the Portfolio’s investment in that country.

Litigation. The Portfolio may encounter substantial difficulties in obtaining and enforcing judgments against individuals and companies located in certain developing countries. It may be difficult or impossible to obtain or enforce legislation or remedies against governments, their agencies and sponsored entities.

Fraudulent Securities. It is possible, particularly in markets in developing countries, that purported securities in which the Portfolio invest may subsequently be found to be fraudulent and as a consequence the Portfolio could suffer losses.

Taxation. The local taxation of income and capital gains accruing to non-residents varies among developing countries and, in some cases, is comparatively high. In addition, developing countries typically have less well-defined tax laws and procedures and such laws may permit retroactive taxation so that the Portfolio could in the future become subject to local tax liabilities that had not been anticipated in conducting its investment activities or valuing its assets. The Portfolio will seek to reduce these risks by careful management of their assets. However, there can be no assurance that these efforts will be successful.

Political Risks/Risks of Conflicts. Recently, various countries have seen significant internal conflicts and in some cases, civil wars may have had an adverse impact on the securities markets of the countries concerned. In addition, the occurrence of new disturbances due to acts of war or other political developments cannot be excluded. Apparently stable systems may experience periods of disruption or improbable reversals of policy. Nationalization, expropriation or confiscatory taxation, currency blockage, political changes, government regulation, political, regulatory or social instability or uncertainty or diplomatic developments could adversely affect the Portfolio’s investments. The transformation from a centrally planned, socialist economy to a more market oriented economy has also resulted in many economic and social disruptions and distortions. Moreover, there can be no assurance that the economic, regulatory and political initiatives necessary to achieve and sustain such a transformation will continue or, if such initiatives continue and are sustained, that they will be successful or that such initiatives will continue to benefit foreign (or non-national) investors. Certain instruments, such as inflation index instruments, may depend upon measures compiled by governments (or entities under their influence) which are also the obligors.

The Portfolio may invest in Brady Bonds. Brady Bonds are securities created through the exchange of existing commercial bank loans to sovereign entities for new obligations in connection with debt restructurings under a debt restructuring plan introduced by former U.S. Secretary of the Treasury, Nicholas F. Brady (the “Brady Plan”). Brady Plan debt restructurings have been implemented in a number of countries, including: Argentina, Bolivia, Brazil, Bulgaria, Costa Rica, the Dominican Republic, Ecuador, Jordan, Mexico, Niger, Nigeria, Panama, Peru, the Philippines, Poland, Uruguay, and Venezuela.

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Brady Bonds may be collateralized or uncollateralized, are issued in various currencies (primarily the U.S. dollar) and are actively traded in the over-the-counter secondary market. Brady Bonds are not considered to be U.S. Government securities. U.S. dollar-denominated, collateralized Brady Bonds, which may be fixed rate par bonds or floating rate discount bonds, are generally collateralized in full as to principal by U.S. Treasury zero coupon bonds having the same maturity as the Brady Bonds. Interest payments on these Brady Bonds generally are collateralized on a one-year or longer rolling-forward basis by cash or securities in an amount that, in the case of fixed rate bonds, is equal to at least one year of interest payments or, in the case of floating rate bonds, initially is equal to at least one year’s interest payments based on the applicable interest rate at that time and is adjusted at regular intervals thereafter. Certain Brady Bonds are entitled to “value recovery payments” in certain circumstances, which in effect constitute supplemental interest payments but generally are not collateralized. Brady Bonds are often viewed as having three or four valuation components: (i) the collateralized repayment of principal at final maturity; (ii) the collateralized interest payments; (iii) the uncollateralized interest payments; and (iv) any uncollateralized repayment of principal at maturity (these uncollateralized amounts constitute the “residual risk”).

Most Mexican Brady Bonds issued to date have principal repayments at final maturity fully collateralized by U.S. Treasury zero coupon bonds (or comparable collateral denominated in other currencies) and interest coupon payments collateralized on an 18-month rolling-forward basis by funds held in escrow by an agent for the bondholders. A significant portion of the Venezuelan Brady Bonds and the Argentine Brady Bonds issued to date have principal repayments at final maturity collateralized by U.S. Treasury zero coupon bonds (or comparable collateral denominated in other currencies) and/or interest coupon payments collateralized on a 14-month (for Venezuela) or 12-month (for Argentina) rolling-forward basis by securities held by the Federal Reserve Bank of New York as collateral agent.

Brady Bonds involve various risk factors including residual risk and the history of defaults with respect to commercial bank loans by public and private entities of countries issuing Brady Bonds. There can be no assurance that Brady Bonds in which the Portfolio may invest will not be subject to restructuring arrangements or to requests for new credit, which may cause the Portfolio to suffer a loss of interest or principal on any of its holdings.

Investment in sovereign debt can involve a high degree of risk. The governmental entity that controls the repayment of sovereign debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of the debt. A governmental entity’s willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the governmental entity’s policy toward the International Monetary Fund, and the political constraints to which a governmental entity may be subject. Governmental entities also may depend on expected disbursements from foreign governments, multilateral agencies and others to reduce principal and interest arrearages on their debt. The commitment on the part of these governments, agencies and others to make such disbursements may be conditioned on a governmental entity’s implementation of economic reforms and/or economic performance and the timely service of such debtor’s obligations. Failure to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may result in the cancellation of such third parties’ commitments to lend funds to the governmental entity, which may further impair such debtor’s ability or willingness to service its debts in a timely manner. Consequently, governmental entities may default on their sovereign debt. Holders of sovereign debt (including the Portfolio) may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities. There is no bankruptcy proceeding by which sovereign debt on which governmental entities have defaulted may be collected in whole or in part.

Borrowing

The Portfolio may borrow money to the extent permitted under the 1940 Act and as interpreted, modified or otherwise permitted by regulatory authority having jurisdiction, from time to time. This means that, in general, the Portfolio may borrow money from banks for any purpose in an amount up to 1/3 of the Portfolio’s total assets. The Portfolio also may borrow money for temporary administrative purposes on in an amount not to exceed 5% of the Portfolio’s total assets.

Specifically, provisions of the 1940 Act require the Portfolio to maintain continuous asset coverage (that is, total assets including borrowings, less liabilities exclusive of borrowings) of 300% of the amount borrowed, with an exception for borrowings not in excess of 5% of the Portfolio’s total assets made for temporary administrative purposes. Any borrowings for temporary administrative purposes in excess of 5% of the Portfolio’s total assets must maintain continuous asset coverage. If the 300% asset coverage should decline as a result of market fluctuations or other reasons, the Portfolio may be required to sell some of its portfolio holdings within three days to reduce the debt and restore the 300% asset coverage, even though it may be disadvantageous from an investment standpoint to sell securities at that time.

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As noted below, the Portfolio also may enter into certain transactions, including reverse repurchase agreements, mortgage dollar rolls, and sale-buybacks, that can be viewed as constituting a form of borrowing or financing transaction by the Portfolio. To the extent the Portfolio covers its commitment under a reverse repurchase agreement (or economically similar transaction) by the segregation or “earmarking” of assets determined in accordance with procedures adopted by the Trustees, equal in value to the amount of the Portfolio’s commitment to repurchase, such an agreement will not be considered a “senior security” by the Portfolio and therefore will not be subject to the 300% asset coverage requirement otherwise applicable to borrowings by the Portfolio. Borrowing will tend to exaggerate the effect on net asset value of any increase or decrease in the market value of the Portfolio’s portfolio. Money borrowed will be subject to interest costs which may or may not be recovered by appreciation of the securities purchased. The Portfolio also may be required to maintain minimum average balances in connection with such borrowing or to pay a commitment or other fee to maintain a line of credit; either of these requirements would increase the cost of borrowing over the stated interest rate.

The Portfolio may enter into reverse repurchase agreements, mortgage dollar rolls, and economically similar transactions. A reverse repurchase agreement involves the sale of a portfolio-eligible security by the Portfolio to another party, such as a bank or broker-dealer, coupled with its agreement to repurchase the instrument at a specified time and price. Under a reverse repurchase agreement, the Portfolio continues to receive any principal and interest payments on the underlying security during the term of the agreement. The Portfolio typically will segregate or “earmark” assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, equal (on a daily mark-to-market basis) to its obligations under reverse repurchase agreements. However, reverse repurchase agreements involve the risk that the market value of securities retained by the Portfolio may decline below the repurchase price of the securities sold by the Portfolio which it is obligated to repurchase. With respect to reverse repurchase agreements in which banks are counterparties, the Portfolio may treat such transactions as bank borrowings, which would be subject to the Portfolio’s limitations on borrowings. Such treatment would, among other things, restrict the aggregate of such transactions (plus any other borrowings) to one-third of the Portfolio’s total assets.

A “mortgage dollar roll” is similar to a reverse repurchase agreement in certain respects. In a “dollar roll” transaction the Portfolio sells a mortgage-related security, such as a security issued by GNMA, to a dealer and simultaneously agrees to repurchase a similar security (but not the same security) in the future at a pre-determined price. A “dollar roll” can be viewed, like a reverse repurchase agreement, as a collateralized borrowing in which the Portfolio pledges a mortgage-related security to a dealer to obtain cash. Unlike in the case of reverse repurchase agreements, the dealer with which the Portfolio enters into a dollar roll transaction is not obligated to return the same securities as those originally sold by the Portfolio, but only securities which are “substantially identical.” To be considered “substantially identical,” the securities returned to the Portfolio generally must: (1) be collateralized by the same types of underlying mortgages; (2) be issued by the same agency and be part of the same program; (3) have a similar original stated maturity; (4) have identical net coupon rates; (5) have similar market yields (and therefore price); and (6) satisfy “good delivery” requirements, meaning that the aggregate principal amounts of the securities delivered and received back must be within 0.01% of the initial amount delivered.

The Portfolio’s obligations under a dollar roll agreement must be covered by segregated or “earmarked” liquid assets equal in value to the securities subject to repurchase by the Portfolio. As with reverse repurchase agreements, to the extent that positions in dollar roll agreements are not covered by segregated or “earmarked” liquid assets at least equal to the amount of any forward purchase commitment, such transactions would be subject to the Portfolio’s restrictions on borrowings. Furthermore, because dollar roll transactions may be for terms ranging between one and six months, dollar roll transactions may be deemed “illiquid” and subject to the Portfolio’s overall limitations on investments in illiquid securities.

The Portfolio also may effect simultaneous purchase and sale transactions that are known as “sale-buybacks.” A sale-buyback is similar to a reverse repurchase agreement, except that in a sale-buyback, the counterparty who purchases the security is entitled to receive any principal or interest payments made on the underlying security pending settlement of the Portfolio’s repurchase of the underlying security. The Portfolio’s obligations under a sale-buyback typically would be offset by liquid assets equal in value to the amount of the Portfolio’s forward commitment to repurchase the subject security.

Derivative Instruments

In pursuing its individual objectives the Portfolio may, to the extent permitted by its investment objective and policies, purchase and sell (write) both put options and call options on securities, swap agreements, securities indexes, and commodity indexes, and enter into interest rate, foreign currency, index and commodity futures contracts and purchase and sell options on such futures contracts (“futures options”) for hedging purposes, to seek to replicate the composition and performance of a particular index, or as part of its overall investment strategies. The Portfolio may not enter into transactions involving currency futures or options. The Portfolio also may enter into swap agreements with respect to interest rates, commodities and indexes of securities or commodities. The Portfolio may invest in structured notes. If other types of financial instruments, including other

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types of options, futures contracts, or futures options are traded in the future, the Portfolio also may use those instruments, provided that the Board of Trustees determines that their use is consistent with the Portfolio’s investment objective.

The value of some derivative instruments in which the Portfolio invests may be particularly sensitive to changes in prevailing interest rates, and, like the other investments of the Portfolio, the ability of the Portfolio to successfully utilize these instruments may depend in part upon the ability of PIMCO to forecast interest rates and other economic factors correctly. If PIMCO incorrectly forecasts such factors and has taken positions in derivative instruments contrary to prevailing market trends, the Portfolio could be exposed to the risk of loss.

The Portfolio might not employ any of the strategies described below, and no assurance can be given that any strategy used will succeed. If PIMCO incorrectly forecasts interest rates, market values or other economic factors in using a derivatives strategy for the Portfolio, the Portfolio might have been in a better position if it had not entered into the transaction at all. Also, suitable derivative transactions may not be available in all circumstances. The use of these strategies involves certain special risks, including a possible imperfect correlation, or even no correlation, between price movements of derivative instruments and price movements of related investments. While some strategies involving derivative instruments can reduce the risk of loss, they can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in related investments or otherwise, due to the possible inability of the Portfolio to purchase or sell a portfolio security at a time that otherwise would be favorable or the possible need to sell a portfolio security at a disadvantageous time because the Portfolio is required to maintain asset coverage or offsetting positions in connection with transactions in derivative instruments, and the possible inability of the Portfolio to close out or to liquidate its derivatives positions. In addition, the Portfolio’s use of such instruments may cause the Portfolio to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if it had not used such instruments. If the Portfolio gains exposure to an asset class using derivative instruments backed by a collateral portfolio of Fixed Income Instruments, changes in the value of the Fixed Income Instruments may result in greater or lesser exposure to that asset class than would have resulted from a direct investment in securities comprising that asset class.

Options on Securities and Indexes. The Portfolio may, to the extent specified herein or in the Offering Memorandum, purchase and sell both put and call options on fixed income or other securities or indexes in standardized contracts traded on foreign or domestic securities exchanges, boards of trade, or similar entities, or quoted on NASDAQ or on an over-the-counter market, and agreements, sometimes called cash puts, which may accompany the purchase of a new issue of bonds from a dealer.

An option on a security (or index) is a contract that gives the holder of the option, in return for a premium, the right to buy from (in the case of a call) or sell to (in the case of a put) the writer of the option the security underlying the option (or the cash value of the index) at a specified exercise price at any time during the term of the option. The writer of an option on a security has the obligation upon exercise of the option to deliver the underlying security upon payment of the exercise price or to pay the exercise price upon delivery of the underlying security. Upon exercise, the writer of an option on an index is obligated to pay the difference between the cash value of the index and the exercise price multiplied by the specified multiplier for the index option. (An index is designed to reflect features of a particular financial or securities market, a specific group of financial instruments or securities, or certain economic indicators.)

If the Portfolio writes a call option on a security or an index, it may “cover” its obligation under the call option by owning the security underlying the call option, by having an absolute and immediate right to acquire that security without additional cash consideration (or, if additional cash consideration is required, cash or other assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, in such amount are segregated or “earmarked”) upon conversion or exchange of other securities held by the Portfolio or by maintaining with its custodian assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, in an amount equal to the market value of the security or index underlying the option. A call option written by the Portfolio is also covered if the Portfolio holds a call on the same security or index as the call written where the exercise price of the call held is (i) equal to or less than the exercise price of the call written, or (ii) greater than the exercise price of the call written, provided the difference is maintained by the Portfolio in segregated or “earmarked” assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees. A put option on a security or an index written by the Portfolio is “covered” if the Portfolio segregates or “earmarks” assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees equal to the exercise price. A put option written by the Portfolio is also covered if the Portfolio holds a put on the same security or index as the put written where the exercise price of the put held is (i) equal to or greater than the exercise price of the put written, or (ii) less than the exercise price of the put written, provided the difference is maintained by the Portfolio in segregated or “earmarked” assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees.

If an option written by the Portfolio expires unexercised, the Portfolio realizes a capital gain equal to the premium received at the time the option was written. If an option purchased by the Portfolio expires unexercised, the Portfolio realizes a capital loss equal to the premium paid. Prior to the earlier of exercise or expiration, an exchange traded option may be closed out

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by an offsetting purchase or sale of an option of the same series (type, exchange, underlying security or index, exercise price, and expiration). There can be no assurance, however, that a closing purchase or sale transaction can be effected when the Portfolio desires.

The Portfolio may sell put or call options it has previously purchased, which could result in a net gain or loss depending on whether the amount realized on the sale is more or less than the premium and other transaction costs paid on the put or call option which is sold. Prior to exercise or expiration, an option may be closed out by an offsetting purchase or sale of an option of the same series. The Portfolio will realize a capital gain from a closing purchase transaction if the cost of the closing option is less than the premium received from writing the option, or, if it is more, the Portfolio will realize a capital loss. If the premium received from a closing sale transaction is more than the premium paid to purchase the option, the Portfolio will realize a capital gain or, if it is less, the Portfolio will realize a capital loss. The principal factors affecting the market value of a put or a call option include supply and demand, interest rates, the current market price of the underlying security or index in relation to the exercise price of the option, the volatility of the underlying security or index, and the time remaining until the expiration date.

The premium paid for a put or call option purchased by the Portfolio is an asset of the Portfolio. The premium received for an option written by the Portfolio is recorded as a deferred credit. The value of an option purchased or written is marked to market daily and is valued at the closing price on the exchange on which it is traded or, if not traded on an exchange or no closing price is available, at the mean between the last bid and asked prices.

The Portfolio may write covered straddles consisting of a combination of a call and a put written on the same underlying security. A straddle will be covered when sufficient assets are deposited to meet the Portfolio’s immediate obligations. The Portfolio may use the same liquid assets to cover both the call and put options where the exercise price of the call and put are the same, or the exercise price of the call is higher than that of the put. In such cases, the Portfolio will also segregate or “earmark” liquid assets equivalent to the amount, if any, by which the put is “in the money.”

Risks Associated with Options on Securities and Indexes. There are several risks associated with transactions in options on securities and on indexes. For example, there are significant differences between the securities and options markets that could result in an imperfect correlation between these markets, causing a given transaction not to achieve its objectives. A decision as to whether, when and how to use options involves the exercise of skill and judgment, and even a well-conceived transaction may be unsuccessful to some degree because of market behavior or unexpected events.

The writer of an option has no control over the time when it may be required to fulfill its obligation as a writer of the option. Once an option writer has received an exercise notice, it cannot effect a closing purchase transaction in order to terminate its obligation under the option and must deliver the underlying security at the exercise price. If a put or call option purchased by the Portfolio is not sold when it has remaining value, and if the market price of the underlying security remains equal to or greater than the exercise price (in the case of a put), or remains less than or equal to the exercise price (in the case of a call), the Portfolio will lose its entire investment in the option. Also, where a put or call option on a particular security is purchased to hedge against price movements in a related security, the price of the put or call option may move more or less than the price of the related security.

There can be no assurance that a liquid market will exist when the Portfolio seeks to close out an option position. If the Portfolio were unable to close out an option that it had purchased on a security, it would have to exercise the option in order to realize any profit or the option may expire worthless.

If trading were suspended in an option purchased by the Portfolio, the Portfolio would not be able to close out the option. If restrictions on exercise were imposed, the Portfolio might be unable to exercise an option it has purchased. Except to the extent that a call option on an index written by the Portfolio is covered by an option on the same index purchased by the Portfolio, movements in the index may result in a loss to the Portfolio; however, such losses may be mitigated by changes in the value of the Portfolio’s securities during the period the option was outstanding.

To the extent that the Portfolio writes a call option on a security it holds in its portfolio and intends to use such security as the sole means of “covering” its obligation under the call option, the Portfolio has, in return for the premium on the option, given up the opportunity to profit from a price increase in the underlying security above the exercise price during the option period, but, as long as its obligation under such call option continues, has retained the risk of loss should the price of the underlying security decline. If the Portfolio were unable to close out such a call option, the Portfolio would not be able to sell the underlying security unless the option expired without exercise.

Futures Contracts and Options on Futures Contracts. A futures contract is an agreement between two parties to buy and sell a security or commodity for a set price on a future date. These contracts are traded on exchanges, so that, in most cases,

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either party can close out its position on the exchange for cash, without delivering the security or commodity. An option on a futures contract gives the holder of the option the right to buy or sell a position in a futures contract to the writer of the option, at a specified price and on or before a specified expiration date.

The Portfolio may invest in futures contracts and options thereon (“futures options”) with respect to, but not limited to, interest rates, commodities, and security or commodity indexes.

An interest rate, commodity, or index futures contract provides for the future sale by one party and purchase by another party of a specified quantity of a financial instrument, commodity, or the cash value of an index at a specified price and time. A futures contract on an index is an agreement pursuant to which two parties agree to take or make delivery of an amount of cash equal to the difference between the value of the index at the close of the last trading day of the contract and the price at which the index contract was originally written. Although the value of an index might be a function of the value of certain specified securities, no physical delivery of these securities is made. A public market exists in futures contracts covering a number of indexes as well as financial instruments, including: the S&P 500; the S&P Midcap 400; the Nikkei 225; the NYSE composite; U.S. Treasury bonds; U.S. Treasury notes; GNMA Certificates; three-month U.S. Treasury bills; 90-day commercial paper; bank certificates of deposit; and Eurodollar certificates of deposit. It is expected that other futures contracts will be developed and traded in the future.

The Portfolio may purchase and write call and put futures options, as specified for the Portfolio in the Offering Memorandum. Futures options possess many of the same characteristics as options on securities and indexes (discussed above). A futures option gives the holder the right, in return for the premium paid, to assume a long position (call) or short position (put) in a futures contract at a specified exercise price at any time during the period of the option. Upon exercise of a call option, the holder acquires a long position in the futures contract and the writer is assigned the opposite short position. In the case of a put option, the opposite is true. A call option is “in the money” if the value of the futures contract that is the subject of the option exceeds the exercise price. A put option is “in the money” if the exercise price exceeds the value of the futures contract that is the subject of the option.

Pursuant to a claim for exclusion filed with the Commodity Futures Trading Commission (“CFTC”) on behalf of the Portfolio, neither the Trust nor the Portfolio is deemed to be a “commodity pool” or “commodity pool operator” under the Commodity Exchange Act (“CEA”), and they are not subject to registration or regulation as such under the CEA. PIMCO is not deemed to be a “commodity pool operator” or “commodity trading adviser” with respect to its service as investment adviser to the Portfolio.

Limitations on Use of Futures and Futures Options. The Portfolio will only enter into futures contracts and futures options which are standardized and traded on a U.S. or foreign exchange, board of trade, or similar entity, or quoted on an automated quotation system.

When a purchase or sale of a futures contract is made by the Portfolio, the Portfolio is required to deposit with its custodian (or broker, if legally permitted) a specified amount of assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees (“initial margin”). The margin required for a futures contract is set by the exchange on which the contract is traded and may be modified during the term of the contract. Margin requirements on foreign exchanges may be different than U.S. exchanges. The initial margin is in the nature of a performance bond or good faith deposit on the futures contract which is returned to the Portfolio upon termination of the contract, assuming all contractual obligations have been satisfied. The Portfolio expects to earn interest income on its initial margin deposits. A futures contract held by the Portfolio is valued daily at the official settlement price of the exchange on which it is traded. Each day the Portfolio pays or receives cash, called “variation margin,” equal to the daily change in value of the futures contract. This process is known as “marking to market.” Variation margin does not represent a borrowing or loan by the Portfolio but is instead a settlement between the Portfolio and the broker of the amount one would owe the other if the futures contract expired. In computing daily net asset value, the Portfolio will mark to market its open futures positions.

The Portfolio is also required to deposit and maintain margin with respect to put and call options on futures contracts written by it. Such margin deposits will vary depending on the nature of the underlying futures contract (and the related initial margin requirements), the current market value of the option, and other futures positions held by the Portfolio.

Although some futures contracts call for making or taking delivery of the underlying securities, or commodities, generally these obligations are closed out prior to delivery by offsetting purchases or sales of matching futures contracts (same exchange, underlying security or index, and delivery month). Closing out a futures contract sale is effected by purchasing a futures contract for the same aggregate amount of the specific type of financial instrument or commodity with the same delivery date. If an offsetting purchase price is less than the original sale price, the Portfolio realizes a capital gain, or if it is more, the

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Portfolio realizes a capital loss. Conversely, if an offsetting sale price is more than the original purchase price, the Portfolio realizes a capital gain, or if it is less, the Portfolio realizes a capital loss. The transaction costs must also be included in these calculations.

The Portfolio may write covered straddles consisting of a call and a put written on the same underlying futures contract. A straddle will be covered when sufficient assets are deposited to meet the Portfolio’s immediate obligations. The Portfolio may use the same liquid assets to cover both the call and put options where the exercise price of the call and put are the same, or the exercise price of the call is higher than that of the put. In such cases, the Portfolio will also segregate or “earmark” liquid assets equivalent to the amount, if any, by which the put is “in the money.”

When purchasing a futures contract, the Portfolio will maintain with its custodian (and mark-to-market on a daily basis) assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, that, when added to the amounts deposited with a futures commission merchant as margin, are equal to the market value of the futures contract. Alternatively, the Portfolio may “cover” its position by purchasing a put option on the same futures contract with a strike price as high or higher than the price of the contract held by the Portfolio.

When selling a futures contract, the Portfolio will maintain with its custodian (and mark-to-market on a daily basis) assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, that are equal to the market value of the futures contract. Alternatively, the Portfolio may “cover” its position by owning the instruments underlying the futures contract (or, in the case of an index futures contract, a portfolio with a volatility substantially similar to that of the index on which the futures contract is based), or by holding a call option permitting the Portfolio to purchase the same futures contract at a price no higher than the price of the contract written by the Portfolio (or at a higher price if the difference is maintained in liquid assets with the Trust’s custodian).

With respect to futures contracts that are not legally required to “cash settle,” the Portfolio may cover the open position by setting aside or “earmarking” liquid assets in an amount equal to the market value of the futures contract. With respect to futures that are required to “cash settle,” however, the Portfolio is permitted to set aside or “earmark” liquid assets in an amount equal to the Portfolio’s daily marked-to-market (net) obligation, if any, (in other words, the Portfolio’s daily net liability, if any) rather than the market value of the futures contract. By setting aside or “earmarking” assets equal to only its net obligation under cash-settled futures, the Portfolio will have the ability to utilize these contracts to a greater extent than if the Portfolio were required to segregate or “earmark” assets equal to the full market value of the futures contract.

When selling a call option on a futures contract, the Portfolio will maintain with its custodian (and mark-to-market on a daily basis) assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, that, when added to the amounts deposited with a futures commission merchant as margin, equal the total market value of the futures contract underlying the call option. Alternatively, the Portfolio may cover its position by entering into a long position in the same futures contract at a price no higher than the strike price of the call option, by owning the instruments underlying the futures contract, or by holding a separate call option permitting the Portfolio to purchase the same futures contract at a price not higher than the strike price of the call option sold by the Portfolio.

When selling a put option on a futures contract, the Portfolio will maintain with its custodian (and mark-to-market on a daily basis) assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, that equal the purchase price of the futures contract, less any margin on deposit. Alternatively, the Portfolio may cover the position either by entering into a short position in the same futures contract, or by owning a separate put option permitting it to sell the same futures contract so long as the strike price of the purchased put option is the same or higher than the strike price of the put option sold by the Portfolio.

To the extent that securities with maturities greater than one year are used to segregate or “earmark” assets to cover the Portfolio’s obligations under futures contracts and related options, such use will not eliminate the risk of a form of leverage, which may tend to exaggerate the effect on net asset value of any increase or decrease in the market value of the Portfolio’s portfolio, and may require liquidation of portfolio positions when it is not advantageous to do so. However, any potential risk of leverage resulting from the use of securities with maturities greater than one year may be mitigated by the overall duration limit on the Portfolio’s portfolio securities. Thus, the use of a longer-term security may require the Portfolio to hold offsetting short-term securities to balance the Portfolio’s portfolio such that the Portfolio’s duration does not exceed the maximum permitted for the Portfolio in the Offering Memorandum.

The requirements for qualification as a regulated investment company also may limit the extent to which the Portfolio may enter into futures, futures options and forward contracts. See “Taxation.”

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Risks Associated with Futures and Futures Options. There are several risks associated with the use of futures contracts and futures options as hedging techniques. A purchase or sale of a futures contract may result in losses in excess of the amount invested in the futures contract. There can be no guarantee that there will be a correlation between price movements in the hedging vehicle and in the Portfolio securities being hedged. In addition, there are significant differences between the securities and futures markets that could result in an imperfect correlation between the markets, causing a given hedge not to achieve its objectives. The degree of imperfection of correlation depends on circumstances such as variations in speculative market demand for futures and futures options on securities, including technical influences in futures trading and futures options, and differences between the financial instruments being hedged and the instruments underlying the standard contracts available for trading in such respects as interest rate levels, maturities, and creditworthiness of issuers. A decision as to whether, when and how to hedge involves the exercise of skill and judgment, and even a well-conceived hedge may be unsuccessful to some degree because of market behavior or unexpected interest rate trends. Futures contracts on U.S. Government securities historically have reacted to an increase or decrease in interest rates in a manner similar to that in which the underlying U.S. Government securities reacted. To the extent, however, that the Portfolio enters into such futures contracts the value of such futures will not vary in direct proportion to the value of the Portfolio’s holdings of U.S. Government securities. Thus, the anticipated spread between the price of the futures contract and the hedged security may be distorted due to differences in the nature of the markets. The spread also may be distorted by differences in initial and variation margin requirements, the liquidity of such markets and the participation of speculators in such markets.

Futures exchanges may limit the amount of fluctuation permitted in certain futures contract prices during a single trading day. The daily limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day’s settlement price at the end of the current trading session. Once the daily limit has been reached in a futures contract subject to the limit, no more trades may be made on that day at a price beyond that limit. The daily limit governs only price movements during a particular trading day and therefore does not limit potential losses because the limit may work to prevent the liquidation of unfavorable positions. For example, futures prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of positions and subjecting some holders of futures contracts to substantial losses.

There can be no assurance that a liquid market will exist at a time when the Portfolio seeks to close out a futures or a futures option position, and the Portfolio would remain obligated to meet margin requirements until the position is closed. In addition, many of the contracts discussed above are relatively new instruments without a significant trading history. As a result, there can be no assurance that an active secondary market will develop or continue to exist.

Additional Risks of Options on Securities, Futures Contracts, and Options on Futures Contracts. Options on securities, futures contracts, options on futures contracts, may be traded on foreign exchanges. Such transactions may not be regulated as effectively as similar transactions in the United States; may not involve a clearing mechanism and related guarantees, and are subject to the risk of governmental actions affecting trading in, or the prices of, foreign securities. The value of such positions also could be adversely affected by (i) other complex foreign political, legal and economic factors, (ii) lesser availability than in the United States of data on which to make trading decisions, (iii) delays in the Trust’s ability to act upon economic events occurring in foreign markets during non-business hours in the United States, (iv) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States, and (v) lesser trading volume.

Swap Agreements and Options on Swap Agreements. The Portfolio may engage in swap transactions, including, but not limited to, swap agreements on interest rates, security or commodity indexes, specific securities and commodities, and credit and event-linked swaps. The Portfolio also may enter into options on swap agreements (“swap options”).

The Portfolio may enter into swap transactions for any legal purpose consistent with its investment objectives and policies, such as for the purpose of attempting to obtain or preserve a particular return or spread at a lower cost than obtaining a return or spread through purchases and/or sales of instruments in other markets, to protect against currency fluctuations, as a duration management technique, to protect against any increase in the price of securities the Portfolio anticipates purchasing at a later date, or to gain exposure to certain markets in the most economical way possible.

Swap agreements are two party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year. In a standard “swap” transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor. The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount,” i.e., the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular foreign currency, or in a “basket” of securities or commodities representing a particular index. A “quanto” or “differential” swap combines both an interest rate and a currency transaction. Other forms of swap agreements include interest rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates exceed a specified

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rate, or “cap”; interest rate floors, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates fall below a specified rate, or “floor”; and interest rate collars, under which a party sells a cap and purchases a floor or vice versa in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels.

The Portfolio also may enter into swap options. A swap option is a contract that gives a counterparty the right (but not the obligation) in return for payment of a premium, to enter into a new swap agreement or to shorten, extend, cancel or otherwise modify an existing swap agreement, at some designated future time on specified terms. The Portfolio may write (sell) and purchase put and call swap options.

Depending on the terms of the particular option agreement, the Portfolio will generally incur a greater degree of risk when it writes a swap option than it will incur when it purchases a swap option. When the Portfolio purchases a swap option, it risks losing only the amount of the premium it has paid should it decide to let the option expire unexercised. However, when the Portfolio writes a swap option, upon exercise of the option the Portfolio will become obligated according to the terms of the underlying agreement.

Most other types of swap agreements entered into by the Portfolio would calculate the obligations of the parties to the agreement on a “net basis.” Consequently, the Portfolio’s current obligations (or rights) under a swap agreement will generally be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”). The Portfolio’s current obligations under a swap agreement will be accrued daily (offset against any amounts owed to the Portfolio) and any accrued but unpaid net amounts owed to a swap counterparty will be covered by the segregation or “earmarking” of assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, to avoid any potential leveraging of the Portfolio’s portfolio. Obligations under swap agreements so covered will not be construed to be “senior securities” for purposes of the Portfolio’s investment restriction concerning senior securities.

The Portfolio also may enter into credit default swap agreements. The credit default swap agreement may have as reference obligations one or more securities that are not currently held by the Portfolio. The protection “buyer” in a credit default contract is generally obligated to pay the protection “seller” an upfront or a periodic stream of payments over the term of the contract provided that no credit event, such as a default, on a reference obligation has occurred. If a credit event occurs, the seller generally must pay the buyer the “par value” (full notional value) of the swap in exchange for an equal face amount of deliverable obligations of the reference entity described in the swap, or the seller may be required to deliver the related net cash amount, if the swap is cash settled. The Portfolio may be either the buyer or seller in the transaction. If the Portfolio is a buyer and no credit event occurs, the Portfolio may recover nothing if the swap is held through its termination date. However, if a credit event occurs, the buyer generally may elect to receive the full notional value of the swap in exchange for an equal face amount of deliverable obligations of the reference entity whose value may have significantly decreased. As a seller, the Portfolio generally receives an upfront payment or a fixed rate of income throughout the term of the swap provided that there is no credit event. As the seller, the Portfolio would effectively add leverage to its portfolio because, in addition to its total net assets, the Portfolio would be subject to investment exposure on the notional amount of the swap.

The spread of a credit default swap is the annual amount the protection buyer must pay the protection seller over the length of the contract, expressed as a percentage of the notional amount. When spreads rise, market perceived credit risk rises and when spreads fall, market perceived credit risk falls. Wider credit spreads and decreasing market values, when compared to the notional amount of the swap, represent a deterioration of the referenced entity’s credit soundness and a greater likelihood or risk of default or other credit event occurring as defined under the terms of the agreement. For credit default swap agreements on asset-backed securities and credit indices, the quoted market prices and resulting values, as well as the annual payment rate, serve as an indication of the current status of the payment/performance risk.

Credit default swap agreements involve greater risks than if the Portfolio had invested in the reference obligation directly since, in addition to general market risks, credit default swaps are subject to illiquidity risk, counterparty risk and credit risk. The Portfolio will enter into credit default swap agreements only with counterparties that meet certain standards of creditworthiness. A buyer generally also will lose its investment and recover nothing should no credit event occur and the swap is held to its termination date. If a credit event were to occur, the value of any deliverable obligation received by the seller, coupled with the upfront or periodic payments previously received, may be less than the full notional value it pays to the buyer, resulting in a loss of value to the seller. The Portfolio’s obligations under a credit default swap agreement will be accrued daily (offset against any amounts owing to the Portfolio). In connection with credit default swaps in which the Portfolio is the buyer, the Portfolio will segregate or “earmark” cash or assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, or enter into certain offsetting positions, with a value at least equal to the Portfolio’s exposure (any accrued but unpaid net amounts owed by the Portfolio to any counterparty), on a marked-to-market basis. In

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connection with credit default swaps in which the Portfolio is the seller, the Portfolio will segregate or “earmark” cash or assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, or enter into offsetting positions, with a value at least equal to the full notional amount of the swap (minus any amounts owed to the Portfolio). Such segregation or “earmarking” will ensure that the Portfolio has assets available to satisfy its obligations with respect to the transaction and will limit any potential leveraging of the Portfolio’s portfolio. Such segregation or “earmarking” will not limit the Portfolio’s exposure to loss.

In January 2009, the SEC issued temporary rules to allow for clearinghouses to facilitate certain credit default swap transactions between one or more counterparties. A clearinghouse may act as the intermediary, or central counterparty, in credit default swap transactions, reducing the risk of a counterparty defaulting on a transaction while providing a central location for regulators to view traders’ positions and prices. The use of a clearinghouse for credit default swaps is voluntary and the temporary rules are in effect from January 22, 2009 until November 30, 2010. In March 2009 the SEC approved exemptions to allow the CME Group, Inc. and InterContinental, Inc. to operate a clearinghouse for credit default swaps. Similarly, dealers of credit-default swaps in Europe agreed in February 2009 to use a clearinghouse in the European Union to guarantee derivatives. The clearinghouse(s) will be funded by their members. In response to these developments, in March 2009 the Financial Industry Regulatory Authority (“FINRA”) proposed a pilot program imposing margin rules for credit default swap transactions executed by a registered broker-dealer and cleared by the CME Group, Inc. or other central counterparty platforms. FINRA speculates that the creation of CDS central counterparties will result in an increasing volume of CDS transactions being handled through broker-dealers instead of through affiliated entities of investment banks as in the past. FINRA’s pilot program is set to expire November 30, 2010. Recent legislative and regulatory developments will ultimately require the clearing and exchange-trading of most over-the-counter derivative instruments. PIMCO will continue to monitor developments in this area, particularly to the extent regulatory changes affect the Portfolio’s ability to enter into swap agreements.

Whether the Portfolio’s use of swap agreements or swap options will be successful in furthering its investment objective will depend on PIMCO’s ability to predict correctly whether certain types of investments are likely to produce greater returns than other investments. Moreover, the Portfolio bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty. The Portfolio will enter into swap agreements only with counterparties that meet certain standards of creditworthiness. Certain restrictions imposed on the Portfolio by the Internal Revenue Code may limit the Portfolio’s ability to use swap agreements. The swaps market is largely unregulated. It is possible that developments in the swaps market, including potential government regulation, could adversely affect the Portfolio’s ability to terminate existing swap agreements or to realize amounts to be received under such agreements.

Swaps are highly specialized instruments that require investment techniques, risk analyses, and tax planning different from those associated with traditional investments. The use of a swap requires an understanding not only of the referenced asset, reference rate, or index but also of the swap itself, without the benefit of observing the performance of the swap under all possible market conditions. Because they are two party contracts that may be subject to contractual restrictions on transferability and termination and because they may have remaining terms of greater than seven days, swap agreements may be considered to be illiquid and subject to the Portfolio’s limitation on investments in illiquid securities. However, the Trust has adopted procedures pursuant to which PIMCO may determine swaps (including swap options) to be liquid under certain circumstances. To the extent that a swap is not liquid, it may not be possible to initiate a transaction or liquidate a position at an advantageous time or price, which may result in significant losses.

Like most other investments, swap agreements are subject to the risk that the market value of the instrument will change in a way detrimental to the Portfolio’s interest. The Portfolio bears the risk that PIMCO will not accurately forecast future market trends or the values of assets, reference rates, indexes, or other economic factors in establishing swap positions for the Portfolio. If PIMCO attempts to use a swap as a hedge against, or as a substitute for, a portfolio investment, the Portfolio will be exposed to the risk that the swap will have or will develop imperfect or no correlation with the portfolio investment. This could cause substantial losses for the Portfolio. While hedging strategies involving swap instruments can reduce the risk of loss, they can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Portfolio investments. Many swaps are complex and often valued subjectively.

Certain swap agreements are exempt from most provisions of the CEA and, therefore, are not regulated as futures or commodity option transactions under the CEA, pursuant to regulations approved by the CFTC. To qualify for this exemption, a swap agreement must be entered into by “eligible participants,” which includes the following, provided the participants’ total assets exceed established levels: a bank or trust company, savings association or credit union, insurance company, investment company subject to regulation under the 1940 Act, commodity pool, corporation, partnership, proprietorship, organization, trust or other entity, employee benefit plan, governmental entity, broker-dealer, futures commission merchant, natural person, or regulated foreign person. To be eligible, natural persons and most other entities must have total assets exceeding $10 million;

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commodity pools and employee benefit plans must have assets exceeding $5 million. In addition, an eligible swap transaction must meet three conditions. First, the swap agreement may not be part of a fungible class of agreements that are standardized as to their material economic terms. Second, the creditworthiness of parties with actual or potential obligations under the swap agreement must be a material consideration in entering into or determining the terms of the swap agreement, including pricing, cost or credit enhancement terms. Third, swap agreements may not be entered into and traded on or through a multilateral transaction execution facility. This exemption is not exclusive, and participants may continue to rely on existing exclusions for swaps, such as the Policy Statement issued in July 1989 which recognized a safe harbor for swap transactions from regulation as futures or commodity option transactions under the CEA or its regulations. The Policy Statement applies to swap transactions settled in cash that (1) have individually tailored terms, (2) lack exchange-style offset and the use of a clearing organization or margin system, (3) are undertaken in conjunction with a line of business, and (4) are not marketed to the public.

Correlation Risk. In certain cases, the value of derivatives may not correlate perfectly, or at all, with the value of the assets, reference rates or indexes they are designed to closely track. There are a number of factors which may prevent a mutual fund, or derivatives or other strategies used by a fund, from achieving desired correlation (or inverse correlation) with an index. These may include, but are not limited to: (i) the impact of fund fee, expenses and transaction costs, including borrowing and brokerage costs/bid-ask spreads, which are not reflected in index returns; (ii) differences in the timing of daily calculations of the value of an index and the timing of the valuation of derivatives, securities and other assets held by a fund and the determination of the net asset value of fund shares; (iii) disruptions or illiquidity in the markets for derivative instruments or securities in which a fund invests; (iv) a portfolio having exposure to or holding less than all of the securities in the underlying index and/or having exposure to or holding securities not included in the underlying index; (v) large or unexpected movements of assets into and out of a portfolio (due to share purchases or redemptions, for example), potentially resulting in the portfolio being over- or under-exposed to the index; (vi) the impact of accounting standards or changes thereto; (vii) changes to the applicable index that are not disseminated in advance; (viii) a possible need to conform a fund’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; and (ix) fluctuations in currency exchange rates.

Risk of Potential Government Regulation of Derivatives. It is possible that government regulation of various types of derivative instruments, including futures and swap agreements, may limit or prevent the Portfolio from using such instruments as a part of its investment strategy, and could ultimately prevent the Portfolio from being able to achieve its investment objective. While no current regulatory or legislative activity is anticipated to have a direct, immediate effect upon the Portfolio, it is not possible to predict the indirect, future effects of legislation and regulation in this area. It is possible that certain recent legislative and regulatory activity could potentially limit or restrict the ability of the Portfolio to use certain instruments as a part of its investment strategy. Limits or restrictions applicable to the counterparties with which the Portfolio engages in derivative transactions could also prevent the Portfolio from using these instruments.

Exchange-Traded Notes

Exchange-traded notes (“ETNs”) are senior, unsecured, unsubordinated debt securities whose returns are linked to the performance of a particular market benchmark or strategy minus applicable fees. ETNs are traded on an exchange (e.g., the New York Stock Exchange) during normal trading hours. However, investors can also hold the ETN until maturity. At maturity, the issuer pays to the investor a cash amount equal to the principal amount, subject to the day’s market benchmark or strategy factor.

ETNs do not make periodic coupon payments or provide principal protection. ETNs are subject to credit risk and the value of the ETN may drop due to a downgrade in the issuer’s credit rating, despite the underlying market benchmark or strategy remaining unchanged. The value of an ETN may also be influenced by time to maturity, level of supply and demand for the ETN, volatility and lack of liquidity in underlying assets, changes in the applicable interest rates, changes in the issuer’s credit rating, and economic, legal, political, or geographic events that affect the referenced underlying asset. When the Portfolio invests in ETNs it will bear its proportionate share of any fees and expenses borne by the ETN. The Portfolio’s decision to sell its ETN holdings may be limited by the availability of a secondary market. In addition, although an ETN may be listed on an exchange, the issuer may not be required to maintain the listing and there can be no assurance that a secondary market will exist for an ETN.

ETNs are also subject to tax risk. No assurance can be given that the IRS will accept, or a court will uphold, how the Portfolio characterizes and treat ETNs for tax purposes. Further, the IRS and Congress are considering proposals that would change the timing and character of income and gains from ETNs.

An ETN that is tied to a specific market benchmark or strategy may not be able to replicate and maintain exactly the composition and relative weighting of securities, commodities or other components in the applicable market benchmark or

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strategy. Some ETNs that use leverage can, at times, be relatively illiquid and, thus, they may be difficult to purchase or sell at a fair price. Leveraged ETNs are subject to the same risk as other instruments that use leverage in any form.

The market value of ETN shares may differ from their market benchmark or strategy. This difference in price may be due to the fact that the supply and demand in the market for ETN shares at any point in time is not always identical to the supply and demand in the market for the securities, commodities or other components underlying the market benchmark or strategy that the ETN seeks to track. As a result, there may be times when an ETN share trades at a premium or discount to its market benchmark or strategy.

Delayed Funding Loans and Revolving Credit Facilities

The Portfolio may enter into, or acquire participations in, delayed funding loans and revolving credit facilities. Delayed funding loans and revolving credit facilities are borrowing arrangements in which the lender agrees to make loans up to a maximum amount upon demand by the borrower during a specified term. A revolving credit facility differs from a delayed funding loan in that as the borrower repays the loan, an amount equal to the repayment may be borrowed again during the term of the revolving credit facility. Delayed funding loans and revolving credit facilities usually provide for floating or variable rates of interest. These commitments may have the effect of requiring the Portfolio to increase its investment in a company at a time when it might not otherwise decide to do so (including at a time when the company’s financial condition makes it unlikely that such amounts will be repaid). To the extent that the Portfolio is committed to advance additional funds, it will at all times segregate or “earmark” assets, determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, in an amount sufficient to meet such commitments.

The Portfolio may invest in delayed funding loans and revolving credit facilities with credit quality comparable to that of issuers of its securities investments. Delayed funding loans and revolving credit facilities may be subject to restrictions on transfer, and only limited opportunities may exist to resell such instruments. As a result, the Portfolio may be unable to sell such investments at an opportune time or may have to resell them at less than fair market value. The Portfolio currently intend to treat delayed funding loans and revolving credit facilities for which there is no readily available market as illiquid for purposes of the Portfolio’s limitation on illiquid investments. For a further discussion of the risks involved in investing in loan participations and other forms of direct indebtedness, see “Indebtedness, Loan Participations and Assignments.” Participation interests in revolving credit facilities will be subject to the limitations discussed in “Indebtedness, Loan Participations and Assignments.” Delayed funding loans and revolving credit facilities are considered to be debt obligations for purposes of the Trust’s investment restriction relating to the lending of funds or assets by the Portfolio.

When-Issued, Delayed Delivery and Forward Commitment Transactions

The Portfolio may purchase or sell securities on a when-issued, delayed delivery, or forward commitment basis. When such purchases or sales are outstanding, the Portfolio will segregate or “earmark” until the settlement date assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees or otherwise cover its position in an amount sufficient to meet the Portfolio’s obligation. Typically, no income accrues on securities the Portfolio has committed to purchase prior to the time delivery of the securities is made, although the Portfolio may earn income on securities it has segregated or “earmarked.”

When purchasing a security on a when-issued, delayed delivery, or forward commitment basis, the Portfolio assumes the rights and risks of ownership of the security, including the risk of price and yield fluctuations, and takes such fluctuations into account when determining its net asset value. Because the Portfolio is not required to pay for the security until the delivery date, these risks are in addition to the risks associated with the Portfolio’s other investments. If the other party to a transaction fails to deliver the securities, the Portfolio could miss a favorable price or yield opportunity. If the Portfolio remains substantially fully invested at a time when when-issued, delayed delivery, or forward commitment purchases are outstanding, the purchases may result in a form of leverage.

When the Portfolio has sold a security on a when-issued, delayed delivery, or forward commitment basis, the Portfolio does not participate in future gains or losses with respect to the security. If the other party to a transaction fails to deliver or pay for the securities, the Portfolio could suffer a loss. Additionally, when selling a security on a when-issued, delayed delivery, or forward commitment basis without owning the security, the Portfolio will incur a loss if the security’s price appreciates in value such that the security’s price is above the agreed upon price on the settlement date.

The Portfolio may dispose of or renegotiate a transaction after it is entered into, and may purchase or sell when-issued, delayed delivery or forward commitment securities before the settlement date, which may result in a gain or loss. There is no

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percentage limitation on the extent to which the Portfolio may purchase or sell securities on a when-issued, delayed delivery, or forward commitment basis.

Standby Commitment Agreements

The Portfolio may enter into standby commitment agreements, which are agreements that obligate a party, for a set period of time, to buy a certain amount of a security that may be issued and sold at the option of the issuer. The price of a security purchased pursuant to a standby commitment agreement is set at the time of the agreement. In return for its promise to purchase the security, the Portfolio receives a commitment fee based upon a percentage of the purchase price of the security. The Portfolio receives this fee whether or not it is ultimately required to purchase the security.

There is no guarantee that the securities subject to a standby commitment agreement will be issued or, if such securities are issued, the value of the securities on the date of issuance may be more or less than the purchase price. The Portfolio will limit its investments in standby commitment agreements with remaining terms exceeding seven days pursuant to the limitation on investments in illiquid securities. The Portfolio will record the purchase of a standby commitment agreement, and will reflect the value of the security in the Portfolio’s net asset value, on the date on which the security can reasonably be expected to be issued.

Short Sales

The Portfolio, may make short sales of securities to (i) offset potential declines in long positions in similar securities, (ii) to increase the flexibility of the Portfolio, (iii) for investment return, (iv) as part of a risk arbitrage strategy, and (v) as part of its overall portfolio management strategies involving the use of derivative instruments. A short sale is a transaction in which the Portfolio sells a security it does not own in anticipation that the market price of that security will decline.

When the Portfolio makes a short sale, it will often borrow the security sold short and deliver it to the broker-dealer through which it made the short sale as collateral for its obligation to deliver the security upon conclusion of the sale. In connection with short sales of securities, the Portfolio may pay a fee to borrow securities or maintain an arrangement with a broker to borrow securities, and is often obligated to pay over any accrued interest and dividends on such borrowed securities.

If the price of the security sold short increases between the time of the short sale and the time that the Portfolio replaces the borrowed security, the Portfolio will incur a loss; conversely, if the price declines, the Portfolio will realize a capital gain. Any gain will be decreased, and any loss increased, by the transaction costs described above. The successful use of short selling may be adversely affected by imperfect correlation between movements in the price of the security sold short and the securities being hedged.

The Portfolio may invest pursuant to a risk arbitrage strategy to take advantage of a perceived relationship between the value of two securities. Frequently, a risk arbitrage strategy involves the short sale of a security.

To the extent that the Portfolio engages in short sales, it will provide collateral to the broker-dealer and (except in the case of short sales “against the box”) will maintain additional asset coverage in the form of segregated or “earmarked” assets that PIMCO determines to be liquid in accordance with procedures established by the Board of Trustees and that is equal to the current market value of the securities sold short, or will ensure that such positions are covered by “offsetting” positions, until the Portfolio replaces the borrowed security. A short sale is “against the box” to the extent that the Portfolio contemporaneously owns, or has the right to obtain at no added cost, securities identical to those sold short. The Portfolio will engage in short selling to the extent permitted by the federal securities laws and rules and interpretations thereunder. To the extent the Portfolio engages in short selling in foreign (non-U.S.) jurisdictions, the Portfolio will do so to the extent permitted by the laws and regulations of such jurisdiction.

144A Securities

In addition to the Portfolio’s investments in privately placed and unregistered securities, the Portfolio may also invest in securities sold pursuant to Rule 144A of the Securities Act. Such securities are commonly known as “144A securities” and may only be resold under certain circumstances to other institutional buyers. 144A securities frequently trade in an active secondary market and are treated as liquid under procedures approved by the Board of Trustees. As a result of the resale restrictions on 144A securities, there is a greater risk that they will become illiquid than securities registered with the SEC.

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Illiquid Securities

The Portfolio may invest up to 15% of its net assets in illiquid securities. The term “illiquid securities” for this purpose means securities that cannot be disposed of within seven days in the ordinary course of business at approximately the amount at which the Portfolio has valued the securities. Illiquid securities are considered to include, among other things, written over-the-counter options, securities or other liquid assets being used as cover for such options, repurchase agreements with remaining maturities in excess of seven days, certain loan participation interests, fixed time deposits which are not subject to prepayment or provide for withdrawal penalties upon prepayment (other than overnight deposits), and other securities whose disposition is restricted under the federal securities laws (other than 144A securities and certain commercial paper that PIMCO has determined to be liquid under procedures approved by the Board of Trustees).

Illiquid securities may include privately placed securities, which are sold directly to a small number of investors, usually institutions. Unlike public offerings, such securities are not registered under the federal securities laws. Although certain of these securities may be readily sold, others may be illiquid, and their sale may involve substantial delays and additional costs.

Loans of Portfolio Securities

For the purpose of achieving income, the Portfolio may lend its portfolio securities to brokers, dealers, and other financial institutions, provided: (i) the loan is secured continuously by collateral consisting of U.S. Government securities, cash or cash equivalents (negotiable certificates of deposits, bankers’ acceptances or letters of credit) maintained on a daily mark-to-market basis in an amount at least equal to 102% or the market value (plus accrued interest) of the securities loaned or 105% of the market value (plus accrued interest) of the securities loaned if the borrowed securities are principally cleared and settled outside of the U.S.; (ii) the Portfolio may at any time call the loan and obtain the return of the securities loaned; (iii) the Portfolio will receive any interest or dividends paid on the loaned securities; and (iv) the aggregate market value of securities loaned will not at any time exceed 33 1/3% of the total assets of the Portfolio. The Portfolio’s performance will continue to reflect the receipt of either interest through investment of cash collateral by the Portfolio in permissible investments, or a fee, if the collateral is U.S. Government securities. Securities lending involves the risk of loss of rights in the collateral or delay in recovery of the collateral should the borrower fail to return the securities loaned or become insolvent. The Portfolio may pay lending fees to the party arranging the loan. Cash collateral received by the Portfolio in securities lending transactions may be invested in short-term liquid Fixed Income Instruments or in money market or short-term funds, or similar investment vehicles, including affiliated money market or short-term mutual funds. The Portfolio bears the risk of such investments.

Government Intervention in Financial Markets

Recent instability in the financial markets has led the U.S. Government to take a number of unprecedented actions designed to support certain financial institutions and segments of the financial markets that have experienced extreme volatility, and in some cases a lack of liquidity. Federal, state, and other governments, their regulatory agencies, or self regulatory organizations may take actions that affect the regulation of the instruments in which the Portfolio invests, or the issuers of such instruments, in ways that are unforeseeable. Legislation or regulation may also change the way in which the Portfolio itself is regulated. Such legislation or regulation could limit or preclude the Portfolio’s ability to achieve its investment objective.

Governments or their agencies may also acquire distressed assets from financial institutions and acquire ownership interests in those institutions. The implications of government ownership and disposition of these assets are unclear, and such a program may have positive or negative effects on the liquidity, valuation and performance of the Portfolio’s portfolio holdings. Furthermore, volatile financial markets can expose the Portfolio to greater market and liquidity risk and potential difficulty in valuing portfolio instruments held by the Portfolio. The Portfolio has established procedures to assess the liquidity of portfolio holdings and to value instruments for which market prices may not be readily available. PIMCO will monitor developments and seek to manage the Portfolio in a manner consistent with achieving the Portfolio’s investment objective, but there can be no assurance that it will be successful in doing so.

Temporary Investment

If PIMCO believes that economic or market conditions are unfavorable to investors, PIMCO may temporarily invest up to 100% of the Portfolio’s assets in certain defensive strategies, including holding a substantial portion of the Portfolio’s assets in cash, cash equivalents or other highly rated short-term securities, including securities issued or guaranteed by the U.S. government, its agencies or instrumentalities.

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INVESTMENT RESTRICTIONS

Under the 1940 Act, a “senior security” does not include any promissory note or evidence of indebtedness where such loan is for temporary purposes only and in an amount not exceeding 5% of the value of the total assets of the issuer at the time the loan is made. A loan is presumed to be for temporary purposes if it is repaid within sixty days and is not extended or renewed. To the extent that borrowings for temporary administrative purposes exceed 5% of the total assets of the Portfolio, such excess shall be subject to the 300% asset coverage requirement.

To the extent the Portfolio covers its commitment under a reverse repurchase agreement (or economically similar transaction) by the segregating or “earmarking” of assets determined to be liquid in accordance with procedures adopted by the Board of Trustees, equal in value to the amount of the Portfolio’s commitment to repurchase, such an agreement will not be considered a “senior security” by the Portfolio and therefore will not be subject to the 300% asset coverage requirement otherwise applicable to borrowings by the Portfolio.

The staff of the SEC has taken the position that purchased over-the-counter (“OTC”) options and the assets used as cover for written OTC options are illiquid securities. Therefore, the Portfolio has adopted an investment policy pursuant to which the Portfolio will not purchase or sell OTC options if, as a result of such transactions, the sum of: (1) the market value of OTC options currently outstanding which are held by the Portfolio, and (2) the market value of the underlying securities (including any collateral posted by the Portfolio) covering OTC options currently outstanding which were sold by the Portfolio, exceeds 15% of the net assets of the Portfolio, taken at market value, together with all other assets of the Portfolio which are illiquid or are otherwise not readily marketable. However, if an OTC option is sold by the Portfolio to a primary U.S. Government securities dealer recognized by the Federal Reserve Bank of New York and if the Portfolio has the unconditional contractual right to repurchase such OTC option from the dealer at a predetermined price, then the Portfolio will treat as illiquid such amount of the underlying securities equal to the repurchase price less the amount by which the option is “in-the-money” (i.e., current market value of the underlying securities minus the option’s strike price). The repurchase price with the primary dealers is typically a formula price which is generally based on a multiple of the premium received for the option, plus the amount by which the option is “in-the-money.” This policy is not a fundamental policy of the Portfolio and may be amended by the Board of Trustees without the approval of shareholders. However, the Portfolio will not change or modify this policy prior to the change or modification by the SEC staff of its position.

For purposes of applying the Portfolio’s investment policies and restrictions (as stated in the Offering Memorandum and this Offering Memorandum Supplement) swap agreements are generally valued by the Portfolio at market value. In the case of a credit default swap sold by the Portfolio (i.e., where the Portfolio is selling credit default protection), however, the Portfolio will value the credit default swap at its notional amount. The manner in which certain securities or other instruments are valued by the Portfolio for purposes of applying investment policies and restrictions may differ from the manner in which those investments are valued by other types of investors.

For purposes of the Portfolio’s policy with respect to diversification (as stated in Fundamental Investment Restriction 2 in the “Investment Restrictions” section of the Offering Memorandum), traditional bond insurance on a security will not be treated as a separate security, and the insurer will not be treated as a separate issuer of the security. Therefore, the Portfolio’s policy with respect to diversification does not limit the percentage of the Portfolio’s assets that may be invested in securities insured by a single bond insurer.

The Portfolio interprets its policies with respect to borrowing and lending to permit such activities as may be lawful for the Portfolio, to the full extent permitted by the 1940 Act or by exemption from the provisions therefrom pursuant to exemptive order of the SEC. Pursuant to an exemptive order issued by the SEC on November 19, 2001, the Portfolio may enter into transactions among the other series of the Trust with respect to the investment of daily cash balances of the other series of the Trust in shares of the Portfolio, as well as the use of daily excess cash balances of the Portfolio in inter-fund lending transactions with the other series of the Trust for temporary cash management purposes. The interest paid by the other series of the Trust in such an arrangement will be less than that otherwise payable for an overnight loan, and will be in excess of the overnight rate the Portfolio could otherwise earn as lender in such a transaction. The Portfolio may not invest in any stock or equities.

Unless otherwise indicated, all limitations applicable to the Portfolio’s investments (as stated above and elsewhere in this Offering Memorandum Supplement) apply only at the time a transaction is entered into. Any subsequent change in a rating assigned by any rating service to a security (or, if unrated, deemed to be of comparable quality), or change in the percentage of Portfolio assets invested in certain securities or other instruments, or change in the average duration of the Portfolio’s investment portfolio, resulting from market fluctuations or other changes in the Portfolio’s total assets will not require the Portfolio to dispose of an investment until PIMCO determines that it is practicable to sell or close out the investment without undue market

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or tax consequences to the Portfolio. In the event that ratings services assign different ratings to the same security, PIMCO will use the highest rating as the credit rating for that security.

From time to time, the Portfolio may voluntarily participate in actions (for example, rights offerings, conversion privileges, exchange offers, credit event settlements, etc.) where the issuer or counterparty offers securities or instruments to holders or counterparties, such as the Portfolio, and the acquisition is determined to be beneficial to Portfolio shareholders (“Voluntary Action”). Notwithstanding any percentage investment limitation listed under the “Investment Restrictions” sections of the Offering Memorandum and this Offering Memorandum Supplement or any percentage investment limitation of the 1940 Act or rules thereunder, if the Portfolio has the opportunity to acquire a permitted security or instrument through a Voluntary Action, and the Portfolio will exceed a percentage investment limitation following the acquisition, it will not constitute a violation if, prior to the receipt of the securities or instruments and after announcement of the offering, the Portfolio sells an offsetting amount of assets that are subject to the investment limitation in question at least equal to the value of the securities or instruments to be acquired.

Unless otherwise indicated, all percentage limitations on Portfolio investments (as stated throughout the Offering Memorandum and this Offering Memorandum Supplement) that are not (i) specifically included in the “Investment Restrictions” section of the Offering Memorandum and this Offering Memorandum Supplement or (ii) imposed by the 1940 Act, rules thereunder, the Internal Revenue Code or related regulations (the “Elective Investment Restrictions”), will apply only at the time a transaction is entered into unless the transaction is a Voluntary Action. The percentage limitations and absolute prohibitions with respect to Elective Investment Restrictions are not applicable to the Portfolio’s acquisition of securities or instruments through a Voluntary Action.

The Portfolio has investment policies, limitations, or practices that are applicable “normally” or under “normal circumstances” or “normal market conditions” (as stated above and elsewhere in this Offering Memorandum Supplement or in the Offering Memorandum). Pursuant to the discretion of PIMCO, these investment policies, limitations, or practices may not apply during periods of abnormal purchase or redemption activity or during periods of unusual or adverse market, economic, political or other conditions. Such market, economic or political conditions may include periods of abnormal or heightened market volatility, strained credit and/or liquidity conditions, or increased governmental intervention in the markets or industries. During such periods, the Portfolio may not invest according to its principal investment strategies or in the manner in which its name may suggest, and may be subject to different and/or heightened risks. It is possible that such unusual or adverse conditions may continue for extended periods of time.

MANAGEMENT OF THE TRUST

Trustees and Officers

The business of the Trust is managed under the direction of the Trust’s Board of Trustees. Subject to the provisions of the Trust’s Declaration of Trust, its By-Laws and Massachusetts law, the Board of Trustees (the “Board”) has all powers necessary and convenient to carry out this responsibility, including the election and removal of the Trust’s officers.

Leadership Structure and Risk Oversight Function

The Board is currently composed of seven Trustees, five of whom are not “interested persons” of the Trust (as that term is defined by Section 2(a)(19) of the 1940 Act) (“Independent Trustees”). The Trustees meet periodically throughout the year to discuss and consider matters concerning the Trust and to oversee the Trust’s activities, including its investment performance, compliance program and risks associated with its activities.

Brent R. Harris, a Managing Director and member of Executive Committee of PIMCO, and therefore an “interested person” of the Trust, serves as Chairman of the Board. The Board has established three standing committees to facilitate the Trustees’ oversight of the management of the Trust: an Audit Committee, a Valuation Committee and a Governance Committee. The scope of each Committee’s responsibilities is discussed in greater detail below. The Board does not have a lead Independent Trustee; however, the Chairs of the Audit Committee and Governance Committee, each of whom is an Independent Trustee, act as liaisons between the Independent Trustees and the Trust’s management between Board Meetings and, with management, are involved in the preparation of agendas for Board and Committee meetings. The Board believes that, as Chairman, Mr. Harris provides skilled executive leadership to the Trust and performs an essential liaison function between the Trust and PIMCO, its investment adviser. The Board believes that its governance structure allows all of the Independent Trustees to participate in the full range of the Board’s oversight responsibilities. The Board reviews its structure regularly as part of its annual self-evaluation. The Board has determined that its leadership structure is appropriate in light of the characteristics and circumstances of the Trust because it allocates areas of responsibility among the Committees and the

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Board in a manner than enhances effective oversight. The Board considered, among other things, the role of PIMCO in the day-to-day management of the Trust’s affairs; the extent to which the work of the Board is conducted through the Committees; the number of portfolios that comprise the Trust and other trusts in the fund complex overseen by members of the Board; the variety of asset classes those portfolios include; the net assets of each Portfolio, the Trust and the fund complex; and the management, distribution and other service arrangements of each Portfolio, the Trust and the fund complex.

In its oversight role, the Board has adopted, and periodically reviews, policies and procedures designed to address risks associated with the Trust’s activities. In addition, PIMCO and the Trust’s other service providers have adopted policies, processes and procedures to identify, assess and manage risks associated with the Trust’s activities. The Trust’s senior officers, including, but not limited to, the Chief Compliance Officer (“CCO”) and Treasurer, PIMCO portfolio management personnel and other senior personnel of PIMCO, the Trust’s independent registered public accounting firm (the “independent auditors”) and personnel from the Trust’s third-party service providers make periodic reports to the Board and its Committees with respect to a variety of matters, including matters relating to risk management.

Qualifications of the Trustees

The charts below identify the Trustees and executive officers of the Trust. Unless otherwise indicated, the address of all persons below is 840 Newport Center Drive, Newport Beach, CA 92660.

Trustees of the Trust

Name, Age and Position Held with Trust*	Term of Office and Length of Time Served /+/	Principal Occupation(s) During Past 5 Years	Number of Funds in Fund Complex Overseen by Trustee*	Other Public Company and Investment Company Directorships Held by Trustee During the Past 5 Years
Interested Trustees[1]

Brent R. Harris (50) Chairman of the Board and Trustee	02/1992 to present	Managing Director and member of Executive Committee, PIMCO.	141	Chairman and Trustee, PIMCO Variable Insurance Trust; Chairman and Trustee, PIMCO ETF Trust; Chairman and Trustee, PIMCO Equity Series; Chairman and Trustee, PIMCO Equity Series VIT; Director, StocksPLUS® Management, Inc; and member of Board of Governors and Executive Committee, Investment Company Institute. Board Member and Owner, Harris Holdings, LLC (1992-present); Formerly, Chairman and Director, PCM Fund, Inc.

Douglas M. Hodge (52) Trustee	02/2010 to present	Managing Director, Chief Operating Officer (since 7/09); Member of Executive Committee and Head of PIMCO’s Asia Pacific region. Member Global Executive Committee, Allianz Global Investors.	139	Trustee, PIMCO Variable Insurance Trust; Trustee, PIMCO ETF Trust.

Independent Trustees

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Name, Age and Position Held with Trust*	Term of Office and Length of Time Served /+/	Principal Occupation(s) During Past 5 Years	Number of Funds in Fund Complex Overseen by Trustee*	Other Public Company and Investment Company Directorships Held by Trustee During the Past 5 Years
E. Philip Cannon (69) Trustee	05/2000 to present	Proprietor, Cannon & Company, (an investment firm); Formerly, President, Houston Zoo.	141	Trustee, PIMCO Variable Insurance Trust; Trustee, PIMCO ETF Trust; Trustee, PIMCO Equity Series; and Trustee, PIMCO Equity Series VIT. Formerly, Trustee, Allianz Funds (formerly, PIMCO Funds: Multi-Manager Series); Formerly, Director, PCM Fund, Inc.
Vern O. Curtis (75) Trustee	04/1987 to 02/1993 and 02/1995 to present	Private Investor.	141	Trustee, PIMCO Variable Insurance Trust; Trustee, PIMCO ETF Trust; Trustee, PIMCO Equity Series; and Trustee, PIMCO Equity Series VIT; Formerly, Director, PCM Fund, Inc.
J. Michael Hagan (70) Trustee	05/2000 to present	Private Investor and Business Advisor (primarily to manufacturing companies); Formerly, Director, Remedy Temp (staffing).	139	Trustee, PIMCO Variable Insurance Trust; and Trustee, PIMCO ETF Trust Director, Ameron International (manufacturing); and Director, Fleetwood Enterprises (manufacturer of housing and recreational vehicles); Formerly, Director, PCM Fund, Inc.
Ronald C Parker (58) Trustee	07/2009 to present	Adjunct Professor, Linfield College; Chairman of the Board, The Ford Family Foundation. Formerly President, Chief Executive Officer, Hampton Affiliates (forestry products).	139	Trustee, PIMCO Variable Insurance Trust; and Trustee, PIMCO ETF Trust
William J. Popejoy (71) Trustee	07/1993 to 02/1995 and 08/1995 to present	Private Investor.	139	Trustee, PIMCO Variable Insurance Trust; and Trustee, PIMCO ETF Trust; Formerly, Director, New Century Financial Corporation (mortgage banking); Formerly, Director, PCM Fund, Inc.

*	The information for the individuals listed is as of December 31, 2009.
/+/	Trustees serve until their successors are duly elected and qualified.
1	Mr. Harris and Mr. Hodge are “interested persons” of the Trust (as that term is defined in the 1940 Act) because of their affiliations with PIMCO.

The Board has determined that each of the Trustees is qualified to serve as a Trustee of the Trust, based on a review of the experience, qualifications, attributes and skills of each Trustee, including those listed in the table above. With the exception of Messrs. Hodge and Parker, each Trustee has significant experience as a Trustee of the Trust and has served for several years as a Trustee for other funds in the same fund complex as the Trust. The Board has taken into account each Trustee’s commitment to the Board and participation in Board and committee meetings throughout his tenure on the Board.

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The following is a summary of qualifications, experiences and skills of each Trustee (in addition to the principal occupation(s) during the past five years noted in the table above) that support the conclusion that each individual is qualified to serve as a Trustee:

Mr. Harris’s position as a Managing Director of PIMCO and a Member of its Executive Committee give him valuable experience with the day-to-day management of the operation of the Trust as well as other funds within the fund complex, enabling him to provide essential management input to the Board.

Mr. Hodge’s position as Chief Operating Officer and a Managing Director of PIMCO, as well as a Member of the Global Executive Committee of Allianz Global Investors give him valuable financial and operational experience with the day-to-day management of the Trust and PIMCO, its adviser, which enable him to provide essential management input to the Board.

Mr. Cannon has experience as the proprietor of a private equity investment firm and as president of a nonprofit entity. His qualifications also include past participation on the board of PIMCO Funds Multi-Manager Series (now known as Allianz Funds). Mr. Cannon also has prior experience as a board member of a public company.

Mr. Curtis has experience in the areas of financial reporting and accounting, including prior experience as President and Chief Executive Officer of a New York Stock Exchange listed company and as a board member and audit committee chair of several REITs. He also served as Dean of the School of Economics and Business at Chapman University.

Mr. Hagan has experience in the areas of financial reporting and accounting, including past experience as Chairman and CEO of a New York Stock Exchange listed company. He also has experience as a board member and audit committee chairman of a public company.

Mr. Parker has prior financial, operations and management experience as the President and Chief Executive Officer of a privately held company. He also has investment experience as the Chairman of a family foundation.

Mr. Popejoy has prior management experience as the director of a government agency and as the Chief Executive Officer of Orange County, California. He also has experience as a board member of public companies.

Executive Officers

Name, Age and Position Held with Trust*	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years
Brent R. Harris (50) President	03/2009 to present	Managing Director and member of Executive Committee, PIMCO.

David C. Flattum (45) Chief Legal Officer	11/2006 to present	Managing Director and General Counsel, PIMCO. Formerly, Executive Vice President, PIMCO, Managing Director, Chief Operating Officer and General Counsel, Allianz Global Investors of America L.P. and Partner at Latham & Watkins LLP.

Jennifer E. Durham (39) Chief Compliance Officer	07/2004 to present	Executive Vice President, PIMCO. Formerly; Senior Vice President, PIMCO. Formerly, Vice President and Legal/Compliance Manager, PIMCO.

William H. Gross (65) Senior Vice President	04/1987 to present	Managing Director and Co-Chief Investment Officer, PIMCO.

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Name, Age and Position Held with Trust*	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years
Mohamed El-Erian (51) Senior Vice President	05/2008 to present	Managing Director, Co-Chief Investment Officer and Chief Executive Officer, PIMCO. Formerly, President and CEO of Harvard Management Company. Formerly, Managing Director, PIMCO.

J. Stephen King, Jr. (47) Vice President-Senior Counsel, Secretary	05/2005 to present (since 10/2007 as Secretary)	Senior Vice President and Attorney, PIMCO. Formerly Vice President, PIMCO and Associate, Dechert LLP.

Peter G. Strelow (39) Vice President	05/2008 to present	Executive Vice President, PIMCO. Formerly, Senior Vice President and Vice President, PIMCO.

Henrik P. Larsen (39) Vice President	02/1999 to present	Senior Vice President, PIMCO. Formerly, Vice President, PIMCO.

John P. Hardaway (52) Treasurer	08/1990 to present	Executive Vice President, PIMCO. Formerly, Senior Vice President, PIMCO.

Joshua D. Ratner (33) Assistant Secretary	10/2007 to present	Senior Vice President and Attorney, PIMCO. Formerly Vice President, PIMCO. Formerly, Associate, Skadden, Arps, Slate, Meagher & Flom LLP and Associate, Ropes & Gray LLP.

Stacie D. Anctil (40) Assistant Treasurer	11/2003 to present	Senior Vice President, PIMCO. Formerly, Vice President, PIMCO. Formerly, Specialist, PIMCO.

Erik C. Brown (42) Assistant Treasurer	02/2001 to present	Senior Vice President, PIMCO. Formerly, Vice President, PIMCO.

Trent W. Walker (35) Assistant Treasurer	05/2007 to present	Senior Vice President, PIMCO. Formerly, Vice President, PIMCO. Formerly, Senior Manager, PricewaterhouseCoopers LLP.

*	The information for the individuals listed is as of December 31, 2009.

Listed below for each Trustee, as of December 31, 2009, is a dollar range of securities beneficially owned in the Portfolio together with the aggregate dollar range of equity securities in all registered investment companies overseen by the Trustee that are in the same family of investment companies as the Trust, as of December 31, 2009.

Name of Trustee	Dollar Range of Equity Securities in the Portfolio	Aggregate Dollar Range of Equity Securities in All Funds Overseen by Trustee in Family of Investment Companies
Interested Trustees
Brent R. Harris	None	Over $100,000
Douglas M. Hodge[1]	None	Over $100,000

Independent Trustees
E. Philip Cannon	None	Over $100,000
Vern O. Curtis	None	Over $100,000
J. Michael Hagan	None	Over $100,000
Ronald C. Parker	None	Over $100,000
William J. Popejoy	None	Over $100,000

[1]	Mr. Hodge joined the Board of Trustees on February 22, 2010.

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To the best of the Trust’s knowledge, as of July 23, 2010, the Trustees and Officers of the Trust, as a group, owned less than 1% of the shares of the Portfolio.

No independent Trustee (or his immediate family members) had any direct or indirect interest, the value of which exceeds $120,000, in the investment adviser, the principal underwriter of the Trust, or any entity controlling, controlled by or under common control with the investment adviser or the principal underwriter of the Trust (not including registered investment companies). Set forth in the table below is information regarding each independent Trustee’s (and his immediate family members’) share ownership in securities of the investment adviser of the Trust, the principal underwriter of the Trust, and any entity controlling, controlled by or under common control with the investment adviser or principal underwriter of the Trust (not including registered investment companies), as of December 31, 2009.

Name of Independent Trustee	Name of Owners and Relationships to Trustee	Company	Title of Class	Value of Securities	Percent of Class
E. Philip Cannon	None	None	None	None	None
Vern O. Curtis	None	None	None	None	None
J. Michael Hagan	None	None	None	None	None
Ronald C. Parker	None	None	None	None	None
William J. Popejoy	None	None	None	None	None

No independent Trustee or immediate family member has during the two most recently completed calendar years had: (i) any material interest, direct or indirect, in any transaction or series of similar transactions, in which the amount involved exceeds $120,000; (ii) any securities interest in the principal underwriter of the Trust or the investment adviser or their affiliates (other than the Trust); or (iii) any direct or indirect relationship of any nature, in which the amount involved exceeds $120,000, with:

•	the Portfolio;

•	an officer of the Portfolio;

•

an investment company, or person that would be an investment company but for the exclusions provided by sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser or principal underwriter as the Portfolio or having an investment adviser or principal underwriter that directly or indirectly controls, is controlled by, or is under common control with the investment adviser or principal underwriter of the Portfolio;

•

an officer or an investment company, or a person that would be an investment company but for the exclusions provided by sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser or principal underwriter as the Portfolio or having an investment adviser or principal underwriter that directly or indirectly controls, is controlled by, or is under common control with the investment adviser or principal underwriter of the Portfolio;

•	the investment adviser or principal underwriter of the Portfolio;

•	an officer of the investment adviser or principal underwriter of the Portfolio;

•	a person directly or indirectly controlling, controlled by, or under common control with the investment adviser or principal underwriter of the Portfolio; or

•	an officer of a person directly or indirectly controlling, controlled by, or under common control with the investment adviser or principal underwriter of the Portfolio.

Standing Committees

The Trust has a standing Audit Committee that consists of all of the independent Trustees (Messrs. Cannon, Curtis, Hagan (Chair), Parker and Popejoy). The Audit Committee’s responsibilities include, but are not limited to, (i) assisting the Board’s oversight of the integrity of the Trust’s financial statements, the Trust’s compliance with legal and regulatory

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requirements, the qualifications and independence of the Trust’s independent auditors, and the performance of such firm; (ii) overseeing the Trust’s accounting and financial reporting policies and practices, its internal controls and, as appropriate, the internal controls of certain service providers; (iii) overseeing the quality and objectivity of the Trust’s financial statements and the independent audit thereof; and (iv) acting a liaison between the Trust’s independent auditors and the full Board. The Audit Committee also reviews both the audit and non-audit work of the Trust’s independent auditors, submits a recommendation to the Board of Trustees as to the selection of an independent auditor, and reviews generally the maintenance of the Trust’s records and the safekeeping arrangement of the Trust’s custodian. During the fiscal year ended March 31, 2010, there were 4 meetings of the Audit Committee.

The Board of Trustees has formed a Valuation Committee whose function is to monitor the valuation of portfolio securities and other investments and, as required by the Trust’s valuation policies, when the Board of Trustees is not in session it shall determine the fair value of portfolio holdings after consideration of all relevant factors, which determinations shall be reported to the full Board of Trustees. The Valuation Committee currently consists of Messrs. Harris, Hodge, Hardaway and Brown and Ms. Anctil. However, the members of this committee may be changed by the Board of Trustees from time to time. During the fiscal year ended March 31, 2010, there were 12 meetings of the Valuation Committee.

The Trust also has a Governance Committee, which is composed of all of the Trustees and which is responsible for the selection and nomination of candidates to serve as Trustees of the Trust. Only members of the Committee that are Independent Trustees (Messrs. Cannon, Curtis, Hagan, Parker and Popejoy (Chair)) vote on the nomination of Independent Trustee candidates.

The Governance Committee will consider potential trustee nominees recommended by shareholders provided that the proposed nominees: (i) satisfy any minimum qualifications of the Trust for its Trustees and (ii) are not “interested persons” of the Trust or the investment adviser within the meaning of the 1940 Act.

In addition, potential trustee nominees recommended by shareholders must fulfill the following requirements:

(a) The nominee may not be the nominating shareholder, a member of the nominating shareholder group, or a member of the immediate family of the nominating shareholder or any member of the nominating shareholder group;

(b) Neither the nominee nor any member of the nominee’s immediate family may be currently employed or employed within the last year by any nominating shareholder entity or entity in a nominating shareholder group;

(c) Neither the nominee nor any immediate family member of the nominee is permitted to have accepted directly or indirectly, during the year of the election for which the nominee’s name was submitted, during the immediately preceding calendar year, or during the year when the nominee’s name was submitted, any consulting, advisory, or other compensatory fee from the nominating shareholder or any member of a nominating shareholder group;

(d) The nominee may not be an executive officer or director (or person performing similar functions) of the nominating shareholder or any member of the nominating shareholder group, or of an affiliate of the nominating shareholder or any such member of the nominating shareholder group; and

(e) The nominee may not control (as “control” is defined in the 1940 Act) the nominating shareholder or any member of the nominating shareholder group (or in the case of a shareholder or member that is a fund, an interested person of such shareholder or member as defined by Section 2(a)(19) of the 1940 Act).

The nominating shareholder or shareholder group must meet the following requirements:

(a) Any shareholder or shareholder group submitting a proposed nominee must beneficially own, either individually or in the aggregate, more than 5% of a series of the Trust’s securities that are eligible to vote at the time of submission of the nominee and at the time of the annual meeting where the nominee may be elected. Each of the securities used for purposes of calculating this ownership must have been held continuously for at least two years as of the date of the nomination. In addition, such securities must continue to be held through the date of the meeting. The nominating shareholder or shareholder group must also bear the economic risk of the investment and the securities used for purposes of calculating the ownership cannot be held “short”; and

(b) The nominating shareholder or shareholder group must also submit a certification which provides the number of shares which the person or group has (i) sole power to vote or direct the vote; (ii) shared power to vote or direct the vote; (iii)

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sole power to dispose or direct the disposition of such shares; and (iv) shared power to dispose or direct the disposition of such shares. In addition, the certification shall provide that the shares have been held continuously for at least two years.

A nominating shareholder or shareholder group may not submit more proposed nominees than the number of Board positions open each year. All shareholder recommended nominee submissions must be received by the Trust by the deadline for submission of any shareholder proposals which would be included in the Trust’s proxy statement, if any.

Shareholders recommending potential trustee nominees must substantiate compliance with these requirements at the time of submitting their proposed trustee nominee to the attention of the Trust’s Secretary. Notice to the Trust’s Secretary should be provided in accordance with the deadline specified above and include, (i) the shareholder’s contact information; (ii) the trustee nominee’s contact information and the number of shares owned by the proposed nominee; (iii) all information regarding the proposed nominee that would be required to be disclosed in solicitations of proxies for elections of trustees required by Regulation 14A of the Securities Exchange Act of 1934, as amended (“1934 Act”); and (iv) a notarized letter executed by the proposed nominee, stating his or her intention to serve as a nominee and be named in the Trust’s proxy statement, if nominated by the Board of Trustees, to be named as a trustee if so elected.

During the fiscal year ended March 31, 2010, there were 4 meetings of the Governance Committee.

Compensation Table

The following table sets forth information regarding compensation received by the Trustees for the fiscal year ended March 31, 2010.

Name and Position	Aggregate Compensation from Trust[1,2]	Total Compensation from Trust and Fund Complex Paid to Trustees[3]
E. Philip Cannon, Trustee	$149,750	$226,041
Vern O. Curtis, Trustee	149,750	226,041
J. Michael Hagan, Trustee	166,250	224,347
Ronald C. Parker, Trustee	112,250	151,250
William J. Popejoy, Trustee	152,000	203,722

[1]

During most of the Trust’s fiscal year ended March 31, 2010, each Trustee, other than those affiliated with PIMCO or its affiliates, received an annual retainer of $100,000, plus $9,500 for each Board of Trustees meeting attended in person, $750 ($1,000 in the case of the audit committee chair with respect to audit committee meetings) for each committee meeting attended and $1,500 for each Board of Trustees meeting attended telephonically, plus reimbursement of related expenses. In addition, the audit committee chair received an additional annual retainer of $15,000 and each other committee chair received an additional annual retainer of $1,500. Effective January 1, 2010, for their services to the Trust, each Trustee, other than those affiliated with PIMCO or its affiliates, will receive an annual retainer of $120,000, plus $9,500 for each Board of Trustees meeting attended in person, $750 ($1,500 in the case of the audit committee chair with respect to audit committee meetings) for each committee meeting attended and $1,500 for each Board of Trustees meeting attended telephonically, plus reimbursement of related expenses. In addition, the audit committee chair will receive an additional annual retainer of $15,000 and each other committee chair will receive an additional annual retainer of $1,500.

[2]

The amounts shown in this column represent the aggregate compensation before deferral with respect to the Trust’s fiscal year ended March 31, 2010. Mr. Cannon deferred compensation of $108,750 from the Trust during the fiscal year ended March 31, 2010. The cumulative deferred compensation (including interest) accrued with respect to Mr. Cannon from the Trust, as of the Trust’s fiscal year ended March 31, 2010, is $1,124,106.

[3]

During the one-year period ending March 31, 2010, each Trustee also served as a Trustee of PIMCO Variable Insurance Trust, a registered open-end management investment company, and as a Trustee of PIMCO ETF Trust, a registered open-end management investment company.

For their services to PIMCO Variable Insurance Trust, each Trustee, other than those affiliated with PIMCO or its affiliates, receives an annual retainer of $15,000, plus $2,375 for each Board meeting attended in person, $500 for each committee meeting attended and $750 for each Board meeting attended telephonically, plus reimbursement of related expenses. In addition, the Audit Committee Chair receives an additional annual retainer of $2,000 and each other committee chair receives an additional annual retainer of $500. These expenses are allocated on a pro-rata

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basis to the various portfolios of the Trust according to their respective net assets. The Trust pays no compensation directly to any Trustee or any other officer who is affiliated with PIMCO, all of whom receive remuneration for their services to the Trust from PIMCO or its affiliates. Effective January 1, 2010, for their services to the Trust, each Trustee, other than those affiliated with PIMCO or its affiliates, will receive an annual retainer of $20,000, plus $3,000 for each Board of Trustees meeting attended in person, $500 ($750 in the case of the audit committee chair with respect to audit committee meetings) for each committee meeting attended and $750 for each Board of Trustees meeting attended telephonically, plus reimbursement of related expenses. In addition, the audit committee chair will receive an additional annual retainer of $4,000 and each other committee chair will receive an additional annual retainer of $500.

For their services to PIMCO ETF Trust, each Trustee, other than those affiliated with PIMCO or its affiliates, received an annual retainer of $10,000, plus $1,000 for each Board of Trustees meeting attended in person, $250 for each committee meeting attended and $500 for each Board of Trustees meeting attended telephonically, plus reimbursement of related expenses. In addition, the audit committee chair received an additional annual retainer of $1,000 and each other committee chair received an additional annual retainer of $500. Effective January 1, 2010, for their services to PIMCO ETF Trust, each Trustee, other than those affiliated with PIMCO or its affiliates, will receive an annual retainer of $20,000, plus $3,000 for each Board of Trustees meeting attended in person, $250 ($750 in the case of the audit committee chair with respect to audit committee meetings) for each committee meeting attended and $750 for each Board of Trustees meeting attended telephonically, plus reimbursement of related expenses. In addition, the audit committee chair will receive an additional annual retainer of $4,000 and each other committee chair will receive an additional annual retainer of $500.

For their services to PIMCO Equity Series, each Trustee, other than the Trustee affiliated with PIMCO, or its affiliates, will receive an annual retainer of $60,000 (pro-rated), plus $4,750 for each Board of Trustees meeting attended in person, $375 ($750 in the case of the audit committee chair with respect to audit committee meetings) for each committee meeting attended and $750 for each Board of Trustees meeting attended telephonically, plus reimbursement of related expenses. In addition, the audit committee chair will receive an additional annual retainer of $7,500 (pro-rated) and each other committee chair received an additional annual retainer of $750 (pro-rated). Trustee compensation for the Trust’s first fiscal year, ending June 30, 2010, will be pro-rated to March 30, 2010, the date the Trustees accepted their appointment to the Board.

For their services to PIMCO Equity Series, VIT, each Trustee, other than the Trustee affiliated with PIMCO, or its affiliates, will receive an annual retainer of $10,000 (pro-rated), plus $1,500 for each Board of Trustees meeting attended in person, $250 ($375 in the case of the audit committee chair with respect to audit committee meetings) for each committee meeting attended and $375 for each Board of Trustees meeting attended telephonically, plus reimbursement of related expenses. In addition, the audit committee chair will receive an additional annual retainer of $2,000 (pro-rated) and each other committee chair received an additional annual retainer of $250 (pro-rated). Trustee compensation for the Trust’s first fiscal year, ending December 31, 2010, will be pro-rated to March 30, 2010, the date the Trustees accepted their appointment to the Board.

Investment Adviser

PIMCO, a Delaware limited liability company, serves as investment adviser to the Portfolio pursuant to an investment advisory contract (“Advisory Contract”) between PIMCO and the Trust. PIMCO is located at 840 Newport Center Drive, Newport Beach, California 92660. PIMCO had approximately $1.12 trillion of assets under management as of June 30, 2010.

PIMCO is a majority owned subsidiary of Allianz Global Investors of America L.P. (“Allianz Global Investors”) with a minority interest held by PIMCO Partners, LLC, a California limited liability company. PIMCO Partners, LLC is owned by the current managing directors and executive management of PIMCO. Through various holding company structures, Allianz Global Investors is majority owned by Allianz SE.

Allianz SE is a European based, multinational insurance and financial services holding company and a publicly traded German company. As of December 31, 2009, the Allianz Group (including PIMCO) had third-party assets under management of over €926 billion.

The general partner of Allianz Global Investors has substantially delegated its management and control of Allianz Global Investors to a Management Board. The Management Board of Allianz Global Investors is comprised of John C. Maney.

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There are currently no significant institutional shareholders of Allianz SE. Allianz SE owns approximately 10% of Commerzbank AG. Certain broker-dealers that might be controlled by, or affiliated with, Commerzbank AG may be considered to be affiliated persons of PIMCO and/or AGID. (Broker-dealer affiliates of such significant institutional shareholders, if any, are sometimes referred to herein as “Affiliated Brokers.”) Absent an SEC exemption or other regulatory relief, the Portfolio generally are precluded from effecting principal transactions with the Affiliated Brokers, and the Portfolio’s ability to purchase securities being underwritten by an Affiliated Broker or a syndicate including an Affiliated Broker is subject to restrictions. Similarly, the Portfolio’s ability to utilize the Affiliated Brokers for agency transactions is subject to the restrictions of Rule 17e 1 under the 1940 Act. PIMCO does not believe that the restrictions on transactions with the Affiliated Brokers described above will materially adversely affect its ability to provide services to the Portfolio, the Portfolio’s ability to take advantage of market opportunities, or the Portfolio’s overall performance.

Advisory Agreement

PIMCO is responsible for making investment decisions and placing orders for the purchase and sale of the Trust’s investments directly with the issuers or with brokers or dealers selected by it in its discretion. See “Portfolio Transactions and Brokerage” in the Offering Memorandum. PIMCO also furnishes to the Board of Trustees, which has overall responsibility for the business and affairs of the Trust, periodic reports on the investment performance of the Portfolio.

Under the terms of the Advisory Contract, PIMCO is obligated to manage the Portfolio in accordance with applicable laws and regulations. The investment advisory services of PIMCO to the Trust are not exclusive under the terms of the Advisory Contract. PIMCO is free to, and does, render investment advisory services to others. The Portfolio does not pay PIMCO an advisory fee in return for the advisory services PIMCO provides to the Portfolio. However, by investing in the Portfolio, each Investing Fund agrees that 0.01% of the fee that each Investing Fund is currently obligated to pay PIMCO under its investment advisory contract will be designated as compensation for the investment advisory services PIMCO provides to the Portfolio.

Following the expiration of the two year period commencing with the effectiveness of the Advisory Contract, it will continue in effect on a yearly basis provided such continuance is approved annually (i) by the holders of a majority of the outstanding voting securities of the Trust or by the Board of Trustees and (ii) by a majority of the independent Trustees. The Advisory Contract may be terminated without penalty by vote of the Trustees or the shareholders of the Trust, or by PIMCO, on 60 days’ written notice by either party to the contract and will terminate automatically if assigned.

For the fiscal years ended March 31, 2010, 2009 and 2008, the aggregate amount of the advisory fees paid by the Portfolio were as follows:

Portfolio	Year Ended 03/31/10	Year Ended 03/31/09	Year Ended 03/31/08
PIMCO Short-Term Floating NAV Portfolio	N/A	0	N/A

Proxy Voting Policies and Procedures

PIMCO has adopted written proxy voting policies and procedures (“Proxy Policy”) as required by Rule 206(4)-6 under the Advisers Act. The Proxy Policy has been adopted by the Trust as the policies and procedures that PIMCO will use when voting proxies on behalf of the Portfolio. In addition to covering the voting of equity securities, the Proxy Policy also applies generally to voting and/or consent rights of PIMCO, on behalf of the Portfolio, with respect to debt securities, including but not limited to, plans of reorganization, and waivers and consents under applicable indentures. The Proxy Policy does not apply, however, to consent rights that primarily entail decisions to buy or sell investments, such as tender or exchange offers, conversions, put options, redemption and Dutch auctions. The Proxy Policy is designed and implemented in a manner reasonably expected to ensure that voting and consent rights are exercised in the best interests of the Portfolio and its shareholders.

With respect to the voting of proxies relating to equity securities, PIMCO has selected an unaffiliated third-party proxy research and voting service (“Proxy Voting Service”), to assist it in researching and voting proxies. With respect to each proxy received, the Proxy Voting Service researches the financial implications of the proposals and provides a recommendation to PIMCO as to how to vote on each proposal based on the Proxy Voting Service’s research of the individual facts and circumstances and the Proxy Voting Service’s application of its research findings to a set of guidelines that have been approved by PIMCO. Upon the recommendation of the Portfolio’s portfolio manager, PIMCO may determine to override any recommendation made by the Proxy Voting Service. In the event that the Proxy Voting Service does not provide a recommendation with respect to a proposal, PIMCO may determine to vote on the proposals directly.

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PIMCO exercises voting and consent rights directly with respect to debt securities held by the Portfolio. PIMCO considers each proposal regarding a debt security on a case-by-case basis taking into consideration any relevant contractual obligations as well as other relevant facts and circumstances at the time of the vote. In general, PIMCO reviews and considers corporate governance issues related to proxy matters and generally supports proposals that foster good corporate governance practices. PIMCO may vote proxies as recommended by management on routine matters related to the operation of the issuer and on matters not expected to have a significant economic impact on the issuer and/or its shareholders.

PIMCO may determine not to vote a proxy for a debt or equity security if: (1) the effect on the Portfolio’s economic interests or the value of the portfolio holding is insignificant in relation to the Portfolio’s portfolio; (2) the cost of voting the proxy outweighs the possible benefit to the Portfolio, including, without limitation, situations where a jurisdiction imposes share blocking restrictions which may affect the ability of the portfolio managers to effect trades in the related security; or (3) PIMCO otherwise has determined that it is consistent with its fiduciary obligations not to vote the proxy.

In the event that the Proxy Voting Service does not provide a recommendation or the portfolio managers of the Portfolio propose to override a recommendation by the Proxy Voting Service, and for all debt security proxies, PIMCO will review the proxy to determine whether there is a material conflict between PIMCO and the Portfolio or between the Portfolio and another Portfolio or PIMCO-advised account. If no material conflict exists, the proxy will be voted according to the portfolio managers’ recommendation. If a material conflict does exist, PIMCO will seek to resolve the conflict in good faith and in the best interests of the Portfolio, as provided by the Proxy Policy. The Proxy Policy permits PIMCO to seek to resolve material conflicts of interest by pursuing any one of several courses of action. With respect to material conflicts of interest between PIMCO and the Portfolio, the Proxy Policy permits PIMCO to either: (i) convene a committee to assess and resolve the conflict (the “Proxy Conflicts Committee”); or (ii) vote in accordance with protocols previously established by the Proxy Conflicts Committee with respect to specific types of conflicts. With respect to material conflicts of interest between the Portfolio and one or more other portfolios or PIMCO-advised accounts, the Proxy Policy permits PIMCO to: (i) designate a PIMCO portfolio manager who is not subject to the conflict to determine how to vote the proxy if the conflict exists between two Portfolios or accounts with at least one portfolio manager in common; or (ii) permit the respective portfolio managers to vote the proxies in accordance with the Portfolio’s or account’s best interests if the conflict exists between the Portfolios or accounts managed by different portfolio managers.

PIMCO will supervise and periodically review its proxy voting activities and the implementation of the Proxy Policy. Information about how each Portfolio voted proxies relating to portfolio securities it held during the most recent twelve month period ended June 30th will be available no later than the following August 31st without charge, upon request, by calling the Trust at 1-800-927-4648, by visiting the Trust’s website at http://www.pimco-funds.com, on the Allianz Global Investors Distributors LLC’s website at http://www.allianzinvestors.com, and on the SEC’s website at http://www.sec.gov.

Disclosure of Portfolio Holdings

Policies and Procedures Generally. The Trust has adopted portfolio holdings disclosure policies and procedures to govern the disclosure of the securities holdings of the Portfolio (the “Disclosure Policy”). The Disclosure Policy is designed to protect the confidentiality of the Portfolio’s non-public portfolio holdings information, to prevent the selective disclosure of such information, and to ensure compliance by PIMCO and the Portfolio with the federal securities laws, including the 1940 Act and the rules promulgated thereunder and general principles of fiduciary duty.

Monitoring and Oversight. The Trust’s Chief Compliance Officer (“CCO”) is responsible for ensuring that PIMCO has adopted and implemented policies and procedures reasonably designed to ensure compliance with the Disclosure Policy and, to the extent the CCO considers necessary, the CCO shall monitor PIMCO’s compliance with its policies and procedures.

Any exceptions to the Disclosure Policy may be made only if approved by the CCO upon determining that the exception is in the best interests of the Portfolio. The CCO must report any exceptions made to the Disclosure Policy to the Trust’s Board of Trustees at its next regularly scheduled meeting.

PIMCO will make available the complete schedule of the portfolio holdings of the Portfolio to the Investing Funds.

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The Portfolio files its complete schedules of securities holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. The Portfolio’s Forms N-Q will be available on the SEC’s website at http://www.sec.gov and may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling 1-202-551-8090.

Defaulted/Distressed Securities. PIMCO may, in its discretion, disclose to current and prospective shareholders of the Portfolio portfolio holdings information at any time with respect to securities held by the Portfolios that are in default or experiencing a negative credit event. Any such disclosure will be disseminated to current shareholders by such means as PIMCO deems appropriate.

Confidential Dissemination of Portfolio Holdings Information. No disclosure of non-public portfolio holdings information may be made to any unaffiliated third party except as set forth in this section. This prohibition does not apply to information sharing with the Portfolio’s service providers, such as the Portfolio’s investment adviser, sub-advisers (if any), distributor, custodian, transfer agent, administrator, sub-administrator (if any), accountant, counsel, securities class action claims services administrator, financial printer, proxy voting agent, lender and other select third party service providers (collectively, the “Service Providers”), who generally need access to such information in the performance of their contractual duties and responsibilities. Such Service Providers are subject to duties of confidentiality, including a duty not to trade on non-public information, imposed by law and/or contract.

In order to facilitate the review of the Portfolio by pricing services, proxy voting services, ratings agencies or other entities, the Portfolio or PIMCO may, to the extent permitted under applicable law, distribute non-public information regarding the Portfolio, including portfolio holdings information, more frequently to such entities that have a legitimate business purpose in receiving such information. The distribution of non-public information must be authorized by an officer of the Trust or PIMCO after determining the requested disclosure is in the best interests of the Portfolio and its shareholders and after consulting with and receiving approval from PIMCO’s legal department. The Disclosure Policy does not require a delay between the date of the information and the date on which the information is disclosed, however, any recipient of non-public information will be subject to a confidentiality agreement that contains, at a minimum, provisions specifying that: (1) the Portfolio’s non-public information provided is the confidential property of the Portfolio and may not be used for any purpose except in connection with the provision of services to the Portfolio and, in particular, that such information may not be traded upon; (2) the recipient of the non-public information agrees to limit access to the information to its employees and agents who are subject to a duty to keep and treat such information as confidential; and (3) upon written request from the Portfolio or PIMCO, the recipient of the non-public information shall promptly return or destroy the information, except as otherwise required by applicable law or such recipient’s record retention policies and procedures. Neither the Portfolio nor PIMCO may receive compensation or consideration in connection with the distribution of non-public portfolio holdings information.

Non-Specific Information. Under the Disclosure Policy, the Portfolio or PIMCO may distribute non-specific information about the Portfolio and/or summary information about the Portfolio at any time. Such information will not identify any specific portfolio holding, but may reflect, among other things, the quality or character of the Portfolio’s holdings.

Portfolio Administrator

PIMCO also serves as Administrator to the Portfolio pursuant to a supervision and administration agreement (the “Supervision and Administration Agreement”) with the Trust. PIMCO provides the Portfolio with certain supervisory, administrative and shareholder services necessary for Portfolio operations and is responsible for the supervision of other Portfolio service providers. PIMCO may in turn use the facilities or assistance of its affiliates to provide certain services under the Supervision and Administration Agreement, on terms agreed between PIMCO and such affiliates. The supervisory and administrative services provided by PIMCO include but are not limited to: (1) shareholder servicing functions, including preparation of shareholder reports and communications, (2) regulatory compliance, such as reports and filings with the SEC and state securities commissions, and (3) general supervision of the operations of the Portfolio, including coordination of the services performed by the Portfolio’s transfer agent, custodian, legal counsel, independent registered public accounting firm, and others. PIMCO (or an affiliate of PIMCO) also furnishes the Portfolio with office space facilities required for conducting the business of the Portfolio, and pays the compensation of those officers, employees and Trustees of the Trust affiliated with PIMCO. In addition, PIMCO, at its own expense, arranges for the provision of legal, audit, custody, transfer agency and other services for the Portfolio, and is responsible for the costs of registration of the Trust’s shares and the printing of Offering Memorandum and shareholder reports for current shareholders. The Portfolio does not pay PIMCO a supervisory and administrative fee for the services PIMCO provides to the Portfolio.

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For the fiscal years ended March 31, 2010, 2009 and 2008, the aggregate amount of the supervisory and administrative fees paid by the Portfolio were as follows:

Portfolio	Year Ended 03/31/10	Year Ended 03/31/09	Year Ended 03/31/08
PIMCO Short-Term Floating NAV Portfolio	N/A	0	N/A

Except for the expenses paid by PIMCO, the Trust bears all costs of its operations. The Portfolio is responsible for: (i) salaries and other compensation of any of the Trust’s executive officers and employees who are not officers, directors, stockholders, or employees of PIMCO or its subsidiaries or affiliates; (ii) taxes and governmental fees; (iii) brokerage fees and commissions and other portfolio transaction expenses; (iv) costs of borrowing money, including interest expenses; and (v) extraordinary expenses, including costs of litigation and indemnification expenses.

The Supervision and Administration Agreement may be terminated by the Trustees, or by a vote of a majority of the outstanding voting securities of the Trust or Portfolio, as applicable, at any time on 60 days’ written notice. Following the expiration of the one-year period commencing with the effectiveness of the Supervision and Administration Agreement, it may be terminated by PIMCO, also on 60 days’ written notice.

The Supervision and Administration Agreement is subject to annual approval by the Board of Trustees, including a majority of the Trustees who are not interested persons of the Trust (as that term is defined in the 1940 Act). The Supervision and Administration Agreement, dated August 11, 2008, as supplemented from time to time, was approved with respect to the Portfolio by the Board of Trustees, including all of the independent Trustees at a meeting held on August 11, 2008. In approving the Supervision and Administration Agreement, the Trustees determined that: (1) the Supervision and Administration Agreement is in the best interests of the Portfolio and its shareholders; (2) the services to be performed under the Agreement are services required for the operation of the Portfolio; (3) PIMCO is able to provide, or to procure, services for the Portfolio which are at least equal in nature and quality to services that could be provided by others; and (4) the Portfolio would not be charged a fee pursuant to the Supervision and Administration Agreement which was fair and reasonable in light of the usual and customary charges made by others for services of the same nature and quality.

PORTFOLIO MANAGER

Other Accounts Managed

The portfolio manager who is primarily responsible for the day-to-day management of the Portfolio also manages other registered investment companies, other pooled investment vehicles and other accounts, as indicated below. The following tables identify, as of March 31, 2010: (i) the Portfolio(s) managed by the portfolio manager; (ii) the number of other registered investment companies, pooled investment vehicles and other accounts managed by the portfolio manager; and (iii) the total assets of such companies, vehicles and accounts, and the number and total assets of such companies, vehicles and accounts with respect to which the advisory fee is based on performance.

	Total Number of Accounts	Total Assets of All Accounts (in $million)	Number of Accounts Paying a Performance Fee	Total Assets of Accounts Paying a Performance Fee (in $millions)
Schneider[1]
Registered Investment Companies	3	$38,850	0	N/A
Other Pooled Investment Vehicles	0	N/A	0	N/A
Other Accounts	3	$5,124	0	N/A

[1]	Mr. Schneider manages the Short-Term Floating NAV Portfolio, which has $35.8 million in total assets under management as of June 30, 2010.

Conflicts of Interest

From time to time, potential and actual conflicts of interest may arise between a portfolio manager’s management of the investments of the Portfolio, on the one hand, and the management of other accounts, on the other. Potential and actual

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conflicts of interest may also arise as a result of PIMCO’s other business activities and PIMCO’s possession of material non-public information about an issuer. Other accounts managed by a portfolio manager might have similar investment objectives or strategies as the Portfolio, track the same index the Portfolio tracks or otherwise hold, purchase, or sell securities that are eligible to be held, purchased or sold by the Portfolio. The other accounts might also have different investment objectives or strategies than the Portfolio.

Knowledge and Timing of Portfolio Trades. A potential conflict of interest may arise as a result of the portfolio manager’s day-to-day management of the Portfolio. Because of their positions with the Portfolio, the portfolio managers know the size, timing and possible market impact of the Portfolio’s trades. It is theoretically possible that the portfolio managers could use this information to the advantage of other accounts they manage and to the possible detriment of the Portfolio.

Investment Opportunities. A potential conflict of interest may arise as a result of the portfolio manager’s management of a number of accounts with varying investment guidelines. Often, an investment opportunity may be suitable for both the Portfolio and other accounts managed by the portfolio manager, but may not be available in sufficient quantities for both the Portfolio and the other accounts to participate fully. Similarly, there may be limited opportunity to sell an investment held by the Portfolio and another account. PIMCO has adopted policies and procedures reasonably designed to allocate investment opportunities on a fair and equitable basis over time.

Under PIMCO’s allocation procedures, investment opportunities are allocated among various investment strategies based on individual account investment guidelines and PIMCO’s investment outlook. PIMCO has also adopted additional procedures to complement the general trade allocation policy that are designed to address potential conflicts of interest due to the side-by-side management of the Portfolio and certain pooled investment vehicles, including investment opportunity allocation issues.

Conflicts potentially limiting the Portfolio’s investment opportunities may also arise when the Portfolio and other PIMCO clients invest in different parts of an issuer’s capital structure, such as when the Portfolio owns senior debt obligations of an issuer and other clients own junior tranches of the same issuer. In such circumstances, decisions over whether to trigger an event of default, over the terms of any workout, or how to exit an investment may result in conflicts of interest. In order to minimize such conflicts, a portfolio manager may avoid certain investment opportunities that would potentially give rise to conflicts with other PIMCO clients or PIMCO may enact internal procedures designed to minimize such conflicts, which could have the effect of limiting the Portfolio’s investment opportunities. Additionally, if PIMCO acquires material non-public confidential information in connection with its business activities for other clients, the portfolio manager may be restricted from purchasing securities or selling securities for the Portfolio. When making investment decisions where a conflict of interest may arise, PIMCO will endeavor to act in a fair and equitable manner as between the Portfolio and other clients; however, in certain instances the resolution of the conflict may result in PIMCO acting on behalf of another client in a manner that may not be in the best interest, or may be opposed to the best interest, of the Portfolio.

Performance Fees. A portfolio manager may advise certain accounts with respect to which the advisory fee is based entirely or partially on performance. Performance fee arrangements may create a conflict of interest for the portfolio manager in that the portfolio manager may have an incentive to allocate the investment opportunities that he or she believes might be the most profitable to such other accounts instead of allocating them to the Portfolio. PIMCO has adopted policies and procedures reasonably designed to allocate investment opportunities between such other accounts and the Portfolio on a fair and equitable basis over time.

Portfolio Manager Compensation

PIMCO has adopted a Total Compensation Plan for its professional level employees, including its portfolio managers, that is designed to pay competitive compensation and reward performance, integrity and teamwork consistent with the firm’s mission statement. The Total Compensation Plan includes an incentive component that rewards high performance standards, work ethic and consistent individual and team contributions to the firm. The compensation of portfolio managers consists of a base salary, discretionary performance bonus, and may include an equity or long term incentive component.

Certain employees of PIMCO, including portfolio managers, may elect to defer compensation through PIMCO’s deferred compensation plan. PIMCO also offers its employees a non-contributory defined contribution plan through which PIMCO makes a contribution based on the employee’s compensation. PIMCO’s contribution rate increases at a specified compensation level, which is a level that would include portfolio managers.

The Total Compensation Plan consists of three components:

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•

Base Salary – Base salary is determined based on core job responsibilities, market factors and business considerations. Salary levels are reviewed annually or when there is a significant change in job responsibilities or the market.

•

Performance Bonus – Performance bonuses are designed to reward high performance standards, work ethic and consistent individual and team contributions to the firm. Each professional and his or her supervisor will agree upon performance objectives to serve as the basis for performance evaluation during the year. The objectives will outline individual goals according to pre-established measures of group or department success. Achievement against these goals is measured by the employee and supervisor will be an important, but not exclusive, element of the bonus decision process.

•

Equity or Long Term Incentive Compensation – Equity allows certain professionals to participate in the long-term growth of the firm. The M unit program provides for annual option grants which vest over a number of years and may convert into PIMCO equity that shares in the profit distributions of the firm. M Units are non-voting common equity of PIMCO and provide a mechanism for individuals to build a significant equity stake in PIMCO over time. Option awards may represent a significant portion of individual’s total compensation.

In certain countries with significant tax implications for employees to participate in the M Unit Option Plan, PIMCO continues to use the Long Term Incentive Plan (“LTIP”) in place of the M Unit Option Plan. The LTIP provides cash awards that appreciate or depreciate based upon the performance of PIMCO’s parent company, Allianz Global Investors, and PIMCO over a three-year period. The aggregate amount available for distribution to participants is based upon Allianz Global Investors’ profit growth and PIMCO’s profit growth.

Participation in the M Unit Option Plan and LTIP is contingent upon continued employment at PIMCO.

In addition, the following non-exclusive list of qualitative criteria may be considered when specifically determining the total compensation for portfolio managers:

•

3-year, 2-year and 1-year dollar-weighted and account-weighted, pre-tax investment performance as judged against the applicable benchmarks for each account managed by a portfolio manager (including the Portfolio) and relative to applicable industry peer groups;

•	Appropriate risk positioning that is consistent with PIMCO’s investment philosophy and the Investment Committee/CIO approach to the generation of alpha;

•	Amount and nature of assets managed by the portfolio manager;

•	Consistency of investment performance across portfolios of similar mandate and guidelines (reward low dispersion);

•	Generation and contribution of investment ideas in the context of PIMCO’s secular and cyclical forums, portfolio strategy meetings, Investment Committee meetings, and on a day-to-day basis;

•	Absence of defaults and price defaults for issues in the portfolios managed by the portfolio manager;

•	Contributions to asset retention, gathering and client satisfaction;

•	Contributions to mentoring, coaching and/or supervising; and

•	Personal growth and skills added.

A portfolio manager’s compensation is not based directly on the performance of any Portfolio or any other account managed by that portfolio manager.

Profit Sharing Plan. Instead of a bonus, portfolio managers who are Managing Directors of PIMCO receive compensation from a non-qualified profit sharing plan consisting of a portion of PIMCO’s net profits. Portfolio managers who are Managing Directors receive an amount determined by the Partner Compensation Committee, based upon an individual’s overall contribution to the firm.

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Securities Ownership

To the best of the Trust’s knowledge, the table below shows the dollar range of shares of the Portfolio beneficially owned as of March 31, 2010, by the portfolio manager.

PortfolioManager	Portfolio Managed by Portfolio Manager	Dollar Range of Shares Owned
Jerome Schneider	PIMCO Short-Term Floating NAV Portfolio	None

DISTRIBUTION OF TRUST SHARES

Distributor

Allianz Global Investors Distributors LLC (the “Distributor”) serves as the principal underwriter of the Portfolio’s shares pursuant to a distribution contract (“Distribution Contract”) with the Trust which is subject to annual approval by the Board. The Distributor is an indirect subsidiary of Allianz Global Investors. The Distributor, located at 1345 Avenue of the Americas, New York, NY 10105, is a broker-dealer registered with the SEC. The Distribution Contract is terminable with respect to the Portfolio without penalty, at any time, by the Portfolio by not more than 60 days’ nor less than 30 days’ written notice to the Distributor, or by the Distributor upon not more than 60 days’ nor less than 30 days’ written notice to the Trust. The Distributor is not obligated to sell any specific amount of Trust shares.

The Distribution Contract will continue in effect with respect to the Portfolio for successive one-year periods, provided that each such continuance is specifically approved (i) by the vote of a majority of the Trustees who are not interested persons of the Trust (as defined in the 1940 Act) and who have no direct or indirect financial interest in the Distribution Contract or the Administration Agreement described below; and (ii) by the vote of a majority of the entire Board of Trustees cast in person at a meeting called for that purpose.

Shares of the Portfolio are offered only to the Investing Funds. Shares of the Portfolio may be purchased at the relevant net asset value (“NAV”) without a sales charge or other fee.

Purchases and Redemptions

Purchases and redemptions of shares of the Portfolio are discussed in the Offering Memorandum under the headings “Purchasing Shares” and “Redeeming Shares.” The Portfolio issues its shares only in private placement transactions in accordance with Regulation D or other applicable exemptions under the Securities Act. This Supplement is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act.

The Portfolio is not qualified or registered for sale in all states. Prospective investors should inquire as to whether shares of the Portfolio are available for offer and sale in their state of domicile or residence. Shares of the Portfolio may not be offered or sold in any state unless registered or qualified in that jurisdiction, unless an exemption from registration or qualification is available.

The Trust reserves the right to suspend or postpone redemptions during any period when: (a) trading on the NYSE is restricted, as determined by the SEC, or the NYSE is closed for other than customary weekend and holiday closings; (b) the SEC has by order permitted such suspension; or (c) an emergency, as determined by the SEC, exists, making disposal of portfolio securities or valuation of net assets of the Portfolio not reasonably practicable.

The Trust is committed to paying in cash all requests for redemptions by any shareholder of record of the Portfolio, limited in amount with respect to each shareholder during any 90-day period to the lesser of (i) $250,000, or (ii) 1% of the net asset value of the Trust at the beginning of such period. Although the Trust will normally redeem all shares for cash, it may, in unusual circumstances, redeem amounts in excess of the lesser of (i) or (ii) above by payment in kind of securities held in the Portfolio’s portfolio.

The Trust has adopted procedures under which it may make redemptions-in-kind to shareholders who are affiliated persons of the Portfolio. Under these procedures, the Trust generally may satisfy a redemption request from an affiliated person in-kind, provided that: (1) the redemption in-kind is effected at approximately the affiliated shareholder’s proportionate share of the distributing Portfolio’s current net assets, and thus does not result in the dilution of the interests of the remaining shareholders; (2) the distributed securities are valued in the same manner as they are valued for purposes of

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computing the distributing Portfolio’s net asset value; (3) the redemption in-kind is consistent with the Portfolio’s Offering Memorandum and this Offering Memorandum Supplement; and (4) neither the affiliated shareholder nor any other party with the ability and the pecuniary incentive to influence the redemption-in-kind selects, or influences the selection of, the distributed securities.

Request for Multiple Copies of Shareholder Documents

To reduce expenses, it is intended that only one copy of the Portfolio’s annual and semi-annual report will be mailed to those addresses shared by two or more accounts. If you wish to receive an additional copy of these documents and your shares are held directly with the Trust, please contact the Trust at 1-800-426-0107.

NET ASSET VALUE

Net asset value is determined as indicated under “How Portfolio Shares are Priced” in the Offering Memorandum. Net asset value will not be determined on the following holidays: New Year’s Day, Martin Luther King, Jr. Day, President’s Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

The NAV of the Portfolio’s shares is determined by dividing the total value of the Portfolio’s investments and other assets attributable to that class, less any liabilities, by the total number of shares outstanding of that class.

Portfolio shares are valued at the close of regular trading (normally 4:00 p.m., Eastern time) (the “NYSE Close”) on each day that the NYSE is open.

Portfolio securities and other assets for which market quotations are readily available are valued at market value. Market value is determined on the basis of last reported sales prices, or if no sales are reported, as is the case for most securities traded over-the-counter, at the mean between representative bid and asked quotations obtained from a quotation reporting system, established market makers or independent pricing services. For NASDAQ-traded securities, market value also may be determined on the basis of the NASDAQ Official Closing Price instead of the last reported sales price. Fixed income securities, including those to be purchased under firm commitment agreements (other than obligations having a maturity of 60 days or less), are normally valued on the basis of quotes obtained from brokers and dealers or independent pricing services, which take into account appropriate factors such as institutional-sized trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data.

TAXATION

The following summarizes certain additional federal income tax considerations generally affecting the Portfolio and its shareholders. The discussion is for general information only and does not purport to consider all aspects of U.S. federal income taxation that might be relevant to beneficial owners of shares of the Portfolio. The discussion is based upon current provisions of the Internal Revenue Code, existing regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change, which change could be retroactive. The discussion applies only to beneficial owners of Portfolio shares in whose hands such shares are capital assets within the meaning of Section 1221 of the Internal Revenue Code, and may not apply to certain types of beneficial owners of shares (such as insurance companies, tax exempt organizations, and broker-dealers) who may be subject to special rules. Persons who may be subject to tax in more than one country should consult the provisions of any applicable tax treaty to determine the potential tax consequences to them. Prospective investors should consult their own tax advisers with regard to the federal tax consequences of the purchase, ownership and disposition of Portfolio shares, as well as the tax consequences arising under the laws of any state, foreign country, or other taxing jurisdiction. The discussion here and in the Offering Memorandum is not intended as a substitute for careful tax planning.

The Portfolio intends to qualify annually and elect to be treated as a regulated investment company under the Internal Revenue Code. To qualify as a regulated investment company, the Portfolio generally must, among other things, (a) derive in each taxable year at least 90% of its gross income from dividends, interest, payments with respect to securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, net income from certain “qualified publicly traded partnerships,” or other income derived with respect to its business of investing in such stock, securities or currencies (“Qualifying Income Test”); (b) diversify its holdings so that, at the end of each quarter of the taxable year, (i) at least 50% of the market value of the Portfolio’s assets is represented by cash, U.S. Government securities, the securities of other regulated investment companies and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the Portfolio’s total assets and 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its total assets is invested in the securities of any one issuer (other than U.S. Government securities or the securities of other regulated investment companies) or the securities of one or

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more “qualified publicly traded partnerships”; and (c) distribute each taxable year the sum of (i) at least 90% of its investment company taxable income (which includes dividends, interest and net short-term capital gains in excess of any net long-term capital losses) and (ii) 90% of its tax exempt interest, net of expenses allocable thereto. The Treasury Department is authorized to promulgate regulations under which gains from foreign currencies (and options, futures, and forward contracts on foreign currency) would constitute qualifying income for purposes of the Qualifying Income Test only if such gains are directly related to investing in securities. To date, such regulations have not been issued. If the Portfolio does not qualify as a regulated investment company in any year, then the Portfolio will be subject to federal income tax on its net income and gains at regular corporate income tax rates (without a deduction for distributions to shareholders). In addition, the shareholders would be taxed on distributions of earnings.

If the Portfolio failed to qualify as a regulated investment company accorded special tax treatment in any taxable year, the Portfolio would be subject to tax on its taxable income at corporate rates, and all distributions from earnings and profits, including any distributions of net tax-exempt income and net long-term capital gains, would be taxable to shareholders as ordinary income. Some portions of such distributions may be eligible for the dividends received deduction in the case of corporate shareholders and reduced rates of taxation on qualified dividend income in the case of individuals. In addition, the Portfolio could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before requalifying as a regulated investment company that is accorded special tax treatment.

As a regulated investment company, the Portfolio generally will not be subject to U.S. federal income tax on its investment company taxable income and net capital gains (any net long-term capital gains in excess of the sum of net short-term capital losses and capital loss carryovers from prior years) designated by the Portfolio as capital gain dividends, if any, that it distributes to shareholders on a timely basis. The Portfolio intends to declare income dividends daily and distribute them monthly. In addition, the Portfolio distributes any net capital gains it earns from the sale of portfolio securities to shareholders no less frequently than annually. Amounts not distributed by the Portfolio on a timely basis in accordance with a calendar year distribution requirement are subject to a nondeductible 4% excise tax. To avoid the tax, the Portfolio must distribute during each calendar year an amount equal to the sum of (1) at least 98% of its ordinary income (not taking into account any capital gains or losses) for the calendar year, (2) at least 98% of its capital gains in excess of its capital losses (and adjusted for certain ordinary losses) for the twelve month period ending on October 31, and (3) all ordinary income and capital gains for previous years that were not distributed or taxed during such years. A distribution will be treated as paid on December 31 of the calendar year if it is declared by the Portfolio in October, November, or December of that year to shareholders of record on a date in such a month and paid by the Portfolio during January of the following year. Such distributions will be taxable to shareholders (other than those not subject to federal income tax) in the calendar year in which the distributions are declared, rather than the calendar year in which the distributions are received. To avoid application of the excise tax, the Portfolio intends to make its distributions in accordance with the calendar year distribution requirement.

Distributions

All dividends and distributions of the Portfolio, whether received in shares or cash, generally are taxable and must be reported on each shareholder’s federal income tax return. Dividends paid out of the Portfolio’s investment company taxable income (which includes any net short-term capital gains) will be taxable to a U.S. shareholder as ordinary income. Distributions received by tax-exempt shareholders will not be subject to federal income tax to the extent permitted under the applicable tax exemption.

Dividends paid by the Portfolio generally are not expected to qualify for the deduction for dividends received by corporations and/or the reduced rates on certain qualifying dividends for individual taxpayers (currently applicable through the end of 2010). Distributions of net capital gains, if any, designated as capital gain dividends, are taxable as long-term capital gains, regardless of how long the shareholder has held the Portfolio’s shares and are not eligible for the dividends received deduction. Any distributions that are not from the Portfolio’s investment company taxable income or net realized capital gains may be characterized as a return of capital to shareholders or, in some cases, as capital gain. The tax treatment of dividends and distributions will be the same whether a shareholder reinvests them in additional shares or elects to receive them in cash.

In years when the Portfolio distributes amounts in excess of its earnings and profits, such distributions may be treated in part as a return of capital. A return of capital is not taxable to a shareholder and has the effect of reducing the shareholder’s basis in the shares.

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Sales of Shares

Upon the disposition of shares of the Portfolio (whether by redemption or sale), a shareholder may realize a gain or loss. Such gain or loss will be capital gain or loss if the shares are capital assets in the shareholder’s hands, and will be long-term or short-term generally depending upon the shareholder’s holding period for the shares. Any loss realized on a disposition will be disallowed to the extent the shares disposed of are replaced within a period of 61 days beginning 30 days before and ending 30 days after the shares are disposed of. In such a case, the basis of the shares acquired will be adjusted to reflect the disallowed loss. Any loss realized by a shareholder on a disposition of shares held by the shareholder for six months or less will be treated as a long-term capital loss to the extent of any distributions of capital gain dividends received by the shareholder with respect to such shares. If the Portfolio redeems a shareholder in-kind rather than in cash, the shareholder would realize the same gain or loss as if the shareholder had been redeemed in cash. Further, the shareholder’s basis in the securities received in the in-kind redemption would be the securities’ fair market value on the date of the in-kind redemption.

Potential Pass-Through of Tax Credits

If the Portfolio invests in Build America Bonds, created by the American Recovery and Reinvestment Act of 2009, or any other qualified tax credit bonds, the investment will result in taxable income to the Portfolio. The Portfolio may elect to pass through to shareholders the applicable interest income and available tax credits, in which case shareholders will be required to report both the interest income and tax credits as taxable income. Shareholders may be able to claim the tax credits on their federal tax returns against their income tax, including alternative minimum tax, liability. However, such tax credits are generally not refundable. There is no assurance that the Portfolio will elect to pass through any such income and credits.

Options, Futures and Forward Contracts, and Swap Agreements

Some of the options, futures contracts, forward contracts, and swap agreements used by the Portfolio may be “section 1256 contracts.” Any gains or losses on section 1256 contracts are generally considered 60% long-term and 40% short-term capital gains or losses (“60/40”) although certain foreign currency gains and losses from such contracts may be treated as ordinary in character. Also, section 1256 contracts held by the Portfolio at the end of each taxable year (and, for purposes of the 4% excise tax, on certain other dates as prescribed under the Internal Revenue Code) are “marked to market” with the result that unrealized gains or losses are treated as though they were realized and the resulting gain or loss is treated as ordinary or 60/40 gain or loss.

Generally, the hedging transactions and certain other transactions in options, futures and forward contracts undertaken by the Portfolio, may result in “straddles” for U.S. federal income tax purposes. In some cases, the straddle rules also could apply in connection with swap agreements. The straddle rules may affect the character of gains (or losses) realized by the Portfolio. In addition, losses realized by the Portfolio on positions that are part of a straddle may be deferred under the straddle rules, rather than being taken into account in calculating the taxable income for the taxable year in which such losses are realized. Because only a few regulations implementing the straddle rules have been promulgated, the tax consequences of transactions in options, futures, forward contracts, and swap agreements to the Portfolio are not entirely clear. The transactions may increase the amount of short-term capital gain realized by the Portfolio which is taxed as ordinary income when distributed to shareholders.

The Portfolio may make one or more of the elections available under the Internal Revenue Code which are applicable to straddles. If the Portfolio makes any of the elections, the amount, character and timing of the recognition of gains or losses from the affected straddle positions will be determined under rules that vary according to the election(s) made. The rules applicable under certain of the elections operate to accelerate the recognition of gains or losses from the affected straddle positions.

Because application of the straddle rules may affect the character of gains or losses, defer losses and/or accelerate the recognition of gains or losses from the affected straddle positions, the amount which must be distributed to shareholders, and which will be taxed to shareholders as ordinary income or long-term capital gain, may be increased or decreased substantially as compared to a fund that did not engage in such hedging transactions.

Rules governing the tax aspects of swap agreements are in a developing stage and are not entirely clear in certain respects. Accordingly, while the Portfolio intends to account for such transactions in a manner they deem to be appropriate, the IRS might not accept such treatment. If it did not, the status of the Portfolio as a regulated investment company might be affected. The Trust intends to monitor developments in this area.

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Certain requirements that must be met under the Internal Revenue Code in order for the Portfolio to qualify as a regulated investment company, including the qualifying income and diversification requirements applicable to the Portfolio’s assets may limit the extent to which the Portfolio will be able to engage in transactions in options, futures contracts, forward contracts, and swap agreements.

In addition, the use of swaps or other derivatives could adversely affect the character (capital gain vs. ordinary income) of the income recognized by the Portfolio for federal income tax purposes, as well as the amount and timing of such recognition, as compared to a direct investment in underlying securities, and could result in the Portfolio’s recognition of income prior to the receipt of any corresponding cash. As a result of the use of swaps and derivatives, a larger portion of the Portfolio’s distributions may be treated as ordinary income than would have been the case if the Portfolio did not enter into such swaps or derivatives. The tax treatment of swap agreements and other derivatives may also be affected by future legislation or Treasury Regulations and/or guidance issued by the Internal Revenue Service that could affect the character, timing and/or amount of the Portfolio’s taxable income or gains and distributions made by the Portfolio.

Short Sales

The Portfolio may make short sales of securities. Short sales may increase the amount of short-term capital gain realized by the Portfolio, which is taxed as ordinary income when distributed to shareholders. Short sales also may be subject to the “Constructive Sales” rules, discussed below.

Passive Foreign Investment Companies

The Portfolio may invest in the stock of foreign corporations which may be classified under the Internal Revenue Code as passive foreign investment companies (“PFICs”). In general, a foreign corporation is classified as a PFIC for a taxable year if at least one-half of its assets constitute investment-type assets or 75% or more of its gross income is investment-type income. If the Portfolio receives a so-called “excess distribution” with respect to PFIC stock, the Portfolio itself may be subject to tax on a portion of the excess distribution, whether or not the corresponding income is distributed by the Portfolio to stockholders. In general, under the PFIC rules, an excess distribution is treated as having been realized ratably over the period during which the Portfolio held the PFIC stock. The Portfolio itself will be subject to tax on the portion, if any, of an excess distribution that is so allocated to prior taxable years and an interest factor will be added to the tax, as if the tax had been payable in such prior taxable years. Certain distributions from a PFIC as well as gain from the sale of PFIC stock are treated as excess distributions. Excess distributions are characterized as ordinary income even though, absent application of the PFIC rules, certain excess distributions might have been classified as capital gain.

The Portfolio may be eligible to elect alternative tax treatment with respect to PFIC stock. Under an election that currently is available in some circumstances, the Portfolio generally would be required to include in its gross income its share of the earnings of a PFIC on a current basis, regardless of whether distributions are received from the PFIC in a given year. If this election were made, the special rules, discussed above, relating to the taxation of excess distributions, would not apply. Alternatively, another election may be available that would involve marking to market the Portfolio’s PFIC shares at the end of each taxable year (and on certain other dates prescribed in the Internal Revenue Code), with the result that unrealized gains are treated as though they were realized and reported as ordinary income. Any mark-to-market losses and any loss from an actual disposition of PFIC shares would be deductible as ordinary losses to the extent of any net mark-to-market gains included in income with respect to such shares in prior years. If this election were made, tax at the Portfolio level under the PFIC rules would generally be eliminated, but the Portfolio could, in limited circumstances, incur nondeductible interest charges. The Portfolio’s intention to qualify annually as a regulated investment company may limit its elections with respect to PFIC shares.

Because the application of the PFIC rules may affect, among other things, the character of gains and the amount of gain or loss and the timing of the recognition of income with respect to PFIC shares, and may subject the Portfolio itself to tax on certain income from PFIC shares, the amount that must be distributed to shareholders and will be taxed to shareholders as ordinary income or long-term capital gain may be increased or decreased substantially as compared to a fund that did not invest in PFIC shares.

Foreign Taxation

Income received by the Portfolio from sources within foreign countries may be subject to withholding and other taxes imposed by such countries. Tax conventions between certain countries and the U.S. may reduce or eliminate such taxes. In addition, PIMCO intends to manage the Portfolio with the intention of minimizing foreign taxation in cases where it is deemed prudent to do so.

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Original Issue Discount and Market Discount

Some of the debt securities (with a fixed maturity date of more than one year from the date of issuance) that may be acquired by the Portfolio may be treated as debt securities that are issued originally at a discount. Generally, the amount of the original issue discount (“OID”) is treated as interest income and is included in income over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures. A portion of the OID includable in income with respect to certain high-yield corporate debt securities may be treated as a dividend for Federal income tax purposes.

Some of the debt securities (with a fixed maturity date of more than one year from the date of issuance) that may be acquired by the Portfolio in the secondary market may be treated as having market discount. Generally, any gain recognized on the disposition of, and any partial payment of principal on, a debt security having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the “accrued market discount” on such debt security. Market discount generally accrues in equal daily installments. The Portfolio may make one or more of the elections applicable to debt securities having market discount, which could affect the character and timing of recognition of income.

Some debt securities (with a fixed maturity date of one year or less from the date of issuance) that may be acquired by the Portfolio may be treated as having acquisition discount, or OID in the case of certain types of debt securities. Generally, the Portfolio will be required to include the acquisition discount, or OID, in income over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures. The Portfolio may make one or more of the elections applicable to debt securities having acquisition discount, or OID, which could affect the character and timing of recognition of income.

The Portfolio generally will be required to distribute dividends to shareholders representing discount on debt securities that is currently includable in income, even though cash representing such income may not have been received by the Portfolio. Cash to pay such dividends may be obtained from sales proceeds of securities held by the Portfolio.

Constructive Sales

Certain rules may affect the timing and character of gain if the Portfolio engages in transactions that reduce or eliminate its risk of loss with respect to appreciated financial positions. If the Portfolio enters into certain transactions in property while holding substantially identical property, the Portfolio would be treated as if it had sold and immediately repurchased the property and would be taxed on any gain (but not loss) from the constructive sale. The character of gain from a constructive sale would depend upon the Portfolio’s holding period in the property. Loss from a constructive sale would be recognized when the property was subsequently disposed of, and its character would depend on the Portfolio’s holding period and the application of various loss deferral provisions of the Internal Revenue Code.

Other Taxation

Withholding of Income Tax on Dividends: Under U.S. federal tax law, dividends paid on shares beneficially held by a person who is a “foreign person” within the meaning of the Internal Revenue Code, are, in general, subject to withholding of U.S. federal income tax at a rate of 30% of the gross dividend, which may, in some cases, be reduced by an applicable tax treaty. Distributions also may be subject to additional state, local and foreign taxes, depending on each shareholder’s particular situation. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Portfolio.

OTHER INFORMATION

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Capitalization

The Trust is a Massachusetts business trust established under a Declaration of Trust dated February 19, 1987, as amended and restated March 31, 2000. The capitalization of the Trust consists solely of an unlimited number of shares of beneficial interest with a par value of $0.0001 each. The Board of Trustees may establish additional series (with different investment objectives and fundamental policies) at any time in the future. Establishment and offering of additional series will not alter the rights of the Trust’s shareholders. When issued, shares are fully paid, non-assessable, redeemable and freely transferable. Shares do not have preemptive rights or subscription rights. In liquidation of the Portfolio, each shareholder is entitled to receive his pro rata share of the net assets of that Portfolio.

Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Trust. However, the Declaration of Trust disclaims liability of the shareholders, Trustees or officers of the Trust for acts or obligations of the Trust, which are binding only on the assets and property of the Trust, and requires that notice of the disclaimer be given in each contract or obligation entered into or executed by the Trust or the Trustees. The Declaration of Trust also provides for indemnification out of Trust property for all loss and expense of any shareholder held personally liable for the obligations of the Trust. The risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which such disclaimer is inoperative or the Trust itself is unable to meet its obligations, and thus should be considered remote.

Voting Rights

Under the Declaration of Trust, the Trust is not required to hold annual meetings of Trust shareholders to elect Trustees or for other purposes. It is not anticipated that the Trust will hold shareholders’ meetings unless required by law or the Declaration of Trust. In this regard, the Trust will be required to hold a meeting to elect Trustees to fill any existing vacancies on the Board of Trustees if, at any time, fewer than a majority of the Trustees have been elected by the shareholders of the Trust. In addition, the Declaration of Trust provides that the holders of not less than two-thirds of the outstanding shares of the Trust may remove a person serving as Trustee either by declaration in writing or at a meeting called for such purpose. The Trustees are required to call a meeting for the purpose of considering the removal of a person serving as Trustee if requested in writing to do so by the holders of not less than ten percent of the outstanding shares of the Trust. In the event that such a request was made, the Trust has represented that it would assist with any necessary shareholder communications.

The Trust’s shares do not have cumulative voting rights, so that the holder of more than 50% of the outstanding shares may elect the entire Board of Trustees, in which case the holders of the remaining shares would not be able to elect any Trustees.

Control Persons and Principal Holders of Securities

As of July 23, 2010, the following persons owned of record or beneficially 5% or more of the noted shares of the Portfolio:

PORTFOLIO NAME	CLASS		REGISTRATION	SHARES BENEFICIALLY OWNED		PERCENTAGE OF OUTSTANDING SHARES OF CLASS OWNED
SHORT-TERM FLOATING NAV PORTFOLIO	Institutional	**	STATE STREET KANSAS CITY FBO, PIMCO TOTAL RETURN FUND, ATTN CHUCK NIXON, 801 PENNSYLVANIA AVE, KANSAS CITY MO 64105-1307	2,212,082,351.072	*	60.24%

*	Entity owned 25% or more of the outstanding shares of beneficial interest of the Portfolio, and therefore may be presumed to “control” the Portfolio, as that term is defined in the 1940 Act. To the extent a shareholder “controls” the Portfolio, it may not be possible for matters subject to a vote of a majority of the outstanding voting securities of the Portfolio to be approved without the affirmative vote of such shareholder, and it may be possible for such matters to be approved by such shareholder without the affirmative vote of any other shareholders.
**	Shares are believed to be held only as nominee.

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Code of Ethics

The Trust, PIMCO and the Distributor have each adopted a Code of Ethics pursuant to the requirements of the 1940 Act and the Investment Advisers Act of 1940. These Codes of Ethics permit personnel subject to the Codes of Ethics to invest in securities, including securities that may be purchased or held by the Portfolio.

Custodian, Transfer Agent and Dividend Disbursing Agent

State Street Bank and Trust Company (“State Street”) 801 Pennsylvania, Kansas City, Missouri 64105, serves as custodian for assets of the Portfolio. Under the custody agreement, State Street may hold the foreign securities at its principal office at 225 Franklin Street, Boston. Massachusetts 02110, and at State Street’s branches, and subject to approval by the Board of Trustees, at a foreign branch of a qualified U.S. bank, with an eligible foreign subcustodian, or with an eligible foreign securities depository.

Pursuant to rules adopted under the 1940 Act, the Trust may maintain foreign securities and cash in the custody of certain eligible foreign banks and securities depositories. Selection of these foreign custodial institutions is made by the Board of Trustees following a consideration of a number of factors, including (but not limited to) the reliability and financial stability of the institution; the ability of the institution to perform capably custodial services for the Trust; the reputation of the institution in its national market; the political and economic stability of the country in which the institution is located; and further risks of potential nationalization or expropriation of Trust assets. The Board of Trustees reviews annually the continuance of foreign custodial arrangements for the Trust. No assurance can be given that the Trustees’ appraisal of the risks in connection with foreign custodial arrangements will always be correct or that expropriation, nationalization, freezes, or confiscation of assets that would impact assets of the Portfolio will not occur, and shareholders bear the risk of losses arising from these or other events.

Boston Financial Data Services—Midwest, 330 W. 9th Street, 5th Floor, Kansas City, Missouri 64105, serves as transfer agent and dividend disbursing agent for the Portfolio.

Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP, 1100 Walnut Street, Suite 1300, Kansas City, Missouri 64106-2197, serves as the independent registered public accounting firm for the Portfolio. PricewaterhouseCoopers LLP provides audit services, tax assistance and consultation in connection with review of SEC and IRS filings.

Counsel

Dechert LLP, 1775 I Street, N.W., Washington, D.C. 20006, passes upon certain legal matters in connection with the shares offered by the Trust, and also acts as counsel to the Trust.

Financial Statements

Audited financial statements for the Portfolio as of March 31, 2010, including the notes thereto, and the reports of PricewaterhouseCoopers LLP thereon, are incorporated herein by reference from the Portfolio’s March 31, 2010 Annual Report.

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PART C.           OTHER INFORMATION

Item 28. Exhibits

(a)	(1)	Amended and Restated Declaration of Trust Dated March 31, 2000(4)

	(2)	Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest dated February 26, 2008(5)

	(3)	Establishment and Designation of Two Additional Series of Shares of Beneficial Interest relating to the PIMCO Fixed Income Unconstrained Fund and PIMCO Global Advantage Fund dated April 9, 2008(7)

	(4)	Amended Designation of Two Existing Series of Shares and Establishment and Designation of Two Additional Classes relating to the PIMCO Unconstrained Bond Fund and PIMCO Global Advantage Strategy Bond Fund dated May 20, 2008(7)

	(5)	Establishment and Designation of Two Additional Classes of Shares of Beneficial Interest relating to the PIMCO Fundamental Advantage Tax Efficient Strategy Fund, PIMCO Fundamental Advantage Total Return Strategy Fund, PIMCO RealRetirement 2010 Fund, PIMCO RealRetirement 2020 Fund, PIMCO RealRetirement 2030 Fund, PIMCO RealRetirement 2040 Fund and PIMCO RealRetirement 2050 Fund dated May 20, 2008(8)

	(6)	Establishment and Designation of Series of Shares of Beneficial Interest relating to the PIMCO Global Multi-Asset Fund dated May 20, 2008(9)

	(7)	Establishment and Designation of Series of Shares of Beneficial Interest relating to the PIMCO EM Fundamental IndexPLUS TR Strategy Fund and PIMCO Long Duration Corporate Bond Portfolio dated August 12, 2008(10)

	(8)	Amended Designation of One Existing Series of Shares of Beneficial Interest relating to the PIMCO Short-Term Floating NAV Portfolio dated October 9, 2008(11)

	(9)	Establishment and Designation of Two Additional Series and One Additional Class of Shares of Beneficial Interest relating to the PIMCO Government Money Market Fund and the PIMCO Treasury Money Market Fund dated September 30, 2008(12)

	(10)	Establishment and Designation of Series of Shares of Beneficial Interest relating to the PIMCO Long-Term Credit Fund dated December 30, 2008(13)

	(11)	Establishment and Designation of Series of Shares of Beneficial Interest relating to the PIMCO Unconstrained Tax Managed Bond Fund dated November 4, 2008(14)

	(12)	Establishment and Designation of Series of Beneficial Interest relating to the PIMCO Short-Term Floating NAV Portfolio II dated February 23, 2009(15)

	(13)	Establishment and Designation of Series of Beneficial Interest relating to the PIMCO Emerging Markets Infrastructure Bond Fund dated February 23, 2009(18)

	(14)	Establishment and Designation of Series of Beneficial Interest relating to the PIMCO Muni GO Fund dated April 8, 2009(18)

	(15)	Amended Establishment and Designation of Series of Beneficial Interest relating to the PIMCO Emerging Markets and Infrastructure Bond Fund and the PIMCO MuniGO Fund dated May 18, 2009(18)

	(16)	Establishment and Designation of Series of Beneficial Interest relating to the PIMCO Real Income 2020 Fund and the PIMCO Real Income 2030 Fund dated May 18, 2009(20)

	(17)	Amended Establishment and Designation of Series of Beneficial Interest relating to the PIMCO Real Income 2019 Fund and the PIMCO Real Income 2029 Fund dated May 18, 2009 (20)

	(18)	Establishment and Designation of Series of Beneficial Interest relating to the PIMCO Tax Managed Real Return Fund dated August 11, 2009(21)

	(19)	Establishment and Designation of Series of Beneficial Interest relating to the PIMCO CommoditiesPLUS Strategy Fund and PIMCO CommoditiesPLUS Short Strategy Fund dated February 23, 2010(25)

(b)		Amended and Restated By-Laws of Registrant(19)

(c)		Not applicable

(d)	(1)	Amended and Restated Investment Advisory Contract dated February 23, 2009(16)

	(2)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Emerging Markets and Infrastructure Bond Fund and the PIMCO MuniGO Fund dated May 19, 2009(18)

	(3)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Real Income 2019 Fund, PIMCO Real Income 2029 Fund, and PIMCO Tax Managed Real Return Fund dated August 11, 2009 (20)

	(4)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to fee changes dated October 1, 2009(21)

	(5)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO CommoditiesPLUS Strategy Fund and PIMCO CommoditiesPLUS Short Strategy Fund dated February 23, 2010(25)

	(6)	Asset Allocation Sub-Advisory Agreement relating to the PIMCO All Asset Fund dated July 18, 2002(17)

	(7)	Amendment to Asset Allocation Sub-Advisory Agreement relating to the PIMCO All Asset Fund dated October 1, 2006(17)

	(8)	Asset Allocation Sub-Advisory Agreement relating to the PIMCO All Asset All Authority Fund dated September 30, 2003(17)

	(9)	Amendment to Asset Allocation Sub-Advisory Agreement relating to the PIMCO All Asset All Authority Fund dated October 1, 2006(17)

	(10)	Sub-Advisory Agreement relating to the PIMCO Fundamental IndexPLUS Fund and PIMCO Fundamental IndexPLUS TR Fund dated October 13, 2006(21)

	(11)	Supplement to Sub-Advisory Agreement relating to the PIMCO Fundamental Advantage Tax Efficient Strategy Fund and PIMCO Fundamental Advantage Total Return Strategy Fund dated February 28, 2008(17)

	(12)	Sub-Advisory Agreement relating to the PIMCO EM Fundamental IndexPLUS TR Strategy Fund dated November 10, 2008(19)

(e)	(1)	Amended and Restated Distribution Contract dated February 26, 2008(14)

	(2)	Supplement to Amended and Restated Distribution Contract relating to the PIMCO Unconstrained Bond Fund and PIMCO Global Advantage Strategy Bond Fund dated May 20, 2008(7)

	(3)	Supplement to Amended and Restated Distribution Contract relating to the PIMCO EM Fundamental IndexPlus TR Strategy Fund, PIMCO Global Multi-Asset Fund and PIMCO Long Duration Corporate Bond Portfolio dated August 12, 2008(14)

	(4)	Supplement to Amendment to Amended and Restated Distribution Contract relating to the PIMCO Government Money Market Fund, PIMCO Treasury Money Market Fund and PIMCO Unconstrained Tax Managed Bond Fund dated November 4, 2008(14)

	(5)	Supplement to Amended and Restated Distribution Contract relating to the PIMCO Long-Term Credit Fund and PIMCO Short-Term Floating NAV Portfolio II dated February 23, 2009(17)

	(6)	Supplement to Amended and Restated Distribution Contract relating to the PIMCO Emerging Markets and Infrastructure Bond Fund and the PIMCO MuniGO Fund dated May 19, 2009(18)

	(7)	Supplement to Amended and Restated Distribution Contract relating to the PIMCO Real Income 2019 Fund, PIMCO Real Income 2029 Fund and PIMCO Tax Managed Real Return Fund dated August 11, 2009(21)

	(8)	Supplement to Amended and Restated Distribution Contract relating to the PIMCO CommoditiesPLUS Strategy Fund and PIMCO CommoditiesPLUS Short Strategy Fund dated February 23, 2010 (25)

	(9)	Japan Dealer Sales Contract dated September 24, 2009(21)

(f)		Not Applicable

(g)	(1)	Custody and Investment Accounting Agreement dated January 1, 2000(19)

	(2)	Amendment to Custody and Investment Accounting Agreement dated June 8, 2001(19)

	(3)	Amendment to Custody and Investment Accounting Agreement dated March 30, 2010(25)

(h)	(1)	Supervision and Administration Agreement dated August 11, 2008(9)

	(2)	Supplement to the Supervision and Administration Agreement relating to the PIMCO EM Fundamental IndexPLUS TR Strategy Fund, PIMCO Global Multi-Asset Fund and the PIMCO Long Duration Corporate Bond Portfolio dated August 12, 2008(9)

	(3)	Supplement to the Supervision and Administration Agreement relating to the PIMCO Government Money Market Fund, PIMCO Treasury Money Market Fund and PIMCO Unconstrained Tax Managed Bond Fund dated November 4, 2008(12)

	(4)	Supplement to the Supervision and Administration Agreement relating to the PIMCO Long-Term Credit Fund and PIMCO Short-Term Floating NAV Portfolio II dated February 24, 2009(16)

	(5)	Supplement to the Supervision and Administration Agreement relating to the PIMCO Emerging Markets and Infrastructure Bond Fund, PIMCO MuniGO Fund and PIMCO Convertible Fund dated May 19, 2009(18)

	(6)	Supplement to the Supervision and Administration Agreement relating to the PIMCO Real Income 2019 Fund, PIMCO Real Income 2029 Fund and PIMCO Tax Managed Real Return Fund dated August 11, 2009(21)

	(7)	Supplement to the Supervision and Administration Agreement relating to fee changes dated October 1, 2009(21)

	(8)	Supplement to the Supervision and Administration Agreement relating to PIMCO CommoditiesPLUS Strategy Fund and PIMCO CommoditiesPLUS Short Strategy Fund dated February 23, 2010 (25)

	(9)	Fee Waiver Agreement relating to the PIMCO Global Advantage Strategy Bond Fund dated February 5, 2009(19)

	(10)	Amended and Restated Fee Waiver Agreement relating to PIMCO High Yield Municipal Bond Fund dated February 23, 2009(19)

	(11)	Third Amended and Restated Fee Waiver Agreement relating to PIMCO RealRetirement 2010 Fund, PIMCO RealRetirement 2020 Fund, PIMCO RealRetirement 2030 Fund, PIMCO RealRetirement 2040 Fund and PIMCO RealRetirement 2050 Fund dated March 31, 2010(25)

	(12)	Amended and Restated Fee Waiver Agreement relating to PIMCO Income Fund dated February 23, 2009(19)

	(13)	Second Amended and Restated Fee Waiver Agreement relating to PIMCO High Yield Municipal Bond Fund for Class A, Class C and Class D Shares dated February 23, 2009(19)

	(14)	Third Amended and Restated Fee Waiver Agreement relating to PIMCO Global Multi-Asset Fund dated March 30, 2010(25)

	(15)	Fee and Expense Limitation Agreement relating to PIMCO Government Money Market Fund, PIMCO Money Market Fund and PIMCO Treasury Money Market Fund dated March 5, 2009(19)

	(16)	PIMCO Cayman Commodity Fund I Ltd. Appointment of Agent for Service of Process(6)

	(17)	PIMCO Cayman Commodity Fund II Ltd. Appointment of Agent for Service of Process(12)

	(18)	PIMCO Cayman Commodity Fund III Ltd. Appointment of Agent for Service of Process(25)

	(19)	PIMCO Cayman Commodity Fund IV Ltd. Appointment of Agent for Service of Process(25)

	(20)	Transfer Agency and Service Agreement(25)

(i)		Opinion and Consent of Counsel(26)

(j)		Consent of Independent Registered Public Accounting Firm(26)

(k)		Not Applicable

(l)		Not Applicable

(m)	(1)	Distribution and Servicing Plan for Class A Shares(19)

	(2)	Distribution and Servicing Plan for Class B Shares(19)

	(3)	Distribution and Servicing Plan for Class C Shares(19)

	(4)	Amended and Restated Distribution Plan for Administrative Class Shares(19)

	(5)	Amended and Restated Administrative Services Plan for Administrative Class Shares(19)

	(6)	Distribution and Servicing Plan for Class J Shares(19)

	(7)	Distribution and Servicing Plan for Class K Shares(19)

	(8)	Administrative Services Plan for Advisor Class Shares(19)

	(9)	Distribution Plan for Advisor Class Shares(19)

	(10)	Distribution and Services Plan for Class R Shares(19)

	(11)	Form of Administrative Services Plan for Class P Shares(6)

	(12)	Form of Shareholder Servicing Agreement for Class P Shares(6)

	(13)	Form of Shareholder Servicing Agreement for Class M Shares(16)

(n)		Ninth Amended and Restated Multi-Class Plan adopted pursuant to Rule 18f-3(25)

(p)	(1)	Code of Ethics for the Registrant(25)

	(2)	Code of Ethics for PIMCO(25)

	(3)	Form of Code of Ethics for Research Affiliates LLC(25)

	(4)	Code of Ethics for Allianz Global Investors Distributors LLC(25)

*		Power of Attorney(26)

(1)	Filed with Post-Effective Amendment No. 36 on July 11, 1997, and incorporated by reference herein.
(2)	Filed with Post-Effective Amendment No. 68 on June 28, 2002, and incorporated by reference herein.
(3)	Filed with Post-Effective Amendment No. 119 on December 19, 2006, and incorporated by reference herein.
(4)	Filed with Post-Effective Amendment No. 128 on December 14, 2007, and incorporated by reference herein.
(5)	Filed with Post-Effective Amendment No. 129 on February 27, 2008, and incorporated by reference herein.
(6)	Filed with Post-Effective Amendment No. 133 on April 29, 2008, and incorporated by reference herein.
(7)	Filed with Post-Effective Amendment No. 136 on June 24, 2008, and incorporated by reference herein.
(8)	Filed with Post-Effective Amendment No. 138 on July 28, 2008, and incorporated by reference herein.
(9)	Filed with Post-Effective Amendment No. 140 on August 27, 2008, and incorporated by reference herein.
(10)	Filed with Amendment No. 178 on October 1, 2008, and incorporated by reference herein.
(11)	Filed with Amendment No. 180 on October 10, 2008, and incorporated by reference herein.
(12)	Filed with Post-Effective Amendment No. 147 on December 22, 2008, and incorporated by reference herein.
(13)	Filed with Post-Effective Amendment No. 148 on January 2, 2009, and incorporated by reference herein.
(14)	Filed with Post-Effective Amendment No. 150 on January 26, 2009, and incorporated by reference herein.
(15)	Filed with Amendment No. 191 on February 27, 2009, and incorporated by reference herein.
(16)	Filed with Post-Effective Amendment No. 151 on March 18, 2009, and incorporated by reference herein.
(17)	Filed with Post-Effective Amendment No. 153 on April 13, 2009, and incorporated by reference herein.
(18)	Filed with Post-Effective Amendment No. 157 on June 8, 2009, and incorporated by reference herein.
(19)	Filed with Post-Effective Amendment No. 160 on July 29, 2009, and incorporated by reference herein.
(20)	Filed with Post-Effective Amendment No. 165 on August 28, 2009, and incorporated by reference herein.
(21)	Filed with Post-Effective Amendment No. 167 on October 28, 2009, and incorporated by reference herein.

(22)	Filed with Post-Effective Amendment No. 169 on December 11, 2009, and incorporated by reference herein.
(23)	Filed with Post-Effective Amendment No. 171 on February 26, 2010, and incorporated by reference herein.
(24)	Filed with Post-Effective Amendment No. 172 on February 26, 2010 and incorporated by reference herein.
(25)	Filed with Post-Effective Amendment No. 173 on May 12, 2010, and incorporated by reference herein.
(26)	Filed with Post-Effective Amendment No. 177 on July 27, 2010, and incorporated by reference herein.

Item 29.             Persons Controlled by or Under Common Control with Registrant.

The Trust through the PIMCO CommodityRealReturn Strategy Fund, a separate series of the Trust, wholly owns and controls the PIMCO Cayman Commodity Fund I Ltd. (“CRRS Subsidiary”), a company organized under the laws of the Cayman Islands. The CRRS Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO CommodityRealReturn Strategy Fund’s annual and semi-annual reports to shareholders.

The Trust through the PIMCO Global Multi-Asset Fund, a separate series of the Trust, wholly owns and controls the PIMCO Cayman Commodity Fund II Ltd. (“GMA Subsidiary”), a company organized under the laws of the Cayman Islands. The GMA Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO Global Multi-Asset Fund’s annual and semi-annual reports to shareholders.

The Trust through the PIMCO CommoditiesPLUS Strategy Fund, a separate series of the Trust, wholly owns and controls the PIMCO Cayman Commodity Fund III Ltd. (“CPS Subsidiary”), a company organized under the laws of the Cayman Islands. The CPS Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO CommoditiesPLUS Strategy Fund’s annual and semi-annual reports to shareholders.

The Trust through the PIMCO CommoditiesPLUS Short Strategy Fund, a separate series of the Trust, wholly owns and controls the PIMCO Cayman Commodity Fund IV Ltd. (“CPSS Subsidiary”), a company organized under the laws of the Cayman Islands. The CPSS Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO CommoditiesPLUS Short Strategy Fund’s annual and semi-annual reports to shareholders.

Item 30.             Indemnification

Reference is made to Article IV of the Registrant’s Amended and Restated Declaration of Trust, which was filed with the Registrant’s Post-Effective Amendment No. 128 on December 14, 2007.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant by the Registrant pursuant to the Declaration of Trust or otherwise, the Registrant is aware that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and, therefore, is unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by trustees, officers or controlling persons of the Registrant in connection with the successful defense of any act, suit or proceeding) is asserted by such trustees, officers or controlling persons in connection with the shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

Item 31.             Business and Other Connections of the Investment Adviser

The directors and executive officers of PIMCO and their business and other connections are as follows:

Arnold, Tammie J.	Managing Director, PIMCO
Baker, Brian P.	Managing Director, PIMCO; Director, PIMCO Asia Pte Ltd. and PIMCO Asia Limited (Hong Kong)
Benz II, William R.	Managing Director, PIMCO
Balls, Andrew T.	Managing Director, PIMCO
Bhansali, Vineer	Managing Director, PIMCO
Bridwell, Jennifer S	Managing Director, PIMCO
Callin, Sabrina C.	Managing Director, PIMCO; Acting Head of PIMCO Advisory; and Vice President, StocksPLUS Management, Inc.
Cupps, Wendy W.	Managing Director, PIMCO
Dada, Suhail H.	Managing Director, PIMCO
Dawson, Craig A.	Managing Director, PIMCO; Director, PIMCO Europe Ltd.
Dialynas, Chris P.	Managing Director, PIMCO
Durham, Jennifer E.	Chief Compliance Officer and Executive Vice President, PIMCO. Chief Compliance Officer, the Trust, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT
El-Erian, Mohamed A.	Managing Director, Chief Executive Officer and Co- Chief Investment Officer, PIMCO. Senior Vice President, the Trust, PIMCO Funds, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT. Formerly President and CEO of Harvard Management Co.
Flattum, David C.	Managing Director, General Counsel, PIMCO. Chief Legal Officer, the Trust, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT
Gross, William H.	Managing Director, Chief Investment Officer and Executive Committee Member, PIMCO. Director and Vice President, StocksPLUS Management, Inc. Senior Vice President of the Trust, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT
Harris, Brent Richard	Managing Director and Executive Committee Member, PIMCO. Director and President, StocksPLUS Management, Inc. Trustee, Chairman and President of the Trust, PIMCO Variable Insurance Trust and PIMCO ETF Trust. Trustee, Chairman, and Senior Vice President, PIMCO Equity Series and PIMCO Equity Series VIT. Director, PIMCO Luxembourg S.A. and PIMCO Luxembourg II
Hodge, Douglas M.	Managing Director and Chief Operating Officer, PIMCO; Trustee and Senior Vice President, the Trust, PIMCO Variable Insurance Trust and PIMCO ETF Trust. Senior Vice President, PIMCO Equity Series and PIMCO Equity Series VIT. Director and Vice President, StocksPLUS Management Inc.; Director, PIMCO Europe Ltd., PIMCO Asia Pte Ltd., PIMCO Australia Pty Ltd, PIMCO Japan Ltd. and PIMCO Asia Limited (Hong Kong)
Holden, Brent L.	Managing Director, PIMCO

Ivascyn, Daniel J.	Managing Director, PIMCO
Jacobs IV, Lew W.	Managing Director, PIMCO
Kashkari, Neel T.	Managing Director, PIMCO. President, PIMCO Equity Series and PIMCO Equity Series VIT. Formerly, Interim Assistant Secretary for Financial Stability, Assistant Secretary for International Economics and Senior Advisor to Secretary Paulson, United States Department of Treasury
Kiesel, Mark R.	Managing Director, PIMCO
Lown, David C.	Managing Director, PIMCO
Masanao, Tomoya	Managing Director, PIMCO
Mather, Scott A.	Managing Director, PIMCO
McCulley, Paul A.	Managing Director, PIMCO
McDevitt, Joseph V.	Managing Director, PIMCO. Director and Chief Executive Officer, PIMCO Europe Limited
Mewbourne, Curtis A.	Managing Director, PIMCO
Miller, John M.	Managing Director, PIMCO
Ongaro, Douglas J.	Managing Director, PIMCO
Otterbein, Thomas J.	Managing Director, PIMCO
Parikh, Saumil H.	Managing Director, PIMCO
Ravano, Emanuele	Managing Director, PIMCO
Rodosky, Stephen A.	Managing Director, PIMCO
Short, Jonathon D.	Managing Director, PIMCO
Simon, W Scott	Managing Director, PIMCO
Stracke, Christian	Managing Director, PIMCO
Takano, Makoto	Managing Director, PIMCO; Director and President, PIMCO Japan Ltd.
Wilson, Susan L.	Managing Director, PIMCO
Worah, Mihir P.	Managing Director, PIMCO

The address of PIMCO is 840 Newport Center Drive, Newport Beach, CA 92660.

The address of Allianz Global Investors of America L.P. is 680 Newport Center Drive, Newport Beach, CA 92660.

The address of Allianz Global Investors Distributors LLC is 1345 Avenue of the Americas, New York, New York, 10105.

The address of PS Business Parks, Inc. is 701 Western Avenue, Glendale, CA 91201.

The directors and officers of Research Affiliates LLC (“Research Affiliates”) and their business and other connections are as follows:

Name	Business and Other Connections
Arnott, Robert D.	Founder, Chairman, Chief Executive Officer
Hsu, Jason	Managing Director, Chief Investment Officer
Sherrerd, Katrina	Managing Director, Chief Operating Officer
Brightman, Christopher	Director of Strategy
West, John	Director, Product Specialist
Li, Feifei	Director, Head of Research
Harkins, Daniel	Chief Legal & Compliance Officer; Associate Director, Investment Operations

Name	Business and Other Connections
Larsen, Michael	Associate Director, Affiliate Relations

The address of Research Affiliates LLC is 620 Newport Center Drive, Newport Beach, California, 92660.

Item 32.             Principal Underwriter

(a)         Allianz Global Investors Distributors LLC (the “Distributor”) serves as Distributor of Shares of the Trust. The Distributor also acts as the principal underwriter for the Allianz Funds. The Distributor is an indirect subsidiary of Allianz Global Investors of America L.P.

(b)         The officers of the Distributor are:

Name and Principal Business Address*	Positions and Offices With Underwriter	Positions and Offices with Registrant
Aarts, Erik M.	Managing Director	None
Anders, Michael L.	Vice President	None
Aronovitz, Jill L.	Vice President	None
Aymond, Colin C.	Senior Vice President	None
Basile, Isabella	Vice President	None
Bechor, David	Vice President	None
Berge, Wendy	Vice President	None
Biggers, Clark H.	Senior Vice President	None
Brannan, Mike	Senior Vice President	None
Brennan, Deborah P.	Vice President, Compliance Officer	None
Brenes, Jennifer Ann	Vice President	None
Brown, Matt	Senior Vice President	None
Bruce, Fred	Senior Vice President	None
Bulman, Bryce B.	Senior Vice President	None
Burke, Martin	Senior Vice President	None
Callinan, Richard E.	Senior Vice President	None
Cardillo, John T.	Senior Vice President	None
Carlisle, Matthrew C.	Vice President	None
Carroll, Catherine M.	Senior Vice President	None
Caroll, John	Managing Director	None
Casenhiser, Christopher A.	Senior Vice President	None
Chhatwal, Inderjit	Vice President	None
Chung, Alice W.	Senior Vice President	None
Clark, Kevin	Vice President	None
Colombo, Cindy	Vice President	None
Conlon, Rosemary T.	Vice President	None
Cooper, Brent	Senior Vice President	None
Cotten, Lesley	Senior Vice President, Senior Copywriter	None
Cox, Ira W.	Senior Vice President	None
Dane, Stephen J.	Senior Vice President	None
Davidson, Kellie E.	Assistant Secretary	None
DeBlasio, Kerry M.	Vice President	None
DeCicco, Lucianne	Vice President	None

Name and Principal Business Address*	Positions and Offices With Underwriter	Positions and Offices with Registrant
DeNicolo, Paul	Senior Vice President	None
Dewar, Neil I.	Senior Vice President	None
Dieterle, Sean W.	Senior Vice President	None
Dietrich, Marc R.	Senior Vice President	None
Deitsch, Chaya S.	Vice President	None
Donnelly, Thomas	Vice President	None
Douvogiannis, Martha	Vice President	None
Downing, Eric D.	Senior Vice President	None
Eleccion, Joseph F.	Vice President	None
Ellis, Michelle N.	Vice President	None
Farrell, James C.	Vice President	None
Feinman, Jason	Vice President	None
Fessel, Jonathan P.	Senior Vice President	None
Francis, Christopher D.	Vice President	None
Frank, Megan L.	Senior Vice President	None
Frederick, David G.	Vice President	None
Gaffney, Brian J.	Managing Director and Chief Executive Officer	None
Gallagher, Michael J.	Senior Vice President	None
Galsim, Linda Shuen	Vice President	None
Georgiou, Patrice	Vice President	None
Gengo, Joseph	Senior Vice President	None
Gibbons, Michaela A.	Senior Vice President	None
Goodside, Scott B.	Vice President	None
Gray, Ronald H.	Senior Vice President	None
Hally, Dan	Senior Vice President	None
Harrington, John	Senior Vice President	None
Harry, Seon L.	Vice President	None
Hart, Jonathan C.	Senior Vice President	None
Hartnett, James T.	Senior Vice President	None
Healey, William V.	Executive Vice President, Chief Legal Officer, Secretary	None
Higgins, Timothy J.	Senior Vice President	None
Hooper, Kristina	Executive Vice President	None
Howell, Steve	Vice President	None
Hui, Renee W.	Vice President	None
Hussey, John B.	Senior Vice President	None
Ip, Eileen	Vice President	None
Jettelson, Teresa	Vice President	None
Jobson, David B.	Managing Director	None
Kanode, Dustin	Senior Vice President	None
Kervabon, Rose	Vice President	None
Kirk, Richard	Senior Vice President, Associate General Counsel	None
Klawitter, Patricia	Senior Vice President	None
Knaus, Bryan M.	Vice President	None
Kobata, Matthew T.	Senior Vice President	None

Name and Principal Business Address*	Positions and Offices With Underwriter	Positions and Offices with Registrant
Kravetzky, Leslie S.	Senior Vice President	None
Laut, Stephen	Senior Vice President	None
Leahy O’Connor, Brooke	Senior Vice President	None
Levy, Robert	Vice President	None
Lewis, Robert J.	Senior Vice President	None
Lindsay, Scott	Vice President	None
Lyons, James F.	Senior Vice President	None
Maag, Troy C.	Vice President	None
Maher, John	Vice President	None
Maher, Sean P.	Vice President	None
Maloney, Andy	Senior Vice President	None
Marino, Gerard P.	Senior Vice President	None
Martin, Colleen	Chief Financial Officer, Financial Operations Principal, Senior Vice President and Controller	None
McAdams, Ann	Senior Vice President	None
McCarthy, Peter J.	Senior Vice President	None
McGeever, Kimberly	Vice President	None
McIntosh, Marshall N.	Senior Vice President	None
Meyer, Wayne	Senior Vice President	None
Meyers, Andrew J.	Managing Director, Chief Operating Officer	None
Mildner, Heiko	Senior Vice President	None
Minnix, Joseph P.	Vice President	None
Misata, William A.	Vice President	None
Moxon, John G.	Vice President	None
Moyer, Fiora N.	Senior Vice President	None
Murphy, George	Senior Vice President	None
Murphy, Gregory J.	Senior Vice President	None
Murphy, Kerry A.	Senior Vice President	None
Neugebauer, Phil J.	Managing Director	None
Nguyen, Vinh T.	Senior Vice President, Treasurer	None
Nickodemus, Paul R.	Senior Vice President	None
Nishimi, Ryne A.	Senior Vice President	None
Nizzardo, Jeffrey P.	Senior Vice President	None
Ohstrom, Debra C.	Vice President	None
Orr, Kelly	Senior Vice President	None
Orth, Josh	Vice President	None
Orvin, Henry W.	Senior Vice President	None
Patel, Bijal	Vice President	None
Peluso, Ralph A.	Senior Vice President	None
Pisapia, Glynne	Senior Vice President	None
Plump, Steven B.	Managing Director	None
Poplarski, Greg H.	Senior Vice President	None
Prasad, Satya A.	Vice President	None
Prendergast, Shivaun C.	Vice President	None
Prinstein, Peter M.	Senior Vice President	None

Name and Principal Business Address*	Positions and Offices With Underwriter	Positions and Offices with Registrant
Puntoriero, Michael J.	Managing Director	None
Quigley, Jennifer	Senior Vice President	None
Quirk, Joseph S.	Executive Vice President	None
Rankin, James S.	Senior Vice President	None
Revell, Andrew	Vice President	None
Rheingold, Joni H.	Senior Vice President	None
Rial, Julie	Vice President	None
Riccio, Frank J.	Senior Vice President	None
Ridolfo, Francis N.	Vice President	None
Rokose, Robert J.	Managing Director	None
Rose, Scott	Senior Vice President	None
Rosser, Jeffrey W.	Senior Vice President	None
Rotondi, John	Vice President, Chief Compliance Officer	None
Rudman, Stephen M.	Senior Vice President	None
Scanlan, Thomas H.	Senor Vice President	None
Schival, Timothy	Senior Vice President	None
Scull, Joseph	Vice President	None
Shanley, Kevin M.	Senior Vice President	None
Siemon, Jr., Frank E.	Senior Vice President	None
Simutis, Christopher T.	Senior Vice President	None
Slattery, Peter L.	Managing Director	None
Small, Ernesto	Senior Vice President	None
Smith, Cathy	Executive Vice President	None
Smith Jr., Eugene M.	Senior Vice President	None
Smith, Jeffrey L.	Senior Vice President	None
Smith, Marty	Senior Vice President	None
Sorenson, Linda M.	Senior Vice President	None
Stahl, Cathleen Meere	Managing Director	None
Stairs, Ben H.	Senior Vice President	None
Stepanov, Vadim V.	Vice President	None
Stergiou, John J.	Senior Vice President	None
Storlie, Steven R.	Senior Vice President	None
Straughn, Ruth A.	Senior Vice President	None
Sutherland, Eric M.	Managing Director	None
Taha, Raad J.	Vice President	None
Teceno, Fred	Senior Vice President	None
Thompson, Kathleen C.	Senior Vice President	None
Tiedemann Jr., Barrie L.	Senior Vice President	None
Toner, William T.	Senior Vice President	None
Triolo, Richard	Senior Vice President	None
Vanderbilt, Molly	Vice President	None
Wagner, Keith C.	Managing Director	None
Wang, Sophie	Vice President	None
Warkow, Brenda C.	Senior Vice President	None
Weichbrodt, Austin A.	Vice President	None
Welker, Steve J.	Senior Vice President	None

Name and Principal Business Address*	Positions and Offices With Underwriter	Positions and Offices with Registrant
Whitehouse, Scott	Senior Vice President	None
Willbrand, James Kevin	Vice President	None
Willett, Nick	Senior Vice President	None
Wilmot, Andrew J.	Managing Director	None
Wingate, Justin R.	Vice President	None
Zamore, Neal A.	Senior Vice President	None
Zimmerman, Glen A.	Senior Vice President	None

*	The business address of all officers of the Distributor is 1345 Avenue of the Americas, 4th Floor, New York, NY 10105, or 680 Newport Center Drive, Suite 250, Newport Beach, CA 92660.

Item 33.             Location of Accounts and Records

The account books and other documents required to be maintained by Registrant pursuant to Section 22(a) of the Investment Company Act of 1940 and the Rules thereunder will be maintained at the offices of Pacific Investment Management Company LLC, 840 Newport Center Drive, Newport Beach, California 92660, State Street Bank & Trust Co., 801 Pennsylvania Ave., Kansas City, Missouri 64105, Boston Financial Data Services - Midwest, 330 W. 9th Street, Kansas City, Missouri 64105 and Boston Financial Data Services, Inc., P.O. Box 8050, Boston, Massachusetts 02266-8050.

Item 34.            Management Services

Not applicable

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington in the District of Columbia on the 28th day of July, 2010.

PIMCO FUNDS
(Registrant)

By:
Brent R. Harris*, President

*By:	/s/ ROBERT W. HELM
Robert W. Helm
as attorney-in fact

*	Pursuant to power of attorney filed with Post-Effective Amendment No. 177 to Registration Statement No. 033-12113 on July 27, 2010.